FREE WRITING PROSPECTUS
FILED PURSUANT TO RULE 433
REGISTRATION FILE NO.: 333-206677-16

Free Writing Prospectus

Collateral Term Sheet

$1,154,649,987

(Approximate Aggregate Cut-off Date Balance of Mortgage Pool)

WFCM 2017-C38

as Issuing Entity

Wells Fargo Commercial Mortgage Securities, Inc.

as Depositor

Barclays Bank PLC

Wells Fargo Bank, National Association

Rialto Mortgage Finance, LLC

C-III Commercial Mortgage LLC

UBS AG

as Sponsors and Mortgage Loan Sellers

Commercial Mortgage Pass-Through Certificates
Series 2017-C38

June 16, 2017

WELLS FARGO SECURITIES Co-Lead Manager and Joint Bookrunner	BARCLAYS Co-Lead Manager and Joint Bookrunner	UBS SECURITIES LLC Co-Lead Manager and Joint Bookrunner

Academy Securities Co-Manager		Deutsche Bank Securities Co-Manager

STATEMENT REGARDING THIS FREE WRITING PROSPECTUS

The depositor has filed a registration statement (including a prospectus) with the Securities and Exchange Commission (’’SEC’’) (SEC File No. 333-206677) for the offering to which this communication relates. Before you invest, you should read the prospectus in the registration statement and other documents the depositor has filed with the SEC for more complete information about the depositor, the issuing entity and this offering. You may get these documents for free by visiting EDGAR on the SEC Web site at www.sec.gov. Alternatively, the depositor, any underwriter, or any dealer participating in the offering will arrange to send you the prospectus after filing if you request it by calling toll free 1-800-745-2063 (8 a.m. – 5 p.m. EST) or by emailing wfs.cmbs@wellsfargo.com.

Nothing in this document constitutes an offer of securities for sale in any jurisdiction where the offer or sale is not permitted. The information contained herein is preliminary as of the date hereof, supersedes any such information previously delivered to you and will be superseded by any such information subsequently delivered and ultimately by the final prospectus relating to the securities. These materials are subject to change, completion, supplement or amendment from time to time.

This free writing prospectus has been prepared by the underwriters for information purposes only and does not constitute, in whole or in part, a prospectus for the purposes of Directive 2003/71/EC (as amended) and/or Part VI of the Financial Services and Markets Act 2000, as amended, or other offering document.

STATEMENT REGARDING ASSUMPTIONS AS TO SECURITIES, PRICING ESTIMATES AND OTHER INFORMATION

The attached information contains certain tables and other statistical analyses (the “Computational Materials”) which have been prepared in reliance upon information furnished by the Mortgage Loan Sellers. Numerous assumptions were used in preparing the Computational Materials, which may or may not be reflected herein. As such, no assurance can be given as to the Computational Materials’ accuracy, appropriateness or completeness in any particular context; or as to whether the Computational Materials and/or the assumptions upon which they are based reflect present market conditions or future market performance. The Computational Materials should not be construed as either projections or predictions or as legal, tax, financial or accounting advice. You should consult your own counsel, accountant and other advisors as to the legal, tax, business, financial and related aspects of a purchase of these securities. Any weighted average lives, yields and principal payment periods shown in the Computational Materials are based on prepayment and/or loss assumptions, and changes in such prepayment and/or loss assumptions may dramatically affect such weighted average lives, yields and principal payment periods. In addition, it is possible that prepayments or losses on the underlying assets will occur at rates higher or lower than the rates shown in the attached Computational Materials. The specific characteristics of the securities may differ from those shown in the Computational Materials due to differences between the final underlying assets and the preliminary underlying assets used in preparing the Computational Materials. The principal amount and designation of any security described in the Computational Materials are subject to change prior to issuance. None of Wells Fargo Securities, LLC, Barclays Capital Inc., UBS Securities LLC, Academy Securities, Inc., Deutsche Bank Securities, Inc., or any of their respective affiliates, make any representation or warranty as to the actual rate or timing of payments or losses on any of the underlying assets or the payments or yield on the securities. The information in this presentation is based upon management forecasts and reflects prevailing conditions and management’s views as of this date, all of which are subject to change. In preparing this presentation, we have relied upon and assumed, without independent verification, the accuracy and completeness of all information available from public sources or which was provided to us by or on behalf of the Mortgage Loan Sellers or which was otherwise reviewed by us.

This free writing prospectus contains certain forward-looking statements. If and when included in this free writing prospectus, the words “expects”, “intends”, “anticipates”, “estimates” and analogous expressions and all statements that are not historical facts, including statements about our beliefs or expectations, are intended to identify forward-looking statements. Any forward-looking statements are made subject to risks and uncertainties which could cause actual results to differ materially from those stated. Those risks and uncertainties include, among other things, declines in general economic and business conditions, increased competition, changes in demographics, changes in political and social conditions, regulatory initiatives and changes in customer preferences, many of which are beyond our control and the control of any other person or entity related to this offering. The forward-looking statements made in this free writing prospectus are made as of the date stated on the cover. We have no obligation to update or revise any forward-looking statement.

Wells Fargo Securities is the trade name for the capital markets and investment banking services of Wells Fargo & Company and its subsidiaries, including but not limited to Wells Fargo Securities, LLC, a member of NYSE, FINRA, NFA and SIPC, Wells Fargo Prime Services, LLC, a member of FINRA, NFA and SIPC, and Wells Fargo Bank, N.A. Wells Fargo Securities, LLC and Wells Fargo Prime Services, LLC are distinct entities from affiliated banks and thrifts.

IMPORTANT NOTICE REGARDING THE OFFERED CERTIFICATES

The information herein is preliminary and may be supplemented or amended prior to the time of sale. In addition, the Offered Certificates referred to in these materials and the asset pool backing them are subject to modification or revision (including the possibility that one or more classes of certificates may be split, combined or eliminated at any time prior to issuance or availability of a final prospectus) and are offered on a “when, as and if issued” basis.

The underwriters described in these materials may from time to time perform investment banking services for, or solicit investment banking business from, any company named in these materials. The underwriters and/or their affiliates or respective employees may from time to time have a long or short position in any security or contract discussed in these materials.

The information contained herein supersedes any previous such information delivered to any prospective investor and will be superseded by information delivered to such prospective investor prior to the time of sale.

IMPORTANT NOTICE RELATING TO AUTOMATICALLY-GENERATED EMAIL DISCLAIMERS

Any legends, disclaimers or other notices that may appear at the bottom of any email communication to which this free writing prospectus is attached relating to (1) these materials not constituting an offer (or a solicitation of an offer), (2) any representation that these materials are accurate or complete and may not be updated or (3) these materials possibly being confidential, are not applicable to these materials and should be disregarded. Such legends, disclaimers or other notices have been automatically generated as a result of these materials having been sent via Bloomberg or another system.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

General Motors Building
767 Fifth Avenue
New York, NY 10153
MANHATTAN
Upper East Side
Midtown
East Side
Sutton Place
Murray Hill
CENTRAL PARK
The Lake
Boat House
Conservatory Pond
Strawberry Fields
Bethesda Fountain
Rumsey Playfield
The Mall
Sheep Meadow
East Green
The Dairy
Central Park Zoo
Wollman Rink
Heckscher Playground
The Pond
Central Park South
Whitney Museum of American Art
Emerging Image
Frick Collection
Asia Society
Hunter College
Park Ave. Armory
Temple Emanu-El
Broadway 1602
Academy Mansion
Elizabeth Wang Gallery
Barneys New York
Apple Store, FAO Schwarz, GM Building
Plaza Hotel
Grand Army Plaza
9 West 57th
Bergdorf Goodman, Louis Vuitton
Fuller Building
Forum Gallery
Bloomingdale's
Bloomberg
The War Museum
Mt. Vernon Hotel Museum and Garden
Carnegie Hall
Trump Tower
The Peninsula New York
St. Regis New York
Museum of Modern Art
666 Fifth Avenue
Lever House
399 Park
Citigroup Center
Lipstick Building
Park Avenue Plaza
Wells Fargo
599 Lexington Avenue
875 Third
345 Park
AXA Center
75 Rockefeller Plaza
Time-Life Building
Radio City Music Hall
45 Rockefeller Plaza
St. Patrick's Cathedral
Mutual of Omaha Building
Gershwin Theatre
Paramount Plaza
Exxon Building
GE Building
ROCKEFELLER CENTER
Saks Fifth Avenue
ITT-American Building
Palmolive Building
1 Rockefeller Plaza
Tower 49
US Plywood Building
Morgan Stanley Building
News Corp. Building
JPMorgan Chase Tower
245 Park Avenue
485 Lexington Avenue
747 Third Avenue
Japan Society
Imperial Theatre
TIMES SQUARE
Viacom Intl.
MetLife Building
450 Lexington Avenue
2 Grand Central Tower
Bank of America Tower
Conde Nast Bldg. (4 Times Sq.)
SUNY College of Optometry
Grand Central Terminal (Metro North)
Chrysler Building
Winstar Building
UNITED NATIONS HEADQUARTERS
QUEENSBORO BRIDGE
QUEENS MIDTOWN TUNNEL
East River
Bryant Park
New York Public Library
Daily News
New York Times Building
Republic Bank Tower
FDR Drive
495
Broadway
5th Ave.
Madison Ave.
Park Ave.
Lexington Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
6th Ave.
7th Ave.
METRO NORTH
E. 72nd St.
E. 71st St.
E. 70th St.
E. 69th St.
E. 68th St.
E. 67th St.
E. 66th St.
E. 65th St.
E. 63rd St.
E. 62nd St.
E. 61st St.
E. 60th St.
E. 59th St.
E. 58th St.
E. 57th St.
E. 56th St.
E. 55th St.
E. 54th St.
E. 53rd St.
E. 52nd St.
E. 51st St.
E. 50th St.
E. 49th St.
E. 48th St.
E. 47th St.
E. 46th St.
E. 45th St.
E. 44th St.
E. 43rd St.
E. 42nd St.
E. 41st St.
E. 40th St.
E. 39th St.
E. 38th St.
E. 58th St.
W. 57th St.
W. 55th St.
W. 53rd St.
W. 52nd St.
W. 50th St.
W. 49th St.
W. 48th St.
W. 47th St.
W. 46th St.
W. 45th St.
W. 44th St.
W. 43rd St.
W. 42nd St.
W. 40th St.
W. 39th St.
W. 38th St.
68TH ST/ HUNTER COLLEGE
63RD ST/ LEXINGTON
5TH AVE/ 59TH ST
59TH ST/ LEXINGTON
57TH ST
7TH AVE/ 53RD ST
5TH AVE/ 53RD ST
53RD ST
50TH ST/ BROADWAY
51ST ST/ LEXINGTON
49TH STREET
ROCKEFELLER CTR.
42ND ST/ TIMES SQ.
BRYANT PARK
5TH AVE
GRAND CENTRAL
GRAND CENTRAL/ 42ND ST
N R W
N Q R W
Upper West Side
Upper East Side
Astoria
QUEENS
North Bergen
West New York
Central Park
Weehawken
West Side
East Side
Long Island City
Union City
Midtown
Chelsea
MANHATTAN
Greenwich Village
Hoboken
Hudson River
East River
Williamsburg
NEW JERSEY
SoHo
Tribeca
Chinatown
JERSEY CITY
Financial District
BROOKLYN
Brooklyn Heights
Park Slope

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 1 – General Motors Building

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AAAsf/AAA/AAA			Property Type:	Office
Original Principal Balance(1):	$115,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$115,000,000			Location:	New York, NY
% of Initial Pool Balance:	9.96%			Size:	1,989,983 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$738.70
Borrower Name:	767 Fifth Partners LLC			Year Built/Renovated:	1968/2005
Borrower Sponsors:	Boston Properties Limited Partnership; 767 LLC; Sungate Fifth Avenue LLC			Title Vesting:	Fee
Mortgage Rate:	3.430%			Property Manager:	Self-managed
Note Date:	June 7, 2017			4th Most Recent Occupancy (As of):	96.9% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	98.5% (12/31/2014)
Maturity Date:	June 9, 2027			2nd Most Recent Occupancy (As of):	96.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	96.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	95.0% (6/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(3):	$168,011,596 (12/31/2013)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of)(3):	$165,315,617 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(3):	$150,511,664 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(3):	$151,425,346 (12/31/2016)
Additional Debt Type(1):	Pari Passu; Subordinate Secured Debt
				U/W Revenues:	$344,764,418
				U/W Expenses:	$107,458,009
				U/W NOI:	$227,306,409
Escrows and Reserves(2):				U/W NCF:	$221,544,794
				U/W NOI DSCR(1):	4.45x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	4.33x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	15.5%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	15.1%
TI/LC Reserve	$0	$0	NAP	As-Is Appraised Value:	$4,800,000,000
Replacement Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	May 8, 2017
Tenant Specific TI/LC Reserve	$107,946,183	$0	NAP	Cut-off Date LTV Ratio(1):	30.6%
Free Rent Reserve	$161,161,013	$0	NAP	LTV Ratio at Maturity(1):	30.6%

(1)	The General Motors Building Whole Loan (as defined below), totaling $2,300,000,000, is comprised of the General Motors Building Senior Loan Combination (as defined below) totaling $1,470,000,000 and the General Motors Building Junior Notes (as defined below) totaling $830,000,000. The non-controlling General Motors Building Mortgage Loan (as defined below) had an original principal balance of $115,000,000, has an outstanding principal balance of $115,000,000 as of the Cut-off Date and will be contributed to the WFCM 2017-C38 Trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the General Motors Building Senior Loan Combination. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NCF DY based on the General Motors Building Whole Loan are 47.9%, 2.77x and 9.6%, respectively.

(2)	See “Escrows” section.

(3)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “General Motors Building Mortgage Loan”) is part of a whole loan (the “General Motors Building Whole Loan”) evidenced by (i) a senior loan tranche comprised of [TBD] pari passu notes (the “General Motors Building Senior Loan Combination”), and (ii) a subordinate loan tranche comprised of [TBD] pari passu notes (the “General Motors Building Junior Notes”), secured by the fee interest in an office building located in New York, New York (the “General Motors Building Property”). The General Motors Building Whole Loan was co-originated on June 7, 2017 by Morgan Stanley Bank, N.A., Citigroup Global Markets Realty Corp., Deutsche Bank AG, New York Branch and Wells Fargo Bank, National Association (the “General Motors Building Whole Loan Origination Syndicate”). The General Motors Building Whole Loan had an original principal balance of $2,300,000,000, has an outstanding principal balance as of the Cut-off Date of $2,300,000,000 and accrues interest at an interest rate of 3.430% per annum. The General Motors Building Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the General Motors Building Whole Loan. The General Motors Building Whole Loan matures on June 9, 2027.

The General Motors Building Mortgage Loan, evidenced by [TBD] notes of the General Motors Building Senior Loan Combination, which will be contributed to the WFCM 2017-C38 Trust, had an original aggregate principal balance of $115,000,000, has an outstanding aggregate principal balance as of the Cut-off Date of $115,000,000 and represents a senior pari passu non-controlling

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

interest in the General Motors Building Whole Loan. [TBD] notes of the General Motors Building Senior Loan Combination (totaling [$520,000,000]) and the General Motors Building Junior Notes (totaling $830,000,000) are expected to be contributed to the BXP 2017-GM Trust and represent the controlling interest in the General Motors Building Whole Loan. The remaining notes from the General Motors Building Senior Loan Combination, which had an aggregate original principal balance of [$835,000,000], are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further or otherwise sold outside of the General Motors Building Whole Loan Origination Syndicate. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

General Motors Building Whole Loan ($2,300,000,000)

Following the lockout period, on any date before December 9, 2026, the borrower has the right to defease the General Motors Building Whole Loan in whole, but not in part. In addition, the General Motors Building Whole Loan is prepayable without penalty on or after December 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) June 7, 2020.

Sources and Uses

Sources			Uses
Original whole loan amount	$2,300,000,000	100.0%	Loan payoff	$1,606,000,000	69.8%
			Closing costs	41,107,676	1.8
			Return of equity	652,892,324	28.4
Total Sources	$2,300,000,000	100.0%	Total Uses	$2,300,000,000	100.0%

The Property. The General Motors Building Property is a 50-story office building comprised of approximately 1,989,983 total square feet, including approximately 188,000 square feet of retail space in the two-story retail base that wraps around the building and the below grade concourse. Originally developed in 1968 for the General Motors Corporation to serve as its headquarters, the General Motors Building Property occupies the entire city block bound by 58th Street, 59th Street, Madison Avenue and Fifth Avenue on the southeast corner of Central Park. The Fifth Avenue frontage of the General Motors Building Property features an open plaza with seating and is topped by the glass Apple cube, which serves as the entrance to Apple’s store in the below grade concourse. Because of its location, the General Motors Building Property features excellent light and unobstructed, protected views of Central Park from every office floor.

The General Motors Building Property is 95.0% leased as of June 1, 2017 by a diverse roster of office and retail tenants. Approximately 54.0% of the General Motors Building Property net rentable area (“NRA”) is leased by investment grade or Am Law 100 law firm tenants, which contribute approximately 49.0% of the General Motors Building Property’s underwritten gross rent. The General Motors Building Property serves as the global headquarters for Weil, Gotshal & Manges (24.6% of NRA, 19.3% of underwritten base rent), which has been in occupancy since the building was constructed in 1968, headquarters for Aramis, an Estée Lauder company and another original tenant at the General Motors Building, (15.1% of NRA, 10.3% of underwritten base rent), a flagship retail location for Under Armour (2.5% of NRA, 11.3% of underwritten base rent), BAMCO (5.3% of NRA, 8.0% of underwritten base rent) and Apple’s flagship retail store (5.3% of NRA, 6.8% of underwritten base rent). The top five tenants by underwritten base rent at the General Motors Building Property occupy 52.8% of NRA and comprise 55.6% of the underwritten base rent. The weighted average remaining lease term for the top five tenants is approximately 11.7 years, and the weighted average remaining lease term for the entire General Motors Building Property is approximately 9.4 years. The General Motors Building Property has a nine year average historical occupancy of 97.4% dating back to 2008.

Since acquiring the General Motors Building Property in 2008 and through 2016, Boston Properties has invested approximately $98.0 million in capital expenditures for tenant improvements and other capital projects at the General Motors Building Property and is budgeted to spend approximately $79.5 million in 2017. As part of the 2017 renovations, Apple is expected to expand its space by approximately 34,000 square feet, increasing ceiling heights by lowering the floor approximately five feet and adding storage space and back of house capacity by expanding into formerly dark space located below grade.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The following table presents certain information relating to the tenancies at the General Motors Building Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Weil, Gotshal & Manges	NR/NR/NR	489,867	24.6%	$104.68	$51,278,352	19.3%	Various(2)
Under Armour(3)	NR/Baa2/BB+	49,582	2.5%	$605.06	$29,999,945	11.3%	6/30/2034
Aramis(4)	NR/A2/A+	299,895	15.1%	$91.80	$27,530,236	10.3%	3/31/2020
BAMCO	NR/NR/NR	105,579	5.3%	$201.65	$21,290,010	8.0%	5/31/2035
Apple(5)	NR/Aa1/AA+	105,748	5.3%	$170.76	$18,057,615	6.8%	Various
Perella Weinberg	NR/NR/NR	130,155	6.5%	$95.21	$12,392,687	4.7%	1/31/2022
JP Morgan Chase	A+/A3/A-	7,500	0.4%	$1,464.10	$10,980,750	4.1%	5/31/2021
Cartier	NR/NR/NR	11,745	0.6%	$757.05	$8,891,545	3.3%	12/31/2018
Balyasny Asset Management	NR/NR/NR	63,606	3.2%	$128.14	$8,150,250	3.1%	12/31/2027(6)
GM(7)	BBB/Baa3/BBB	76,200	3.8%	$92.00	$7,010,400	2.6%	3/31/2020
Total Major Tenants		1,339,877	67.3%	$145.97	$195,581,790	73.4%

Non-Major Tenants		550,242	27.7%	$128.55	$70,735,275	26.6%

Occupied Collateral Total		1,890,119	95.0%	$140.90	$266,317,065	100.0%

Vacant Space		99,864	5.0%

Collateral Total		1,989,983	100.0%

(1)	Certain ratings provided are for the parent company of the tenant whether or not the parent company guarantees the lease.

(2)	Weil, Gotshal & Manges leases 100,024 square feet of space through August 31, 2019 and 389,843 square feet through August 31, 2034. Weil, Gotshal & Manges has the right to terminate (a) its 20,791 square feet of below grade storage space, at any time, and (b) either (i) its 38,900 square feet of space on the 22nd floor or (ii) its 39,900 square feet space on the 32nd floor, on or after August 31, 2022.

(3)	Under Armour’s lease commences on the substantial completion of landlord’s work, which is projected to be January 1, 2019. Under Armour has the right to terminate its lease if its space is not delivered by July 1, 2019 and the failure to deliver the space is not due to tenant-caused delays or force majeure. Under Armour’s space is currently occupied by Apple while the Apple cube space and expansion is under construction. Under Armour is not currently in occupancy or paying rent. BPLP provided a payment guaranty with respect to Under Armour’s rent. Under Armour has 12 months of free rent, equal to $30,000,000, beginning after its lease commencement date.

(4)	Aramis subleases 9,725 square feet of its space on the 46th floor to GF Capital Management & Advisors, LLC at $107.00 PSF.

(5)	Apple is temporarily occupying the space expected to be occupied by Under Armour once its lease commences while the Apple cube space and expansion is under construction. Apple is obligated to vacate its temporary space by December 31, 2018 and has the right to terminate its entire lease if its space is not delivered by February 3, 2020, subject to force majeure. Apple leases 2,754 square feet through December 31, 2018 and 102,994 square feet through January 31, 2034. Apple has 17 months of free rent, equal to $9,562,500, on its 21,907 square feet of expansion space commencing in August 2017.

(6)	Balyasny Asset Management may terminate its lease effective December 31, 2022 with a minimum of one year’s notice and payment of a termination fee. Balyasny Asset Management has six months of free rent on its 34th floor space, totaling $1,481,625.

(7)	GM subleases 38,100 SF on the 14th floor to Grosvenor Capital Management Holdings, LLLP at $80.00 PSF and 38,100 square feet on the 16th floor to Reservoir Operations, L.P. at $85.00 PSF.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

The following table presents certain information relating to the lease rollover schedule at the General Motors Building Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	1	11,226	0.6%	11,226	0.6%	$993,600	0.4%	$88.51
2018	6	52,373	2.6%	63,599	3.2%	$15,456,871	5.8%	$295.13
2019	9	106,096	5.3%	169,695	8.5%	$9,123,113	3.4%	$85.99
2020	22	532,016	26.7%	701,711	35.3%	$50,741,831	19.1%	$95.38
2021	4	35,486	1.8%	737,197	37.0%	$16,570,250	6.2%	$466.95
2022	8	144,898	7.3%	882,095	44.3%	$14,412,478	5.4%	$99.47
2023	2	2,747	0.1%	884,842	44.5%	$1,870,937	0.7%	$681.08
2024	1	38,100	1.9%	922,942	46.4%	$3,429,000	1.3%	$90.00
2025	3	66,347	3.3%	989,289	49.7%	$6,783,128	2.5%	$102.24
2026	6	48,201	2.4%	1,037,490	52.1%	$9,096,994	3.4%	$188.73
2027	6	99,324	5.0%	1,136,814	57.1%	$12,273,236	4.6%	$123.57
Thereafter	38	753,305	37.9%	1,890,119	95.0%	$125,565,627	47.1%	$166.69
Vacant	0	99,864	5.0%	1,989,983	100.0%	$0	0.0%	$0.00
Total/Weighted Average	106	1,989,983	100.0%			$266,317,065	100.0%	$140.90
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Annual U/W Base Rent excludes $11,269,632 of total underwritten straight line rents.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the General Motors Building Property:

Historical Occupancy

12/31/2010(1)	12/31/2011(1)	12/31/2012(1)	12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	6/1/2017(2)
98.5%	98.2%	95.5%	96.9%	98.5%	96.7%	96.3%	95.0%

(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the General Motors Building Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$188,477,818	$197,172,437	$193,759,747	$206,851,492	$266,317,065(1)	79.6%	$133.83
Straight Line Rent	0	0	0	0	11,269,632(2)	3.4	5.66
Grossed Up Vacant Space	0	0	0	0	16,547,756(3)	4.9	8.32
Percentage Rent	13,435,678	11,075,213	9,266,920	5,301,583	4,921,916	1.5	2.47
Mark to Market	0	0	0	0	17,100,676	5.1	8.59
Total Reimbursables	29,544,790	35,800,858	38,501,366	39,027,298	27,629,542	8.3	13.88
Other Income(4)	20,814,262	13,270,276	8,240,130	5,169,082	7,525,587	2.2	3.78
Less Vacancy & Credit Loss	0	0	0	0	(16,547,756)(3)	(4.9)	(8.32)
Effective Gross Income	$252,272,548	$257,318,784	$249,768,162	$256,349,455	$334,764,418	100.0%	$168.22

Total Operating Expenses	$84,260,952	$92,003,166	$99,256,499	$104,924,109	$107,458,009	32.1%	$54.00

Net Operating Income	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$227,306,409	67.9%	$114.23
TI/LC	0	0	0	0	5,363,618	1.6	2.70
Capital Expenditures	0	0	0	0	397,997	0.1	0.20
Net Cash Flow	$168,011,596	$165,315,617	$150,511,664	$151,425,346	$221,544,794	66.2%	$111.33

NOI DSCR(5)	3.29x	3.23x	2.94x	2.96x	4.45x
NCF DSCR(5)	3.29x	3.23x	2.94x	2.96x	4.33x
NOI DY(5)	11.4%	11.2%	10.2%	10.3%	15.5%
NCF DY(5)	11.4%	11.2%	10.2%	10.3%	15.1%

(1)	U/W Base Rent includes contractual rent steps through June 2018.

(2)	Net present value step rent credit for investment grade and AmLaw 100 law firm tenants through the tenants lease expirations.

(3)	Vacancy is underwritten to current physical vacancy of 5.0%.

(4)	Other income consists of primarily antenna income, direct utilities income and service income.

(5)	The debt service coverage ratios and debt yields are based on the General Motors Building Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

Appraisal. As of the appraisal valuation date of May 8, 2017, the General Motors Building Property had an “as-is” appraised value of $4,800,000,000.

Environmental Matters. According to the Phase I environmental site assessment dated May 9, 2017, there are no recognized environmental conditions at the General Motors Building Property.

Market Overview and Competition. The General Motors Building Property is located on the entire city block bounded by Fifth Avenue and Madison Avenue between East 58th Street and East 59th Street. This area of Midtown Manhattan is known as the Madison/Fifth Avenue subdistrict and is considered one of Manhattan’s premier office locations according to the appraisal. The Property is surrounded by many of New York’s most well-known landmarks, restaurants, hotels, shops and tourist attractions, made accessible by the presence of several major transportation hubs. The General Motors Building Property is located within the boundaries of the Plaza District, which is generally bound by 47th Street to the south and 65th Street to the north, and from Avenue of the Americas to the East River.

As of the first quarter 2017, the three office statistical areas that comprise the Plaza District contain 81.1 million square feet of Class A office space, 6.4 million square feet of Class B office space and 481,485 square feet of Class C office space. Historically, the Plaza District has evidenced the highest rents in Midtown Manhattan due to the demand generated by its location and quality space, according to the appraisal. As of the first quarter of 2017, the Class A office space in the Plaza District had a direct vacancy rate of 9.4% and average asking rents of $99.69 PSF, above the direct primary Midtown Manhattan average of $88.93 PSF. As of first quarter 2017, the Madison/Fifth Avenue subdistrict consisted of approximately 19.8 million square feet of Class A office space and had a direct vacancy rate of 11.0% and overall direct weighted average asking rents of $110.15 PSF.

The appraisal identified 29 comparable office properties totaling approximately 20.0 million square feet that exhibited a gross rental range of $75.00 PSF to $200.00 PSF and a weighted average occupancy rate of approximately 90.5% for direct space. Of the 29 buildings surveyed, seven are considered directly competitive with the General Motors Building Property in terms of building classification, asking rents, rentable office area and current occupancy. The directly competitive properties exhibited a gross rental range of $85.00 PSF to $200.00 PSF and a weighted average direct occupancy of approximately 86.0%, and excluding 9 West 57th Street, whose ownership has been historically very selective in its leasing, the average direct occupancy rate for these buildings is 94.0%, compared to 90.5% for all the competitive buildings compared with the General Motors Building Property, and 91.3% for Class A space within Midtown as a whole.

The following tables present certain information relating to comparable leases for the General Motors Building Property:

Comparable Office Leases(1)

Property Location	Year Built	Stories	Total Office GLA (SF)	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
590 Madison Avenue New York, New York	1982	43	1,016,413	Cemex	February 2017 / 15.0 Yrs.	5,903	$145.00	Gross
520 Madison Avenue New York, New York	1982	43	849,600	CIC Union	January 2017 / 10.0 Yrs.	46,822	$127.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Servcorp NYC	January 2017 / 10.0 Yrs.	9,572	$173.00	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Qatar Investment Authority	January 2017 / 10.0 Yrs	14,000	$180.00	Gross
650 Madison Avenue New York, New York	1987	27	521,544	Carson Family Trust	January 2017 / 10.0 Yrs	4,002	$120.00	Gross
450 Park Avenue New York, New York	1972/2003	33	247,242	Banco Bradesco	December 2016 / 13.0 Yrs	21,822	$149.00	Gross
399 Park Avenue New York, New York	1961	39	1,250,000	Morgan Stanley	July 2016 / 15.0 Yrs	110,025	$108.50	Gross
9 West 57th Street New York, New York	1971	50	1,500,000	Zimmer Partners	July 2016 / 10.0 Yrs	20,100	$155.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Fried Frank	June 2016 / 6.0 Yrs	11,703	$167.00	Gross
375 Park Avenue New York, New York	1958	38	830,009	Strategic Asset Services	May 2016 / 7.0 Yrs	16,000	$165.00	Gross

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

Comparable Retail Leases(1)

Property Location	Tenant Name	Lease Date/Term	Lease Area (SF)	Level	Annual Base Rent PSF	Lease Type
723 Madison Avenue New York, New York	Paule Ka	December 2016 / 10.0 Yrs	1,661	Lower, Ground, Second	(2)	Gross
650 Fifth Avenue New York, New York	Nike	December 2016 / 15.5 Yrs	69,214	Lower – Sixth	(3)	Gross
680 Madison Avenue New York, New York	Tom Ford	August 2016 / 10.0 Yrs	8,470	Ground, Second	(4)	Gross
683 Fifth Avenue New York, New York	Stuart Weitzman	June 2016 / 10.0 Yrs	1,281	Ground	$3,903.20	Gross
685 Fifth Avenue New York, New York	Coach	February 2016 / 10.0 Yrs	24,149	Lower, Ground, Mezz, Second, Third	(5)	Gross
683 Madison Avenue New York, New York	Bally’s	January 2016 / 10.0 Yrs	3,013	Ground	$1,660.00	Gross
730 Fifth Avenue New York, New York	Zegna	February 2016 / 15.0 Yrs	11,580	Lower, Ground, Mezz, Second	(6)	Gross
650 Madison Avenue New York, New York	Moncler	September 2015 / 10.0 Yrs	3,000	Ground	$1,500.00	Gross
(1)	Information obtained from the appraisal and a third party market report.

(2)	Paule Ka has a blended Annual Base Rent PSF of $874.31, which represents $50.00 per square foot on its lower level space (415 square feet), $1,600 per square foot on its ground floor space (867 square feet) and $125.00 per square foot on its second floor space (379 square feet).

(3)	Nike has a blended Annual Base Rent PSF of $479.53, which represents $50.00 per square foot on its lower level space (4,706 square feet), $3,500.00 per square foot on its ground floor space (7,008 square feet), $350.00 per square foot on its second floor space (9,500 square feet), $200.00 per square foot on its third floor space (12,000 square feet), $75.00 per square foot on its fourth floor space (12,000 square feet), $75.00 per square foot on its fifth floor space (12,000 square feet), and $75.00 per square foot on its sixth floor space (12,000 square feet).

(4)	Tom Ford has a blended Annual Base Rent PSF of $743.80, which represents $1,650.00 per square foot on its ground floor space (3,470 square feet), $115.00 per square foot on its second floor space (5,000 square feet).

(5)	Coach has a blended Annual Base Rent PSF of $869.60, which represents $150.00 per square foot on its lower level space (5,247 square feet), $3,550.00 per square foot on its ground floor space (4,627 square feet), $200.00 per square foot on its mezzanine level space (1,601 square feet), $400.00 per square foot on its second floor space (6,337 square feet) and $150.00 per square foot on its third floor space (6,337 square feet).

(6)	Zegna has a blended Annual Base Rent PSF of $621.76, which represents $150.00 per square foot on its lower level space (850 square feet), $3,515 per square foot on its ground floor space (1,600 square feet), $200.00 per square foot on its mezzanine level space (1,600 square feet) and $150.00 per square foot on its second floor space (7,530 square feet).

The Borrower. The borrower is 767 Fifth Partners LLC, a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the General Motors Building Whole Loan. Boston Properties Limited Partnership is the guarantor of certain nonrecourse carveouts under the General Motors Building Whole Loan.

The Borrower Sponsor. The borrower sponsors are Boston Properties Limited Partnership (“BPLP”), 767 LLC and Sungate Fifth Avenue LLC. BPLP is one of the largest owners, managers and developers of Class A office properties in the United States, with significant presence in five markets: Boston, Los Angeles, New York, San Francisco and Washington, D.C. As of May 31, 2017, BPLP owned or had interests in 175 commercial real estate properties, aggregating approximately 48.2 million net rentable square feet. New York is Boston Properties’ largest market by net operating income, generating annualized net operating income of approximately $452 million as of the first quarter 2017. For the same time period, its New York CBD portfolio was 94.3% leased at an average rental rate of $102.50 PSF.

Escrows. The General Motors Building Whole Loan documents provide for upfront escrows at origination in the amount of $107,946,183 for existing tenant improvement and leasing commissions costs (TI/LCs) and $161,161,013 for in existing gap rent and free rent obligations. At origination, BPLP provided a BPLP Guaranty in lieu of depositing $107,946,183 for existing TI/LCs and $161,161,013 in existing gap rent and free rent obligations. The loan documents do not require ongoing monthly reserve deposits for TI/LCs and replacement reserves. The General Motors Building Whole Loan documents do not require ongoing monthly deposits for real estate taxes and insurance premiums so long as (i) no event of default has occurred or is continuing; (ii) the debt service coverage ratio being at least 1.20x.

Lockbox and Cash Management. The General Motors Building Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs all tenants to pay their rents directly into such lockbox account. The loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account. Prior to the occurrence of Cash Management Sweep Period (as defined below), all funds are required to be distributed to the borrower. During a Cash Management Sweep Period, all rents are required to be swept to a lender-controlled cash management account. During a Cash Management Sweep Period, monthly reserves for real estate taxes and insurance (unless the General Motors Building Property is insured as part of a “blanket” policy reasonably acceptable to the lenders) will be collected. All excess cash flow will be swept and held as additional collateral for the General Motors Building Whole Loan during a Cash Management Sweep Period and disbursed pursuant to the General Motors Building Whole Loan documents.

A “Cash Management Sweep Period” will commence upon the occurrence of (i) an event of default under the General Motors Building Whole Loan documents or (ii) debt service coverage ratio (“DSCR”) being less than 1.20x at the end of any calendar quarter. A Cash

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

GENERAL MOTORS BUILDING

Management Sweep Period will end, with respect to clause (i) upon the cure of such event of default; or, with respect to clause (ii), upon (a) the General Motors Building Whole Loan DSCR being 1.20x or greater for one calendar quarter or (b) the borrower’s delivery of (x) cash to be held as an additional reserve fund, (y) a letter of credit in accordance with the loan documents or (z) so long as BPLP’s senior unsecured credit rating “BBB” or higher by S&P and “Baa3” or higher by Moody’s, a guaranty by BPLP, in each case in an amount that would be required to be prepaid in order for the DSCR to equal at least 1.20x for one calendar quarter.

Property Management. The General Motors Building Property is managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the General Motors Building Property, provided that certain other conditions are satisfied, including, but not limited to: (i) no event of default has occurred and is continuing; (ii) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar confirmations from each rating agency rating any securities backed by any portion of the General Motors Building Whole Loan with respect to the ratings of such securities.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The General Motors Building Whole Loan includes the General Motors Building Junior Notes with an aggregate original principal balance of $830,000,000 that are expected to be contributed to the BXP 2107-GM transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—General Motors Building Whole Loan” in the Preliminary Prospectus.

Ground Lease. None.

Terrorism Insurance. The General Motors Building Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the General Motors Building Property, as well as business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity and subject to a cap equal to two times the premium for the casualty coverage on a stand-alone basis.

Windstorm Insurance. The General Motors Building Whole Loan documents require windstorm insurance covering the full replacement cost of General Motors Building Property during the General Motors Building Whole Loan term. At the time of origination, the General Motors Building Property has windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Los Angeles International Airport
Inglewood
Los Angeles Southwest College
Imperial Hwy
Downtown Los Angeles 11 miles
Dockweiler State Beach
El Segundo
Robert F. Kennedy Medical Ctr.
Northrop Grumman
Aviation/LAX
Mariposa
120th St
Crenshaw
METRO GREEN LINE
Vermont
Harbor Freeway
Avalon
Hawthorne
Hawthorne Municipal Airport
El Segundo Blvd
Raytheon Space and Airborne Systems
Chevron Oil Refinery
Plaza El Segundo
Douglas
Rosecrans Ave
The Point
Del Aire
San Diego Fwy
135th St
Compton
Manhattan Village
Marine Ave
Highland Ave
Sepulveda Blvd
Aviation Blvd
Inglewood Ave
Hawthorne Blvd
Crenshaw Blvd
Western Ave
Normandie Ave
Vermont Ave
Harbor Fwy
Gardena
Manhattan Beach County Park
Redondo Beach
Lawndale
Alondra Park
Memorial Hospital of Gardena
Downtown Manhattan Beach
Manhattan Beach Blvd
Redondo Beach Blvd
Alondra Blvd
Manhattan Beach Pier, Roundhouse Aquarium
Ocean Dr
Manhattan Beach
Redondo Beach Ave
Alondra Park Golf Course
El Camino College
Gardena Civic Center
166th St
Figueroa St
Main St
Artesia Blvd
Grant Ave
South Bay Galleria
182nd St
Van Ness Ave
Hermosa Beach
Hermosa Beach Pier
Clark Stadium
Ripley Ave
Columbia Regional Park
Victoria St
Cal. State University - Dominguez Hills
Hermosa Ave
Anita St
190th St
Beryl St
South Bay Medical Center
Victoria Golf Course
Del Amo Blvd
LOS ANGELES COUNTY
Redondo Beach Pier
Redondo Beach
Anza Ave
Maple Ave
Southbay Pavilion
The Pier Shopping Center
Torrance Blvd
Torrance
Carson St
Pacific Ocean
Camino Real
Madrona Marsh Nature Preserve
Harbor UCLA Medical Center
223rd St
Redondo Beach State Park
Prospect Ave
Del Amo Fashion Center
3525 West Carson Street
Torrance, CA 90503
Carson
Pacific Coast Hwy
Torrance Memorial Medical Center
235th St
Torrance Technology Center
Sepulveda Blvd
LOS ANGELES
Torrance Airport
Lomita Blvd
Torrance Crossroads
Wilmington Blvd
Avalon Blvd
Palos Verdes Estates
Palos Verdes Golf Course
Lomita
Kaiser Permanente South Bay Medical Center
South Coast Botanic Garden
Harbor Park Muni. GC
Harbor Park
Wilmington
Rolling Hills Country Club
Los Angeles Harbor College
Anaheim St
Rolling Hills Estates
Palos Verdes Dr North
Harry Bridges Blvd
Rolling Hills
Downtown Long Beach 4 miles
Rancho Palos Verdes
Vincent Thomas Bridge
Front St
San Pedro
1st St
Port of Los Angeles
Terminal Island
Gaffey St
105
405
110
107
91
1
47
Santa Clarita
SANTA SUSANA MTS.
SAN GABRIEL MTS.
Simi Valley
Thousand Oaks
SANTA MONICA MTS.
Burbank
Glendale
Pasadena
LOS ANGELES
Santa Monica
Pacific Ocean
Torrance
ANAHEIM
LONG BEACH
Fullerton
Huntington Beach

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 2 – Del Amo Fashion Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association; Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	AA-/BBB-/Baa1			Property Type:	Retail
Original Principal Balance(1):	$60,000,000			Specific Property Type:	Super Regional Mall
Cut-off Date Balance(1):	$60,000,000			Location:	Torrance, CA
% of Initial Pool Balance:	5.2%			Size:	1,769,525 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$259.56
Borrower Names:	Del Amo Fashion Center Operating Company, L.L.C.; Del Amo Residual Operating Company, L.L.C.			Year Built/Renovated:	1961/2017
Borrower Sponsor:	Simon Property Group, L.P.; Commingled Pension Trust Fund (Strategic Property) of JPMorgan Chase Bank, N.A.			Title Vesting:	Fee
Mortgage Rate:	3.6575%			Property Manager:	Self-managed
Note Date:	May 12, 2017			4th Most Recent Occupancy (As of)(3):	93.5% (12/31/2014)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	86.1% (12/31/2015)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	91.5% (12/31/2016)
IO Period:	120 months			Most Recent Occupancy (As of):	85.2% (5/15/2017)
Loan Term (Original):	120 months			Current Occupancy (As of)(3):	85.2% (5/15/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$28,984,156 (12/31/2014)
Call Protection:	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$35,039,436 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$51,101,092 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$53,218,707 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu/Subordinate Secured Debt
				U/W Revenues:	$81,259,520
				U/W Expenses:	$21,915,628
				U/W NOI:	$59,343,892
				U/W NCF:	$56,965,434
Escrows and Reserves(2):				U/W NOI DSCR(1):	3.48x
				U/W NCF DSCR(1):	3.34x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	12.9%
Taxes	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$1,155,000,000
Replacement Reserves	$0	Springing	$446,400	As-Is Appraisal Valuation Date:	April 23, 2017
TI/LC Reserve	$0	Springing	$6,465,600	Cut-off Date LTV Ratio(1):	39.8%
Other	$8,071,240	$0	NAP	LTV Ratio at Maturity or ARD(1):	39.8%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Del Amo Fashion Center Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “Historical Occupancy” section.

The Mortgage Loan. The mortgage loan (the “Del Amo Fashion Center Mortgage Loan”) is part of a whole loan (the “Del Amo Fashion Center Whole Loan”) that is evidenced by 16 pari passu promissory A-notes in the aggregate original principal amount of $375,800,000, which are pari passu with each other, 16 promissory B-Notes in the aggregate original amount of $83,500,000, which are subordinate to the A-Notes and pari passu with each other (such A-Notes and B-Notes, collectively, the “Del Amo Fashion Center Senior Loan”) and twelve subordinate promissory notes in the aggregate original principal amount of $125,700,000, which are evidenced by four notes from each of three tranches (C-Notes, D-Notes and E-Notes, each of which is subordinate to the Del Amo Fashion Center Senior Loan and to each other such tranche with a prior alphabetical designation (collectively, the “Del Amo Fashion Center Subordinate Loan”), which are secured by a first priority fee mortgage encumbering 1,769,525 square feet of a super regional mall in Torrance, California (the “Del Amo Fashion Center Property”). Promissory Notes A-2-3 and B-2-3 (contributed by Barclays Bank PLC), and A-4-3 and B-4-3 (contributed by Wells Fargo Bank, National Association), in the aggregate principal amount of $60,000,000, are from each of the A and B tranches of pari passu components that comprise the Del Amo Fashion Center Senior Loan and represent the Del Amo Fashion Center Mortgage Loan and will be included in the WFCM 2017-C38 securitization trust.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The Del Amo Fashion Center Whole Loan was co-originated on May 12, 2017 by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale. The Del Amo Fashion Center Whole Loan had an original principal balance of $585,000,000, has an outstanding principal balance as of the Cut-off Date of $585,000,000 and accrues interest at an interest rate of 3.6575% per annum. The Del Amo Fashion Center Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan matures on June 1, 2027.

Notes A-2-3, B-2-3, A-4-3 and B-4-3, which will be contributed to the WFCM 2017-C38 Trust, had an aggregate original principal balance of $60,000,000, have an aggregate outstanding principal balance as of the Cut-off Date of $60,000,000 and represent a non-controlling interest in the Del Amo Fashion Center Whole Loan. The following table presents a summary of the promissory notes comprising the Del Amo Fashion Center Whole Loan. The Del Amo Fashion Center Whole Loan is expected to be serviced pursuant to the trust and servicing agreement for the DAFC 2017-AMO transaction. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Del Amo Fashion Center Whole Loan” in the Preliminary Prospectus.

Note Summary(1)(2)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$12,125,000	DAFC 2017-AMO(3)	Yes
A-1-2	$36,821,000	BANK 2017-BNK5(4)	No
A-1-3	$24,547,000	Bank of America, NA	No
A-1-4	$20,457,000	Bank of America, NA	No
A-2-1	$12,125,000	DAFC 2017-AMO(3)	No
A-2-2	$36,821,000	Barclays Bank PLC	No
A-2-3	$24,547,000	WFCM 2017-C38	No
A-2-4	$20,457,000	Barclays Bank PLC	No
A-3-1	$12,125,000	DAFC 2017-AMO(3)	No
A-3-2	$32,730,000	Société Générale	No
A-3-3	$28,638,000	Société Générale	No
A-3-4	$20,457,000	Société Générale	No
A-4-1	$12,125,000	DAFC 2017-AMO(3)	No
A-4-2	$36,821,000	BANK 2017-BNK5(4)	No
A-4-3	$24,547,000	WFCM 2017-C38	No
A-4-4	$20,457,000	Wells Fargo Bank, NA	No
B-1-1	$2,700,000	DAFC 2017-AMO(3)	No
B-1-2	$8,179,000	BANK 2017-BNK5(4)	No
B-1-3	$5,453,000	Bank of America, NA	No
B-1-4	$4,543,000	Bank of America, NA	No
B-2-1	$2,700,000	DAFC 2017-AMO(3)	No
B-2-2	$8,179,000	Barclays Bank PLC	No
B-2-3	$5,453,000	WFCM 2017-C38	No
B-2-4	$4,543,000	Barclays Bank PLC	No
B-3-1	$2,700,000	DAFC 2017-AMO(3)	No
B-3-2	$7,270,000	Société Générale	No
B-3-3	$6,362,000	Société Générale	No
B-3-4	$4,543,000	Société Générale	No
B-4-1	$2,700,000	DAFC 2017-AMO(3)	No
B-4-2	$8,179,000	BANK 2017-BNK5(4)	No
B-4-3	$5,453,000	WFCM 2017-C38	No
B-4-4	$4,543,000	Wells Fargo Bank, NA	No
Subordinate Loan	$125,700,000	DAFC 2017-AMO(3)	No
Total	$585,000,000
(1)	The promissory notes currently held by Wells Fargo Bank, National Association, Bank of America, N.A., Barclays Bank PLC, and Société Générale and are expected to be contributed to future securitization transactions or may be otherwise transferred at any time. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	The B-Notes are subordinate to the A-Notes.

(3)	Notes A-1-1, A-2-1, A-3-1, A-4-1, B-1-1, B-2-1, B-3-1, B-4-1 and the Subordinate Loan are expected to be contributed to the DAFC 2017-AMO transaction.

(3)	Notes A-1-2, A-4-2, B-1-2, B-4-2 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Del Amo Fashion Center Whole Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Del Amo Fashion Center Whole Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) May 2, 2020.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Sources and Uses

Sources			Uses
Original whole loan amount(1)	$585,000,000	100.0%	Loan Payoff:	$511,127,344	87.4%
			Closing Costs:	3,288,487	0.6
			Return of Equity:	70,584,168	12.1
Total Sources	$585,000,000	100.0%	Total Uses	$585,000,000	100.0%
(1)	The Del Amo Fashion Center Mortgage Loan is part of the Del Amo Fashion Center Whole Loan, which is comprised of sixteen promissory A-Notes (which are pari passu with each other) with an aggregate principal balance of $375,800,000, sixteen promissory B-Notes (which are subordinate to the A-Notes and pari passu with each other) with an aggregate principal balance of $83,500,000, and twelve subordinate mortgage notes with an aggregate principal balance of $125,700,000.

The Property. The Del Amo Fashion Center Property consists of 1,769,525 square feet of traditional mall, open air lifestyle and entertainment space which together with the non-collateral Macy’s and Sears anchors comprise the 2.51 million square feet Del Amo Fashion Center mall, the largest shopping center in the western United States. The Del Amo Fashion Center Property is located in the suburban community of Torrance, California, at the intersection of Hawthorne and Sepulveda Boulevards. Hawthorne Boulevard is a ten-lane arterial providing access to the Pacific Coast Highway to the south and I-105 to the north. Sepulveda Boulevard is an eight-lane thoroughfare that provides access between Redondo Beach and I-110.

The Del Amo Fashion Center Property is a two-level super regional mall with a diverse tenancy including large chain stores such as Dick’s Sporting Goods, H&M, XXI Forever and Crate & Barrel, restaurants including P.F. Chang’s China Bistro, Lazy Dog Cafe, Great Maple and Din Tai Fung (a Michelin-starred restaurant), entertainment options including the 18-screen AMC Theatres and Dave & Buster’s (not yet open), as well as over 100 in-line retailers and brands including 25 first-to-market brands including Arhaus Furniture, Kate Spade New York, Hugo Boss, J. Crew, Lululemon and Michael Kors. Collateral anchors include J.C. Penney and Nordstrom. The Del Amo Fashion Center Property was 85.2% leased as of May 15, 2017 to 208 retail and restaurant tenants. Included in the collateral are 11,892 parking spaces (approximately 6.7 spaces per 1,000 square feet).

The Del Amo Fashion Center Property is currently undergoing a $423 million redevelopment that started in 2013. The multi-phased project includes (i) the renovation of the north mall area and creation of the new Patio Café Dining Pavilion which opened in 2014 and includes ten eateries, seating for 700, floor to ceiling living plant walls, skylights and lounge areas with complimentary Wi-Fi, (ii) the addition of approximately 350,000 square feet of in-line shops, the Nordstrom anchor and a multi-level parking deck, delivered in 2015, (iii) the renovation of the south mall area, completed in November 2016, (iv) the construction of the Dick’s Sporting Goods store, which opened in June 2017, and additional adjacent in-line stores and renovation of neighboring in-line stores, which construction and renovation was expected to have been completed in May 2017, (v) the build-out of two restaurant pads, BRIO Tuscan Grille and EMC Seafood & Raw Bar (which is expected to be completed in 2017), and (vi) the construction of the Marshalls and Dave & Buster’s which is expected to be completed in May 2018. The remaining cost of the redevelopment has not been reserved for under the Del Amo Fashion Center Whole Loan documents and such redevelopment is not required to be completed by the Del Amo Fashion Center Borrower.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to the tenancy at the Del Amo Fashion Center Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date
Anchor Tenants – Not Part of Collateral
Macy’s	BBB/Baa3/BBB-	423,307		ANCHOR OWNED – NOT PART OF THE COLLATERAL
Sears	CC/Caa2/CCC+	313,495

Anchor Tenants
J.C. Penney	B+/B1/B+	163,346	9.2%	$2.80	$457,325	0.9%	$129	N/A	12/31/2018
Nordstrom	BBB+/Baa1/BBB+	138,000	7.8%	$0(4)	$0(4)	0.0%(4)	$373	N/A	2/28/2031
AMC Theaters	NR/B1/NR	76,800	4.3%	$39.93	$3,066,624	6.1%	$961,500(6)	17.7%	9/30/2021
Total Anchor Tenants		378,146	21.4%	$14.67(5)	$3,523,949	7.0%

Major Tenants
LA Fitness	NR/NR/NR	47,137	2.7%	$38.02	$1,792,237	3.6%	N/A	N/A	1/31/2022
Dave & Buster’s(7)	NR/NR/NR	42,336	2.4%	$34.00	$1,439,424	2.9%	N/A	N/A	4/30/2033
Dick’s Sporting Goods	NR/NR/NR	83,210	4.7%	$16.25	$1,352,163	2.7%	N/A	N/A	4/30/2027
H&M	NR/NR/NR	25,086	1.4%	$42.90	$1,076,189	2.1%	N/A	N/A	1/31/2026
Zara	NR/NR/NR	26,802	1.5%	$39.20	$1,050,625	2.1%	$328	12.0%	10/31/2027
Burlington Coat Factory	NR/NR/NR	60,000	3.4%	$14.00	$840,000	1.7%	N/A	N/A	1/31/2025(8)
Marshalls(7)	NR/A2/A+	30,716	1.7%	$24.50	$752,542	1.5%	N/A	N/A	2/29/2028
Express	NR/NR/NR	11,208	0.6%	$66.19	$741,858	1.5%	N/A	N/A	1/31/2026
Old Navy	BB+/Baa2/BB+	17,990	1.0%	$39.62	$712,799	1.4%	$433	9.7%	1/31/2024
XXI Forever	NR/NR/NR	20,217	1.1%	$35.00	$707,595	1.4%	$377	13.4%	1/31/2018
Total Major Tenants		364,702	20.6%	$28.70	10,465,431	20.8%

Non-Major Tenants(9)		764,810	43.2%	$47.61	$36,415,851	72.2%

Occupied Collateral Total		1,507,658	85.2%	$33.43	$50,405,231	100.0%

Vacant Space		261,867	14.8%

Collateral Total		1,769,525	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through July 1, 2018.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending March 31, 2017 for Old Navy and XXI Forever, and 2016 for all other tenants.

(4)	Nordstrom opened in October 2015 and does not pay base rent but pays percentage rent equivalent to 2% of sales over a $60.0 million breakpoint.

(5)	The Total Anchor Tenants Annual U/W Base Rent PSF excludes Nordstrom square footage. Including Nordstrom, the Annual U/W Base Rent PSF is $9.32.

(6)	Most Recent Sales PSF represents Sales per screen, based on 18 screens.

(7)	Dave & Buster’s and Marshalls have executed leases with expected May 2018 commencement dates. The Del Amo Fashion Center Whole Loan guarantor has signed a ten-year master lease which provides for the annual rent obligations for these tenants.

(8)	Burlington Coat Factory has the option to terminate its lease at any time upon at least 270 days’ prior written notice.

(9)	Non-Major Retail Tenants includes eleven tenants (2.1% of NRA and 3.4% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to the historical anchor sales at the Del Amo Fashion Center Property:

Anchor Sales Summary

Tenant Name	2014	2015	2016	Sales PSF(1)
Macy’s (non-collateral)(2)(3)	$75,100,000	$62,000,000	$73,895,000	$175
Sears (non-collateral) (2)(4)	$32,500,000	$30,200,000	NAV(5)	$96
Nordstrom(6)	NAV	NAV	$51,480,000	$373
J.C. Penney	$23,689,000	$24,372,000	$21,061,000	$129
AMC Theaters(7)	$17,979,000	$18,114,000	$17,307,000	$961,500
(1)	Sales (PSF) reflects most recent year-end sales figures available.

(2)	Sales figures reflect estimates for non-collateral anchors.

(3)	Macy’s currently operates two stores at the Del Amo Fashion Center Property, totaling 423,307 square feet. Sales figures are representative of both stores. 2014 sales represent three Macy’s stores.

(4)	Sears occupies 313,495 square feet, with approximately two levels being used for merchandizing and one level being used for office space. When excluding the office space, the adjusted estimated Sales PSF are approximately $144 per square feet.

(5)	2016 sales data not yet available.

(6)	Nordstrom opened in October 2015.

(7)	AMC Theaters Sales PSF reflects sales per screen, based on 18 screens.

The following table presents certain information relating to the lease rollover schedule at the Del Amo Fashion Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM/2017	8	26,342	1.5%	26,342	1.5%	$1,040,552	2.1%	$39.50
2018	11	204,233	11.5%	230,575	13.0%	$2,054,097	4.1%	$10.06
2019	16	45,696	2.6%	276,271	15.6%	$2,051,118	4.1%	$44.89
2020	12	88,993	5.0%	365,264	20.6%	$2,174,566	4.3%	$24.44
2021	10	115,598	6.5%	480,862	27.2%	$4,593,303	9.1%	$39.74
2022	11	67,982	3.8%	548,844	31.0%	$3,243,680	6.4%	$47.71
2023	4	75,763	4.3%	624,607	35.3%	$1,365,309	2.7%	$18.02
2024	17	51,974	2.9%	676,581	38.2%	$3,595,680	7.1%	$69.18
2025	44	176,862	10.0%	853,443	48.2%	$8,913,244	17.7%	$50.40
2026	56	222,472	12.6%	1,075,915	60.8%	$11,548,229	22.9%	$51.91
2027	22	202,821	11.5%	1,278,736	72.3%	$6,772,847	13.4%	$33.39
Thereafter	6	228,922	12.9%	1,507,658	85.2%	$3,052,606	6.1%	$13.33
Vacant	0	261,867	14.8%	1,769,525	100.0%	$0	0.0%	$0.00
Total/Weighted Average	217	1,769,525	100.0%			$50,405,231	100.0%	$33.43
(1)	Information obtained from the underwritten rent roll and includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Del Amo Fashion Center Property:

Historical Occupancy

12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	5/15/2017(2)(3)
93.5%	86.1%	91.5%	85.2%
(1)	Information obtained from the borrower.

(2)	Information obtained from the underwritten rent roll.

(3)	The May 15, 2017 underwritten rent roll includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Del Amo Fashion Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(1)	$29,467,993	$33,241,859	$45,831,077	$46,804,573	$51,545,895	63.4%	$29.13
Grossed Up Vacant Space(2)	0	0	0	0	11,430,694	14.1	6.46
Total Reimbursables	12,142,979	15,224,540	25,514,526	26,374,801	25,211,150	31.0	14.25
Specialty Leasing Income(3)	1,960,645	2,348,117	3,373,175	3,266,342	3,366,899	4.1	1.90
Other Income(4)	584,173	964,983	1,396,597	1,359,783	1,135,576	1.4	0.64
Less Vacancy & Credit Loss	(316,274)	(134,368)	(441,700)	(630,344)	(11,430,694)	(-14.1)	(6.46)
Effective Gross Income	$43,839,516	$51,645,131	$75,673,675	$77,175,155	$81,259,520	100.0%	$45.92
Total Operating Expenses	$14,855,360	$16,605,695	$24,572,583	$23,956,448	$21,915,628	27.0%	$12.39

Net Operating Income	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$59,343,892	73.0%	$33.54
Capital Expenditures	0	0	0	0	223,460	0.3	0.13
TI/LC	0	0	0	0	2,154,999	2.7	1.22
Net Cash Flow	$28,984,156	$35,039,436	$51,101,092	$53,218,707	$56,965,434	70.1%	$32.19

NOI DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.48x
NCF DSCR(5)	1.70x	2.06x	3.00x	3.12x	3.34x
NOI DY(5)	6.3%	7.6%	11.1%	11.6%	12.9%
NCF DY(5)	6.3%	7.6%	11.1%	11.6%	12.4%
(1)	U/W Base Rent includes contractual rent steps through July 1, 2018.

(2)	Grossed up vacant space includes gross-up rent and recoveries.

(3)	Specialty leasing income includes income from temporary rental of available in-line space, kiosks, and carts as well as miscellaneous sources such as special events.

(4)	Other income includes income from storage, stroller rentals, ATMs and other miscellaneous rental income.

(5)	Debt service coverage ratios and debt yields are based on the Del Amo Fashion Center Senior Loan and exclude the Del Amo Fashion Center Subordinate Loan.

Appraisal. As of the appraisal valuation date of April 23, 2017, the Del Amo Fashion Center Property had an “as-is” appraised value of $1,155,000,000. The appraiser also concluded to an “as-stabilized” value of $1,255,000,000 as of May 1, 2019, which equates to an “as-stabilized” loan-to-value-ratio of 36.6%.

Environmental Matters. According to a Phase I environmental site assessment dated April 17, 2017, there was no evidence of any recognized environmental conditions at the Del Amo Fashion Center Property.

Market Overview and Competition. The Del Amo Fashion Center Property is located in Torrance, California, in the coastal area of Los Angeles’ South Bay. Family-friendly destinations such as Disneyland Resort and Santa Catalina Island as well as the numerous local beaches provide tourist attractions within a short distance of Torrance. Torrance is also the U.S. home base for the Japanese corporations Honda, Mitsuwa and All Nippon Airways, as well as Honeywell and Robinson Helicopters.

According to the appraisal, the Del Amo Fashion Center Property is located within 4.5 miles of the Kings Harbor Marina, within 10.5 miles of the Los Angeles Airport (LAX), in close proximity to I-110 and I-405, and near high income demographic areas including Palos Verdes Peninsula, Redondo Beach, Hermosa and Manhattan Beach. Demographics surrounding the Del Amo Fashion Center Property include a 5-mile radius population of 504,851 with an average household income of $112,287 as of December 2016.

The Del Amo Fashion Center Property is located in the South Bay/Torrance submarket of Los Angeles, which as of year-end 2016 contained 6,154,000 square feet (9.1% of the broader Los Angeles retail market inventory) with a vacancy rate of 3.9% and average asking rents of $35.43 per square foot, as compared to the Los Angeles retail market which had a vacancy rate of 6.2% and average asking rents of $32.00 per square foot. According to the appraisal, there is no proposed new competitive supply within the submarket and none of the proposed supply within the broader Los Angeles market would be competitive with the Del Amo Fashion Center Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

The following table presents certain information relating to comparable properties to the Del Amo Fashion Center Property:

Competitive Set(1)

	Del Amo Fashion Center (Subject)	South Bay Galleria	Promenade on the Peninsula	Manhattan Village	South Bay Pavilion
Location	Torrance, CA	Redondo Beach, CA	Rancho Palos Verdes, CA	Manhattan Beach, CA	Carson, CA
Distance from Subject	--	3.5 miles	5.4 miles	7.5 miles	8.5 miles
Property Type	Super-Regional Mall	Super-Regional Mall	Regional Center	Super Regional Mall	Super Regional Mall
Year Built/Renovated	1961/2017	1984/2014	1981/NAP	1981/NAP	1973/NAP
Anchors	Macy’s (non-collateral), Sears (non-collateral), Nordstrom, J.C. Penney	Macy’s, Kohl’s, Cinemas	Equinox Fitness, Cinemas	Macy’s, Fry’s Electronics, Ralph’s/CVS	J.C. Penney, Target, IKEA, 24-Hour Fitness, Cinemas
Total GLA	1,769,525 SF	960,200 SF	374,186 SF	620,008 SF	1,016,554 SF
Total Occupancy	85.2%(2)	84.9%	80.6%	99.4%	82.2%
(1)	Information obtained from the appraisal.

(2)	As of May 15, 2017 which includes ten tenants (1.7% of NRA and 2.5% of underwritten rent) with signed leases with future commencement dates (June 13, 2017 to January 1, 2018) and three tenants (4.5% of NRA and 5.3% of underwritten rent) with signed leases not yet in occupancy: Dave & Buster’s (expected lease commencement date of May 2018), Marshalls (expected lease commencement date of May 2018) and EMC Seafood & Raw Bar (expected lease commencement date of January 2018), for which a ten-year master lease was signed by the Del Amo Fashion Center Whole Loan guarantor which provides for annual rent equivalent to the tenants’ combined annual rent. See “Cash Flow Analysis” section.

The Borrowers. The borrowers are Del Amo Fashion Center Operating Company, L.L.C. and Del Amo Residual Operating Company, L.L.C. (the “Del Amo Fashion Center Borrowers”), a Delaware limited liability company and single-purpose entity with at least two independent directors. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the Del Amo Fashion Center Whole Loan. Simon Property Group, L.P. is the non-recourse carveout guarantor. The Del Amo Fashion Center Whole Loan will be recourse to the guarantor pursuant to standard non-recourse carveouts, however, the non-recourse carveout guaranty and the environmental indemnity agreement provide that so long as Simon Property Group, L.P. is the guarantor (or SPF (as defined below) or certain affiliates of SPF should it be a replacement guarantor), its liability may not exceed $117,000,000 plus all reasonable out-of-pocket costs and expenses incurred by the lender in the enforcement of the guaranty and the environmental indemnity agreement or the preservation of the lender’s rights thereunder. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The sponsor is a 50/50 joint venture between subsidiaries of Simon Property Group, L.P. and Commingled Pension Trust Fund (Strategic Property) of J.P. Morgan Chase Bank, N.A. (“SPF”).

Simon Property Group, L.P. is the operating partnership of Simon Property Group, Inc. (“Simon”) (NYSE: SPG, rated A3/A by Moody’s and S&P). Simon is a publicly-traded, self-administered and self-managed real estate investment trust focused on retail property ownership and management. Simon is one of the largest publicly-traded owners, operators and developers of retail assets in the United States. As of March 31, 2017, Simon owned or had an interest in 206 properties consisting of 108 malls, 67 Premium Outlet-branded centers, 14 Mills-branded centers, four lifestyle centers and thirteen other retail properties in 37 states and Puerto Rico, as well as redevelopment and expansion projects underway at 25 properties in the United States, Canada and Europe. Simon has sponsored other real estate projects that have been the subject of mortgage loan defaults, foreclosure proceedings and deeds-in-lieu of foreclosure. See “Description of the Mortgage Pool—Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

SPF is a JPMorgan Asset Management fund with a reported net asset value of approximately $30.9 billion and a gross asset value of approximately $41.7 billion as of March 31, 2017. SPF’s investment portfolio focuses on office, retail, residential and industrial investments.

Escrows. No upfront escrows were collected at origination.

During either an event of default or a DSCR Reserve Trigger Period (as defined below), the Del Amo Fashion Center Borrowers are required to deposit monthly escrows for real estate taxes, insurance premiums (unless the Del Amo Fashion Center Property is insured under an acceptable blanket insurance policy), $18,600 for replacement reserves, capped at $446,400, and $179,600 for tenant improvement and leasing commissions, capped at $6,465,600. The Del Amo Fashion Center Borrowers will additionally be required to deposit monthly escrows for real estate taxes if the Del Amo Fashion Center Borrowers fail to provide evidence that the real estate taxes have been paid prior to the assessment of any penalty for late charges.

At loan origination, the Del Amo Fashion Center Whole Loan guarantor provided guarantees in the amount of $7,242,346 for outstanding landlord obligations relating to fourteen tenants and $828,894 for abated rent periods relating to eleven tenants which continue through as late as February 1, 2018.

A “DSCR Reserve Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.50x for two consecutive quarters based on the trailing four quarters and will end (provided no event of default has occurred and is continuing) upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.50x for two consecutive quarters based on the trailing four quarters.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

DEL AMO FASHION CENTER

Lockbox and Cash Management. The Del Amo Fashion Center Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrowers direct tenants to pay all rents directly into such lockbox account. The loan documents also require that all rents received by the borrowers or the property manager be deposited into the lockbox account within two business day of receipt. Upon the occurrence of a Lockbox Event (as defined below), the Del Amo Fashion Center Borrowers are required to establish a lender-controlled cash management account to which all amounts in the lockbox account are required to be automatically transferred weekly for the payment of, among other things, debt service, monthly escrows and operating expenses pursuant to an approved annual budget, with all excess cash being deposited to an excess cash reserve to be held as additional collateral for the Del Amo Fashion Center Whole Loan until the Lockbox Event ends.

A “Lockbox Event” will occur upon (i) an event of default, (ii) a bankruptcy action involving the Del Amo Fashion Center Borrowers, (iii) a bankruptcy action involving Simon Management Associates II, LLC (or a borrower-affiliated manager) without the manager being replaced within 60 days, (iv) a DSCR Trigger Period, or (v) a Nordstrom Trigger Event (as defined below).

A Lockbox Event will end, provided no event of default shall be continuing, upon, as applicable, (i) the lender’s acceptance of a cure of the event of default, (ii) Simon Management Associates II, LLC (or a borrower-affiliated manager) being replaced with a qualified manager or the bankruptcy involving the manager being discharged or dismissed, (iii) the end of a DSCR Trigger Period, or (iv) the end of a Nordstrom Trigger Event. A Lockbox Event may not be cured if triggered by a bankruptcy action of the Del Amo Fashion Center Borrowers.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being less than 1.40x for two consecutive quarters based on the trailing four quarters and will end upon the debt service coverage ratio for the Del Amo Fashion Center Whole Loan being equal to or greater than 1.40x for two consecutive quarters based on the trailing four quarters.

A “Nordstrom Trigger Event” will occur upon Nordstrom (i) vacating or terminating or giving notice to vacate or terminate its lease or (ii) commencing to exercise remedies pursuant to its lease in connection with the Del Amo Fashion Center Borrowers’ failure to complete the removal of the former TJ Maxx/Marshalls space from the Del Amo Fashion Center Property, and will end upon the earlier of (i) at least 75% of Nordstrom’s leased space being re-leased to one or more replacement tenants, which tenant(s) are in occupancy, open for business and paying full unabated rent with no outstanding landlord obligations, or (ii) the balance collected to the excess cash flow reserve during the Nordstrom Trigger Event being equal to or greater than $1,380,000.

Property Management. The Del Amo Fashion Center Property is managed by an affiliate of the borrowers.

Assumption. The borrowers have the right to transfer the Del Amo Fashion Center Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Del Amo Fashion Center Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the Del Amo Fashion Center Companion Loans with respect to the ratings of such securities.

Partial Release. The borrowers are permitted to release certain unimproved, non-incoming producing parcels of the Del Amo Fashion Center Property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the proposed release not having a material adverse effect on property value, the borrowers’ business operations or financial condition, or borrowers’ ability to repay the Del Amo Fashion Center Whole Loan; (iii) a borrower certificate that such release will not violate any major lease or reciprocal easement-related provisions; and (iv) an opinion of counsel a that the REMIC trust will not fail to maintain its REMIC status due to the unimproved property free release, among other things.

Additional Indebtedness. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of Del Amo Fashion Center Property. The loan documents also require business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a 365-day extended period of indemnity. Should the policy contain an exclusion for acts of terrorism, the loan documents require the borrower to obtain to the extent available a stand-alone policy providing the same coverage as previously in place prior to the exclusion, with a premium cap of two times the then current annual insurance premiums for the policy insuring the Del Amo Fashion Center Property only (excluding the wind, flood and earthquake components of the premiums) on a stand-alone basis, with a deductible no greater than $5,000,000.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

245 Park Avenue
245 Park Avenue
New York, NY 10167
MANHATTAN
Upper East Side
Midtown
East Side
Murray Hill
Kips Bay
CENTRAL PARK
East River
Roosevelt Island
UNITED NATIONS
Midtown Tunnel
FDR Drive
LONG ISLAND RAILROAD
FERRY TO LONG ISLAND CITY
ROCKEFELLER CENTER
Bryant Park
St. Vartan's Park
TIMES SQUARE
HERALD SQUARE
GRAND CENTRAL TERMINAL
MetLife Building
Chrysler Building
JPMorgan Chase Tower
NYU Medical Center
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Park Ave.
Lexington Ave.
Madison Ave.
5th Ave.
6th Ave.
3rd Ave.
2nd Ave.
1st Ave.
York Ave.
Broadway

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 3 – 245 Park Avenue

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB-/BBB/NR			Property Type:	Office
Original Principal Balance(1):	$55,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$55,000,000			Location:	New York, NY
% of Initial Pool Balance:	4.8%			Size(5):	1,779,515 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1)(5):	$603.33
Borrower Names:	245 Park Avenue Property LLC			Year Built/Renovated:	1965/2006
Borrower Sponsor:	HNA Group			Title Vesting:	Fee
Mortgage Rate:	3.66940%			Property Manager:	Brookfield Properties Management LLC
Note Date:	May 5, 2017			4th Most Recent Occupancy (As of)(6):	93.6% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	93.6% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of)(6):	93.6% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	95.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6)(7):	91.2% (2/28/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(8):	$98,558,306 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(8):	$102,667,705 (12/31/2015)
Call Protection(2):	L(25),D(91),O(4)			2nd Most Recent NOI (As of)(8):	$106,715,962 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(8):	$107,676,675 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; B-Note; Mezzanine
				U/W Revenues:	$177,756,680
				U/W Expenses:	$62,448,738
				U/W NOI(7):	$115,307,942
Escrows and Reserves(4):				U/W NCF(7):	$109,564,903
				U/W NOI DSCR(1):	2.87x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.73x
Taxes	$0	$3,878,518	NAP	U/W NOI Debt Yield(1):	10.7%
Insurance	$227,000	$113,500	NAP	U/W NCF Debt Yield(1):	10.1%
Replacement Reserves	$47,738	$47,738	NAP	As-Is Appraised Value:	$2,210,000,000
TI/LC Reserve	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Outstanding TI/LC Reserve	$10,298,441	$0	NAP	Cut-off Date LTV Ratio(1):	48.9%
MIO Partners Free Rent Reserve	$1,133,167	$0	NAP	LTV Ratio at Maturity or ARD(1):	48.9%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes only. The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 245 Park Avenue Whole Loan, including the 245 Park Avenue Subordinate Companion Notes, are 54.3%, 2.58x and 9.6%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 1, 2017. Defeasance of the full $1.2 billion 245 Park Avenue Whole Loan is permitted at any time after the earlier to occur of (i) July 1, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	Size and Cut-off Date Balance Per SF represent the remeasured net rentable area of 1,779,515 in accordance with current Real Estate Board of New York (“REBNY”) standards, which is the basis for the square footage in future leasing. The 245 Park Avenue Property’s contractual square footage is 1,723,993 square feet as leased.

(6)	See “Historical Occupancy” section.

(7)	Occupancy is calculated based on the remeasured net rentable area of 1,779,515 square feet.

(8)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “245 Park Avenue Mortgage Loan”) is part of a whole loan (the “245 Park Avenue Whole Loan”) evidenced by 20 senior pari passu notes (the “245 Park Avenue Senior Notes”) and five subordinate notes (the “245 Park Avenue Subordinate Companion Notes”), secured by the fee interest in a 44-story office building located on Park Avenue between 46th and 47th streets in Manhattan, New York (the “245 Park Avenue Property”). On May 5, 2017, the 245 Park Avenue Whole Loan was co-originated by Barclays Bank PLC, JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale. The 245 Park Avenue Whole Loan had an original principal balance of $1,200,000,000, has an outstanding principal balance as of the Cut-off Date of $1,200,000,000 and accrues interest at an interest rate of 3.66940% per annum. The 245 Park Avenue Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments through the term of the 245 Park Avenue Whole Loan. The 245 Park Avenue Whole Loan matures on June 1, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

Note A-2-E-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $55,000,000, has an outstanding principal balance as of the Cut-off Date of $55,000,000 and represents a non-controlling interest in the 245 Park Avenue Whole Loan. Five pari passu notes (Note A-1-A, Note A-1-B, Note A-1-C, Note A-1-D and Note A-1-E) and five subordinate notes (Note B-1, Note B-2, Note B-3, Note B-4 and Note B-5) with an aggregate original principal balance of $500,000,000 were contributed to the 245 Park Avenue Trust 2017-245P. Note A-1-A represents the controlling interest in the 245 Park Avenue Whole Loan. The non-controlling Notes A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3 and A-2-E-2, which had an aggregate original principal balance of $645,000,000 are held by JPMorgan Chase Bank, National Association, Natixis Real Estate Capital LLC, Deutsche Bank AG, New York Branch and Société Générale, and are expected to be contributed to future securitization trusts. The lender provides no assurances that any non-securitized notes will not be split further. Notes A-1-A, A-1-B, A-1-C, A-1-D, A-1-E, A-2-A-1, A-2-A-2, A-2-A-3, A-2-A-4, A-2-B-1, A-2-B-2, A-2-B-3, A-2-C-1-A, A-2-C-1-B, A-2-C-2, A-2-D-1, A-2-D-2, A-2-D-3, A-2-E-2, B-1, B-2, B-3, B-4 and B-5 collectively constitute the “245 Park Avenue Companion Loans”. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loan Loans—245 Park Avenue Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Following the lockout period, on any date before March 1, 2027, the borrower has the right to defease the 245 Park Avenue Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 245 Park Avenue South Whole Loan note to be securitized or (ii) July 1, 2020. The 245 Park Avenue Whole Loan is prepayable without penalty on or after March 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$1,200,000,000	52.4%	Purchase price	$2,210,000,000	96.4%
Mezzanine Loan A	236,500,000	10.3	Closing costs	70,356,233	3.1
Mezzanine Loan B	221,000,000	9.6	Reserves	11,706,346	0.5
Mezzanine Loan C	110,500,000	4.8
Sponsor cash equity	524,062,579	22.9
Total Sources	$2,292,062,579	100.0%	Total Uses	$2,292,062,579	100.0%

The Property. The 245 Park Avenue Property is a 44-story, 1,779,515 square foot, Class A office building located on Park Avenue in Manhattan, New York, between 46th and 47th Streets. The 44 stories comprise 42 office floors, 57,799 remeasured square feet of retail space and 1,580 remeasured square feet of lobby retail space. The 245 Park Avenue Property is one of 12 buildings that feature direct underground access to Grand Central Terminal, Metro North Transit and the 4, 5, 6, 7 and S subway lines. The 245 Park Avenue Property is located in the Park Avenue office submarket, adjacent to Grand Central Terminal and within half a mile of 5th Avenue, Rockefeller Center, Radio City Music Hall, St. Patrick’s Cathedral and the Museum of Modern Art. According to the appraisal, Park Avenue is considered to be one of the premier office corridors in the United States due to its central location, prestigious tenancy, proximity to Grand Central Terminal and other amenities. As of February 28, 2017, the 245 Park Avenue Property was 91.2% leased to 19 tenants based on remeasured net rentable area. From 2007 to 2016, the 245 Park Avenue Property has demonstrated an average occupancy of 95.0%.

As of February 28, 2017, 65.1% of the 245 Park Avenue Property’s annual in-place base rent was attributed to investment grade tenants. The 245 Park Avenue Property serves as the U.S. headquarters for Société Générale (33.3% of remeasured net rentable area, rated A2 and A by Moody’s and S&P, respectively). The 245 Park Avenue Property also features other investment grade and institutional tenants including JPMorgan Chase Bank, National Association (“JPMorgan Chase”) (13.4% of remeasured net rentable area, rated Aa3, A+ and AA- by Moody’s, S&P and Fitch, respectively), Major League Baseball (“MLB”) (12.6% of remeasured net rentable area), Angelo Gordon (6.4% of remeasured net rentable area) and Rabobank (6.3% of remeasured net rentable area, rated Aa2, A+, AA- by Moody’s, S&P and Fitch, respectively).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

The 245 Park Avenue Property’s largest tenant is Société Générale, a French multinational banking and financial services company, which utilizes the 245 Park Avenue Property as its United States headquarters and leases 33.3% of the remeasured net rentable area through October 2032 across 12 floors. In 2010, Société Générale executed a sublease from JPMorgan Chase for 562,347 contractual square feet through October 31, 2022. Furthermore, in 2010, Société Générale executed a 10-year direct lease with the prior owner of the 245 Park Avenue Property for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013. As of December 31, 2016, Société Générale had offices in 67 countries, employed 145,700 people and served approximately 31 million customers. The second largest tenant, JPMorgan Chase , leases 13.4% of the remeasured net rentable area through October 2022. The JPMorgan Chase space does not include the space subleased to Société Générale because Société Générale has executed a direct lease for such space, which commences November 1, 2022. Of the 225,438 contractual square feet of JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022. This includes 90,556 contractual square feet to Houlihan Lokey Inc., 49,133 contractual square feet to The Nemec Agency, 34,058 contractual square feet to Pierpont Capital Holdings LLC and 15,939 contractual square feet to JLL. The third largest tenant is MLB, who is headquartered at the 245 Park Avenue Property and leases 12.6% of the remeasured net rentable area through October 2022. MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022.

The following table presents certain information relating to the tenancy at the 245 Park Avenue Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF(2)	% of NRSF(2)	Annual U/W Base Rent PSF(3)	Annual U/W Base Rent(3)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Société Générale(4)	NR/A2/A	593,344	33.3%	$61.50	$34,584,340	27.4%	10/31/2032(5)
JPMorgan Chase(4)(6)	AA-/Aa3/A+	237,781	13.4%	$52.42	$11,817,255	9.4%	10/31/2022
MLB(7)	NR/NR/NR	224,477	12.6%	$124.75	$27,515,096	21.8%	10/31/2022
Angelo Gordon	NR/NR/NR	113,408	6.4%	$81.00	$9,185,805	7.3%	5/31/2026
Rabobank	AA-/Aa2/A+	112,662	6.3%	$138.00	$15,132,666	12.0%	9/30/2026
Total Major Tenants		1,281,672	72.0%	$79.77	$98,235,162	77.9%

Non-Major Tenants		341,270	19.2%	$82.51	$27,942,338	22.1%

Occupied Collateral Total		1,622,942	91.2%	$80.36	$126,177,500	100.0%

Vacant Space		156,573	8.8%

Collateral Total		1,779,515	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Based on remeasured net rentable square feet of 1,779,515.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 contractual square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a 10-year direct lease with the prior owner for 593,344 remeasured square feet, which has a start date of November 1, 2022 at (i) approximately $88.00 per square foot for the first five years of the term and (ii) a base rent for the second five-year period of the term equal to the higher of the rent payable for the first five years and a fair market rental value (not to exceed $110 per square foot). Société Générale’s direct lease has a base year of 2013 and two five-year renewal options and in addition, Société Générale subleases 36,425 contractual square feet to Brunswick Group and 36,425 square feet to MIO Partners. The terms shown for Société Générale in the table above are based on JPMorgan Chase’s direct lease.

(5)	Société Générale has the right to terminate either the highest floor or the highest two full floors that it leases (if such floors are contiguous) under either the related sublease described above or under its direct lease with the borrower, with notice by May 1, 2021. Société Générale may not exercise the option if all or any portion of the termination space is covered by a non-disturbance agreement granted by the borrower.

(6)	The JPMorgan Chase space does not include the space subleased to Société Générale due to the fact that Société Générale has executed a direct lease, which begins November 1, 2022. Of the 225,438 contractual square feet of the JPMorgan Chase space, 189,686 contractual square feet is subleased through October 30, 2022 to the following tenants: Houlihan Lokey Inc. (90,556 contractual square feet), The Nemec Agency (49,133 contractual square feet), Pierpont Capital Holdings LLC (34,058 contractual square feet) and JLL (15,939 contractual square feet). The JPMorgan Chase space includes 17,813 contractual square feet of retail space that it leases at the 245 Park Avenue Property. The terms shown for JPMorgan Chase in the table above are based on its direct lease. JPMorgan Chase may not extend any portion of its lease currently subleased to Société Générale pursuant to its sublease agreement with Société Générale.

(7)	MLB subleases 37,385 contractual square feet to the National Bank of Australia, 24,840 contractual square feet to Houlihan Lokey Inc. and 10,525 contractual square feet to Anthos USA Inc. through October 30, 2022. The terms shown for MLB in the table above are based on its direct lease.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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The following table presents certain information relating to the lease rollover schedule at the 245 Park Avenue Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF(3)	% of Total NRSF(3)	Cumulative Expiring NRSF(3)	Cumulative % of Total NRSF(3)	Annual U/W Base Rent(3)	% of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	2	13,352	0.8%	13,352	0.8%	$1,282,100	1.0%	$96.02
2019	0	0	0.0%	13,352	0.8%	$0	0.0%	$0.00
2020	1	22,502	1.3%	35,854	2.1%	$1,597,404	1.3%	$70.99
2021	1	38,382	2.2%	74,236	4.3%	$3,224,088	2.6%	$84.00
2022(4)	6	505,781	29.3%	580,017	33.6%	$45,017,995	35.7%	$89.01
2023	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2024	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2025	0	0	0.0%	580,017	33.6%	$0	0.0%	$0.00
2026	6	376,592	21.8%	956,609	55.5%	$36,765,311	29.1%	$97.63
2027	1	10,538	0.6%	967,147	56.1%	$937,882	0.7%	$89.00
Thereafter(5)	2	602,931	35.0%	1,570,078	91.1%	$37,352,719	29.6%	$61.95
Vacant	0	153,915	8.9%	1,723,993	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	1,723,993	100.0%			$126,177,500	100.0%	$80.36(6)

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Based on 1,723,993 contractual square feet.

(4)	JPMorgan Chase subleases 562,347 square feet to Société Générale through October 31, 2022. In 2010, Société Générale executed a direct lease with the prior owner that has a start date of November 1, 2022, for an initial term of 10 years, with two five-year extension options. The lease maturity of this space is reflected as 2032 in the table above.

(5)	Thereafter includes 2,661 square feet of building office space.

(6)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the 245 Park Avenue Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(2)	2/28/2017(2)(3)(4)
93.6%	93.6%	93.6%	95.0%	91.2%

(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2016 to February 28, 2017 is a result of the 245 Park Avenue Property being remeasured in accordance with current REBNY standards.

(3)	Information obtained from the underwritten rent roll.

(4)	Occupancy as of February 28, 2017 includes HNA Capital USA LLC (an affiliate of the borrower sponsor) and MIO Partners, which have executed leases but have not yet taken occupancy.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

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Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 245 Park Avenue Property:

Cash Flow Analysis

	2014(1)	2015(1)(2)	2016(2)	TTM 3/31/2017(3)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF(4)
Base Rent	$118,736,577	$125,320,974	$128,705,034	$129,095,683	$126,177,500	71.0%	$73.19
Grossed Up Vacant Space	0	0	0	0	16,425,575	9.2	9.53
Rent Steps	0	0	0	0	10,341,838	5.8	6.00
Total Reimbursables(5)	31,667,499	34,635,748	37,032,022	37,903,249	40,918,609	23.0	23.73
Other Income(6)	488,183	704,333	1,901,893	1,888,513	318,732	0.2	0.18
Less Vacancy & Credit Loss	0	0	0	0	(16,425,575)	(9.2)	(9.53)
Effective Gross Income	$150,892,259	$160,661,056	$167,638,950	$168,887,445	177,756,680	100.0%	$103.11

Total Operating Expenses	$52,333,953	$57,993,351	$60,922,988	$61,210,770	$62,448,738	35.1%	$36.22

Net Operating Income	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$115,307,942	64.9%	$66.88
TI/LC	0	0	0	0	5,191,362	2.9	3.01
Capital Expenditures	0	0	0	0	551,678	0.3	0.32
Net Cash Flow	$98,558,306	$102,667,705	$106,715,962	$107,676,675	$109,564,903	61.6%	$63.55

NOI DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.85x
NCF DSCR(7)	2.44x	2.54x	2.64x	2.67x	2.71x
NOI DY(7)	9.1%	9.5%	9.9%	10.0%	10.7%
NCF DY(7)	9.1%	9.5%	9.9%	10.0%	10.1%

(1)	The increase in Net Operating Income from 2014 to 2015 is primarily due to contractual rent increases resulting in an increase in the weighted average base rent per square foot from approximately $68.87 to approximately $72.69 per square foot.

(2)	The increase in Net Operating Income from 2015 to 2016 is primarily due to an increase in occupancy from 93.6% to 95.0% and an increase in the weighted average base rent per square foot from approximately $72.69 to approximately $74.66 per square foot.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to Underwritten is primarily due to the inclusion of rent steps, which are underwritten to (i) for non-investment-grade tenants, rent steps through April 2018 and (ii) for investment-grade tenants, the average rent over the lesser of the 245 Park Avenue Whole Loan term and the applicable lease term. With respect to the Société Générale subleased space, rent steps are underwritten based on the average of the JPMorgan Case base rent of $61.50 per square foot through October 2022 and base rent pursuant to Société Générale’s direct lease of $88.00 per square foot through the remainder of the loan term.

(4)	U/W $ per SF is based on the 1,723,993 contractual square feet.

(5)	Total Reimbursables are calculated on a tenant-by-tenant basis according to each tenant’s reimbursement methodology. Reimbursements for the JPMorgan Chase space subleased to Société Générale are underwritten pursuant to the triple-net JPMorgan Chase lease. Upon the commencement of the Société Générale’s direct modified gross lease in October 2022, the tenant will reimburse expenses over a base year of 2013.

(6)	Other Income consists of licensing fees, utility fees, generator fees and other miscellaneous items.

(7)	Debt service coverage ratios and debt yields are based on the 245 Park Avenue Senior Notes.

Appraisal. As of the appraisal valuation date of April 1, 2017, the 245 Park Avenue Property had an “as-is” appraised value of $2,210,000,000.

Environmental Matters. According to a Phase I environmental site assessment dated April 19, 2017 there was no evidence of any recognized environmental conditions at the 245 Park Avenue Property.

Market Overview and Competition. The 245 Park Avenue Property is located in the Park Avenue submarket of the Plaza District in Midtown Manhattan and adjacent to Grand Central Terminal. Midtown Manhattan is home to numerous national and multinational corporations, such as Bloomberg L.P., BlackRock, the Blackstone Group, Colgate-Palmolive, JPMorgan Chase and NBC. The surrounding area has a number of luxury hotels, including The Waldorf Astoria, The Four Seasons and the New York Palace as well as Michelin starred restaurants such as Aquavit, The Modern and Le Bernardin.

As of the fourth quarter of 2016, the Park Avenue office submarket had approximately 21.8 million square feet of office inventory, direct weighted average Class A asking rents of $102.15 per square foot and a vacancy rate of 10.5%. The appraisal identified seven comparable Class A office buildings including 200 Park Avenue, 277 Park Avenue, 299 Park Avenue, 300 Park Avenue, 320 Park Avenue, 345 Park Avenue and 350 Park Avenue with current asking rents ranging from $85.00 per square foot to $125.00 per square foot, which is in-line with the 245 Park Avenue Property. The comparable buildings had a weighted average occupancy of 97.0%. The 245 Park Avenue Property’s weighted average in place office rent of $80.72 per square foot is approximately $14.58 per square foot lower than the appraiser’s concluded weighted average in place market rent of $95.30 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

The following table presents certain information relating to comparable leases to the 245 Park Avenue Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
277 Park Avenue New York, NY	1964/2001	50	50th	1,529,945	0.1 miles	Visa	April 2016 / 10 Yrs	24,618	$116.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	40th	1,283,145	0.1 miles	Orix USA Corporation	March 2017 / 10 Yrs	20,123	$110.00	Gross
520 Madison Avenue New York, NY	1982	43	36 - 37	849,600	0.5 miles	CIC Union Europeene International et Cie	January 2017 / 15 Yrs	46,822	$127.00	Gross
1177 Avenue of the Americas New York, NY	1992	50	22 - 30	960,050	0.5 miles	Kramer Levin Naftalis & Frankel LLP	March 2017 / 15 Yrs	219,000	$80.00	Gross
280 Park Avenue New York, NY	1962/1968	35/43	27th	1,283,145	0.1 miles	Wells Fargo	February 2017 / 10 Yrs	49,316	$110.00	Gross
237 Park Avenue New York, NY	1981	21	19 – 20	1,142,196	0.1 miles	Permanent Mission of Canada to the UN	September 2016 / 15 Yrs	77,873	$79.00	Gross
599 Lexington Avenue New York, NY	1986	47	17 – 18	955,274	0.3 miles	Vroom	February 2017 / 11 Yrs	31,337	$85.00	Gross
90 Park Avenue New York, NY	1964	41	12 – 15	785,000	0.5 miles	Alston & Bird	May 2016 / 10 Yrs	122,000	$80.00	Gross
75 Rockefeller Plaza New York, NY	1947/2016	32	GL, 2-5	635,917	0.5 miles	Merrill Lynch Wealth Management	June 2016 / 15 Yrs	124,063	$82.50	Gross
399 Park Avenue New York, NY	1961	39	12, 23-24	1,250,000	0.4 miles	Morgan Stanley	July 2016 / 15 Yrs	110,025	$108.50	Gross
1285 Avenue of the Americas New York, NY	1960	42	GL, 2-5, 8, 19, 37-39	1,473,950	0.7 miles	UBS	May 2016 / 15 Yrs	891,000	$79.00	Gross
(1)	Information obtained from the appraisal.

The Borrower. The borrowing entity for the 245 Park Avenue Whole Loan is 245 Park Avenue Property LLC, a Delaware limited liability company and special purpose entity. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 245 Park Avenue Whole Loan.

The Borrower Sponsor. The nonrecourse carve-out guarantor is 181 West Madison Holding LLC, an affiliate of the borrower sponsor, HNA Group (“HNA”). HNA is a China based global Fortune 500 conglomerate with core divisions of aviation, hospitality, tourism, real estate, retail, finance, logistics, shipbuilding and eco-tech. In 2016, HNA had total assets of approximately $140.0 billion with revenues of approximately $87.0 billion. HNA has a real estate group that focuses on the development and management of central business district and urban real estate assets and, as of December 31, 2016, had 34 real estate investments in over 40 cities. In 2016, HNA purchased a 25% stake in Hilton Worldwide Holdings Inc. from Blackstone Group LP for $6.5 billion.

Escrows. The loan documents provide for upfront reserves in the amount of $10,298,441 for outstanding tenant improvements and leasing commissions, $1,133,167 for free rent, $227,000 for insurance reserves and $47,738 for required repairs. The loan documents require monthly reserve deposits of one-twelfth of the estimated annual real estate taxes (which currently equates to $3,878,518 per month), one-twelfth of the estimated annual insurance premiums (which currently equates to $113,500 per month) and $47,738 for replacement reserves.

Commencing on May 1, 2025 and continuing on a monthly basis, the borrower is required to deposit $446,775 ($3.00 per remeasured square foot annually) with the lender for costs related to tenant improvements and leasing commissions. The borrower is also required to deposit with the lender any lease modification fees, settlement of claims against third parties related to any lease, any rejection, termination, cancellation or surrender fee and any holdover rents or use and occupancy fees from any current or former tenants.

In lieu of depositing reserve amounts required under the loan documents in cash, the borrower may deliver to the lender one or more letters of credit for all or any portion of the deposit requirements. The amount of any such letter(s) of credit may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion delivered to the lender.

Lockbox and Cash Management. The 245 Park Avenue Whole Loan is structured with a hard lockbox and springing cash management. The borrower and property manager were required at origination to deliver letters to all tenants at the 245 Park Avenue Property directing them to pay rents into a lockbox account. All funds in the lockbox account are required to be swept within

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

one business day into the borrower’s operating account, unless a Cash Sweep Event (as defined below) is continuing, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

A “Cash Sweep Event” means the occurrence of (i) an event of default under the 245 Park Avenue Whole Loan or an event of default under the mezzanine loans, (ii) the bankruptcy or insolvency of the borrower or property manager (in the case of the property manager, to the extent such action results in the cash or bank accounts associated with the 245 Park Avenue Property being subsumed in the action or that has a material adverse effect on the 245 Park Avenue Property or the value or security of the lender’s interests), (iii) if the debt service coverage ratio (as calculated in the loan documents) for the 245 Park Avenue Whole Loan and mezzanine loans based on underwritten net cash flow falls below 1.15x at the end of any quarter, based on the trailing three-month period or (iv) if MLB does not renew all or substantially all of its premises at least 12 months before its lease expiration date or if MLB vacates or abandons all or substantially all of its premises (provided that any sweep in the case of (iv), the cash swept will be capped at $85.00 per square foot with respect to the space leased by MLB) (a “Tenant Trigger Event”).

A Cash Sweep Event will end, with respect to clause (i), upon the acceptance of a cure by the applicable lender of the related event of default; with respect to clause (ii), if the borrower replaces such manager within 60 days of such action in accordance with the loan documents; with respect to (iii), either (I) the achievement of a debt service coverage ratio for the 245 Park Avenue Whole Loan and mezzanine loans of at least 1.15x for six consecutive months based on the trailing three-month period or (II) the borrower effects a “DSCR Cure” (as defined below); and with respect to clause (iv), the occurrence of a Tenant Trigger Cure (as defined below). Each Cash Sweep Event cure is also subject to the following: (x) no other event of default has occurred and is continuing, (y) a cure may not occur more than five times in the aggregate during the term of the loan (except that there are no limits on the number of times a DSCR Cure may occur and a DSCR Cure is excluded from the foregoing limit) and (z) the borrower may not cure a Cash Sweep Event caused by the bankruptcy or insolvency of the borrower.

A “DSCR Cure” means the satisfaction of the following conditions: (i) the borrower delivers a letter of credit with a notional amount which, if applied to the 245 Park Avenue Whole Loan and each mezzanine loan, would result in a debt service coverage ratio of at least 1.15x based upon the trailing three-month period immediately preceding the date of determination; and (ii) no Cash Sweep Event resulting from a separate event has occurred which has not been cured; provided that (x) the amount of the letter of credit (together with the amount of any other letters of credit that have been delivered by the borrower under the loan documents) may not exceed 10% of the 245 Park Avenue Whole Loan, unless such excess is permitted under a new non-consolidation opinion and (y) the borrower has no reimbursement obligations with respect to such letter of credit.

A “Tenant Trigger Cure” means either (i) the replacement of MLB with one or more tenants approved by the lender if required under the loan documents leasing not less than 90% of the leaseable area of the MLB space (including any portion of the space retained by MLB), which tenant(s) are in occupancy and paying full contractual rent, without right of offset or free rent credit, as evidenced by an estoppels certificate or (ii) during the period of any Cash Sweep Event from and after a Tenant Trigger Event, excess cash flow is required to be deposited in the cash management account in an amount equal to or exceeding $85.00 per rentable square foot with respect to the space demised under the MLB lease.

Property Management. The 245 Park Avenue Property is managed by Brookfield Properties Management LLC (“Brookfield”) on an interim basis subject to a property management agreement in place until October 31, 2017. The borrower has indicated that it expects to replace Brookfield and select a long term property manager on or before the expiration of the current management agreement. Under the loan documents, the sponsor may replace the property manager with a qualified manager, which will include certain preapproved parties or, among other criteria, a nationally recognized property management company having at least 7.5 million rentable square feet under management (excluding the 245 Park Avenue Property), including at least 5.0 million rentable square feet under management in office properties in New York City.

Assumption. The borrower has, at any time (other than the period 60 days prior to and 60 days after the securitization of the 245 Park Avenue Whole Loan, provided that the aforementioned is not applicable from and after July 1, 2020) the right to transfer the 245 Park Avenue Property or more than 49.0% of the aggregate interests in the borrower, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing; (ii) the borrower has provided the lender with 30 days’ prior written notice; (iii) the proposed transferee qualifies as a qualified transferee under the loan documents; (iv) the payment of a 0.50% assumption fee of the outstanding principal balance of the 245 Park Avenue Whole Loan at the time of such transfer; and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 245 Park Avenue Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. The 245 Park Avenue Subordinate Companion Notes had an aggregate original balance of $120,000,000, have a cut-off date balance of $120,000,000 and are coterminous with the 245 Park Avenue Senior Notes. The 245 Park Avenue Subordinate Companion Notes require interest-only payments through maturity. The 245 Park Avenue Subordinate Companion Notes were contributed to the PRKAV 2017-245P securitization trust, pursuant to which the 245 Park Avenue Whole Loan is serviced and administered.

The $568,000,000 mezzanine debt consists of a $236,500,000 mezzanine loan A, a $221,000,000 mezzanine loan B and a $110,500,000 mezzanine loan C. The mezzanine loan A has a 5.00000% coupon, the mezzanine loan B has a 5.7000% coupon and the mezzanine Loan C has a 6.85000% coupon. The mezzanine loans are interest-only for the full term of the loans and are

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

245 PARK AVENUE

coterminous with the 245 Park Avenue Whole Loan. Including the 245 Park Avenue Subordinate Companion Notes and the mezzanine loans, the cumulative cut-off date LTV, cumulative UW NCF DSCR and cumulative UW NOI Debt Yield are 80.0%, 1.42x and 6.5%, respectively. The mortgage and mezzanine lenders have entered into an intercreditor agreement. The mezzanine loans have been or are expected to be sold to institutional investors.

Ground Lease. None.

Terrorism Insurance. The 245 Park Avenue Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the 245 Park Avenue Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist; provided, however, that the borrower will not be required to pay annual premiums in excess of the Terrorism Cap (as defined below) in order to obtain the terrorism coverage.

“Terrorism Cap” means an amount equal to two times the then-current annual insurance premiums payable by the borrower for the casualty and business interruption policies insuring the 245 Park Avenue Property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

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Starwood Capital Group Hotel Portfolio

1	Larkspur Landing Sunnyvale	Sunnyvale, CA
2	Larkspur Landing Milpitas	Milpitas, CA
3	Larkspur Landing Campbell	Campbell, CA
4	Larkspur Landing San Francisco	South San Francisco, CA
5	Larkspur Landing Pleasanton	Pleasanton, CA
6	Larkspur Landing Bellevue	Bellevue, WA
7	Larkspur Landing Sacramento	Sacramento, CA
8	Hampton Inn Ann Arbor North	Ann Arbor, MI
9	Larkspur Landing Hillsboro	Hillsboro, OR
10	Larkspur Landing Renton	Renton, WA
11	Holiday Inn Arlington Northeast Rangers Ballpark	Arlington, TX
12	Residence Inn Toledo Maumee	Maumee, OH
13	Residence Inn Williamsburg	Williamsburg, VA
14	Hampton Inn Suites Waco South	Waco, TX
15	Holiday Inn Louisville Airport Fair Expo	Louisville, KY
16	Courtyard Tyler	Tyler, TX
17	Hilton Garden Inn Edison Raritan Center	Edison, NJ
18	Hilton Garden Inn St Paul Oakdale	Oakdale, MN
19	Residence Inn Grand Rapids West	Grandville, MI
20	Peoria, AZ Residence Inn	Peoria, AZ
21	Hampton Inn Suites Bloomington Normal	Normal, IL
22	Courtyard Chico	Chico, CA
23	Hampton Inn Suites South Bend	South Bend, IN
24	Hampton Inn Suites Kokomo	Kokomo, IN
25	Courtyard Wichita Falls	Wichita Falls, TX
26	Hampton Inn Morehead	Morehead City, NC
27	Residence Inn Chico	Chico, CA
28	Courtyard Lufkin	Lufkin, TX
29	Hampton Inn Carlisle	Carlisle, PA
30	Springhill Suites Williamsburg	Williamsburg, VA
31	Fairfield Inn Bloomington	Bloomington, IN
32	Waco Residence Inn	Waco, TX
33	Holiday Inn Express Fishers	Fishers, IN
34	Larkspur Landing Folsom	Folsom, CA
35	Springhill Suites Chicago Naperville Warrenville	Warrenville, IL
36	Holiday Inn Express & Suites Paris	Paris, TX
37	Toledo Homewood Suites	Maumee, OH
38	Grand Rapids Homewood Suites	Grand Rapids, MI
39	Fairfield Inn Laurel	Laurel, MD
40	Cheyenne Fairfield Inn and Suites	Cheyenne, WY
41	Courtyard Akron Stow	Stow, OH
42	Towneplace Suites Bloomington	Bloomington, IN
43	Larkspur Landing Roseville	Roseville, CA
44	Hampton Inn Danville	Danville, PA
45	Holiday Inn Norwich	Norwich, CT
46	Hampton Inn Suites Longview North	Longview, TX
47	Springhill Suites Peoria Westlake	Peoria, IL
48	Hampton Inn Suites Buda	Buda, TX
49	Shawnee Hampton Inn	Shawnee, OK
50	Racine Fairfield Inn	Racine, WI
51	Hampton Inn Selinsgrove Shamokin Dam	Shamokin Dam, PA
52	Holiday Inn Express & Suites Terrell	Terrell, TX
53	Westchase Homewood Suites	Houston, TX
54	Holiday Inn Express & Suites Tyler South	Tyler, TX
55	Holiday Inn Express & Suites Huntsville	Huntsville, TX
56	Hampton Inn Sweetwater	Sweetwater, TX
57	Comfort Suites Buda Austin South	Buda, TX
58	Fairfield Inn & Suites Weatherford	Weatherford, TX
59	Holiday Inn Express & Suites Altus	Altus, OK
60	Comfort Inn & Suites Paris	Paris, TX
61	Hampton Inn Suites Decatur	Decatur, TX
62	Holiday Inn Express & Suites Texarkana East	Texarkana, AR
63	Mankato Fairfield Inn	Mankato, MN
64	Candlewood Suites Texarkana	Texarkana, TX
65	Country Inn & Suites Houston Intercontinental Airport East	Humble, TX

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 4 – Starwood Capital Group Hotel Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$50,000,000			Specific Property Type:	Various – See Table
Cut-off Date Balance(1):	$50,000,000			Location:	Various – See Table
% of Initial Pool Balance:	4.3%			Size:	6,366 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$90,680
Borrowers(2):	Various			Year Built/Renovated:	Various – See Table
Borrower Sponsor:	Starwood Capital Group, L.P.			Title Vesting:	Fee / Leasehold
Mortgage Rate:	4.4860%			Property Manager(4):	Various
Note Date:	May 24, 2017			4th Most Recent Occupancy (As of):	72.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.7% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	74.7% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	74.6% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of):	$76,532,121 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of):	$82,590,153 (12/31/2015)
Call Protection:	L(12),GRTR 1% or YM(105),O(3)			2nd Most Recent NOI (As of):	$83,225,892 (12/31/2016)
Lockbox Type:	Soft/Springing Cash Management			Most Recent NOI (As of):	$81,268,623 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu; Future Mezzanine			U/W Revenues:	$213,600,210
				U/W Expenses:	$133,537,987
				U/W NOI:	$80,062,224
Escrows and Reserves(3):				U/W NCF:	$71,329,392
				U/W NOI DSCR(1):	3.05x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	2.72x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	13.9%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.4%
FF&E	$0	4.0% of Rev.	NAP	As-Is Appraised Value(5):	$956,000,000
Larkspur Landing Capital Work:	$6,385,000	NAP	NAP	As-Is Appraisal Valuation Date(5):	April 23, 2017
Capital Work:	$5,883,991	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	60.4%
Ground Rent:	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	60.4%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balances per room, loan-to-value ratios, debt service coverage ratios and debt yields are based on the SCG Hotel Portfolio Whole Loan (as defined below).

(2)	See “The Borrowers” section.

(3)	See “Escrows” section.

(4)	See “Property Management” section.

(5)	See “Appraisals” section. The As-Is Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio (as defined below) as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties (as defined below). The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV Ratio and LTV Ratio at Maturity of 65.3%.

The Mortgage Loan. The mortgage loan (the “SCG Hotel Portfolio Mortgage Loan”) is part of a whole loan (the “SCG Hotel Portfolio Whole Loan”) that is evidenced by 17 pari passu promissory notes secured by first mortgages encumbering the fee and leasehold interests in a hospitality portfolio which is comprised of 65 properties and 6,366 rooms located across 21 states throughout the continental United States (the “SCG Hotel Portfolio“ or “SCG Hotel Portfolio Properties”). The SCG Hotel Portfolio Whole Loan was originated on May 24, 2017 by Barclays Bank PLC, Bank of America, N.A., Deutsche Bank AG, New York Branch and JPMorgan Chase Bank, National Association. The SCG Hotel Portfolio Whole Loan had an original principal balance of $577,270,000, has an outstanding principal balance as of the Cut-off Date of $577,270,000 and accrues interest at an interest rate of 4.4860% per annum. The SCG Hotel Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the SCG Hotel Portfolio Whole Loan. The SCG Hotel Portfolio Whole Loan matures on June 1, 2027.

Note A-5, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $50,000,000, has an outstanding principal balance as of the Cut-off Date of $50,000,000 and represents a non-controlling interest in the SCG Hotel Portfolio Whole Loan. The controlling Note A-1 and the non-controlling Note A-7, which had an aggregate original principal balance of $80,000,000, are expected to be contributed to the DBJPM 2017-C6 Trust. The non-controlling Note A-3, which had an original principal balance of $72,500,000, is expected to be contributed to the BANK 2017-BNK5 Trust. The remaining non-controlling notes, which had an aggregate original principal balance of $374,770,000, are expected to be contributed to future securitization trusts (referred to herein collectively as the “SCG Hotel Portfolio Companion Loans”). The lender provides no assurances that any non-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—SCG Hotel Portfolio Whole Loan” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1; A-7	$80,000,000	DBJPM 2017-C6 (expected)	Yes(2)
A-2; A-9; A-14;	$91,817,500	JPMorgan Chase Bank, National Association	No
A-3	$72,500,000	BANK 2017-BNK5 (expected)	No
A-4	$59,317,500	Bank of America, N.A.	No
A-5	$50,000,000	WFCM 2017-C38	No
A-6; A-17	$81,817,500	Barclays Bank PLC	No
A-8; A-10; A-11; A-12; A-13	$91,817,500	Deutsche Bank AG, New York Branch	No
A-15; A-16	$50,000,000	Starwood Mortgage Capital LLC(3)	No
Total	$577,270,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Only the Note A-1, which had an original principal balance of $40,000,000, represents a controlling interest in the SCG Hotel Portfolio Whole Loan.

(3)	An affiliate of the borrower sponsor.

Following the lockout period, the borrower has the right to prepay the SCG Hotel Portfolio Whole Loan in whole or in part (see “Partial Release” section), on any date before April 1, 2027, provided that the borrower pay the greater of a yield maintenance premium or a prepayment premium equal to 1.0% of the principal amount being prepaid. In addition, the SCG Hotel Portfolio Whole Loan is prepayable without penalty on or after April 1, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$577,270,000	100.0%	Loan payoff	$425,033,863	73.6%
			Reserves	12,268,991	2.1
			Closing costs	8,975,399	1.6
			Return of equity	130,991,748	22.7
Total Sources	$577,270,000	100.0%	Total Uses	$577,270,000	100.0%

The Properties. The SCG Hotel Portfolio Whole Loan is secured by the fee simple and leasehold interests in the SCG Hotel Portfolio, which is comprised of 65 hospitality properties located across 21 states, totaling 6,366 rooms. The SCG Hotel Portfolio Properties offer a range of amenities, spanning the limited service, full service and extended stay hospitality sectors. The hotels range in size from 56 to 147 rooms with an average of 98 rooms. The SCG Hotel Portfolio benefits from geographic diversity, in addition to an overall granular property mix. None of the SCG Hotel Portfolio Properties account for more than 2.3% of total rooms or 5.8% of underwritten net cash flow on an individual basis. Further, the ten largest SCG Hotel Portfolio Properties based on allocated loan amount account for 19.4% of total rooms and 35.1% of underwritten net cash flow. All 65 SCG Hotel Portfolio Properties are operated pursuant to management agreements with one of Hersha (39 hotels), First Hospitality (nine hotels), TMI (nine hotels), Schulte (six hotels) or Pillar (two hotels) (each as defined below). The SCG Hotel Portfolio Properties range in age from seven to 42 years old with an average age of approximately 16 years, while 59.0% of the SCG Hotel Portfolio based on underwritten net cash flow has been renovated since 2012.

Approximately $84.8 million ($13,319 per room) of capital expenditures have been made since 2012 in order to update the SCG Hotel Portfolio Properties and maintain competitiveness within each property’s market. Going forward, the borrowers have budgeted for approximately $28.8 million ($4,519 per room) in capital expenditures through 2019, of which approximately $5.9 million ($924 per room) is related to brand mandated property improvement plans. On the origination date, the borrowers deposited approximately $5.9 million into escrow for capital expenditures related to brand mandated property improvement plans. Additionally, on the origination date, the borrowers deposited approximately $6.4 million ($5,000 per Larkspur Landing branded room) into escrow for any future capital work or FF&E associated with the 11 Larkspur Landing properties. The Larkspur Landing properties operate pursuant to licensing agreements with an affiliate of the borrower sponsor, which may be terminated upon 60 days’ notice, as further described below.

Historically, the SCG Hotel Portfolio as a whole has outperformed its competitive set with occupancy, ADR and RevPAR penetration rates each in excess of 100.0% for 2014 through the trailing 12-month period ending March 31, 2017. Additionally, on a granular level, the majority of the SCG Hotel Portfolio Properties have outperformed their respective competitive sets on an individual basis, with 80.1% of the SCG Hotel Portfolio Properties based on room count achieving a RevPAR penetration in excess of 100.0% for the trailing 12-month period ending March 31, 2017. Further, dividing the SCG Hotel Portfolio Properties by property sub-type, the SCG Hotel Portfolio has outperformed across the limited service, extended stay and full service hospitality sectors.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain summary information relating to the SCG Hotel Portfolio Properties:

Portfolio Summary

Property	City / State	Rooms	Year Built/ Renovated	Allocated Loan Amount	% of Total ALA	Appraised Value(1)	UW NCF	% of Total UW NCF	TTM Occ.	TTM RevPAR Penet.(2)
Larkspur Landing Sunnyvale(3)	Sunnyvale, CA	126	2000 / NAP	$34,068,063	5.9%	$52,100,000	$4,171,961	5.8%	83.8%	105.3%
Larkspur Landing Milpitas(3)	Milpitas, CA	124	1998 / NAP	$28,706,103	5.0%	$43,900,000	$3,562,157	5.0%	85.7%	111.6%
Larkspur Landing Campbell(3)	Campbell, CA	117	2000 / NAP	$25,240,446	4.4%	$38,600,000	$3,199,426	4.5%	84.3%	93.3%
Larkspur Landing San Francisco(3)	S. San Francisco, CA	111	1999 / NAP	$20,793,943	3.6%	$31,800,000	$2,426,585	3.4%	84.9%	83.6%
Larkspur Landing Pleasanton(3)	Pleasanton, CA	124	1997 / NAP	$20,336,214	3.5%	$31,100,000	$2,438,362	3.4%	82.9%	87.8%
Larkspur Landing Bellevue(3)	Bellevue, WA	126	1998 / NAP	$18,112,963	3.1%	$27,700,000	$2,173,526	3.0%	78.8%	108.6%
Larkspur Landing Sacramento(3)	Sacramento, CA	124	1998 / NAP	$13,535,680	2.3%	$20,700,000	$1,816,912	2.5%	83.0%	110.0%
Hampton Inn Ann Arbor North	Ann Arbor, MI	129	1988 / 2015	$13,208,731	2.3%	$20,200,000	$1,836,126	2.6%	73.9%	123.7%
Larkspur Landing Hillsboro(3)	Hillsboro, OR	124	1997 / NAP	$13,208,731	2.3%	$20,200,000	$1,708,763	2.4%	74.1%	77.6%
Larkspur Landing Renton(3)	Renton, WA	127	1998 / NAP	$13,077,951	2.3%	$20,000,000	$1,694,132	2.4%	80.3%	103.3%
Holiday Inn Arlington NE Rangers Ballpark	Arlington, TX	147	2008 / 2013	$12,554,833	2.2%	$19,200,000	$1,537,247	2.2%	78.3%	100.5%
Residence Inn Toledo Maumee	Maumee, OH	108	2008 / 2016	$12,424,054	2.2%	$19,000,000	$1,468,871	2.1%	81.7%	142.7%
Residence Inn Williamsburg	Williamsburg, VA	108	1999 / 2012	$11,900,936	2.1%	$18,200,000	$1,358,744	1.9%	73.0%	158.8%
Hampton Inn Suites Waco South	Waco, TX	123	2008 / 2013	$10,985,479	1.9%	$16,800,000	$1,414,791	2.0%	77.7%	116.2%
Holiday Inn Louisville Airport Fair Expo	Louisville, KY	106	2008 / NAP	$10,789,310	1.9%	$16,500,000	$1,388,767	1.9%	72.9%	102.1%
Courtyard Tyler	Tyler, TX	121	2010 / 2016	$10,593,141	1.8%	$16,200,000	$1,253,360	1.8%	58.8%	125.6%
Hilton Garden Inn Edison Raritan Center(4)	Edison, NJ	132	2002 / 2014	$10,593,141	1.8%	$16,200,000	$1,317,397	1.8%	78.1%	135.7%
Hilton Garden Inn St. Paul Oakdale	Oakdale, MN	116	2005 / 2013	$10,462,361	1.8%	$16,000,000	$1,689,847	2.4%	80.0%	141.9%
Residence Inn Grand Rapids West	Grandville, MI	90	2000 / 2017	$10,331,582	1.8%	$15,800,000	$1,106,127	1.6%	72.6%	115.2%
Peoria, AZ Residence Inn	Peoria, AZ	90	1998 / 2013	$10,266,192	1.8%	$15,700,000	$1,158,027	1.6%	80.8%	145.9%
Hampton Inn Suites Bloomington Normal	Normal, IL	128	2007 / 2015	$10,200,802	1.8%	$15,600,000	$1,396,943	2.0%	70.8%	123.5%
Courtyard Chico	Chico, CA	90	2005 / 2015	$10,004,633	1.7%	$15,300,000	$1,439,185	2.0%	84.6%	157.5%
Hampton Inn Suites Kokomo	Kokomo, IN	105	1997 / 2013	$9,677,684	1.7%	$14,800,000	$1,255,566	1.8%	77.9%	158.5%
Hampton Inn Suites South Bend	South Bend, IN	117	1997 / 2014	$9,677,684	1.7%	$14,800,000	$1,232,210	1.7%	69.9%	113.2%
Courtyard Wichita Falls	Wichita Falls, TX	93	2009 / 2017	$9,219,956	1.6%	$14,100,000	$1,095,610	1.5%	77.4%	106.0%
Hampton Inn Morehead	Morehead City, NC	118	1991 / 2017	$8,958,397	1.6%	$13,700,000	$1,094,065	1.5%	66.6%	139.7%
Residence Inn Chico	Chico, CA	78	2005 / 2014	$8,696,838	1.5%	$13,300,000	$1,208,180	1.7%	88.0%	166.0%
Courtyard Lufkin	Lufkin, TX	101	2009 / 2017	$8,304,499	1.4%	$12,700,000	$738,285	1.0%	64.9%	105.9%
Hampton Inn Carlisle	Carlisle, PA	97	1997 / 2014	$8,239,109	1.4%	$12,600,000	$1,116,905	1.6%	76.1%	175.6%
Springhill Suites Williamsburg	Williamsburg, VA	120	2002 / 2012	$8,239,109	1.4%	$12,600,000	$876,108	1.2%	71.7%	106.8%
Fairfield Inn Bloomington	Bloomington, IN	105	1995 / 2015	$8,173,720	1.4%	$12,500,000	$1,271,230	1.8%	87.1%	106.3%
Waco Residence Inn	Waco, TX	78	1997 / 2012	$7,977,550	1.4%	$12,200,000	$912,234	1.3%	82.0%	112.5%
Holiday Inn Express Fishers	Fishers, IN	115	2000 / 2012	$7,454,432	1.3%	$11,400,000	$951,428	1.3%	67.1%	90.5%
Larkspur Landing Folsom(3)	Folsom, CA	84	2000 / NAP	$7,258,263	1.3%	$11,100,000	$858,864	1.2%	86.4%	98.1%
Springhill Suites Chi. Naperville Warrenville	Warrenville, IL	128	1997 / 2013	$6,865,924	1.2%	$10,500,000	$667,822	0.9%	67.1%	96.1%
Holiday Inn Express & Suites Paris	Paris, TX	84	2009 / NAP	$6,800,535	1.2%	$10,400,000	$798,480	1.1%	72.6%	126.5%
Toledo Homewood Suites	Maumee, OH	78	1997 / 2014	$6,800,535	1.2%	$10,400,000	$944,205	1.3%	82.2%	123.0%
Grand Rapids Homewood Suites	Grand Rapids, MI	78	1997 / 2013	$6,604,365	1.1%	$10,100,000	$739,572	1.0%	84.1%	113.7%
Cheyenne Fairfield Inn & Suites	Cheyenne, WY	60	1994 / 2013	$6,146,637	1.1%	$9,400,000	$753,591	1.1%	74.6%	117.6%
Fairfield Inn Laurel	Laurel, MD	109	1988 / 2013	$6,146,637	1.1%	$9,400,000	$657,471	0.9%	79.9%	139.2%
Courtyard Akron Stow	Stow, OH	101	2005 / 2014	$6,015,858	1.0%	$9,200,000	$886,115	1.2%	65.9%	98.4%
Larkspur Landing Roseville(3)	Roseville, CA	90	1999 / NAP	$5,688,909	1.0%	$8,700,000	$786,149	1.1%	79.5%	96.9%
Towneplace Suites Bloomington	Bloomington, IN	83	2000 / 2013	$5,688,909	1.0%	$8,700,000	$850,105	1.2%	89.1%	101.3%
Hampton Inn Danville	Danville, PA	71	1998 / 2013	$5,623,519	1.0%	$8,600,000	$728,609	1.0%	80.0%	222.0%
Holiday Inn Norwich	Norwich, CT	135	1975 / 2013	$5,558,129	1.0%	$8,500,000	$752,132	1.1%	56.7%	116.3%
Hampton Inn Suites Longview North	Longview, TX	91	2008 / 2013	$5,492,740	1.0%	$8,400,000	$650,443	0.9%	63.8%	129.8%
Springhill Suites Peoria Westlake	Peoria, IL	124	2000 / 2013	$5,492,740	1.0%	$8,400,000	$470,046	0.7%	63.3%	89.1%
Hampton Inn Suites Buda	Buda, TX	74	2008 / NAP	$5,427,350	0.9%	$8,300,000	$853,603	1.2%	74.5%	139.5%
Shawnee Hampton Inn	Shawnee, OK	63	1996 / 2013	$5,427,350	0.9%	$8,300,000	$618,775	0.9%	77.6%	146.0%
Racine Fairfield Inn	Racine, WI	62	1991 / 2016	$5,296,570	0.9%	$8,100,000	$603,823	0.8%	68.6%	154.1%
HI Selinsgrove Shamokin Dam	Shamokin Dam, PA	75	1996 / 2013	$5,165,791	0.9%	$7,900,000	$687,279	1.0%	75.6%	184.0%
Holiday Inn Express & Suites Terrell	Terrell, TX	68	2007 / 2013	$4,904,232	0.8%	$7,500,000	$605,485	0.8%	84.0%	183.4%
Westchase Homewood Suites	Houston, TX	96	1998 / 2016	$4,746,774	0.8%	$9,800,000	$379,742	0.5%	63.4%	142.9%
HIE & Suites Tyler South	Tyler, TX	88	2000 / 2015	$4,708,062	0.8%	$7,200,000	$599,880	0.8%	65.9%	132.5%
HIE & Suites Huntsville	Huntsville, TX	87	2008 / 2013	$4,511,893	0.8%	$6,900,000	$689,387	1.0%	65.5%	243.3%
Hampton Inn Sweetwater	Sweetwater, TX	72	2009 / NAP	$4,119,555	0.7%	$6,300,000	$400,369	0.6%	62.9%	132.2%
Comfort Suites Buda Austin South	Buda, TX	72	2009 / NAP	$3,465,657	0.6%	$5,300,000	$541,569	0.8%	76.8%	109.7%
Fairfield Inn & Suites Weatherford	Weatherford, TX	86	2009 / 2016	$3,269,488	0.6%	$5,000,000	$311,718	0.4%	63.4%	91.1%
Holiday Inn Express & Suites Altus	Altus, OK	68	2008 / 2013	$2,649,352	0.5%	$4,600,000	$211,948	0.3%	67.4%	151.2%
Comfort Inn & Suites Paris	Paris, TX	56	2009 / NAP	$2,354,031	0.4%	$3,600,000	$251,060	0.4%	67.4%	146.2%
Hampton Inn Suites Decatur	Decatur, TX	74	2008 / 2013	$2,252,646	0.4%	$3,600,000	$180,212	0.3%	64.6%	228.4%
Holiday Inn Express & Suites Texarkana E.	Texarkana, AR	88	2009 / NAP	$2,086,036	0.4%	$4,100,000	$166,883	0.2%	66.5%	100.5%
Mankato Fairfield Inn	Mankato, MN	61	1997 / 2016	$1,869,354	0.3%	$3,600,000	$149,548	0.2%	58.0%	100.2%
Candlewood Suites Texarkana	Texarkana, TX	80	2009 / 2014	$1,445,301	0.3%	$2,600,000	$115,624	0.2%	75.0%	110.1%
Country Inn & Suites Houston IC Airport	Humble, TX	62	2001 / 2017	$1,372,592	0.2%	$3,200,000	$109,807	0.2%	54.1%	86.8%
Total/Weighted Average		6,366		$577,270,000	100.0%	$889,200,000	$71,329,392	100.0%	74.6	123.3%
(1)	Appraised Value reflects the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties, as of April 23, 2017. The aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000, as of April 23, 2017. The appraisal also concluded an “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

(3)	The Larkspur Landing properties operate pursuant to a licensing agreement with an affiliate of the borrower sponsor.

(4)	The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which commenced in September 2001 for a term of 75 years with current annual ground rent of $275,517.

(5)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents a summary of the SCG Hotel Portfolio Properties by property subtype:

Portfolio Sub-Types

Property Sub-Type	Properties	Rooms	% Total Rooms	UW NCF	% Total UW NCF	Appraised Value(1)	Appraised Value Per Room(1)	TTM RevPAR Penetration(2)
Extended Stay	22	2,244	35.2%	$35,078,267	49.2%	$441,700,000	$196,836	112.5%
Limited Service	40	3,734	58.7%	$32,572,979	45.7%	$403,300,000	$108,007	131.5%
Full Service	3	388	6.1%	$3,678,146	5.2%	$44,200,000	$113,918	106.4%
Total/Weighted	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173	123.3%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

(2)	TTM RevPAR Penetration is calculated based on operating statements provided by the borrowers as of March 31, 2017 and competitive set data provided by third party hospitality research reports. Weighted average figures are based on total room count.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Portfolio Historical and Budgeted Capital Expenditures(1)

	2012	2013	2014	2015	2016	2017B	2018B	2019B	Total
Total	$15,974,481	$28,295,183	$14,870,099	$10,258,955	$15,388,521	$11,852,877	$5,093,750	$11,818,750	$113,552,617
Per Room	$2,509	$4,445	$2,336	$1,612	$2,417	$1,862	$800	$1,857	$17,837
(1)	Information obtained from the borrowers.

The following table presents a summary of both historical and budgeted capital expenditures at the SCG Hotel Portfolio Properties:

Franchise Expiration Schedule(1)

Year Ending December 31,	No. of Franchise Agreements Expiring	Rooms	% of Total Rooms	Cumulative Rooms Expiring	Cumulative % of Total Rooms Expiring	UW NCF	% of Total UW NCF
2017	0	0	0.0%	0	0.0%	$0	0.0%
2018	1	90	1.8%	90	1.8%	$1,158,027	2.5%
2019	3	337	6.6%	427	8.4%	$2,892,322	6.2%
2020	0	0	0.0%	427	8.4%	$0	0.0%
2021	1	62	1.2%	489	9.6%	$603,823	1.3%
2022	21	2,025	39.8%	2,514	49.4%	$18,055,211	38.8%
2023	0	0	0.0%	2,514	49.4%	$0	0.0%
2024	0	0	0.0%	2,514	49.4%	$0	0.0%
2025	4	378	7.4%	2,892	56.8%	$4,634,247	10.0%
2026	1	128	2.5%	3,020	59.3%	$1,396,943	3.0%
2027	2	140	2.8%	3,160	62.1%	$1,022,042	2.2%
Thereafter	21	1,929	37.9%	5,089	100.0%	$16,729,941	36.0%
Total	54	5,089	100.0%			$46,492,556	100.0%
(1)	The above Franchise Expiration Schedule is exclusive of the Larkspur Landing properties, which operate pursuant to a licensing agreement with an affiliate of the borrower sponsor. The Larkspur Landing brand/flag is owned by an affiliate of Starwood Capital Group, L.P. On the origination date, the borrowers deposited approximately $6.4 million into escrow for any future capital work or FF&E expenditures associated with the Larkspur Landing properties.

The SCG Hotel Portfolio Properties benefit from strong brand and flag affiliations, as well as related customer loyalty programs. Approximately 60.2% based on room count and 53.0% based on underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with Marriott or Hilton affiliated flags, providing the SCG Hotel Portfolio with institutional quality brand affiliations across the majority of the SCG Hotel Portfolio Properties. Approximately 20.1% based on room count and 34.8% by underwritten net cash flow of the SCG Hotel Portfolio Properties are associated with the Larkspur Landing brand, all of which are located in California, Washington and Oregon. Larkspur Landing is an upscale select service and extended stay brand with exceptionally high-quality product, which has developed guest loyalty since the brand’s inception in 1997. The Larkspur Landing properties operate pursuant to a licensing agreement between the related operating companies (as licensee) and an affiliate of Starwood Capital Group, L.P. (as licensor), which effectively owns the licensing rights to the Larkspur Landing brand/flag. The Larkspur Landing licensing agreement for each individual Larkspur Landing property, as applicable, calls for an annual license fee in the amount of $10 and may be terminated upon 60 days’ notice by either the licensor or the licensee. Pursuant to the terms of the SCG Hotel Portfolio Whole Loan documents, the Larkspur Landing licensing agreements may not be terminated by the licensor during the term of the SCG Hotel Portfolio Whole Loan unless the related borrowers replace the Larkspur Landing flag with a qualified franchisor (as defined therein).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

In the event of any franchise or license agreement expiration, termination or cancellation in violation of the loan documents, a full excess cash flow sweep will be triggered, as further described in “Lockbox and Cash Management” below. Additionally, there is a recourse carve-out for losses incurred or suffered by the lender arising out of or in connection with any material amendment, modification, expiration, cancellation or termination of any franchise or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents without the prior written consent of the lender.

The SCG Hotel Portfolio Properties are operated under six brands and 14 flags, a summary of which is provided in the table below:

Portfolio Flags

Brand	Properties	Rooms	% of Total Rooms	Allocated Loan Amount	Allocated Loan Amount Per Room	Appraised Value(1)	Cut-off Date LTV(1)	UW NCF	% of Total UW NCF
Larkspur Landing
Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Total Larkspur Landing	11	1,277	20.1%	$200,027,266	$156,638	$305,900,000	65.4%	$24,836,836	34.8%
Marriott
Residence Inn	6	552	8.7%	$61,597,152	$111,589	$94,200,000	65.4%	$7,212,183	10.1%
Courtyard	5	506	7.9%	$44,138,087	$87,229	$67,500,000	65.4%	$5,412,556	7.6%
Fairfield Inn & Suites	6	483	7.6%	$30,902,406	$63,980	$48,000,000	64.4%	$3,747,382	5.3%
SpringHill Suites	3	372	5.8%	$20,597,773	$55,370	$31,500,000	65.4%	$2,013,975	2.8%
TownePlace Suites	1	83	1.3%	$5,688,909	$68,541	$8,700,000	65.4%	$850,105	1.2%
Total Marriot	21	1,996	31.4%	$162,924,327	$81,625	$249,900,000	65.2%	$19,236,201	27.0%
Hilton
Hampton Inn & Suites	14	1,337	21.0%	$104,456,837	$78,128	$159,900,000	65.3%	$13,465,895	18.9%
Hilton Garden Inn	2	248	3.9%	$21,055,502	$84,901	$32,200,000	65.4%	$3,007,244	4.2%
Homewood Suites	3	252	4.0%	$18,151,674	$72,030	$30,300,000	59.9%	$2,063,519	2.9%
Total Hilton	19	1,837	28.9%	$143,664,013	$78,206	$222,400,000	64.6%	$18,536,658	26.0%
IHG
Holiday Inn Express	7	598	9.4%	$33,114,542	$55,375	$52,100,000	63.6%	$4,023,491	5.6%
Holiday Inn	3	388	6.1%	$28,902,272	$74,490	$44,200,000	65.4%	$3,678,146	5.2%
Candlewood Suites	1	80	1.3%	$1,445,301	$18,066	$2,600,000	55.6%	$115,624	0.2%
Total IHG	11	1,066	16.7%	$63,462,115	$59,533	$98,900,000	64.2%	$7,817,261	11.0%
Choice
Comfort Inn	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Total Choice	2	128	2.0%	$5,819,688	$45,466	$8,900,000	65.4%	$792,628	1.1%
Carlson
Country Inn & Suites	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total Carlson	1	62	1.0%	$1,372,592	$22,139	$3,200,000	42.9%	$109,807	0.2%
Total/Weighted Average	65	6,366	100.0%	$577,270,000	$90,680	$956,000,000	60.4%	$71,329,392	100.0%
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents a Cut-off Date LTV of 64.9%. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in a Cut-off Date LTV of 65.3%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow of the SCG Hotel Portfolio:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.7%	74.8%	74.7%	74.6%	74.6%
ADR	$112.28	$116.76	$119.48	$119.07	$118.83
RevPAR	$82.80	$87.29	$89.23	$88.81	$88.68

Room Revenue	$192,509,535	$202,927,905	$206,707,091	$205,120,564	$206,046,538	96.5%	$32,367
F&B Revenue	4,481,265	5,413,425	5,367,185	5,436,865	5,449,118	2.6	856
Other Revenue	2,518,145	1,839,946	2,161,754	2,093,187	2,104,554	1.0	331
Total Revenue	$199,508,945	$210,181,276	$214,236,030	$212,650,616	$213,600,210	100.0%	$33,553

Total Departmental Expenses	49,228,191	49,537,243	51,301,086	51,520,462	52,386,303	24.5	8,229
Gross Operating Profit	$150,280,754	$160,644,033	$162,934,944	$161,130,154	$161,213,908	75.5%	$25,324

Total Undistributed Expenses	56,768,412	60,404,169	61,876,151	62,127,172	62,263,971	29.1	9,781
Profit Before Fixed Charges	$93,512,342	$100,239,865	$101,058,793	$99,002,982	$98,949,936	46.3%	$15,544

Total Fixed Charges	16,980,221	17,649,712	17,832,901	17,734,359	18,887,712	8.8	2,967

Net Operating Income	$76,532,121	$82,590,153	$83,225,892	$81,268,623	$80,062,224	37.5%	$12,577
FF&E	7,980,358	8,583,513	8,756,495	8,693,699	8,732,831	4.1	1,372
Net Cash Flow	$68,551,763	$74,006,639	$74,469,397	$72,574,924	$71,329,392	33.4%	$11,205

NOI DSCR(2)	2.91x	3.15x	3.17x	3.10x	3.05x
NCF DSCR(2)	2.61x	2.82x	2.84x	2.76x	2.72x
NOI DY(2)	13.3%	14.3%	14.4%	14.1%	13.9%
NCF DY(2)	11.9%	12.8%	12.9%	12.6%	12.4%

(1)	The Country Inn & Suites Houston Intercontinental Airport East property was out of service from May 2016 through January 2017 due to flood damage. The related borrower utilized insurance proceeds of approximately $1.1 million to renovate the property and repair the flood damage, and the property has since re-opened.

(2)	All statistical financial information related to debt service coverage ratios and debt yields is based on the SCG Hotel Portfolio Whole Loan.

Appraisals. As of the appraisal valuation date of April 23, 2017, the SCG Hotel Portfolio Properties had an aggregate “As-is” appraised value of $884,700,000. The appraisal concluded “As-Renovated” values for nine of the SCG Hotel Portfolio Properties which assumes that all amounts required for outstanding capital improvements at such properties is deposited into escrow on the origination date of the SCG Hotel Portfolio Whole Loan. On the origination date, the related borrowers deposited $5,883,991 into escrow for, among other things, the outstanding capital improvements to the aforementioned nine SCG Hotel Portfolio Properties. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000. Additionally, the appraisal concluded an “As Portfolio” value of $956,000,000 which reflects an 8.1% premium attributable to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties.

Environmental Matters. According to Phase I environmental assessments with dates ranging from March 29, 2017 to April 28, 2017 (each an “ESA”), there was no evidence of any recognized environmental conditions at the SCG Hotel Portfolio Properties with the exception of the Hampton Inn Morehead and Hampton Inn Carlisle properties. With respect to the Hampton Inn Morehead property, the ESA recommended that certain surveys and limited subsurface investigation be conducted. With respect to the Hampton Inn Carlisle property, the ESA recommended that a regulatory file review be conducted. The related borrowers obtained an environmental insurance policy in lieu of any post-origination remediation work for the Hampton Inn Morehead and Hampton Inn Carlisle properties. The policy was issued by Great American E&S Insurance Company with individual and aggregate claim limits of $1,000,000 with a $25,000 deductible and an expiration date of May 24, 2030. The policy includes the lender as a named insured and was paid in full on the origination date. The SCG Hotel Portfolio Whole Loan documents require that any future environmental insurance policy include the same coverages, terms, conditions and endorsements as the lender environmental policy approved on the origination date (and may not be amended in without the prior written consent of the lender).

Market Overview and Competition. The SCG Hotel Portfolio Properties have broad exposure to the hospitality industry across the United States with properties located across 21 states and 55 cities, covering a broad geographical area with no individual state accounting for more than 16.8% of the SCG Hotel Portfolio’s total rooms or 30.7% of underwritten net cash flow. California represents the largest exposure to a single state, with 10 properties totaling 30.7% of underwritten net cash flow. No other state accounts for more than 18.8% of total underwritten net cash flow, which is represented by 20 properties located in Texas.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents the geographic concentration of the SCG Hotel Portfolio Properties:

Portfolio Geographic Concentration

State	Properties	Rooms	% of Total Rooms	TTM Occupancy(1)	TTM ADR(1)	TTM RevPAR(1)	TTM RevPAR Penetration(1)	UW NCF	% of Total UW NCF
California	10	1,068	16.8%	84.2%	$145.73	$122.71	108.5%	$21,907,781	30.7%
Texas	20	1,753	27.5%	70.2%	$105.64	$74.18	131.2%	$13,438,906	18.8%
Indiana	5	525	8.2%	77.4%	$107.72	$83.34	114.0%	$5,560,538	7.8%
Washington	2	253	4.0%	79.6%	$122.62	$97.56	105.9%	$3,867,658	5.4%
Michigan	3	297	4.7%	76.2%	$130.98	$99.85	118.5%	$3,681,825	5.2%
Ohio	3	287	4.5%	76.3%	$121.84	$92.95	121.8%	$3,299,191	4.6%
Illinois	3	380	6.0%	67.1%	$105.14	$70.56	103.1%	$2,534,810	3.6%
Pennsylvania	3	243	3.8%	77.1%	$123.04	$94.83	191.7%	$2,532,793	3.6%
Virginia	2	228	3.6%	72.3%	$119.08	$86.15	131.4%	$2,234,852	3.1%
Minnesota	2	177	2.8%	72.4%	$122.88	$88.92	127.6%	$1,839,395	2.6%
Oregon	1	124	1.9%	74.1%	$115.72	$85.79	77.6%	$1,708,763	2.4%
Kentucky	1	106	1.7%	72.9%	$135.94	$99.11	102.1%	$1,388,767	1.9%
New Jersey	1	132	2.1%	78.1%	$126.40	$98.76	135.7%	$1,317,397	1.8%
Arizona	1	90	1.4%	80.8%	$120.72	$97.54	145.9%	$1,158,027	1.6%
North Carolina	1	118	1.9%	66.6%	$108.23	$72.10	139.7%	$1,094,065	1.5%
Oklahoma	2	131	2.1%	72.3%	$95.08	$68.74	148.7%	$830,723	1.2%
Wyoming	1	60	0.9%	74.6%	$118.88	$88.74	117.6%	$753,591	1.1%
Connecticut	1	135	2.1%	56.7%	$131.41	$74.49	116.3%	$752,132	1.1%
Maryland	1	109	1.7%	79.9%	$97.48	$77.87	139.2%	$657,471	0.9%
Wisconsin	1	62	1.0%	68.6%	$115.68	$79.34	154.1%	$603,823	0.8%
Arkansas	1	88	1.4%	66.5%	$75.50	$50.18	100.5%	$166,883	0.2%
Total/Weighted Average	65	6,366	100.0%	74.6%	$119.07	$88.81	123.3%	$71,329,392	100.0%
(1)	TTM Occupancy, TTM ADR and TTM RevPAR are based on borrower-provided operating statements dated as of March 31, 2017 and weighted based on available rooms and occupied rooms, as applicable. TTM RevPAR Penetration is calculated based on operating statements provides by the borrowers and competitive set data provided by third party hospitality research reports, and is weighted based on total rooms. The minor variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR at the SCG Hotel Portfolio Properties are attributable to variances in reporting methodologies and/or timing differences.

The following table presents certain information relating to the SCG Hotel Portfolio’s competitive set:

Subject and Market Historical Occupancy, ADR and RevPAR(1)

Year	Competitive Set			SCG Hotel Portfolio			Penetration Factor
	Occupancy(2)	ADR(2)	RevPAR(2)	Occupancy(3)	ADR(3)	RevPAR(3)	Occupancy(4)	ADR(4)	RevPAR(4)
12/31/2014	66.0%	$103.25	$67.56	73.7%	$112.28	$82.80	111.7%	108.7%	122.6%
12/31/2015	66.6%	$108.28	$71.42	74.8%	$116.76	$87.29	112.2%	107.8%	122.2%
12/31/2016	65.9%	$110.28	$71.95	74.7%	$119.48	$89.23	113.4%	108.3%	124.0%
3/31/2017 TTM	65.9%	$110.31	$72.05	74.6%	$119.07	$88.81	113.1%	107.9%	123.3%
(1)	The variances between the underwriting, the hospitality research reports and the above table with respect to Occupancy, ADR and RevPAR for the SCG Hotel Portfolio are attributable to variances in reporting methodologies and/or timing differences.

(2)	Information obtained from third party hospitality research reports and weighted on available rooms and occupied rooms, as applicable.

(3)	Information obtained from the borrowers.

(4)	Penetration Factor figures are calculated based on operating statements provided by the borrowers and competitive set data provided by third party hospitality research reports. Portfolio level figures are weighted based on total room count.

The Borrowers. The borrowers consist of 92 single purpose Delaware limited liability companies and 36 single purpose Delaware limited partnerships, each structured to be bankruptcy remote with two independent directors in its organizational structure. Legal counsel to the borrowers delivered a non-consolidation opinion in connection with the origination of the SCG Hotel Portfolio Whole Loan. SCG Hotel Investors Holdings, L.P. is the guarantor of certain nonrecourse carveouts under the SCG Hotel Portfolio Whole Loan. The liability of the guarantor under the non-recourse carveout provisions for breaches or violations related to bankruptcy or insolvency actions under the SCG Hotel Portfolio Whole Loan documents is capped at 20.0% of the outstanding principal balance of the SCG Hotel Portfolio Whole Loan at the time of the occurrence of such action plus reasonable third party costs and expenses actually incurred by the lender in connection with the enforcement of any rights under the guaranty or the SCG Hotel Portfolio Whole Loan documents. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Obligations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor of the SCG Hotel Portfolio Whole Loan is Starwood Capital Group, L.P. (“SCG”). SCG is a private alternative investment firm with a primary focus on global real estate. Since its inception in 1991, SCG has raised over $40 billion of equity capital and currently manages over $51 billion in assets. Over the past 26 years, SCG has acquired over $86.5 billion of assets across major real estate asset class. SCG directly employs over 2,200 professionals and approximately 16,000 additional employees through various portfolio operating companies across offices in Atlanta, Chicago, Greenwich, Hong Kong, London, Los Angeles, Luxembourg, Miami, San Francisco and Washington D.C.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

Escrows. The SCG Hotel Portfolio Whole Loan documents provide for upfront escrows in the amount of $6,385,000 into a Larkspur Landing capital work reserve account to be used towards capital work and FF&E expenditures only at the Larkspur Landing properties and $5,883,991 into a general capital work reserve account to be used towards existing capital improvement and property improvement plan work as described in the SCG Hotel Portfolio Whole Loan documents.

The SCG Hotel Portfolio Whole Loan documents also provide for monthly escrows whereby upon the occurrence and during the continuance of a Trigger Period (as defined below), on a monthly basis, the borrowers are required to make deposits of (i) 1/12 of the required annual taxes, (ii) 1/12 of the annual insurance premiums if, among other things, (a) an acceptable blanket policy is no longer in place or (b) an event of default has occurred and is continuing and (iii) 1/12 of the ground rent that the lender reasonably estimates will be payable under the ground lease encumbering the Hilton Garden Inn Edison Raritan Center property.

Additionally, the SCG Hotel Portfolio Whole Loan documents provide that, on a monthly basis, regardless of whether a Trigger Period has occurred and is continuing, the borrowers are required to make deposits into an FF&E reserve equal to the greater of (a) 4.0% of gross revenue for the calendar month that is two months prior to the applicable payment date and (b) the amount required under the franchise agreement for FF&E work. For any future capital work required under any franchise agreement after the origination date of the SCG Hotel Portfolio Whole Loan, the borrowers are required to deposit into a future capital work reserve account an amount equal to (x) 100.0% of any future capital work required pursuant to a replacement franchise agreement mandated property improvement plan less (y) any amounts then on deposit in the FF&E reserve (provided that a capital work guaranty or a letter of credit may be provided by the guarantor in lieu of such deposit).

Lockbox and Cash Management. The SCG Hotel Portfolio Whole Loan requires a soft lockbox and springing cash management. At origination the borrowers were required to establish seven lender-controlled lockbox accounts. Prior to the occurrence of a Cash Management Trigger Period (as defined below), all sums payable to the borrowers under the related property management agreements, after the property managers have paid all amounts required to be paid under such agreements, are required to be deposited directly into the applicable lender-controlled lockbox account within two business days of receipt. Upon the occurrence and during the continuance of a Cash Management Trigger Period, the borrowers or managers are required to (i) deposit all revenues received by the borrowers and property managers directly into such lockbox accounts within two business days of receipt and (ii) cause all credit card companies or clearing banks to deliver all receipts directly into the applicable lender-controlled lockbox account. All funds in the lockbox accounts are required to be swept each business day into the applicable lender-controlled cash management account and then to applicable borrower’s operating account, unless a Trigger Period (as defined below) has occurred and is continuing, in which case such funds are required to be swept each business day into the applicable lender-controlled cash management account and disbursed on each payment date in accordance with the loan documents. Upon the occurrence and during the continuance of a Trigger Period, all excess cash flow is required to be swept into the applicable cash management account and held by the lender as additional collateral for the SCG Hotel Portfolio Whole Loan.

A “Cash Management Trigger Period” will commence upon the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 2.00x as of the last day of any calendar quarter. A Cash Management Trigger Period will cease to exist upon the debt service coverage ratio being at least 2.00x for two consecutive calendar quarters.

A “Trigger Period” will commence upon (i) an event of default under the SCG Hotel Portfolio Whole Loan documents, (ii) any bankruptcy or insolvency action of any property manager, (iii) any termination, expiration or cancellation of a franchise agreement or Larkspur Landing license agreement in violation of the SCG Hotel Portfolio Whole Loan documents, (iv) the debt service coverage ratio for the SCG Hotel Portfolio Whole Loan falling below 1.75x as of the last day of any calendar quarter or (v) any borrower is subject to an involuntary bankruptcy or insolvency action. A Trigger Period will cease to exist upon (a) with respect to clause (i) above, a cure of the event of default being accepted by the lender in its sole and absolute discretion, (b) with respect to clause (ii) above, the borrowers entering into a replacement management agreement with a qualified manager within 60 days of the initial bankruptcy or insolvency action (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (c) with respect to clause (iii) above, the borrowers entering into a replacement franchise agreement with a qualified franchisor within 60 days of the of the existing franchise agreement expiration, cancellation or termination (provided that such 60-day period may be extended an additional 30 days upon borrowers’ written request at lender’s reasonable discretion), (d) with respect to clause (iv) above, the debt service coverage ratio being at least 1.75x for two consecutive calendar quarters, which may be achieved at any time (x) the underwritten net cash flow has increased to achieve such debt service coverage ratio threshold or (y) by a prepayment of principal or deposit of cash in an amount determined by the lender such that the debt service coverage ratio is at least 1.75x for two consecutive calendar quarters (provided such prepayment is to be accompanied by the applicable yield maintenance premium) and (e) with respect to clause (v) above, the date such involuntary bankruptcy or insolvency proceeding is discharged, stayed or dismissed.

Property Management. The SCG Hotel Portfolio Properties are subject to operating agreements (“Operating Agreements”) with affiliates of SCG Hotel Investors Holdings, L.P. (the “Operators”) pursuant to which the Operators are responsible for the management of the SCG Hotel Portfolio Properties. The Operators subcontract such management responsibilities under management agreements with the following five managers: Hersha Hospitality Management L.P. (“Hersha”), First Hospitality Group, Inc. (“First Hospitality”), Schulte Hospitality Group, Inc. (“Schulte”), TMI Property Management, L.L.C. (“TMI”) and Pillar Hotels and Resorts, LLC (“Pillar”).

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

The following table presents certain information relating to the management companies of the SCG Hotel Portfolio Properties:

Portfolio Management Companies

Management Company	Properties	Rooms	% of Total Rooms	UW NCF	% of Total UW NCF	Appraised Value(1)	Appraised Value Per Room
Hersha	39	3,859	60.6%	$44,857,243	62.9%	$565,900,000	$146,644
First Hospitality	9	981	15.4%	$12,107,023	17.0%	$137,400,000	$140,061
TMI	9	666	10.5%	$6,259,518	8.8%	$87,600,000	$131,532
Schulte	6	692	10.9%	$5,458,243	7.7%	$69,700,000	$100,723
Pillar	2	168	2.6%	$2,647,365	3.7%	$28,600,000	$170,238
Total	65	6,366	100.0%	$71,329,392	100.0%	$956,000,000	$150,173
(1)	The Total Appraised Value reflects the “As Portfolio” value of $956,000,000 for the SCG Hotel Portfolio as a whole which includes an 8.1% premium to the aggregate “As-is” value of the individual SCG Hotel Portfolio Properties as a whole. The sum of the “As-is” and “As-Renovated” values, as applicable, for each of the SCG Hotel Portfolio Properties on an individual basis is $889,200,000, which represents an Appraised Value Per Room of $139,680. Additionally, the aggregate “As-is” value for each of the SCG Hotel Portfolio Properties on an individual basis is $884,700,000 as of April 23, 2017, which results in an Appraised Value Per Room of $138,973.

Assumption. The borrower has a right to transfer the SCG Hotel Portfolio Properties, provided that no event of default has occurred and is continuing and certain other conditions are satisfied, including (i) the lender’s reasonable determination that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration transferee experience, financial strength and general business standing; (ii) execution of a recourse guaranty and an environmental indemnity by an affiliate of the transferee; and (iii) if requested by the lender, rating agency confirmation from Fitch, KBRA and Moody’s that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the SCG Hotel Portfolio Companion Loans with respect to the ratings of such securities.

Partial Release. After June 1, 2018, the borrowers may obtain the release of one or more individual SCG Hotel Portfolio Properties from the lien of the SCG Hotel Portfolio Whole Loan subject to, among other terms and conditions: (i) no monetary event of default has occurred and is continuing, (ii) the remaining collateral has a debt service coverage ratio no less than the greater of (a) 2.65x and (b) the debt service coverage ratio in place immediately prior to the release and (iii) payment of a Release Price (as defined below), together with the related yield maintenance premium associated with the Release Price, provided that the debt service coverage ratio test may be satisfied with an additional prepayment of principal (with the related yield maintenance premium, as applicable) or a cash deposit with lender in an amount reasonably determined by the lender to meet such test.

The “Release Price” is an amount equal to, (a) if less than $57,727,000 has been prepaid to date, 105% of the allocated loan amount of each such individual property, (b) if less than $86,590,500 has been prepaid to date, 110% of the allocated loan amount of each such individual property, (c) if less than $115,454,000 has been prepaid to date, 115% of the allocated loan amount of each such individual property and (d) (x) for all amounts prepaid in excess of $115,454,000 or (y) if any release property is to be conveyed to an affiliate of the borrowers, principals, operating companies or guarantors, 120% of the allocated loan amount of each such individual property.

In addition, with respect to the Holiday Inn Express & Suites Terrell property, pursuant to a recorded declaration, Tanger Properties Limited Partnership, together with its successors and assigns, have the right to purchase the Holiday Inn Express & Suites Terrell property. In the event that such purchase option is exercised, the applicable borrower is required to promptly cause the release of the Holiday Inn Express & Suites Terrell property in compliance with the release provisions described above (except that the applicable borrower may release the Holiday Inn Express & Suites Terrell property during the lockout period with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan documents require that any release of the Holiday Inn Express & Suites Terrell property in connection with the exercise of the purchase option be in compliance with the release provisions described above (except that the release may occur on or prior to June 1, 2018 with payment of the applicable yield maintenance premium). The SCG Hotel Portfolio Whole Loan is recourse to the guarantor for any losses suffered by the lender if and when the purchase option is exercised.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. From and after the date that is the earlier of (i) May 24, 2018 and (ii) the date that all notes comprising of the SCG Hotel Portfolio Whole Loan have been securitized, certain direct and indirect owners of the borrowers are permitted to obtain mezzanine financing secured by the direct or indirect ownership interests in the borrowers upon satisfaction of certain terms and conditions including, among others, (i) no event of default has occurred and is continuing under the SCG Hotel Portfolio Whole Loan, (ii) the combined loan-to-value ratio does not exceed 64.9%, (iii) the combined debt service coverage ratio is not less than 2.65x, (iv) in the event that the mezzanine loan bears a floating rate of interest, the mezzanine borrowers have obtained an interest rate cap agreement from a provider reasonably acceptable to the mortgage lender containing a strike rate that provides for a debt service coverage ratio of not greater than 1.75x, (v) the mezzanine lenders have entered into an intercreditor agreement reasonably acceptable to the mortgage lender and (vi) delivery of a rating agency confirmation.

Ground Lease. The Hilton Garden Inn Edison Raritan Center property is subject to a ground lease, which expires on September 30, 2076 with no extension options. The ground lease requires a current annual rent of $275,517 and is subject to scheduled rent increases every five years during the term of the ground lease. The SCG Portfolio Whole Loan provides for monthly escrows of ground rent equal 1/12 of the ground rent that the lender reasonably estimates will be payable such ground lease upon the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

STARWOOD CAPITAL GROUP HOTEL PORTFOLIO

occurrence and during the continuance of a Trigger Period. Please see the representation and warranty regarding ground leases and the exceptions thereto in the Preliminary Prospectus for additional information regarding the risks associated with this ground lease.

Terrorism Insurance. The SCG Hotel Portfolio Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to the full replacement cost of the SCG Hotel Portfolio Properties, as well as business interruption insurance covering no less than the 24-month period following the occurrence of a casualty event, together with a six-month extended period of indemnity.

Windstorm Insurance. The SCG Hotel Portfolio Whole Loan documents require windstorm insurance covering the full replacement cost of the SCG Hotel Portfolio Properties during the loan term. At origination, the SCG Hotel Portfolio Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Long Island Prime Portfolio - Melville
1 68 South Service Road Melville, NY
2 58 South Service Road Melville, NY
3 48 South Service Road Melville, NY
Oyster Bay Harbor
Cove Neck
Cold Spring Harbor
Lloyd Harbor
Halesite
Huntington Country Club
Huntington Hospital
Huntington
Oyster Bay
Cove Rd
Cold Spring Harbor Laboratory
Oyster Bay Cove
Woodbury Rd
Park Ave
East Norwich
Laurel Hollow
Cold Spring Harbor
Huntington Station
Berry Hill Rd
Cold Spring Rd
Stillwell Woods Park
LIRR PORT JEFFERSON LINE
Oheka Castle
Jericho Tpke
Muttontown Eastwoods Rd
Cold Springs Country Club
South Huntington
The Woodcrest Club
SYOSSET
Woodbury
West Hills
Walt Whitman Shops
Muttontown
Syosset
Oyster Bay GC
Woodbury Village
North Shore-University Hosp. Syosset
Northern State Pkwy
West Hills County Park
Melville Mall
Jericho
Expwy
Manetto Hills Park
N.Y. City 28 miles
Long Island
The Five Towns College
Long Island Expwy
Plainview Shopping Center
Plainview
Dix Hills
Deer Park Ave
Carlls Straight Path
Woodbury Rd
Pine Ridge Conservation Area
Melville
Strathmore Park
Old Country Rd
North Shore Univ. Hospital at Plainview
Round Swamp Rd
SUFFOLK COUNTY
Commack Rd
HICKSVILLE
NASSAU COUNTY
Colonial Springs Rd
Old Country Rd
Deer Park
Old Bethpage
Wheatley Heights
Nicolls Rd
Tanger Outlet Deer Park
Hicksville
Bethpage
Bethpage State Park
Farmingdale State College
New Hwy
Wellwood Ave
Long Island Ave
Jerusalem Ave
PINELAWN
LIRR RONKONKOMA LINE
WYANDANCH
Wyandanch
Colonial Springs GC
North Babylon
Sunset Plaza
BETHPAGE
Bethpage State Park Golf Course
East Farmingdale
FARMINGDALE
Edison Ave
Straight Path
Little East Neck Rd
Southern State Pkwy
West Islip
Levittown
St. Joseph Hospital
Farmingdale
Republic Airport
Hempstead Tpke
Bethpage State Pkwy
Main St
Belmont Lake State Park
West Babylon
Wantagh State Pkwy
Oyster Bay Expwy
Wantagh Ave
Southern State Pkwy
Sunrise Hwy
North Lindenhurst
North Massapequa
North Amityville
Wellwood Ave
Great Neck Rd
LIRR MONTAUK LINE
BABYLON
Babylon
North Wantagh
Seaford-
North Bellmore
Massapequa Park
LIRR BABYLON LINE
LINDENHURST
Great South Bay Shopping Ctr.
Wantagh
Massapequa Park
Sunrise Mall
AMITYVILLE
COPIAGUE
Lindenhurst
SEAFORD
MASSAPEQUA
MASSAPEQUA PARK
Bergen Point Golf Club
WANTAGH
Sunrise Hwy
Amityville
BELLMORE
Merrick Rd
East Massapequa
Indian Island County Park
Copiague
Great South Bay
Bellmore
Seaford
Massapequa
Tanner Park
CONNECTICUT
STAMFORD
Norwalk
White Plains
Greenwich
Long Island Sound
New Rochelle
LONG ISLAND
Huntington
Smithtown
Hauppauge
Brentwood
Melville
Hempstead
Levittown
N.Y. CITY
QUEENS
Atlantic Ocean

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 5 – Long Island Prime Portfolio - Melville

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment	NR/NR/NR			Property Type:	Office
(Fitch/KBRA/Moody’s):				Specific Property Type:	Suburban
Original Principal Balance(1):	$48,200,000			Location:	Melville, NY
Cut-off Date Balance(1):	$48,200,000			Size:	776,720 SF
% of Initial Pool Balance:	4.2%			Cut-off Date Balance Per SF(1):	$155.14
Loan Purpose:	Refinance			Year Built/Renovated:	Various – See Table
Borrower Names:	48 S. Service Road SPE LLC; 58/68 S.			Title Vesting:	Fee
	Service Road SPE LLC			Property Manager:	Self-managed
Borrower Sponsor:	RXR Realty LLC			4th Most Recent Occupancy (As of)(4):	90.3% (12/31/2013)
Mortgage Rate:	4.400%			3rd Most Recent Occupancy (As of)(4):	92.3% (12/31/2014)
Note Date:	June 6, 2017			2nd Most Recent Occupancy (As of)(4):	94.2% (12/31/2015)
Anticipated Repayment Date:	NAP			Most Recent Occupancy (As of)(4):	96.4% (12/31/2016)
Maturity Date:	June 6, 2027			Current Occupancy (As of):	93.5% (4/20/2017)
IO Period:	120 months
Loan Term (Original):	120 months
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$13,329,370 (12/31/2014)
Call Protection(2):	L(25),D(88),O(7)			3rd Most Recent NOI (As of):	$14,955,987 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$15,564,824 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of)(5):	$15,525,236 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu, Mezzanine
				U/W Revenues:	$26,717,722
				U/W Expenses:	$9,448,015
				U/W NOI(5):	$17,269,707
				U/W NCF(5):	$16,027,807
Escrows and Reserves(3):				U/W NOI DSCR(1):	3.21x
				U/W NCF DSCR(1):	2.98x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield(1):	14.3%
Taxes	$537,224	$268,612	NAP	U/W NCF Debt Yield(1):	13.3%
Insurance	$0	Springing	NAP	As-Is Appraised Value:	$206,000,000
Replacement Reserves	$0	$14,871	NAP	As-Is Appraisal Valuation Date:	March 24, 2017
TI/LC Reserve	$4,200,000	$89,229	NAP	Cut-off Date LTV Ratio(1):	58.5%
Unfunded Obligations Reserve	$2,903,067	$0	NAP	LTV Ratio at Maturity or ARD(1):	58.5%

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio - Melville Whole Loan (as defined below). See “Subordinate and Mezzanine Indebtedness” section. The equity interest in the borrower has been pledged to secure mezzanine indebtedness with an original principal balance of $30,125,000. As of the Cut-off Date, the Cut-off Date Balance per SF, U/W NCF DSCR, U/W NOI Debt Yield, Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD based on the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan (as defined below) were $193.92, 1.99x, 11.5%, 73.1% and 73.1%, respectively.

(2)	The lockout period will be at least 25 payments beginning with and including the first payment date of July 6, 2017. Defeasance of the Long Island Prime Portfolio - Melville Whole Loan is permitted at any time after the earlier to occur of (i) June 6, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Long Island Prime Portfolio - Melville Mortgage Loan”) is part of a whole loan (the “Long Island Prime Portfolio - Melville Whole Loan”) that is evidenced by two pari passu notes (Note A-1 and Note A-2) secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Melville, New York on Long Island (the “Long Island Prime Portfolio - Melville Properties”). The Long Island Prime Portfolio - Melville Whole Loan was originated on June 6, 2017 by Barclays Bank PLC and Goldman Sachs Mortgage Company. The Long Island Prime Portfolio - Melville Whole Loan had an original principal balance of $120,500,000, has an outstanding principal balance as of the Cut-off Date of $120,500,000 and accrues interest at an interest rate of 4.400% per annum. The Long Island Prime Portfolio - Melville Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Whole Loan matures on June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The Long Island Prime Portfolio - Melville Mortgage Loan is evidenced by the non-controlling Note A-2, which had an original principal balance of $48,200,000, has an outstanding principal balance as of the Cut-off Date of $48,200,000 and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 (the “Long Island Prime Portfolio - Melville Pari Passu Companion Loan”), had an aggregate original principal balance of $72,300,000, has an outstanding principal balance as of the Cut-off Date of $72,300,000, is currently held by Goldman Sachs Mortgage Company and is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans— Long Island Prime Portfolio - Melville Whole Loan” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$72,300,000	Goldman Sachs Mortgage Company	Yes
A-2	$48,200,000	WFCM 2017-C38	No
Total	$120,500,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the Long Island Prime Portfolio - Melville Whole Loan in whole or in part (see “Partial Release” section), on any payment date before December 6, 2026. In addition, the Long Island Prime Portfolio - Melville Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses

Sources			Uses
Original whole loan amount	$120,500,000	66.1%	Loan payoff(2)	$169,132,273	92.8%
Mezzanine Loan(1)	30,125,000	16.5	Reserves	7,640,292	4.2
Preferred Equity(1)	27,110,470	14.9	Closing costs	5,447,898	3.0
Borrower Sponsor’s new cash contribution(2)	4,484,992	2.5

Total Sources	$182,220,462	100.0%	Total Uses	$182,220,462	100.0%

(1)	See “Subordinate and Mezzanine Indebtedness” and “Preferred Equity” sections.

(2)	The Long Island Prime Portfolio - Melville Properties and two additional properties (395 North Service Road – Melville and 50 Charles Lindbergh – Uniondale), were collateral for a loan previously securitized in the GCCFC 2007-GG9 transaction. Loan payoff represents the pro rata payoff based on the original amount allocated to the Long Island Prime Portfolio - Melville Properties. In total, the Borrower Sponsor contributed approximately $19.6 million of new cash to pay off the entirety of the previous loan. Prior to loan origination, the previous financing was in maturity default as it matured February 6, 2017. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

The Properties. The Long Island Prime Portfolio - Melville Properties consist of three Class A office properties (48, 58 and 68 South Service Road) located in Melville, New York, on Long Island, approximately 30.0 miles east of Manhattan. Constructed from 1986 to 2006, the Long Island Prime Portfolio - Melville Properties total 776,720 square feet. The Long Island Prime Portfolio - Melville Properties feature amenities including 24-hour/7-day access, an on-site cafe and a fitness center. Additionally, the 68 South Service Road property and the 58 South Service Road property both feature a conference/training facility, as well as concierge services.

The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. South Service Road runs parallel to and is immediately accessible from Interstate 495 (also known as the Long Island Expressway), which connects Manhattan to Nassau and Suffolk counties in Long Island. The Long Island Prime Portfolio - Melville Properties are accessible by the Long Island Rail Road, via the Port Jefferson and Ronkonkoma branches. Both the Port Jefferson and Ronkonkoma branches make stops in Huntington, Farmingdale, Pinelawn, and Wyandanch, and which directly connect to Penn Station.

The Long Island Prime Portfolio – Melville Properties are leased to 40 unique tenants (excluding subleased tenants) across a diverse spectrum of industries, including the legal, insurance, financial services, telecommunications and transportation industries. No single tenant, other than Citibank N.A. (26.1% of net rentable area and 27.6% of annual in-place underwritten base rent), represents more than 6.5% of net rentable area or 8.5% of annual in-place underwritten base rent of the Long Island Prime Portfolio – Melville Properties. The largest tenants at the Long Island Prime Portfolio - Melville Properties include Citibank N.A. at the 68 South Service Road property (27.6% of U/W base rent), Morgan Stanley Smith Barney at the 58 South Service Road property (8.5% of U/W base rent) and HQ Global Workplaces LLC at the 68 South Service Road property (7.0% of U/W base rent). Approximately 64.6% of Citibank N.A. space is currently subleased to a variety of tenants, including Anchor Group Management, TNT USA Inc., Wells Fargo, RUI Credit Services Inc., NAPA Management Services Corporation and Foa & Son Corporation. Ten tenants leasing 370,369 square feet (52.0% of U/W base rent, or 33.9% of U/W base rent exclusive of Citibank N.A. subleased space) are investment grade rated tenants. As of April 20, 2017, the Long Island Prime Portfolio – Melville Properties were 93.5% occupied by 40 tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The following table presents certain information relating to the Long Island Prime Portfolio - Melville Properties:

Property Name	Allocated Cut- off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built/ Renovated	Net Rentable Area (SF)	As-Is Appraised Value	Allocated Cut-off Date LTV
68 South Service Road	$58,500,000	48.5%	98.9%	2006/NAP	323,292	$100,000,000	58.5%
58 South Service Road	$49,700,000	41.2%	88.3%	2002/NAP	309,262	$85,000,000	58.5%
48 South Service Road	$12,300,000	10.2%	92.4%	1986/1998	144,166	$21,000,000	58.6%
Total/Weighted Average	$120,500,000	100.0%	93.5%		776,720	$206,000,000	58.5%

The following table presents certain information relating to the tenancies at the Long Island Prime Portfolio - Melville Properties:

Major Tenants

Tenant Name - Property	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Citibank N.A.(3) 68 South Service Road	A/Baa1/BBB+	202,930	26.1%	$32.18	$6,530,257	27.6%	3/31/2022(4)
Morgan Stanley Smith Barney 58 South Service Road	A/A3/BBB+	50,359	6.5%	$40.00	$2,014,398	8.5%	11/30/2023(5)
HQ Global Workplaces LLC 68 South Service Road	NR/NR/NR	35,522	4.6%	$46.72	$1,659,553	7.0%	1/31/2019(6)
Jackson Lewis P.C. 58 South Service Road	NR/NR/NR	29,385	3.8%	$35.03	$1,029,248	4.3%	12/31/2025(7)
Signature Bank(8) 68 South Service Road	NR/NR/NR	24,332	3.1%	$41.55	$1,010,914	4.3%	2/29/2024(9)
Total Major Tenants		342,528	44.1%	$35.75	$12,244,370	51.7%

Non-Major Tenants		383,529	49.4%	$29.80	$11,429,054	48.3%

Occupied Collateral Total		726,057	93.5%	$32.61	$23,673,424	100.0%

Vacant Space		50,663	6.5%

Collateral Total		776,720	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent includes rent steps through July 2018 totaling, $992,997.

(3)	Citibank, N.A. is currently in occupancy of 71,838 square feet of space through March 31, 2022. Citibank, N.A. subleases 131,092 square feet of space through March 31, 2022 at an average annual base rent of approximately $32.78 PSF to: (i) Anchor Group Management (32,625 square feet), (ii) TNT USA Inc. (26,515 square feet), (iii) Wells Fargo (23,788 square feet), (iv) Napa Management Services Corporate (23,782 square feet), (vi) RUI Credit Services Inc. (14,750 square feet) and (vii) Foa & Son Corporation (9,632 square feet). The terms shown for Citibank, N.A. in the table above are based on its direct lease.

(4)	Citibank N.A. has two, five-year renewal options.

(5)	Morgan Stanley Smith Barney has one, five-year renewal option. Morgan Stanley Smith Barney Financing LLC has the right to cancel its lease as of November 30, 2020, with notice by November 30, 2019 and the payment of a termination fee.

(6)	HQ Global Workplaces LLC has two, five-year renewal options.

(7)	Jackson Lewis P.C. has one, five year renewal option.

(8)	Signature Bank subleases an additional 5,456 square feet of space at 58 South Service Road from Bank United NA through October 31, 2018 at a current base rent of $134,218 with an additional 440 square feet of storage space at 58 South Service Road. Signature Bank’s subleased and storage space is not reflected in the Major Tenants table.

(9)	Signature Bank has 300 square feet of space that expires September 30, 2018. Signature Bank has one, five year renewal option, exclusive of the 300 square foot space.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

The following table presents certain information relating to the lease rollover schedule at the Long Island Prime Portfolio - Melville Properties:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring(3)	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(4)
MTM	0	1,004	0.1%	1,004	0.1%	0	0.0%	$0.00
2017	2	19,089	2.5%	20,093	2.6%	$631,483	2.7%	$33.08
2018	5	59,408	7.6%	79,501	10.2%	2,135,657	9.0%	$35.95
2019	6	81,119	10.4%	160,620	20.7%	3,224,818	13.6%	$39.75
2020	4	25,877	3.3%	186,497	24.0%	800,792	3.4%	$30.95
2021	8	90,057	11.6%	276,554	35.6%	2,679,129	11.3%	$29.75
2022	7	239,615	30.8%	516,169	66.5%	7,722,534	32.6%	$32.23
2023	1	50,359	6.5%	566,528	72.9%	2,014,398	8.5%	$40.00
2024	3	40,518	5.2%	607,046	78.2%	1,545,550	6.5%	$38.14
2025	2	43,016	5.5%	650,062	83.7%	1,504,153	6.4%	$34.97
2026	1	17,291	2.2%	667,353	85.9%	622,433	2.6%	$36.00
2027	0	0	0.0%	667,353	85.9%	0	0.0%	$0.00
Thereafter	1	58,704	7.6%	726,057	93.5%	792,478	3.3%	$13.50
Vacant	0	50,663	6.5%	776,720	100.0%	0	0.0%	$0.00
Total/Weighted Average	40	776,720	100.0%			$23,673,424	100.0%	$32.61

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Table.

(3)	No. of Leases Expiring does not include subleased tenants and miscellaneous administrative space (auditorium, tenant storage spaces, cafeteria, fitness and conference space), Federal Express, Cablevision Lightpath-NY Inc., Open Access Inc., United Parcel Services and Verizon New York Inc. which have no attributable base rent.

(4)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Long Island Prime Portfolio - Melville Properties:

Historical Occupancy

2013(1)	2014(1)	2015(1)	2016(1)	4/20/2017(2)
90.3%	92.3%	94.2%	96.4%	93.5%

(1)	Information obtained from the borrower and represents the average occupancy for the year stated.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Long Island Prime Portfolio - Melville Properties:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017(1)	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$19,179,730	$20,811,240	$21,634,440	$21,590,527	$24,070,976(2)	90.1%	$30.99
Grossed Up Vacant Space	0	0	0	0	1,182,060	4.4	1.52
Total Reimbursables	2,753,550	2,856,724	2,917,050	2,941,475	3,059,561	11.5	3.94
Other Income	230,190	241,044	269,806	269,107	155,068	0.6	0.20
Less Vacancy & Credit Loss	(36)	(7,968)	(121,220)	(116,807)	(1,749,944)(3)	(6.5)	(2.25)
Effective Gross Income	$22,163,434	$23,901,040	$24,700,076	$24,684,301	$26,717,721	100.0%	$34.40

Total Operating Expenses	$8,834,064	$8,945,053	$9,135,252	$9,159,065	$9,448,015	35.4%	$12.16

Net Operating Income	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$17,269,707	64.6%	$22.23
TI/LC	0	0	0	0	1,047,719	3.9	1.35
Capital Expenditures	0	0	0	0	194,180	0.7	0.25
Net Cash Flow	$13,329,370	$14,955,987	$15,564,824	$15,525,236	$16,027,807	60.0%	$20.64

NOI DSCR(4)	2.48x	2.78x	2.90x	2.89x	3.21x
NCF DSCR(4)	2.48x	2.78x	2.90x	2.89x	2.98x
NOI DY(4)	11.1%	12.4%	12.9%	12.9%	14.3%
NCF DY(4)	11.1%	12.4%	12.9%	12.9%	13.3%

(1)	The increase in Base Rent, Effective Gross Income and Net Operating Income from TTM 3/31/2017 to U/W was a result of approximately 66,694 square feet (8.6% of net rentable area) having signed a new or renewal lease since 3/31/2016.

(2)	U/W Base Rent includes rent steps through July 2018, totaling $992,997 and the present value of seven investment grade tenant rent steps discounted at 7.0% totaling $397,552.

(3)	The underwritten economic vacancy is 6.2%. The Long Island Prime Portfolio - Melville Properties were 93.5% physically occupied as of April 20, 2017.

(4)	The debt service coverage ratios and debt yields are based on the Long Island Prime Portfolio – Melville Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Appraisal. As of the appraisal valuation date of March 24, 2017, the Long Island Prime Portfolio - Melville Properties had an aggregate “as-is” appraised value of $206,000,000.

Environmental Matters. According to the Phase I environmental site assessments dated April 6, 2017, there was no evidence of any recognized environmental conditions at the Long Island Prime Portfolio - Melville Properties.

Market Overview and Competition. The Long Island Prime Portfolio - Melville Properties are located along South Service Road in Melville, New York which is in Suffolk County, Long Island. According to the appraisal, leasing activity in the Nassau-Suffolk region for the fourth quarter of 2016 totaled 625,000 square feet, up 17.0% from its five-year quarterly average. As of the fourth quarter of 2016, the Long Island Class A office market reported a total inventory of 104 office buildings, totaling approximately 19.0 million square feet, with a 8.2% vacancy rate and average asking rents of $30.62 per square foot. The Long Island Prime Portfolio - Melville Properties are situated in the Western Suffolk submarket, which reported a total inventory of 30 office buildings, totaling approximately 4.9 million square feet, with a 7.2% vacancy rate and average asking rents of $28.68 per square foot. As of 2016, the estimated population within a one-, three- and five- mile radius of the Long Island Prime Portfolio - Melville Properties was 4,147, 64,971 and 242,989, respectively. The 2016 estimated average household income within the same radii was $176,090, $168,146 and $142,786, respectively. The unemployment rate in Suffolk County has steadily declined over the past five years to 4.1% as of December 2016.

The following table presents certain information relating to comparable office leases for the Long Island Prime Portfolio - Melville Properties:

Comparable Leases(1)

Property Name/ Location	Year Built/ Renovated	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
330 South Service Road Melville, NY	2002/NAP	261,360	1.8 miles	Zeta Global	5.3 Yrs	6,325	$27.11	Modified Gross
401 Broad Hollow Road, Melville, NY	1970/1997	112,567	1.8 miles	Tutunjian & Bitetto, P.C.	7.7 Yrs	9,681	$35.02	Modified Gross
				Oppenheimer & Company	7.7 Yrs	9,100	$35.84	Modified Gross
425 Broad Hollow Road Melville, NY	1967/NAP	261,360	1.7 miles	McCoy Companies	5.4 Yrs	3,788	$31.72	Modified Gross
400 Broad Hollow Road Melville, NY	2009/NAP	135,000	1.5 miles	Napoli Shkolnik, PLLC	10.0 Yrs	10,252	$36.68	Modified Gross
				Yardi System Inc.	11.9 Yrs	27,770	$40.32	Modified Gross
1305 Walt Whitman Road Melville, NY	1985/NAP	169,970	1.5 miles	RUI	6.9 Yrs	19,011	$28.83	Modified Gross
41 Pinelawn Road Melville, NY	1995/NAP	62,234	2.1 miles	Reverse Mortgage Funding	7.3 Yrs	23,146	$27.81	Modified Gross
300 Broadhollow Road Melville, NY	1989/NAP	242,292	1.7 miles	Ranstad	7.3 Yrs	3,555	$30.87	Modified Gross
				Littler Mendelson, PC	7.8 Yrs	3,379	$33.65	Modified Gross
324 South Service Road Melville, NY	2007/NAP	133,050	1.7 miles	Bosley Medical Institute	6.3 Yrs	3,453	$32.77	Modified Gross
395 North Service Road Melville, NY	1988/NAP	203,024	2.7 miles	CoStar	5.3 Yrs	4,698	$28.57	Modified Gross

(1)	Information obtained from the appraisal.

The Borrowers. The borrowers are 48 S. Service Road SPE LLC and 58/68 S. Service Road SPE LLC, each a Delaware limited liability company and single purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Long Island Prime Portfolio - Melville Whole Loan. RXR Properties Holdings LLC is the guarantor of certain nonrecourse carveouts under the Long Island Prime Portfolio - Melville Whole Loan.

The Borrower Sponsor. The borrower sponsor is RXR Realty LLC (“RXR”), a New York-based, vertically integrated real estate owner/operator and investment management firm. RXR manages 81 commercial real estate properties and investments with an aggregate gross asset value of approximately $15.4 billion as of March 31, 2017, comprised of approximately 23.0 million square feet of commercial operating properties and approximately 3,200 multi-family and for sale units under active development in the New York Metropolitan area. Affiliates of RXR have previously negotiated three discounted loan payoffs, none of which related to the Long Island Prime Portfolio - Melville Properties. See “Description of the Mortgage Pool – Loan Purpose; Default History, Bankruptcy Issues and Other Proceedings” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

Escrows. The Long Island Prime Portfolio - Melville Whole Loan documents provide for upfront escrows at origination in the amount of $537,224 for real estate taxes, $4,200,000 for general tenant improvements and leasing commissions (“TI/LCs”) and $2,903,067 for unfunded obligations reserves comprised of (i) $1,409,539 for UBS tenant improvements and free rent, (ii) $471,204 for Comtech Telecom tenant improvements and free rent, (iii) $256,011 for Worldwide tenant improvements, (iv) $244,151 for elevator modernization at the 48 South Service Road property, (v) $196,286 for Signature Bank free rent, (vi) $260,742 for Maguire Insurance Agency, Inc. free rent and tenant improvements, (vii) $43,166 for Schacker Real Estate Corporation leasing commissions and free rent and (viii) $21,969 for Piermont Inc. free rent.

The Long Island Prime Portfolio - Melville Whole Loan documents provide for ongoing monthly escrows for taxes ($268,612 as of the origination date), $14,871 for replacement reserves (to be reduced by approximately $0.02 per square foot for each property released pursuant to the “Partial Release” section below) and $89,229 for TI/LCs (to be reduced by $0.125 per square foot for each property released pursuant to the “Partial Release” section below). The Long Island Prime Portfolio - Melville Whole Loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no event of default has occurred and is continuing and (ii) the borrower provides the lender with evidence that the Long Island Prime Portfolio - Melville Properties is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

Lockbox and Cash Management. The Long Island Prime Portfolio - Melville Whole Loan requires a lender-controlled lockbox account, which is already in place, and that the borrower directs tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period (as defined below) or event of default, the funds in the lockbox account will be remitted to the borrower’s operating account. During a Trigger Period or event of default, any transfers to the borrower’s operating account are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a lender-controlled cash management account. To the extent there is a Trigger Period continuing, all excess cash flow after payment of the Long Island Prime Portfolio – Melville Whole Loan debt service, required reserves, operating expenses and mezzanine debt service will be swept into an excess cash flow reserve to be held in a lender controlled account. Upon the expiration of a Trigger Period, any remaining excess cash flow funds will be disbursed to the borrower’s operating account.

A “Trigger Period” will commence upon any of the following: (i) the net operating income of the Long Island Prime Portfolio – Melville Properties falling below $14,819,690 (as calculated in the Long Island Prime Portfolio - Melville Whole Loan documents and tested quarterly), (ii) the delivery of Citibank N.A.’s notice to terminate its lease or the failure of Citibank N.A. to deliver notice of its intent to extend or renew its lease 12 months prior to expiration, (iii) the failure of the borrower to deliver required financial reports to lender or (iv) the occurrence and continuance of an event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below). A Trigger Period will be cured, with regard to clause (i), upon the conclusion of the second of two consecutive quarters thereafter during each of which the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690; with regard to clause (ii), upon the borrower (a) receiving notice from Citibank N.A. of its intention to renew or extend its lease for a period of no less than five years, (b) entering into one or more replacement leases covering, in the aggregate, no less than 70.0% of the square footage demised by the Citibank N.A. lease, for a period of no less than five years at an annual average base rent of no less than $32.00 per square foot or (c) the net operating income of the Long Island Prime Portfolio – Melville Properties is equal to or greater than $14,819,690 without giving effect to the Citibank N.A. lease but giving effect to rents from any qualifying lease covering any portion of the space demised by the Citibank lease; with regard to clause (iii), upon the borrower delivering such financial reports to lender; and with regard to clause (iv), upon the cure of such event of default under the Long Island Prime Portfolio – Melville Mezzanine Loan (as defined below).

Property Management. The Long Island Prime Portfolio - Melville Properties are managed by an affiliate of the borrower.

Assumption. The borrower has the right to transfer the Long Island Prime Portfolio - Melville Properties from and after June 6, 2018 provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) the proposed transferee is controlled be a qualified transferee as provided in the Long Island Prime Portfolio - Melville Whole Loan documents (including total assets in excess of $650.0 million, shareholder’s equity in excess of $250.0 million); and (iii) the lender has received confirmation that the transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period, the borrower is permitted to partially release any of the Long Island Prime Portfolio - Melville Properties with partial defeasance of 115% of the released property’s allocated loan balance, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) after giving effect to such defeasance, the debt yield (with respect to the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan) with respect to the remaining Long Island Prime Portfolio – Melville Properties being no less than the greater of (a) 11.58% and (b) the debt yield immediately prior to the release; (iii) the lender has received confirmation that the defeasance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities; (iv) the lender receives a legal opinion that the release satisfies REMIC requirements.

58/68 South Service Road Tax Lot Subdivision and Condominium Conversion. The 58 South Service Road property and the 68 South Service Road property (the “58/68 South Service Road Properties”) currently constitute a single tax lot. The borrower may subdivide the 58/68 South Service Road Properties subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate, legally subdivided parcels of land and separate tax lots; and (iii) subdivision will not adversely affect the use, operations or access to each property.

In lieu of effectuating the subdivision of 58/68 South Service Road Properties described above, the borrower may convert the 58/68 South Service Road Properties into a condominium form of ownership containing two separate condominium units at each of the 58

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Long Island Prime Portfolio - Melville

South Service Road property and the 68 South Service Road property, subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) each of the 58/68 South Service Road Properties thereafter each constitutes separate tax lots; (iii) the borrower has demonstrated to lender’s reasonable satisfaction that the conversion shall not have any material adverse impact on either of the 58/68 South Service Road Properties; and (iv) the lender has received confirmation that the conversion will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. See “Description of the Mortgage Pool – Mortgage Pool Characteristics – Condominium Interests” in the Preliminary Prospectus.

Free Release. The borrowers are permitted to obtain the release of the vacant unimproved portion of any of the Long Island Prime Portfolio - Melville Properties, subject to the satisfaction of certain conditions contained in the loan agreement, including but not limited to (i) no event of default has occurred and is continuing, (ii) release will not adversely affect the use, operations or access to the remaining property, (iii) release conforms to REMIC requirements, (iv) evidence that the remaining property will be in compliance with all applicable legal and zoning requirements and (v) the loan to value ratio for the remaining properties are in compliance with all REMIC requirements.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. KDF REIT Investments, LLC, a related entity of CBRE Global Investors (the “Long Island Prime Portfolio - Melville Mezzanine Lender”) funded a $30,125,000 mezzanine loan (the “Long Island Prime Portfolio - Melville Mezzanine Loan”) to RXR Melville Mezz LLC, a Delaware limited liability company owning 100.0% of each borrower under the Long Island Prime Portfolio - Melville Whole Loan (collectively, the “Long Island Prime Portfolio - Melville Mezzanine Borrower”). The Long Island Prime Portfolio - Melville Mezzanine Loan is secured by a pledge of the Long Island Prime Portfolio - Melville Mezzanine Borrower’s interest in the borrowers under the Long Island Prime Portfolio - Melville Whole Loan. The Long Island Prime Portfolio - Melville Mezzanine Loan accrues interest at a rate of 8.750% per annum and requires interest-only payments through the maturity date of June 6, 2027. The rights of the Long Island Prime Portfolio - Melville Mezzanine Lender are further described under “Description of the Mortgage Pool–Additional Indebtedness-Mezzanine Indebtedness” in the Preliminary Prospectus.

Preferred Equity. CNI RXR Prime Investor, LLC, a related entity of Colony NorthStar, Inc., had made a preferred equity investment in RXR LI Prime Property Venture LP in an amount equal to $85,000,000, of which $27,110,470 is attributable to the 100.0% preferred interest in the Long Island Prime Portfolio - Melville Mezzanine Borrower. Pursuant to the limited partnership agreement of RXR LI Prime Property Venture LP, the preferred equity interest is payable only from excess cash after the payment of amounts due under the Long Island Prime Portfolio - Melville Whole Loan and the Long Island Prime Portfolio - Melville Mezzanine Loan. See “Description of the Mortgage Pool–Preferred Equity” in the Preliminary Prospectus.

58/68 South Service Road Permitted Future Industrial Development Agency (“IDA”) Lease. The borrower is permitted to convey its current fee interest in the 58/68 South Service Road Properties (but not its reversionary interest) to the Industrial Development Agency (“IDA”), subject to certain conditions including (i) no event of default has occurred and is continuing; (ii) the future IDA lease is satisfactory to lender; (iii) the fee interest in the applicable property is subject to the Long Island Prime Portfolio - Melville Whole Loan; (iv) no material adverse effect as determined under the Long Island Prime Portfolio - Melville Whole Loan documents; and (v) the lender has received confirmation that the conveyance will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the Long Island Prime Portfolio - Melville Pari Passu Companion Loan with respect to the ratings of such securities. The conveyance is to be by virtue of a deed of the fee interests in the applicable property to the IDA and the lease of such property from the IDA to the applicable borrower for the purpose of facilitating the granting of economic benefits to the borrower.

Terrorism Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Long Island Prime Portfolio - Melville Properties. The Long Island Prime Portfolio - Melville Whole Loan documents also require business interruption insurance covering no less than the 18-month period following the occurrence of a casualty event, together with a 12-month extended period of indemnity. If TRIPRA or a similar statute is no longer in effect, borrower will only be obligated to carry terrorism insurance if commercially available and, in such event, subject to a cap equal to two times the premium for the property and business/rental interruption coverage.

Windstorm Insurance. The Long Island Prime Portfolio - Melville Whole Loan documents require windstorm insurance covering the full replacement cost of the Long Island Prime Portfolio - Melville Properties during the loan term. At origination, the Long Island Prime Portfolio - Melville Properties had windstorm insurance coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225-233 PARK AVENUE SOUTH

225
233
19
Facebook 21,063 SF 10/2027
18
Facebook 27,677 SF 10/2027
17
Facebook 27,766 SF 10/2027
16
Buzzfeed 27,766 SF 5/2026
15
Buzzfeed 27,653 SF 5/2026
14
Buzzfeed 27,044 SF 5/2026
13
Buzzfeed 2,288 SF 5/2026
Buzzfeed 27,044 SF 5/2026
12
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
11
Buzzfeed 13,343 SF 5/2026
Buzzfeed 26,921 SF 5/2026
10
Facebook 13,418 SF 10/2027
Facebook 27,073 SF 10/2027
9
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
8
Facebook 13,418 SF 10/2027
Facebook 26,979 SF 10/2027
7
Facebook 13,053 SF 10/2027
Facebook 26,979 SF 10/2027
6
STV 13,053 SF 5/2024
Facebook 26,979 SF 10/2027
5
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
4
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
3
STV 13,053 SF 5/2024
STV 26,996 SF 5/2024
2
T. Rowe Price 13,450 SF 3/2028
CUNY 3,790 SF 6/2021
Vacant 5,976 SF
WB Wood 13,397 SF 12/2022
1
233 PAS Restaurant Co. 9,528 SF 4/2032
Vacant 568 SF
Ainsworth 6,540 SF 10/2022
Buzzfeed 1,800 SF 5/2026
Flushing Savings Bank 7,208 SF 10/2026
Florian Cafe 6,953 SF 6/2029
Basement
233 PAS Restaurant Co. 1,433 SF 4/2032
Ainsworth 5,200 SF 10/2022
Vacant 7,980 SF
Facebook 1,658 SF 10/2027
Vacant
2021 – 2022
2023 – 2024
2025 – 2026
2027+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

225 & 233 Park Avenue South
225 & 233 Park Avenue South
New York, NY 10003
MANHATTAN
Midtown
East Side
Garment District
Chelsea
Flatiron District
Gramercy Park
Kips Bay
Stuyvesant Town
Alphabet City
East Village
Greenwich Village
West Village
Times Square
Port Authority Bus Terminal
Grand Central Terminal
Bryant Park
New York Public Library
W. 42nd St.
W. 34th St.
E. 34th St.
W. 23rd St.
E. 23rd St.
W. 14th St.
E. 14th St.
Herald Square
Macy's
Empire State Building
Madison Square Garden
Penn Station
Pennsylvania Station (LI Railroad, Amtrak, NJ Transit)
Long Island Railroad
Madison Square Park
Union Square
Washington Square
Tompkins Square Park
Gramercy Park
Broadway
Park Ave. South
Park Ave.
Lexington Ave.
Madison Ave.
5th Ave.
6th Ave.
7th Ave.
8th Ave.
3rd Ave.
2nd Ave.
1st Ave.
4th Ave.
Irving Pl.
FDR Drive
Greenwich Ave.
Fashion Institute of Technology
Baruch College
NYU Medical Center
NYU School of Medicine
Bellevue Hospital Center
VA New York Harbor Medical Center
NYU School of Dentistry
School of Visual Arts
Cabrini Medical Center
Beth Israel Medical Center
New York Eye & Ear Infirmary
Con Edison Building
Theo. Roosevelt Birthplace Natl. Historic Site
NY Film Academy School of Film & Acting
Flatiron Building
Metropolitan Life Building
NY Life Insurance Bldg.
Natl. Museum of Mathematics
Rubin Museum of Art
New York University
Cooper Union
Grace Church
Astor Pl.
QUEENS
BROOKLYN
NEW JERSEY
JERSEY CITY
Hoboken
Union City
Long Island City
Williamsburg
Astoria
Upper West Side
Upper East Side
Central Park

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 6 – 225 & 233 Park Avenue South

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	BBB+/A/NR			Property Type:	Office
Original Principal Balance(1):	$45,000,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$45,000,000			Location:	New York, NY
% of Initial Pool Balance:	3.9%			Size:	675,756 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$347.76
Borrower Name:	225 Fourth LLC			Year Built/Renovated:	1909/2017
Borrower Sponsor:	Orda Management Corporation			Title Vesting:	Fee
Mortgage Rate:	3.6514%			Property Manager:	Self-Managed
Note Date:	May 31, 2017			4th Most Recent Occupancy (As of)(5):	100.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(5):	95.8% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(5):	49.2% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	96.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(5)(6):	97.9% (5/24/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon			4th Most Recent NOI (As of)(7):	$21,053,461 (12/31/2014)
Interest Accrual Method:	Actual/360			3rd Most Recent NOI (As of)(7):	$22,749,971 (12/31/2015)
Call Protection(2):	L(25),D(90),O(5)			2nd Most Recent NOI (As of)(7):	$16,244,360 (12/31/2016)
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI (As of)(7):	$15,248,156 (TTM 3/31/2017)
Additional Debt(1):	Yes
Additional Debt Type(1)(3):	Pari Passu; Mezzanine Loan; Future Mezzanine
				U/W Revenues:	$48,106,942
				U/W Expenses:	$18,601,103
				U/W NOI(7):	$29,505,839
Escrows and Reserves(4):				U/W NCF:	$28,439,583
				U/W NOI DSCR(1):	3.39x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	3.27x
Taxes	$0	Springing	NAP	U/W NOI Debt Yield(1):	12.6%
Insurance	$0	Springing	NAP	U/W NCF Debt Yield(1):	12.1%
Replacement Reserve	$0	Springing	NAP	As-Is Appraised Value(8):	$750,000,000
TI/LC Reserve	$8,106,455	Springing	NAP	As-Is Appraisal Valuation Date:	April 1, 2017
Remaining Capital Expenditures	$11,529,288	$0	NAP	Cut-off Date LTV Ratio(1)(8):	31.3%
Free Rent Reserve	$14,864,252	$0	NAP	LTV Ratio at Maturity or ARD(1)(8):	31.3%
Buzzfeed Rollover Reserve	$0	Springing	$13,000,000

(1)	See “The Mortgage Loan” section. All statistical information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan (as defined below). The Cut-off Date LTV Ratio, U/W NCF DSCR and U/W NOI Debt Yield based on the 225 & 233 Park Avenue South Total Debt (as defined below), including the 225 & 233 Park Avenue South Mezzanine Loan (as defined below), are 57.3%, 1.59x and 6.9%, respectively.

(2)	The lockout period will be at least 25 payments, beginning with and including the first payment date of July 6, 2017. Defeasance of the 225 & 233 Park Avenue South Mortgage Loan is permitted at any time after the earlier to occur of (i) May 31, 2020 or (ii) two years after the closing date of the securitization that includes the last note to be securitized.

(3)	See “Subordinate and Mezzanine Indebtedness” section.

(4)	See “Escrows” section.

(5)	See “Historical Occupancy” section.

(6)	Current Occupancy includes the Facebook Expansion Space (as defined below) with a lease commencement date of July 1, 2018. The tenant is currently building out their space.

(7)	See “Cash Flow Analysis” section.

(8)	See “Appraisal” section. The As-Is Appraised Value reflects the “As-is assuming holdbacks” value for the 225 & 233 Park Avenue South Property (as defined below) which assumes that all outstanding amounts for TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date. The “As-is” appraised value is $720,000,000, which represents a Cut-off Date LTV Ratio and an LTV at Maturity or ARD for the 225 & 233 Park Avenue South Whole Loan and 225 & 233 Park Avenue South Total Debt of 32.6% and 59.7%, respectively.

The Mortgage Loan. The mortgage loan (the “225 & 233 Park Avenue South Mortgage Loan”) is part of a whole loan (the “225 & 233 Park Avenue South Whole Loan”) evidenced by four pari passu notes secured by a first mortgage encumbering the fee interest in two, contiguous office buildings located on Park Avenue South between East 18th and East 19th streets in Manhattan, New York (the “225 & 233 Park Avenue South Property”). The 225 & 233 Park Avenue South Whole Loan was originated on May 31, 2017 by Barclays Bank PLC. The 225 & 233 Park Avenue South Whole Loan had an original principal balance of $235,000,000, has an outstanding principal balance as of the Cut-off Date of $235,000,000 and accrues interest at an interest rate of 3.6514% per annum. The 225 & 233 Park Avenue South Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

off Date and requires payments of interest-only through the term of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Whole Loan matures on June 6, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the 225 & 233 Park Avenue South Whole Loan. The controlling Note A-1 and non-controlling Note A-2 and A-3, which have an aggregate original principal balance of $190,000,000, referred to herein as the “225 & 233 Park Avenue South Companion Loans,” are expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Servicing Shift Whole Loans—225 & 233 Park Avenue South Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$70,000,000	Barclays Bank PLC	Yes
A-2	$60,000,000	Barclays Bank PLC	No
A-3	$60,000,000	Barclays Bank PLC	No
A-4	$45,000,000	WFCM 2017-C38	No
Total	$235,000,000
(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before February 6, 2027 the borrower has the right to defease the 225 & 233 Park Avenue South Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized or (ii) May 31, 2020. The 225 & 233 Park Avenue South Whole Loan is prepayable without penalty on or after February 6, 2027.

Sources and Uses

Sources			Uses
Original whole loan amount	$235,000,000	54.7%	Loan Payoff	$226,370,056	52.6%
Mezzanine Loan	195,000,000	45.3	Return of equity	159,383,488	37.1
			Reserves	34,499,995	8.0
			Closing costs	9,746,461	2.3

Total Sources	$430,000,000	100.0%	Total Uses	$430,000,000	100.0%

The Property. The 225 & 233 Park Avenue South Property comprises two contiguous Class A office buildings, totaling 675,756 square feet, located on Park Avenue South, between East 18th and East 19th Streets in Manhattan, New York. 225 Park Avenue South is a 19-story Class A office building with 503,104 square feet built in 1910. 233 Park Avenue South is a 13-story Class A office building built in 1909 with 172,652 square feet. The two buildings operate as a single property, as they are interconnected on each floor. The 225 & 233 Park Avenue South Property provides various amenities, including, but not limited to, exclusive outdoor spaces on the roof of each building, bike storage and separate entrances, one on Park Avenue South and one on East 18th Street. The 225 & 233 Park Avenue South Property is located one block north of Union Square and one block south of Gramercy Park. According to the appraisal, the 225 & 233 Park Avenue South Property is considered to be located in a trendy, upscale neighborhood with access to restaurants, nightclubs, galleries, theaters and universities. As of May 24, 2017, the 225 & 233 Park Avenue South Property was 97.9% leased to 10 tenants.

Prior to 2014, the 225 & 233 Park Avenue South Property was 100.0% occupied by the Port Authority of New York and New Jersey and STV. Once Port Authority elected to leave the building in 2015, the borrower sponsor commenced an approximately $133 million capital improvement plan for the 225 & 233 Park Avenue South Property. Of the $133 million, approximately $113.6 million had been spent as of the origination date on various hard and soft improvements and tenant improvements and leasing costs for Facebook, Buzzfeed, T. Rowe Price and the new ground floor restaurant. The remaining $19.6 million was deposited into escrow by the borrower on the origination date. The outstanding hard and soft improvements include upgrading the elevators, building out the 19th floor garden courtyard/rooftop and finishing the build-out of the ground floor retail.

The 225 & 233 Park Avenue South Property’s largest tenant is Facebook, a technology company whose platforms allow users to communicate with family, friends and coworkers. Facebook utilizes the 225 & 233 Park Avenue South Property as its marketing headquarters and leases 39.4% of net rentable area through October 2027. Facebook has been a tenant at the 225 & 233 Park Avenue South Property since October 2016 and has invested approximately $60 million in excess of its initial tenant improvement allowance into its respective space. The build-out includes a sit-down restaurant and garden courtyard/rooftop on the 19th floor, a contiguous staircase between the 8th, 9th and 10th floors and interior design by Frank Gehry. On May 26, 2017, Facebook exercised an expansion option to lease a portion of the 6th floor and the entire 7th floor, an increase of 67,011 square feet. The tenant is currently engaged in the build-out of the expansion space and is expected to take occupancy in July 2018. As of December 31, 2016, Facebook had approximately 1.23 billion daily active users.

The second largest tenant, Buzzfeed, leases 28.7% of net rentable area through May 2026 (see “Escrows” below). Buzzfeed is an independent digital media company delivering news and entertainment to millions of users globally. Buzzfeed, who has its headquarters at 225 & 233 Park Avenue South, has been a tenant at the 225 & 233 Park Avenue South Property since June 2015 and has spent approximately $23.9 million in excess of its initial tenant improvement allowance into its space. Buzzfeed has its own

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

separate building entrance on East 18th street and has a garden courtyard/rooftop on the 13th floor (the top floor of the 233 Park Avenue South Property). As of November 2016, Buzzfeed raised approximately $200 million from NBCUniversal, increasing the company’s investment in Buzzfeed to approximately $400 million. Based on the terms of the NBCUniversal investment, Buzzfeed would be valued at approximately $1.7 billion.

The third largest tenant is STV, a firm offering engineering, architectural, planning, environmental and construction management services. STV leases 19.7% of net rentable area through May 2024, has been a tenant at the 225 & 233 Park Avenue South Property since 1983 and recently expanded into a portion of the fourth floor totaling 13,053 square feet.

The following table presents certain information relating to the tenancy at the 225 & 233 Park Avenue South Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s /S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Facebook(2)(3)	NR/NR/NR	266,460	39.4%	$79.36	$21,146,899	45.1%	10/31/2027(4)(5)
Buzzfeed(6)(7)	NR/NR/NR	194,123	28.7%	$76.28	$14,808,325	31.6%	5/31/2026
STV	NR/NR/NR	133,200	19.7%	$45.33	$6,037,948	12.9%	5/31/2024(8)
233 PAS Restaurant Co.(9)	NR/NR/NR	10,961	1.6%	$100.36	$1,100,000	2.3%	4/30/2032(10)
T. Rowe Price(11)	NR/NR/NR	13,450	2.0%	$78.00	$1,049,100	2.2%	3/31/2028(12)
Total Major Tenants		618,194	91.5%	$71.41	$44,142,272	94.2%

Non-Major Tenants		43,088	6.4%	$63.64	$2,742,314	5.8%

Occupied Collateral Total		661,282	97.9%	$70.90	$46,884,586	100.0%

Vacant Space		14,474	2.1%

Collateral Total		675,756	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Facebook recently exercised its expansion option at the 225 & 233 Park Avenue South Property for a portion of the 6th floor and the entire 7th floor totaling 67,011 square feet (the “Facebook Expansion Space”).

(3)	Facebook is entitled to 19 months of free rent through December 2018 for the Facebook Expansion Space (9.9% of net rentable area), 12 months of free rent through May 2018 for the 8th floor, totaling 40,397 square feet (6.0% of net rentable area) and five months of free rent through October 2017 for the 18th and 19th floors, totaling 48,740 square feet (7.2% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(4)	Facebook has one five-year lease renewal option on the (i) 8th, 9th, 10th, 17th, 18th and 19th floors, (ii) 9th and 10th floors, (iii) 17th, 18th and 19th floors or (iv) 9th, 10th, 17th, 18th and 19th floors.

(5)	Facebook has a one-time right to terminate its lease effective March 31, 2024 by providing 18 months’ written notice and delivering a termination payment of $32,991,937. However, the termination payment will be increased by seven months of fixed rent with respect to the Facebook Expansion Space and the unamortized value of the transaction costs with respect to the Facebook Expansion Space amortized at a 6% interest rate over the term of the Facebook Expansion Space.

(6)	Buzzfeed currently subleases the entire 11th floor of the 225 building (26,921 square feet) to Teacher Synergy, LLC, through June 30, 2019. The sublease will automatically renew on a month-to-month basis after the expiration date until either Buzzfeed or Teacher Synergy, LLC give six months’ termination notice to one another.

(7)	Buzzfeed is entitled to 16 months of free rent through September 2018 on 2,288 square feet (0.3% of the net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(8)	STV has one, ten-year lease renewal option. The renewal may apply to all or a part of the STV premises, provided that the renewal may not consist of less than two full contiguous floors within the 225 & 233 Park Avenue South Property.

(9)	233 PAS Restaurant Co. is entitled to 10 months of free rent through March 2018 on 9,488 square feet (1.4% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(10)	233 PAS Restaurant Co. has one, five-year lease renewal option.

(11)	T. Rowe Price is entitled to nine months of free rent through February 2018 on 13,450 square feet (2.0% of net rentable area). Such free rent amount was deposited into escrow by the borrower on the origination date.

(12)	T. Rowe Price has one, five-year lease renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to the lease rollover schedule at the 225 & 233 Park Avenue South Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	1	3,790	0.6%	3,790	0.6%	$287,547	0.6%	$75.87
2022	2	25,137	3.7%	28,927	4.3%	$1,353,139	2.9%	$53.83
2023	0	0	0.0%	28,927	4.3%	$0	0.0%	$0.00
2024	1	133,200	19.7%	162,127	24.0%	$6,037,948	12.9%	$45.33
2025	0	0	0.0%	162,127	24.0%	$0	0.0%	$0.00
2026	2	201,331	29.8%	363,458	53.8%	$15,309,953	32.7%	$76.04
2027	1	266,460	39.4%	629,918	93.2%	$21,146,899	45.1%	$79.36
Thereafter	3	31,364	4.6%	661,282	97.9%	$2,749,100	5.9%	$87.65
Vacant	0	14,474	2.1%	675,756	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	675,756	100.0%			$46,884,586	100.0%	$70.90

(1)	Information obtained from the underwritten rent roll and includes rent steps through April 2018.

(2)	Certain tenants may have lease termination or contraction options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

The following table presents historical occupancy percentages at the 225 & 233 Park Avenue South Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)(2)	12/31/2015(1)(2)	12/31/2016(1)	5/24/2017(3)(4)
100.0%	95.8%	49.2%	96.6%	97.9%
(1)	Information obtained from the borrower.

(2)	The decrease in occupancy from year-end 2014 to year-end 2015 is a result of Port Authority vacating its premises at the 225 & 233 Park Avenue South Property, except for Floors 4 and 8 in the 233 Park Avenue South building. The borrower sponsor commenced gut renovating the space made available after Port Authority vacated.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy includes the Facebook Expansion Space with a lease commencement date of July 1, 2018. Facebook is in possession of the space and has commenced build out.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 225 & 233 Park Avenue South Property:

Cash Flow Analysis

	2014	2015(1)	2016(1)(2)	TTM 3/31/2017(2)	U/W(3)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(4)	$34,757,905	$36,390,135	$30,962,652	$31,901,632	$45,723,854	95.0%	$67.66
Grossed Up Vacant Space	0	0	0	0	977,863	2.0	1.45
Rent Steps	0	0	0	0	445,767	0.9	0.66
Total Reimbursables	5,329,836	5,220,534	4,283,556	2,896,654	2,082,476	4.3	3.08
Other Income(5)	311,227	271,394	248,411	245,387	245,387	0.5	0.36
Less Vacancy & Credit Loss	0	0	0	0	(1,368,405)	(2.8)	(2.02)
Effective Gross Income	$40,398,967	$41,882,063	$35,494,619	$35,043,673	48,106,942	100.0%	$71.19

Total Operating Expenses	$19,345,506	$19,132,092	$19,250,259	$19,795,518	$18,601,103	38.7%	$27.53

Net Operating Income	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$29,505,839	61.3%	$43.66
TI/LC	0	0	0	0	991,923	2.1	1.47
Capital Expenditures	0	0	0	0	74,333	0.2	0.11
Net Cash Flow	$21,053,461	$22,749,971	$16,244,360	$15,248,156	$28,439,583	59.1%	$42.09

NOI DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.39x
NCF DSCR(6)	2.42x	2.61x	1.87x	1.75x	3.27x
NOI DY(6)	9.0%	9.7%	6.9%	6.5%	12.6%
NCF DY(6)	9.0%	9.7%	6.9%	6.5%	12.1%

(1)	The decrease in Net Operating Income from 2015 to 2016 is primarily due to the Port Authority of New York and New Jersey vacating its premises in March 2015, with the exception of Floors 4 and 8. The Port Authority of New York and New Jersey previously occupied 305,426 square feet and at rental rates between $56 and $62 per square foot on a modified gross basis.

(2)	The decrease in Net Operating Income from 2016 to TTM 3/31/2017 is a result of the borrower sponsor’s gut renovation of the space previously occupied by the Port Authority of New York and New Jersey. Additionally, two tenants, Buzzfeed and Facebook, totaling 186,368 square feet (27.6% of the net rentable area) were in free rent periods.

(3)	The increase in Effective Gross Income from TTM 3/31/2017 to U/W is primarily due to (i) Facebook’s signed-not-occupied rent of $8,163,008 for the Facebook Expansion Space and its space on the 8th floor, (ii) three tenants (Buzzfeed, Facebook and STV) totaling 198,791 square feet (29.4% of net rentable area) concluding their rent abatement period and (iii) rent steps taken through April 2018.

(4)	Underwritten Base Rent is inclusive of a rent credit of $714,965 for Facebook who is reimbursed $2.70 per square foot for cleaning costs.

(5)	Other Income consists of cleaning income and other miscellaneous items.

(6)	Debt service coverage ratios and debt yields are based on the 225 & 233 Park Avenue South Whole Loan.

Appraisal. As of the appraisal valuation date of April 1, 2017 the 225 & 233 Park Avenue South Property had an “as-is” appraised value of $720,000,000, which equates to an “as-is” Cut-off Date LTV of 32.6% and 59.7% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The appraiser also concluded to an “as-is assuming holdbacks” value of $750,000,000 as of April 1, 2017, which equates to an “as-is assuming holdbacks” Cut-off Date LTV Ratio of 31.3% and 57.3% for the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Total Debt, respectively. The “as-is assuming holdbacks” value presumes that all outstanding amounts related to the TI/LCs, free rent and capital expenditures are deposited into escrow on the origination date. The borrower deposited all such amounts into escrow on the origination date.

Environmental Matters. According to a Phase I environmental site assessment dated April 13, 2017, there was no evidence of any recognized environmental conditions at the 225 & 233 Park Avenue South Property.

Market Overview and Competition. The 225 & 233 Park Avenue South Property is located in the Madison/Union Square office submarket of the Midtown South Manhattan market, a block north of Union Square and a few blocks south of Madison Square Park. The 225 & 233 Park Avenue South Property is located within “Silicon Alley”, the stretch of Broadway from the Flatiron District to SoHo, and is also considered a hub for startups and tech companies. A few of the corporate neighbors to the 225 & 233 Park Avenue South Property are Tumblr, Sony, MasterCard and Digitas. The 225 & 233 Park Avenue South Property also benefits from its vicinity to numerous retailers and various fine and casual dining options. Proximity to Union Square provides access to multiple subway lines, including the 4, 5, 6, N, Q, R, W and L, all of which connect to various parts of New York City.

As of the first quarter of 2017, the Madison/Union Square office submarket had approximately 32.0 million square feet of office inventory, direct weighted average Class A asking rents of $84.23 per square foot and a vacancy rate of 3.9%. According to the appraisal, average Class A office rents in the Madison/Union Square submarket are $81.83 per square foot, with multiple spaces in the market exceeding $90.00 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

The following table presents certain information relating to comparable leases to the 225 & 233 Park Avenue South Property:

Comparable Leases(1)

Property Name/Location	Year Built	Stories	Floor	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
412 West 13th Street New York, NY	1900/2001	8	3 – 6	80,330	1.5 miles	Bumble & Bumble	Feb 2017 / 15 Yrs	41,210	$93.00	Gross
853 Broadway New York, NY	1929	21	21st	126,000	0.3 miles	21st Century Fox / True XMedia	Jan 2017 / 10 Yrs	5,864	$110.00	Gross
413 West 14th Street New York, NY	2017	5	3rd, 4th, PH	110,358	1.4 miles	Argo Group	Feb 2017 / 15 Yrs	45,495	$92.00	Gross
430 West 15th Street New York, NY	1950/2016	7	2 – 7	98,087	1.4 miles	Live Nation Entertainment, Inc.	Jan 2017 / 15 Yrs	76,915	$98.66	Gross
315 Park Avenue South New York, NY	1928/2007	20	11 – 12	276,000	0.3 miles	BDG Media	Nov 2016 / 10 Yrs	34,100	$85.00	Gross
330 Hudson Street New York, NY	2013	13	Pt. 9 - 10	394,315	2.0 miles	Deloitte Digital	Nov 2016 / 12 Yrs	37,356	$80.00	Gross
250 Hudson Street New York, NY	1928	14	8th	30,000	2.3 miles	Lieff Cabraser Heimann & Bernstein	Sept 2016 / 10 Yrs	27,778	$78.00	Gross
315 Park Avenue South New York, NY	1928/2007	20	19th – 20th	276,000	0.3 miles	Winton Capital	July 2016 / 10 Yrs	34,844	$100.00	Gross
200 Park Avenue South New York, NY	1908	17	6th – 7th	225,000	0.05 miles	Elizabeth Arden	Mar 2016 / 10 Yrs	35,698	$64.00	Gross
770 Broadway New York, NY	1905	15	14th	911,213	0.5 miles	Facebook	Feb. 2016 / 12 Yrs	79,998	$105.00	Gross

(1)	Information obtained from the appraisal.

The Borrower. The borrower for the 225 & 233 Park Avenue South Whole Loan is 225 Fourth LLC, a Delaware limited liability company and a special purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver and Orda Management Corporation are the guarantors of certain nonrecourse carveouts under the 225 & 233 Park Avenue South Whole Loan. Morton F. Silver’s carveouts under the 225 & 233 Park Avenue South Whole Loan are limited to transfers of the 225 & 233 Park Avenue South Property and bankruptcy.

The Borrower Sponsor. The borrower sponsor is Orda Management Corporation (“ORDA”). ORDA is a New York-based family-owned business organized in New York in 1952 as a company and incorporated in 1956. ORDA predominantly develops, manages and owns residential and commercial real estate in the New York metropolitan area. ORDA has also gained a reputation for developing and renovating historic buildings. ORDA, in conjunction with the Related Companies, has developed the Armory, The Sierra, the Tate and the Westport.

Escrows. The loan documents provide for upfront reserves in the amount of $14,864,252 for free rent, $11,529,288 for remaining base building costs and fees and $8,106,455 for outstanding tenant improvements and leasing commissions.

The loan documents do not require monthly reserve deposits for real estate taxes, replacement reserves and TI/LCs so long as no Trigger Period (as defined below) has occurred and is continuing. The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) the borrower provides the lender with evidence that the 225 & 233 Park Avenue South Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect. Following the occurrence and during the continuance of a Trigger Period, the borrower is required to make monthly deposits one-twelfth of the real estate taxes due, one-twelfth of the estimated insurance premiums, $11,176 (approximately $0.20 per square foot annually) per month for replacement reserves and $55,878 (approximately $1.00 per square foot annually) per month for TI/LCs.

The borrower is required, no later than one business day after receipt of the Facebook lease termination payment, to deposit such lease termination payment into the TI/LC reserve (“Facebook Rollover Reserve Fund”). The Facebook Rollover Reserve Fund will be used for tenant improvements and leasing commissions incurred in connection with the re-leasing of the Facebook space.

On the payment date occurring in June 2018 and each payment date thereafter prior to the occurrence of a Buzzfeed Trigger Period (as defined below), the borrower will be required to deposit $112,623 into a reserve (the “Buzzfeed Rollover Reserve”) and on each payment date during the continuation of a Buzzfeed Trigger Period, the borrower will be required to sweep all excess cash flow from

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

the 225 & 233 Park Avenue South Property into the Buzzfeed Rollover Reserve until the amounts on deposit equal or exceed $13,000,000 (the “Buzzfeed Rollover Cap”).

A “Trigger Period” means the occurrence of a (i) Default Trigger Period, (ii) Buzzfeed Trigger Period, (iii) Mezzanine Trigger Period or (iv) DSCR Trigger Period.

A “Default Trigger Period” will commence upon the occurrence and continuance of an event of default under the 225 & 233 Park Avenue South Whole Loan documents and expire upon the cure of such event of default.

A “Buzzfeed Trigger Period” will commence on April 1, 2025, the date that is 14 months prior to the scheduled expiration of the Buzzfeed lease, and terminate upon (i) Buzzfeed renewing or extending its lease in accordance with the 225 & 233 Park Avenue South Whole Loan documents and (a) Buzzfeed paying full, unabated rent under such renewed or extended lease or (b) Buzzfeed being obligated to begin paying full unabated rent under such renewed or extended lease if the borrower reserves with the lender the amount equal to the aggregate amount of the rent that would accrue during such free rent period, (ii) (1) the borrower leases the entire Buzzfeed space to one or more tenants pursuant to replacement lease(s) acceptable to the lender, (2) such tenants are in physical occupancy of their space, (3) open for business and the landlord’s leasing obligations for such replacement lease(s) have been paid and (4) the applicable replacement tenant(s) are paying full, unabated rent which equals or exceeds the rent payable under the Buzzfeed lease or (iii) the amount reserved in the Buzzfeed Rollover Reserve equals or exceeds the Buzzfeed Rollover Cap. However, if clauses (i) and (ii) above occur prior to April 1, 2025, a Buzzfeed Trigger Period will not commence.

A “Mezzanine Trigger Period” will commence upon the date that the lender has received written notice from the mezzanine lender that an loan event of default under the 225 & 233 Park Avenue South Mezzanine Loan exists and expire upon the date that the lender has received written notice from the mezzanine lender that such event of default no longer exists.

A “DSCR Trigger Period” will commence upon the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt), as calculated in the loan documents, being less than 1.20x and expire upon the date that the debt service coverage ratio (on the 225 & 233 Park Avenue South Total Debt) is equal to or greater than 1.25x for two consecutive quarters.

Lockbox and Cash Management. The 225 & 233 Park Avenue South Whole Loan is structured with a hard lockbox and springing cash management. The borrower was required at origination to deliver letters to all tenants at the 225 & 233 Park Avenue South Property directing them to pay all rents directly into a lender-controlled lockbox account. All funds received by the borrower or manager are required to be deposited in the lockbox account within two business days following receipt, unless a Trigger Period has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on each payment date in accordance with the loan documents.

Property Management. The 225 & 233 Park Avenue South Property is managed by an affiliate of the borrower.

Assumption. The borrower has, at anytime (other than the period 90 days prior to a securitization of a note or the period 90 days after a securitization of a note) the right to transfer the 225 & 233 Park Avenue South Property, provided that certain conditions are satisfied, including: (i) no event of default has occurred and is continuing, (ii) the borrower has provided the lender with 30 days’ prior written notice, (iii) the proposed transferee qualifies as a qualified transferee under the loan documents, (iv) the payment of an assumption fee of $136,628 for the first such assumption of the 225 & 233 Park Avenue South Whole Loan and $273,256 for each subsequent assumption of the 225 & 233 Park Avenue South Whole Loan, and (v) the lender has received confirmation from KBRA, Fitch and Moody’s that such assumption will not result in a downgrade of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by any of the 225 & 233 Park Avenue South Companion Loans.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Barclays Bank PLC funded a $195,000,000 mezzanine loan (the “225 & 233 Park Avenue South Mezzanine Loan” and together with the 225 & 233 Park Avenue South Whole Loan, the “225 & 233 Park Avenue South Total Debt”) with the origination of the 225 & 233 Park Avenue South Whole Loan. The 225 & 233 Park Avenue South Mezzanine Loan is coterminous with the 225 & 233 Park Avenue South Whole Loan and accrues interest at a fixed per annum rate equal to 4.6700%. The Cut-off Date LTV, UW NCF DSCR and UW NOI Debt Yield on the 225 & 233 Park Avenue South Total Debt is 57.3%, 1.59x and 6.9%, respectively. An intercreditor agreement is in place with respect to the 225 & 233 Park Avenue South Whole Loan and the 225 & 233 Park Avenue South Mezzanine Loan. The 225 & 233 Park Avenue South Mezzanine Loan may be split into a senior mezzanine loan and one or more junior mezzanine loans. Barclays Bank PLC currently holds the 225 & 233 Park Avenue South Mezzanine Loan and expects to sell the 225 & 233 Park Avenue South Mezzanine Loan to one or more third-party investors.

Provided no event of default has occurred and is continuing, the borrower is permitted to incur future mezzanine indebtedness, provided (a) prior written notice of not less than 45 days, but not more than 90 days is provided to the lender specifying the origination date of the permitted mezzanine loan, (b) the mezzanine lender enters into an intercreditor agreement acceptable to the rating agencies and reasonably acceptable to the lender, (c) the mezzanine loan will have a term that is at least co-terminous with the 225 & 233 Park Avenue South Whole Loan, (d) the mezzanine loan will be current pay and will not be a payment in kind structure, (e) the combined loan-to-value ratio for the 225 & 233 Park Avenue South Total Debt and permitted mezzanine loan will not be greater than 54.46%, (f) the debt service coverage ratio of the 225 & 233 Park Avenue South Total Debt and the permitted mezzanine loan is equal to greater than 1.67x, (g) if the mezzanine loan is floating rate, the borrower is required to acquire and

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

225 & 233 PARK AVENUE SOUTH

maintain an interest rate cap or swap agreement from a counterparty reasonably acceptable to the lender, (h) a rating agency confirmation from each Rating Agency rating the WFCM 2017-C38 transaction that the future mezzanine indebtedness will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates and similar ratings confirmations from each rating agency rating any securities backed by the 225 & 233 Park Avenue South Companion Loans with respect to the ratings of such securities, and (i) any other requirements as stated under the 225 & 233 Park Avenue South Whole Loan documents are met.

Ground Lease. None.

Terrorism Insurance. The 225 & 233 Park Avenue South Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the 225 & 233 Park Avenue South Property, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

TIFFANY&CO.

H-E-B
WOODLANDS MARKET

ALEX AND ANI
TESLA

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

H-E-B
UnionBank
VOGUE CLEANERS
BOARDROOM FOR MEN
PARK LAKE
FULL PSYCLE
GLO SUN SPA
THRIVE DRY BAR
THE JOINT
zoës KITCHEN
GROGANS MILL ROAD
PHILANTHROPY FASHION
WOODLAND DENTISTRY
LENSCRAFTERS
SCHILLECI'S PO-BOY SHOP
STADIA
Z GALLERIE
WEST MARKET STREET
IDEAL IMAGE
TESLA MOTORS
THE COUNTER
HEMLINE
LUSH
LAKE WOODLANDS DRIVE
SOUTH MITCHELL AVENUE
KENDRA SCOTT
THOMAS MARKLE
Alex and Ani
NORTH MITCHELL AVENUE
Eddie Bauer
GAP BODY
JASPERS
Bath&BodyWorks
J.Jill
TUMI
L'OCCITANE
J.McLaughlin
UNI SUSHI
NORTH MARKET STREET
MAGGIES
sunglass hut
1252 TAPAS BAR
cru
LAKE ROBBINS DRIVE
COS BAR
CLUB MONACO
J.CREW
water
Allen Edmonds
vineyard vines
SOUTH MARKET STREET
Madewell
Sur La Table
ANN TAYLOR
MICHAEL KORS
Tommy Bahama
TRINA TURK
PAVILION WAY
ORVIS
SUITSUPPLY
TIFFANY & Co.
EAST MARKET STREET
kate spade
TORY BURCH
ELAINE TURNER
Ameritrade
BERRYHILL TAMALES
LA MADELEINE
Grotto
SIX PINES DRIVE

Anchor / Major

Non Anchor / Inline / Outparcel

Vacant

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Conroe
Woodloch
The Woodlands
Spring
MONTGOMERY COUNTY
HARRIS COUNTY
Market Street - The Woodlands
9595 Six Pines Drive
The Woodlands, TX 77380
Grand Lake
River Plantation Country Club
3 Palms Action Sports Park
W.G. Jones State Forest
College Park Shopping Center
Lone Star College - Montgomery
St. Luke's Health - Lakeside Hospital
Sam Moon Center
Palmer Golf Course
Club at Carlton Woods
Cochran's Crossing
Portofino Shopping Center
Indian Springs Village Center
Memorial Hermann The Woodlands Hospital
Pinecroft Center
The Woodlands Children's Museum
Lake Woodlands
The Woodlands Mall
Tom Fazio Championship Course at Carlton Woods
Cynthia Woods Mitchell Pavilion
Waterway Square
Chevron Phillips Chemical Co.
Scrap Yard Sports
The Woodlands Resort and Conference Ctr.
Augusta Pines
Sawdust Plaza
The Woodlands Gateway Plaza
The Woodlands Country Club
Wood Winds Shopping Center
ExxonMobil Houston Campus
Southwestern Energy Company
Pundt Park
David Wayne Hooks Memorial Airport
Houston 22 miles
Northland Center
George Bush Inctl. Airport 13 miles
North Frwy
Conroe-Porter Rd.
Research Forest Dr.
College Park Dr.
Gosling Rd.
Woodlands Pkwy.
Lake Woodland Dr.
Flintridge
Kuykendahl Rd.
Glen Loch Dr.
Grogans Mill Rd.
Hanna Rd.
Robinson Rd.
Elan Blvd
Sawdust Rd.
Rayford Rd.
Northcrest Dr.
Hardy Toll Rd
Grand Pkwy
Spring Stuebner Rd.
45
242
336
99
HOUSTON
Katy
Cypress
Tomball
Atascocita
Humble
Baytown
Cleveland
Willis
Montgomery
Shepherd
New Waverly
Coldspring
Porter Heights
Woodbranch
Kingwood
Stagecoach
Pinehurst
Crosby
Aldine
Channelview
Dayton
Mont Belvieu

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 7 - Market Street – The Woodlands

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance(1):	$45,000,000			Specific Property Type:	Lifestyle Center
Cut-off Date Balance(1):	$45,000,000			Location:	The Woodlands, TX
% of Initial Pool Balance:	3.9%			Size:	492,082 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$355.63
Borrower Name:	IMI MSW LLC			Year Built/Renovated:	2004/2012
Borrower Sponsor:	Institutional Mall Investors LLC			Title Vesting:	Fee
Mortgage Rate:	4.085%			Property Manager:	Trademark Management, Ltd.
Note Date:	May 3, 2017			4th Most Recent Occupancy (As of):	95.4% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	95.3% (12/31/2014)
Maturity Date:	June 1, 2027			2nd Most Recent Occupancy (As of):	93.8% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(5):	NAV (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	92.5% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$12,978,600 (12/31/2013)
Call Protection(2):	L(25);D(88);O(7)			3rd Most Recent NOI (As of):	$14,525,710 (12/31/2014)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$14,612,463 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$15,219,024 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$24,779,479
				U/W Expenses:	$8,827,590
				U/W NOI:	$15,951,889
				U/W NCF:	$14,752,888
				U/W NOI DSCR(1):	2.20x
Escrows and Reserves(3):				U/W NCF DSCR(1):	2.04x
				U/W NOI Debt Yield(1):	9.1%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	8.4%
Taxes	$0	Springing	NAP	As-Is Appraised Value(7):	$326,190,000
Insurance	$0	Springing	NAP	As-Is Appraisal Valuation Date:	April 11, 2017
Replacement Reserves	$0	Springing	$143,136	Cut-off Date LTV Ratio(1)(7):	53.6%
TI/LC Reserve(4)	$0	Springing	$1,192,896	LTV Ratio at Maturity or ARD(1)(7):	53.6%
Free Rent(4)	$0	$0	NAP

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of the Market Street - The Woodlands Whole Loan (as defined below).

(2)	Defeasance of the Market Street - The Woodlands Whole Loan is permitted at any time after the earlier of (i) July 1, 2020, or (ii) two years from the closing date of the securitization that includes the last pari passu note of the Market Street - The Woodlands Whole Loan to be securitized. The assumed lockout period of 25 payments is based on the closing date of this transaction in July 2017.

(3)	See “Escrows” section.

(4)	The Market Street – The Woodlands borrower sponsor has provided a guaranty for outstanding free rent and outstanding TI/LC obligations.

(5)	See “Historical Occupancy” section.

(6)	Most Recent Occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

(7)	As-Is Appraised Value represents, and Cut-off Date LTV Ratio and LTV Ratio at Maturity or ARD are calculated based upon, an “As Is Plus PV of TCID Revenue” value of $326,190,000 as of April 11, 2017, which includes the “as is” value of $315,930,000 and the “Present Value of TCID Revenue” of $10,260,000. The “as-is” appraised value of $315,930,000 as of April 11, 2017 results in a Cut-off Date LTV Ratio and Maturity Date LTV Ratio for the Market Street - The Woodlands Whole Loan of 55.4% and 55.4%, respectively. See “The Property” below for a discussion of TCID (Town Center Improvement District) related revenue.

The Mortgage Loan. The mortgage loan (the “Market Street - The Woodlands Mortgage Loan”) is part of a whole loan (the “Market Street - The Woodlands Whole Loan”) that is evidenced by four pari passu promissory notes (Notes A-1, A-2, A-3 and A-4) secured by a first mortgage encumbering a lifestyle center with a second and third floor office component located in The Woodlands, Texas (the “Market Street - The Woodlands Property”). The Market Street - The Woodlands Whole Loan was co-originated on May 3, 2017 by Wells Fargo Bank, National Association and Morgan Stanley Bank, N.A. The Market Street - The Woodlands Whole Loan had an original principal balance of $175,000,000, has an outstanding principal balance as of the Cut-off Date of $175,000,000 and accrues interest at an interest rate of 4.085% per annum. The Market Street - The Woodlands Whole Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest only through the term of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Whole Loan matures on June 1, 2027.

Note A-4, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $45,000,000, has an outstanding principal balance as of the Cut-off Date of $45,000,000 and represents a non-controlling interest in the Market Street -

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

The Woodlands Whole Loan. The non-controlling Note A-1, which had an original principal balance of $65,000,000, was contributed to the MSC 2017-H1 securitization trust. The controlling Notes A-2 and A-3, which had an original principal balance of $22,500,000 and $42,500,000, respectively, are expected to be contributed to the BANK 2017-BNK5 securitization trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The Market Street - The Woodlands Whole Loan” in the Preliminary Prospectus.

Note Summary

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$65,000,000	MSC 2017-H1	No
A-2	$22,500,000	BANK 2017-BNK5(1)	Yes
A-3	$42,500,000	BANK 2017-BNK5(1)	Yes
A-4	$45,000,000	WFCM 2017-C38	No
Total	$175,000,000

(1)	Notes A-2 and A-3 are expected to be contributed to the BANK 2017-BNK5 transaction.

Following the lockout period, the borrower has the right to defease the Market Street - The Woodlands Mortgage Loan in whole, but not in part, on any date before December 1, 2026. In addition, the Market Street - The Woodlands Mortgage Loan is prepayable without penalty on or after December 1, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) July 1, 2020.

Sources and Uses

Sources			Uses
Original Whole Loan Amount	$175,000,000	100.0%	Loan Payoff	$102,042,655	58.3%
			Closing Costs	2,222,861	1.3
			Return of Equity	70,734,484	40.4
Total Sources	$175,000,000	100.0%	Total Uses	$175,000,000	100.0%

The Property. The Market Street - The Woodlands Property is a 492,082 square feet grocery-anchored outdoor lifestyle center with a second and third floor office component located in The Woodlands, Texas, a master-planned community comprised of residential villages, commercial developments, schools, churches and parks approximately 35 miles north of downtown Houston, Texas. The Market Street – The Woodlands Property sits within the Town Center, a retail center within the community that also includes The Woodlands Mall, located adjacent to the Market Street - The Woodlands Property.

Built in 2004, the Market Street - The Woodlands Property sits on 34.5 acres and is comprised of 377,112 square feet of retail space and 114,970 square feet of second and third floor office space and contains a total of 2,019 parking spaces (4.11 spaces per 1,000 square feet of net rentable area). As of May 1, 2017, the Market Street - The Woodlands Property was 92.5% leased by a mix of 94 national and local retail, office and restaurant tenants including Cinemark, Tommy Bahama, Tiffany & Co., Michael Kors, Tesla, Kendra Scott, Lululemon, J. Crew, Vineyard Vines, Suitsupply, Trina Turk and Jasper’s. H-E-B Woodlands Market serves as the anchor tenant and accounts for 16.8% of net rentable area and 8.4% of underwritten rent. No other tenant represents more than 4.8% of net rentable area or 5.4% of underwritten rent. H-E-B Woodlands Market reported sales of approximately $77.0 million ($934 per square foot) as of December 2016. Retail tenants excluding H-E-B Woodlands Market and Cinemark had combined sales of over $118.5 million ($575 per square foot) during the same period. Of the Market Street - The Woodlands Property’s 64 retail tenants that reported sales in 2016, 35 had sales of at least $500 per square foot, and ten had sales of over $900 per square foot in 2016. 31 tenants totaling 213,329 square feet (43.4% of net rentable area) have either taken occupancy or renewed at the Market Street - The Woodlands Property since 2016. The largest office tenants include Merrill Lynch and Regus, which have exercised extension options in 2016 and 2017, respectively.

The Market Street - The Woodlands Property is shadow anchored by the 70-key Hyatt Centric boutique hotel. The Hyatt Centric hotel is one unit of a two unit condominium, in which the other unit is a single 23,934 square feet building included in the Market Street - The Woodlands Property in which five tenants are located including Charming Charlie (9,237 square feet). Such building in the Market Street - The Woodlands Property has a 28.1% interest in the condominium, and does not have control over the condominium board.

The Market Street - The Woodlands borrower is entitled to receive payments related to a tax increment financing known as Town Center Improvement District (“TCID”), pursuant to which the borrower, as successor to the developer of the Market Street - The Woodlands Property, is entitled to receive a portion of a tax assessed for the purpose of reimbursing the TCID and the developer for the cost of developing a parking garage and central plaza. The “As Is Plus PV of TCID Revenue” appraised value of the Market Street - The Woodlands Property includes $10,260,000, which is equal to the present value of projected revenue in connection with such reimbursement through 2027, as projected in the appraisal. There is no assurance that such revenue will be received in such amount or in any particular amount. In addition, the tax assessment may terminate prior to the full reimbursement of the reimbursable amount. See “Description of the Mortgage Pool—Real Estate and Other Tax Considerations” in the Preliminary Prospectus.

Major Retail Tenants. H-E-B Woodlands Market (82,525 square feet, 16.8% of net rentable area, 8.4% of underwritten rent). H-E-B Woodlands Market (“H-E-B”), a tenant at the Market Street – The Woodlands Property since 2004, is a supermarket chain with over 100,000 employees at more than 380 stores, primarily in Texas (332 stores) and Mexico (56 Stores). H-E-B has extended its lease three times, has a lease expiration of July 1, 2024 and has four five-year renewal options. In 2016, H E-B had sales of

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

approximately $77.0 million at the Market Street - The Woodlands Property with an average of $934 per square foot as of December 2016.

Cinemark (20,664 square feet, 4.2% of net rentable area, 3.1% of underwritten rent). Cinemark leases 20,664 square feet at the Market Street – The Woodlands Property and operates the space as a five-screen movie theatre. Cinemark has 4,541 screens across 337 locations in 41 states in the United States and has 1,353 screens across 188 locations in 15 countries throughout Latin America. Cinemark’s lease commenced May 1, 2005 and has an expiration date of May 1, 2020, with four five-year renewal options. In 2016, Cinemark had sales of approximately $2.4 million at the Market Street - The Woodlands Property with an average of $487,337 per screen.

Tommy Bahama (12,358 square feet, 2.5% of net rentable area, 3.3% of underwritten rent). Tommy Bahama operates as a restaurant and bar, with a retail store at the Market Street – The Woodlands Property. The restaurant offers live music events and a private dining room for events. The restaurant features tropical cuisine featuring popular seafood offerings. The clothing portion offers customers island-themed apparel for both men and women. Tommy Bahama’s lease commenced March 16, 2005 and has an expiration date of March 1, 2020, with two five-year renewal options, and an expiration date of November 30, 2019 for 372 square feet of storage space. In 2016, Tommy Bahama had sales of approximately $10.7 million at the Market Street - The Woodlands Property with an average of $870 per square foot.

The following table presents certain information relating to the tenancy at the Market Street - The Woodlands Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Sales PSF(3)	Occupancy Cost(3)	Lease Expiration Date

Major Retail Tenants
H-E-B Woodlands Market	NR/NR/NR	82,525	16.8%	$16.06	$1,325,352	8.4%	$934	2.8%	7/1/2024
Cinemark(4)	NR/NR/NR	20,664	4.2%	$23.50	$485,604	3.1%	$487,337	20.6%	5/1/2020
Tommy Bahama	NR/NR/NR	12,358	2.5%	$42.44	$524,510	3.3%	$870	6.1%	3/1/2020
Jasper’s	NR/NR/NR	10,041	2.0%	$31.57	$316,994	2.0%	$502	10.1%	10/1/2020
Charming Charlie	NR/NR/NR	9,237	1.9%	$38.97	$359,966	2.3%	$172	22.6%	7/1/2020
Total Major Retail Tenants		134,825	27.4%	$22.34	$3,012,426	19.1%

Non-Major Retail Tenants		208,930	42.5%	$42.49	$8,877,118	56.3%

Vacant Retail Space		33,357	6.8%

Retail Total		377,112	76.6%	$34.59	$11,889,544	75.4%

Major Office Tenants
Merrill Lynch	A/Baa1/BBB+	23,682	4.8%	$35.86	$849,237	5.4%			1/1/2020
Regus	NR/NR/NR	23,495	4.8%	$34.50(5)	$810,578	5.1%			3/1/2027(6)
Spartan	NR/NR/NR	12,222	2.5%	$37.50	$458,325	2.9%			6/1/2021
Cherry Creek Mortgage	NR/NR/NR	8,292	1.7%	$32.46	$269,138	1.7%			6/1/2024
Jefferson Refinery	NR/NR/NR	6,798	1.4%	$38.50	$261,723	1.7%			12/1/2018
Total Major Office Tenants		74,489	15.1%	$35.56	$2,649,000	16.8%

Non-Major Office Tenants		37,126	7.5%	$33.18	$1,231,859	7.8%

Vacant Office Space		3,355	0.7%

Office Total		114,970	23.4%	$34.77	$3,880,859	24.6%

Collateral Total		492,082	100.0%		$15,770,403	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 31, 2018 totaling $749,934.

(3)	Sales PSF and Occupancy Costs are for the trailing 12-month period ending 2016.

(4)	Sales PSF for Cinemark is based on 5 screens.

(5)	Actual Rent PSF for Regus is $17.25 through March 31, 2018, as Regus has a partial rent abatement through that date. See “Escrows” section below.

(6)	Regus has a termination option at any time on or after March 1, 2025 upon 6 months’ notice.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

The following table presents certain information relating to the historical sales and occupancy costs at the Market Street - The Woodlands Property:

Historical Sales (PSF) and Occupancy Costs

Tenant Name	2014	2015	2016	Current Occupancy Cost(1)
H-E-B Woodlands Market	$902	$963	$934	2.8%
Cinemark(2)	$594,725	$527,412	$487,337	20.6%
Tommy Bahama	$950	$926	$870	6.1%
Jasper’s	$665	$597	$502	10.1%
Charming Charlie	$237	$200	$172	22.6%

Other Retail Tenants	$588	$606	$580	11.0%
(1)	Current Occupancy Cost is based on 2016 sales.

(2)	Historical Sales PSF for Cinemark is based on 5 screens.

The following table presents certain information relating to the lease rollover schedule at the Market Street - The Woodlands Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	1	3,602	0.7%	3,602	0.7%	$179,560	1.1%	$49.85
2017	3	6,875	1.4%	10,477	2.1%	$301,594	1.9%	$43.87
2018	8	26,415	5.4%	36,892	7.5%	$964,475	6.1%	$36.51
2019	10	36,080	7.3%	72,972	14.8%	$1,226,410	7.8%	$33.99
2020	19	120,147	24.4%	193,119	39.2%	$4,101,653	26.0%	$34.14
2021	15	52,800	10.7%	245,919	50.0%	$2,094,556	13.3%	$39.67
2022	15	41,394	8.4%	287,313	58.4%	$1,655,678	10.5%	$40.00
2023	4	9,875	2.0%	297,188	60.4%	$443,964	2.8%	$44.96
2024	10	108,440	22.0%	405,628	82.4%	$2,534,314	16.1%	$23.37
2025	3	6,102	1.2%	411,730	83.7%	$527,560	3.3%	$86.46
2026	1	2,379	0.5%	414,109	84.2%	$84,455	0.5%	$35.50
2027	6	36,670	7.5%	450,779	91.6%	$1,530,196	9.7%	$41.73
Thereafter	1	4,591	0.9%	455,370	92.5%	$125,990	0.8%	$27.44
Vacant	0	36,712	7.5%	492,082	100.0%	$0	0.0%	$0.00
Total/Weighted Average	96	492,082	100.0%			$15,770,403	100.0%	$34.63

(1)	Information obtained from the underwritten rent roll as of May 1, 2017 includes contractual rent steps equal to $749,934 through May 31, 2018.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

The following table presents historical occupancy percentages at the Market Street - The Woodlands Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(2)	5/1/2017(3)
95.4%	95.3%	93.8%	NAV	92.5%

(1)	Information obtained from the borrower.

(2)	2016 occupancy was not provided.

(3)	Information obtained from the underwritten rent roll. Current occupancy includes six new tenants with executed leases totaling 2.5% of net rentable area that will not be in occupancy of the Market Street - The Woodlands Property as of June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Market Street - The Woodlands Property:

Cash Flow Analysis

	2013	2014	2015	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$13,785,725	$15,222,078	$15,308,117	$15,720,727(1)	$16,939,379(1)	68.4%	$34.42
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	5,031,532	5,524,058	5,854,619	6,062,079	5,975,447	24.1	12.14
Other Income	1,839,025	1,867,424	1,878,713	2,267,769	1,864,652(2)	7.5	3.79
Less Vacancy & Credit Loss	0	0	0	0	0	0.0	0.00
Effective Gross Income	$20,656,282	$22,613,560	$23,041,449	$24,050,575	$24,779,479	100.0%	$50.36

Total Operating Expenses	$7,677,682	$8,087,850	$8,428,986	$8,831,551	$8,827,590	35.6%	$17.94

Net Operating Income	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$15,951,889	64.4%	$32.42
TI/LC	0	0	0	0	$78,733	0.3	0.16
Capital Expenditures	0	0	0	0	$1,120,268	4.5	2.28
Net Cash Flow	$12,978,600	$14,525,710	$14,612,463	$15,219,024	$14,752,888	59.5%	$29.98

NOI DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.20x
NCF DSCR(3)	1.79x	2.00x	2.02x	2.10x	2.04x
NOI DY(3)	7.4%	8.3%	8.3%	8.7%	9.1%
NCF DY(3)	7.4%	8.3%	8.3%	8.7%	8.4%

(1)	The majority of the increase in Base Rent from 2016 to U/W is due to contractual rent steps through May 31, 2018 totaling $749,934.

(2)	Other Income is comprised of merchant association fees, parking income, income related to the TCID, event income, sponsorship income, sign income and various other incomes.

(3)	Debt service coverage ratios and debt yields are based on the Market Street - The Woodlands Whole Loan.

Appraisal. As of the appraisal valuation date of April 11, 2017, the Market Street - The Woodlands Property had an “as-is” appraised value of $326,190,000. The appraiser also concluded to an “as-stabilized” value of $327,260,000 as of April 11, 2018, which equates to an “as-stabilized” loan-to-value-ratio of 53.5%.

Environmental Matters. According to a Phase I environmental site assessment dated April 14, 2017, there was no evidence of any recognized environmental conditions at the Market Street - The Woodlands Property.

Market Overview and Competition. The Market Street - The Woodlands Property is located in a densely developed part of The Woodlands, a master planned community 35 miles north of Houston. The area surrounding the Market Street - The Woodlands Property is comprised of a mix of commercial, retail and multifamily development which includes The Woodlands Mall (1.4 million square feet) directly to the east, The Cynthia Woods Mitchell Pavilion, an outdoor amphitheater with a capacity of over 16,000 directly to the south, a 24 Hour Fitness directly to the north and approximately 8.3 million square feet of office space and 2,200 multifamily units within a one-mile radius. According to the appraisal, The Woodlands is a closed market and the owner, Howard Hughes Corporation, retains most of the available land; accordingly, if Howard Hughes Corporation does not approve of an intended use, it does not get developed.

The Market Street - The Woodlands Property is located in the north retail submarket of Houston, Texas. According to the appraisal, over the past two years, retail occupancy levels in the overall Houston market have ranged from 94.8% to 95.3%, while retail occupancy levels in the north retail submarket have ranged from 94.7% to 95.0%. For the first quarter of 2017, the north retail submarket had an average occupancy of 94.9% and average rent per square foot of $15.17.

The Market Street - The Woodlands Property is located in the Woodlands office submarket of Houston, Texas. According to the appraisal, over the past two years, office occupancy levels in the overall Houston market have ranged from 84.2% to 89.2%, while office occupancy levels in the Woodlands office submarket have ranged from 88.6% to 94.0%. For the first quarter of 2017, the Woodlands office submarket had an average occupancy of 89.1% and average rent per square foot of $29.76.

The estimated 2016 population within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is 4,208, 60,130 and 149,260, respectively, according to the appraisal. The estimated 2016 average household income within a one-, three- and five-mile radius of the Market Street - The Woodlands Property is $143,741, $108,174 and $118,199, respectively.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

The following table presents certain information relating to comparable retail properties to the Market Street - The Woodlands Property:

Retail Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	Sterling Ridge Village Center	Indian Springs Village Center	Alden Bridge Village Center
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	4.6 miles	4.5 miles	5.0 miles
Property Type	Lifestyle Center	Anchored Retail	Anchored Retail	Anchored Retail
Year Built/Renovated	2004/2012	2001/NAP	2004/NAP	1998/NAP
Anchors	H-E-B Woodlands Market, Cinemark, Tommy Bahama	Kroger, CVS	H-E-B	Kroger, Walgreens
Total GLA	492,082 SF	128,639 SF	136,625 SF	138,953 SF
Total Occupancy	92.5%	100.0%	100.0%	100.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The following table presents certain information relating to comparable office properties to the Market Street - The Woodlands Property:

Office Competitive Set(1)

	Market Street – The Woodlands Property (Subject)	4 Waterway Square	24 Waterway	Two Hughes Landing
Location	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX	The Woodlands, TX
Distance from Subject	--	0.6 miles	0.5 miles	0.8 miles
Total GLA	492,082 SF	218,551 SF	308,000 SF	197,696 SF
Year Built/Renovated	2004/2012	2009/NAP	2008/NAP	2014/NAP
Total Occupancy	92.5%	100%	96.0%	98.0%
(1)	Information obtained from the appraisal and the underwritten rent roll as of May 1, 2017.

The Borrower. The borrower is IMI MSW LLC (the “Market Street - The Woodlands Borrower”), a Delaware limited liability company and single-purpose entity with two independent directors. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Market Street - The Woodlands Whole Loan. The Market Street - The Woodlands Borrower is 95.25% owned by entities controlled by Institutional Mall Investors LLC (“IMI”). IMI is the guarantor of certain nonrecourse carveouts under the Market Street - The Woodlands Whole Loan. The liability of the guarantor under the non-recourse carveout and environmental indemnification provisions in the loan documents is capped at $100.0 million plus reasonable collection costs. See “Description of the Mortgage Pool—Certain Terms of the Mortgage Loans—Non-Recourse Carveout Limitations” in the Preliminary Prospectus.

The Borrower Sponsor. The borrower sponsor is IMI, which is owned 99.0% by the California Public Employees Retirement System (“CalPERS”) and 1.0% by MCA Mall Investors LLC, and is managed by Miller Capital Advisory, Inc. IMI is an investment platform focused on fashion oriented retail properties. As of March 2017, IMI’s portfolio included approximately 19.9 million square feet of retail space and over 0.9 million square feet of office space.

Escrows. At loan closing, the Market Street - The Woodlands Borrower delivered to the lender guaranties from IMI of the Market Street - The Woodlands Borrower’s obligations (i) to deposit with the lender the amount of $399,264 in respect of free rent for the tenants Regus and Tory Burch, to be reduced by the amount pertaining to each such tenant at such time as it has begun paying full unabated rent, and (ii) to deposit with the lender the amount of $2,433,834 in respect of tenant allowances and leasing commissions owed to Regus and Tory Burch, less, on a dollar for dollar basis, any tenant improvements, tenant allowances, landlord work and/or leasing commissions actually paid by or on behalf of the Market Street - The Woodlands Borrower, in each case in lieu of depositing upfront reserves for such amounts.

During a Collection Reserve Trigger Period (defined below), or at any time (x) all real estate taxes are not paid by the Market Street - The Woodlands Borrower prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents), (y) the Market Street - The Woodlands Borrower fails to promptly provide evidence that such taxes have been paid prior to the assessment of any penalty for late payment and prior to the date they become delinquent (unless contested in accordance with the terms of the Market Street - The Woodlands Whole Loan documents) or (z) an event of default exists under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated real estate tax payments. During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

Loan, if the Market Street - The Woodlands Borrower has not provided satisfactory evidence to the lender that the Market Street - The Woodlands Property is covered by a reasonably acceptable blanket insurance policy, the Market Street - The Woodlands Borrower is required to escrow monthly 1/12th of the annual estimated insurance premiums.

During a Collection Reserve Trigger Period or the existence of an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount of $5,964 into a replacement reserve; provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of such replacement reserve to exceed $143,136 on any monthly payment date. In addition, during the continuance of a Collection Reserve Trigger Period or an event of default under the Market Street - The Woodlands Whole Loan, the Market Street - The Woodlands Borrower is required to deposit monthly the amount $49,704 into a reserve for future tenant improvements and leasing commissions (the “Rollover Reserve”); provided that such deposits are not required to be made to the extent such deposits would cause the aggregate amount of the Rollover Reserve to exceed $1,192,896 (the “Rollover Reserve Cap”) on any monthly payment date; and provided further, that so long as no DSCR Trigger Period (as defined below) exists, in lieu of making deposits to the Rollover Reserve, the Market Street - The Woodlands Borrower may deliver a letter of credit in the amount of such deposits or a guaranty from Institutional Mall Investors LLC or a replacement guarantor meeting the requirements of the Market Street - The Woodlands Whole Loan documents, of the obligation to make such deposits. The liability of any such guarantor under any such guaranty will not exceed the Rollover Reserve Cap.

A “Collection Reserve Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.35x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.35x or greater for two consecutive calendar quarters.

A “DSCR Trigger Period” means the period (i) commencing as of the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is less than 1.25x for two consecutive calendar quarters, and (ii) ending on the date the debt service coverage ratio of the Market Street - The Woodlands Whole Loan based on the trailing four calendar quarters preceding the date of determination is 1.25x or greater for two consecutive calendar quarters.

Lockbox and Cash Management. The Market Street - The Woodlands Whole Loan requires a lender-controlled lockbox account, which is already in place. Within 30 days after the loan origination date, the Market Street - The Woodlands Borrower is required to notify and advise each tenant to send rent payments directly to the lockbox account. The Market Street - The Woodlands Whole Loan has springing cash management. Provided a Lockbox Event Period is not continuing, funds in the lockbox account are required to be swept daily to an account designated by the Market Street - The Woodlands Borrower. Upon the occurrence of a Lockbox Event Period, the Market Street - The Woodlands Borrower is required to establish and maintain a lender-controlled cash management account, and, during the continuance of a Lockbox Event Period, funds in the lockbox account are required to be transferred weekly to the cash management account. During the continuance of a Lockbox Event Period, funds in the cash management account are required to be applied on each monthly payment date to pay debt service on the Market Street - The Woodlands Whole Loan, to fund the required reserves deposits as described above under “Escrows and Reserves”, to disburse the monthly operating expenses in accordance with the approved annual budget, if any or, if no approved annual budget is available for such period because review is pending or not required, in accordance with the existing annual budget (as increased to reflect actual increases in expenses outside the control of the Market Street - The Woodlands Borrower), and extraordinary operating expenses approved by the lender (or necessary for emergency expenses), and to disburse the remainder into an account to be held by the lender as additional security for the Market Street - The Woodlands Whole Loan during the continuance of such Lockbox Event Period.

A “Lockbox Event Period” means the period (i) commencing upon an event of default under the Market Street - The Woodlands Whole Loan and ending upon the acceptance by the lender, in its sole discretion, of a cure of such event of default, or (ii) commencing upon the occurrence of a voluntary or involuntary bankruptcy of the Market Street - The Woodlands Borrower and continuing thereafter, or (iii) commencing upon a voluntary or involuntary bankruptcy of the property manager, if it is an affiliate of the Market Street - The Woodlands Borrower, and ending if the property manager is replaced within 60 days with a Qualified Manager (as defined below) pursuant to a replacement management agreement in substantially the form and substance of the original management agreement or otherwise reasonably approved by the lender, or the bankruptcy is discharged or dismissed within 90 days without any adverse consequences to the Market Street - The Woodlands Property or the Market Street - The Woodlands Whole Loan, or (iv) during the continuance of a DSCR Trigger Period.

“Qualified Manager” means MCA Management Associates or an affiliate, Trademark Management, Ltd. or an affiliate, Institutional Mall Investors LLC, CalPERS or their affiliates, a manager meeting certain experience and/or financial requirements or an affiliate thereof, or a manager otherwise reasonably approved by the lender.

Property Management. The Market Street - The Woodlands Property is managed by Trademark Management, Ltd.

Assumption. The borrower has the right to transfer the Market Street - The Woodlands Property provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing; (ii) in the event that in connection with such transfer, the manager will not thereafter continue to manage the Market Street - The Woodlands Property, then a replacement management agreement with a qualified manager must be executed acceptable to lender; (iii) the transferee must not have been a party to any bankruptcy action within the previous seven years and there is no material litigation or regulatory action pending against the transferee unreasonable to lender; and (iv) the transferee is a qualified transferee meeting the requirements set forth in the loan documents or the lender receives rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

MARKET STREET - THE WOODLANDS

agency rating any securities backed by any of the Market Street - The Woodlands companion loans with respect to the ratings of such securities.

Partial Release. The Market Street - The Woodlands Whole Loan permits the release of an unimproved release parcel, without payment or defeasance of a release amount, upon satisfaction of the following conditions (among others); (i) transfer of the parcel to a third party or an affiliate of the Market Street - The Woodlands Borrower in connection with expansion or other development, (ii) delivery of an officer’s certificate certifying that the release parcel constitutes or will constitute a separate tax lot, has been legally subdivided from the remainder of the Market Street - The Woodlands Property, and that after such subdivision both such release parcel and the remaining Market Street - The Woodlands Property comply with zoning, parking and other legal requirements, (iii) compliance with any requirements relating to such release in any lease or reciprocal easement agreement and (iv) compliance with REMIC requirements. In addition, the Market Street - The Woodlands Whole Loan generally permits the release of immaterial or non-income producing parcels, subject to certain conditions.

Additional Indebtedness. None.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Market Street - The Woodlands Borrower is required to obtain all risk and business income insurance against acts of terrorism to the extent such insurance is available; provided that if the Terrorism Risk Insurance Program Reauthorization Act of 2015, as the same may be amended, restated, supplemented or otherwise modified is not in effect, the Market Street - The Woodlands Borrower is not required to pay insurance premiums with respect to such terrorism insurance in excess of the Terrorism Cap (defined below). “Terrorism Cap” means two times the amount of the then-current annual insurance premiums payable by the Market Street - The Woodlands Borrower for the insurance policies required under the Market Street - The Woodlands Whole Loan documents (excluding the wind, flood and earthquake components of such insurance premiums) on a stand-alone basis. Such stand-alone terrorism policy may have a deductible that is reasonable for such stand-alone policies with respect to properties similar to the Market Street - The Woodlands Property and reasonable for the geographic region where the Market Street - The Woodlands Property is located, provided that such deductible shall not exceed $500,000 (the “Required Deductible”) or such higher deductible if the Market Street - The Woodlands Borrower provides the lender with cash or a letter of credit in an amount equal to the difference between the actual deductible and the Required Deductible. See “Risk Factors—Terrorism Insurance May Not Be Available for All Mortgaged Properties” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

CANADA
Bellingham
SEATTLE
Tacoma
Olympia
WASH.
Spokane
Vancouver
Kennewick
PORTLAND
Salem
Eugene
Bend
OREGON
Pacific Ocean
Medford
Eureka
Redding
MONTANA
Great Falls
Helena
Missoula
Billings
IDAHO
Nampa
Boise
Idaho Falls
Pocatello
WYOMING
Casper
Ogden
Salt Lake City
Cheyenne
NEVADA
Reno
Carson City
Lake Tahoe
Sacramento
Rohnert Park
SAN FRANCISCO
SAN JOSE
Fresno
CALIFORNIA
Bakersfield
Santa Barbara
LOS ANGELES
Riverside
SAN DIEGO
DENVER
Grand Junction
COLORADO
UTAH
St. George
LAS VEGAS
Durango
ARIZONA
Flagstaff
PHOENIX
TUCSON
Santa Fe
ALBUQUERQUE
NEW MEXICO
Las Cruces

MINN.
Duluth
Lake Superior
ONTARIO
MINNEAPOLIS
ST. PAUL
Shakopee
Bloomington
WISCONSIN
Wausau
Green Bay
Traverse City
Lake Huron
Rochester
Oshkosh
Lake Michigan
MICHIGAN
Grand Rapids
Flint
MILWAUKEE
Madison
Franklin
Kentwood
Lansing
DETROIT
Cedar Falls
IOWA
Cedar Rapids
Rockford
Ankeny
Des Moines
Iowa City
Davenport
CHICAGO
Toledo
Lake Erie
CLEVELAND
Ft. Wayne
INDIANA
OHIO
Peoria
Lafayette
Westerville
Quincy
ILLINOIS
MISSOURI
INDIANAPOLIS
Dayton
COLUMBUS
Springfield
KANSAS CITY
Columbia
CINCINNATI
Columbus
Jefferson City
ST. LOUIS
LOUISVILLE
Frankfort
Lexington
Evansville
KENTUCKY
Springfield

iStar Leased Fee Portfolio

1	Hilton Salt Lake	Salt Lake City, UT
2	DoubleTree Seattle Airport	Seattle, WA
3	DoubleTree Mission Valley	San Diego, CA
4	One Ally Center	Detroit, MI
5	DoubleTree Sonoma	Rohnert Park, CA
6	DoubleTree Durango	Durango, CO
7	Northside Forsyth Hospital Medical Center	Cumming, GA
8	NASA/JPSS Headquarters	Lanham, MD
9	Dallas Market Center: Sheraton Suites	Dallas, TX
10	Dallas Market Center: Marriott Courtyard	Dallas, TX
11	The Buckler Apartments	Milwaukee, WI
12	Lock-Up Self Storage Facility	Bloomington, MN

Dallas Love Field
DALLAS
Dallas North Tollway
University Park
Southern Methodist University
Mockingbird Ln
Highland Park
Northwest Hwy
Lovers Ln
Inwood Rd
Brook Hollow Golf Club
UT Southwestern Medical Ctr.
Oak Lawn
Knox-Henderson
Irving Blvd
Trinity River Greenbelt Park
Uptown
Deep Ellum
Baylor Univ Medical Center
Canada Dr
Trinity River
West Dallas
Downtown
Singleton Blvd
DALLAS COUNTY
Tom Landry Fwy
Reunion Tower
Dallas Convention Center
Oak Cliff
Methodist Dallas Medical Ctr.
Cotton Bowl
TX State Fairgrounds

OHIO
Morgantown
BALTIMORE
Lanham
CINCINNATI
WEST VIRGINIA
WASHINGTON, DC
Huntington
Charleston
Lexington
Charlottesville
KENTUCKY
Beckley
Richmond
Lynchburg
Roanoke
Petersburg
VIRGINIA
NORFOLK
Bristol
Danville
VIRGINIA BEACH
TENNESSEE
Johnson City
Greensboro
Rocky Mount
Knoxville
Winston-Salem
Durham
RALEIGH
NORTH CAROLINA
Asheville
Concord
CHARLOTTE
Fayetteville
Spartanburg
Rock Hill
Greenville
Jacksonville
Cumming
Florence
Wilmington
Athens
Columbia
SOUTH CAROLINA
ATLANTA
Augusta
Myrtle Beach
Atlantic Ocean
GEORGIA
Macon
Dublin
Charleston
Hilton Head Island

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 8 – iStar Leased Fee Portfolio

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Leased Fee
Original Principal Balance(1):	$40,600,000			Specific Property Type:	Leased Fee
Cut-off Date Balance(1):	$40,600,000			Location(3):	Various
% of Initial Pool Balance:	3.5%			Size(3):	Various
Loan Purpose:	Recapitalization			Cut-off Date Balance Per SF/Room:	NAP
Borrowers:	Various			Year Built/Renovated(3):	Various/Various
Borrower Sponsor:	iStar Inc.			Title Vesting(3):	Various
Mortgage Rate:	3.795%			Property Manager:	NAP
Note Date:	March 30, 2017			4th Most Recent Occupancy:	NAP
Anticipated Repayment Date:	April 6, 2027			3rd Most Recent Occupancy:	NAP
Maturity Date:	April 6, 2028			2nd Most Recent Occupancy:	NAP
IO Period:	120 months			Current Occupancy:	NAP
Loan Term (Original):	120 months
Seasoning:	3 months			Underwriting and Financial Information:
Amortization Term (Original):	NAP
Loan Amortization Type:	Interest-only, ARD			4th Most Recent NOI:	NAP
Interest Accrual Method:	Actual/360			3rd Most Recent NOI:	NAP
Call Protection:	L(27),GRTR 1% or YM or D(88),O(5)			2nd Most Recent NOI:	NAP
Lockbox Type:	Hard/Springing Cash Management			Most Recent NOI:	NAP
Additional Debt(1):	Yes
Additional Debt Type(1):	Pari Passu			U/W Revenues(4):	NAP
				U/W Expenses(4):	NAP
				U/W NOI(4):	$18,511,396
				U/W NCF(4):	$18,511,396
				U/W NOI DSCR(1):	2.12x
				U/W NCF DSCR(1):	2.12x
Escrows and Reserves(2):				U/W NOI Debt Yield(1):	8.2%
				U/W NCF Debt Yield(1):	8.2%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value(5):	$346,160,000
Taxes	$0	Springing	NAP	As-Is Appraisal Valuation Date(5):	Various
Insurance	$0	Springing	NAP	Cut-off Date LTV Ratio(1)(5):	65.6%
Ground Rent Funds	$0	Springing	NAP	LTV Ratio at Maturity(1)(5):	65.6%

(1)	See “The Mortgage Loan” section. All statistical information related to loan-to-value ratios, debt service coverage ratios and debt yields are based on the iStar Leased Fee Portfolio Whole Loan (as defined below).

(2)	See “Escrows” section.

(3)	See “The Properties” section.

(4)	See “Cash Flow Analysis” section. Underwriting and Financial Information is based on the current annual ground lease payments due under the ground leases described under “The Properties” below and is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate. The estimated “Look Through” DSCR and “Look Through” DY based on the U/W estimated NOI of the non-collateral improvements on the iStar Leased Fee Portfolio Properties is approximately 7.26x and 27.9% respectively.

(5)	See “Appraisal” section.

The Mortgage Loan. The mortgage loan (the “iStar Leased Fee Portfolio Mortgage Loan”) is part of a whole loan (the “iStar Leased Fee Portfolio Whole Loan”), that is evidenced by five senior pari passu notes (Notes A-1-1, A-1-2, A-1-3, A-2 and A-3) secured by (a) a first priority fee mortgage encumbering the land under seven hotel properties, three office properties, one multifamily property and one self storage property and (b) a first priority fee and leasehold mortgage encumbering a leasehold interest and a portion of the fee interest in the land under one hotel site, all of which land is encumbered by ground leases (collectively, the “iStar Leased Fee Portfolio Properties”). The iStar Leased Fee Portfolio Whole Loan was originated on March 30, 2017 by Barclays Bank PLC, JPMorgan Chase Bank, National Association and Bank of America, N.A. The iStar Leased Fee Portfolio Whole Loan had an original principal balance of $227,000,000, has an outstanding principal balance as of the Cut-off Date of $227,000,000 and and accrues interest at an interest rate of 3.795% per annum (the “Initial Interest Rate”). The iStar Leased Fee Portfolio Whole Loan had an initial term of 120 months, has a remaining term of 117 months as of the Cut-off Date and requires interest-only payments through the anticipated repayment date (“ARD”). The ARD is April 6, 2027 and the final maturity date is April 6, 2028. In the event that the iStar Leased Fee Portfolio Whole Loan is not repaid in full on or prior to the ARD, the iStar Leased Fee Portfolio Whole Loan will accrue interest at a per annum rate equal to the greater of (i) 3.0% above the interpolated U.S. treasury swap rate, (ii) 3.0% above the interpolated U.S. treasury rate and (iii) 6.795%. (the “Adjusted Interest Rate”); however, interest accrued at the excess of the Adjusted Interest Rate over the Initial Interest Rate (the “Accrued Interest”) will be deferred. In addition, from and after the ARD, all excess cash flow from the iStar Leased Fee Portfolio Properties after the payment of reserves, interest calculated at the Initial Interest Rate and operating

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

expenses will be applied (a) first to repay the principal balance of the iStar Leased Fee Portfolio Whole Loan until paid in full and (b) second to the payment of Accrued Interest.

Note A-1-2, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $40,600,000 and has an outstanding principal balance as of the Cut-off Date of $40,600,000 and represents a non-controlling interest in the iStar Leased Fee Portfolio Whole Loan. Note A-1-1, which had an original principal balance of $55,000,000 was contributed to the MSC 2017-H1 Trust. Note A-1-1 represents the controlling interest in the iStar Leased Fee Portfolio Whole Loan. The non-controlling Note A-1-3, which had an original principal balance of $40,600,000, is held by Barclays Bank PLC, and is expected to be contributed to a future securitization trust. The non-controlling Note A-2, which had an original principal balance of $45,400,000, is held by JPMorgan Chase Bank, National Association, and is expected to be contributed to the DBJPM 2017-C6 securitization trust. The non-controlling Note A-3, which had an original principal balance of $45,400,000, is held by Bank of America, N.A., and is expected to be contributed to the BANK 2017-BNK5 securitization trust Notes A-1-1, A-1-3, A-2 and A-3 are collectively referred to as the “iStar Leased Fee Portfolio Pari Passu Companion Loans”. The lender provides no assurances that any non-securitized notes will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—The iStar Leased Fee Portfolio Whole Loan” and “Pooling and Servicing Agreement” in the Preliminary Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1-1	$55,000,000	MSC 2017-H1	Yes
A-1-2	$40,600,000	WFCM 2017-C38	No
A-1-3	$40,600,000	Barclays Bank PLC	No
A-2	$45,400,000	DBJPM 2017-C6 (expected)	No
A-3	$45,400,000	BANK 2017-BNK5 (expected)	No
Total	$227,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease the iStar Leased Fee Portfolio Whole Loan in whole on any date before November 9, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) March 30, 2020. In addition, following the lockout period, on any date prior to November 9, 2026, the borrower has the right to prepay the iStar Leased Fee Portfolio Whole Loan in whole as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. Following the lockout period, the iStar Leased Fee Portfolio may be prepaid in part in connection with a partial release (see “Partial Release” section). The iStar Leased Fee Portfolio Whole Loan is prepayable without penalty on or after November 9, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$227,000,000	100.0%	Return of equity	$221,757,129	97.7%
			Closing costs	5,242,871	2.3
Total Sources	$227,000,000	100.0%	Total Uses	$227,000,000	100.0%

(1)	Immediately after loan origination, 51.0% of the equity interest in the borrowers was sold to two entities, GIC (Realty) Private Limited and Lubert-Adler, L.P. in two separate transactions, for an aggregate purchase price of $57.5 million or an implied value of the iStar Leased Fee Portfolio Properties of approximately $339.7 million, which would result in a Cut-off Date LTV Ratio of 66.8% and a Maturity Date or ARD LTV ratio of 66.8%.

The Properties. The iStar Leased Fee Portfolio Properties are located in ten different states and underlie improvements consisting of seven hotels (2,488 keys, 78.1% of allocated loan amount (“ALA”)), three offices (1,169,928 SF, 19.7% of ALA), one multifamily complex (207 units, 1.6% of ALA) and one self-storage facility (104,000 SF, 0.6% of ALA). Five of the properties (74.6% of the ALA) (the “Hilton Properties”) are ground leased under a single lease to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is the guarantor of the master lease from the borrower to HLT Operate DTWC LLC. Park Intermediate Holdings LLC is a subsidiary of Park Hotels & Resorts Inc. and one of two Hilton Worldwide Holdings Inc. spin-offs. The Hilton Properties lease will expire in approximately nine years on December 31, 2025 and may be extended with respect to any or all of the Hilton Properties, with two additional five year extension periods remaining. One Ally Center (14.1% of ALA) is ground leased to 500 Webward LLC with an initial lease expiration date in March 2114 with two 30 year renewal options. No other leasehold owner accounts for more than 3.3% of ALA. The iStar Leased Fee Portfolio Properties have a weighted average age of approximately 18 years and an average remaining initial ground lease term of approximately 28 years, or approximately 48 years when fully extended.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

The following table presents certain information relating to the iStar Leased Fee Portfolio Properties:

Property Name	Whole Loan Cut-off Date ALA	Ownership Interest	Leasehold Owner	Initial Leasehold Expiration	Final Leasehold Expiration	Leased Fee NOI	Leased Fee Appraised Value
Hilton Salt Lake	$55,312,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$3,300,706	$79,900,000
DoubleTree Seattle Airport	$40,000,000	Fee / Leasehold(1)	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$5,374,280	$75,700,000
DoubleTree Mission Valley	$38,084,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,776,034	$55,000,000
One Ally Center	$31,961,000	Fee	500 Webward LLC	3/31/2114(3)	3/31/2174	$3,353,970	$46,140,000
DoubleTree Sonoma	$19,300,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,157,870	$27,700,000
DoubleTree Durango	$16,604,000	Fee	HLT Operate DTWC LLC	12/31/2025(2)	12/31/2035	$1,155,514	$24,400,000
Northside Forsyth Hospital Medical Center	$7,577,000	Fee	Forsyth Physicians Center SPE 1, LLC	4/25/2115(4)	4/25/2175	$654,595	$11,000,000
NASA/JPSS Headquarters	$5,190,000	Fee	DRV Greentec, LLC	10/31/2075(5)	10/31/2105	$472,292	$7,550,000
Dallas Market Center: Sheraton Suites	$4,151,000	Fee	Dallas Suites RE, LLC	9/30/2114	9/30/2114	$524,334	$6,000,000
Dallas Market Center: Marriott Courtyard	$3,736,000	Fee	ARC Hospitality Portfolio I DLGL Owner, LP	1/2/2026(6)	1/2/2066	$297,000	$5,400,000
The Buckler Apartments	$3,633,000	Fee	CA / Phoenix 401 Property Owner, LLC	11/30/2112	11/30/2112	$312,186	$5,300,000
Lock-Up Self Storage Facility	$1,452,000	Fee	Lock Up - Evergreen Development Series LLC	9/30/2037	9/30/2037	$132,615	$2,070,000
Total:	$227,000,000					$18,511,396	$346,160,000

(1)	See “Ground Lease” section below.

(2)	HLT Operate DTWC LLC has two, five year renewal options.

(3)	500 Webward LLC has two, 30 year renewal options.

(4)	Forsyth Physicians Center SPE 1, LLC has two, 30 year renewal options.

(5)	DRV Greentec LLC has two, 15 year renewal options.

(6)	ARC Hospitality Portfolio I DLGL Owner, LP has four, 10 year renewal options.

The following table presents certain information relating to the improvements which underlie the iStar Leased Fee Portfolio Properties:

Property Name	Location	Property Type	Year Built / Renovated	Look-Through NOI	Units / SF / Rooms	Look Through Most Recent Occupancy(1)	Fee Simple Appraised Value(2)
Hilton Salt Lake	Salt Lake City, UT	Hotel	1983 / 2012	$9,778,443	499	72.0%	$105,100,000
DoubleTree Seattle Airport	Seattle, WA	Hotel	1969 / 2011	$14,682,914	850	85.0%	$140,000,000
DoubleTree Mission Valley	San Diego, CA	Hotel	1991 / 2012	$7,804,702	300	87.0%	$82,000,000
One Ally Center	Detroit, MI	Office	1992 / NAP	$13,920,739	957,355	100.0%	$174,620,000
DoubleTree Sonoma	Rohnert Park, CA	Hotel	1987 / 2016	$4,153,633	245	75.0%	$41,600,000
DoubleTree Durango	Durango, CO	Hotel	1986 / 2009	$3,379,284	159	79.0%	$36,400,000
Northside Forsyth Hospital Medical Center	Cumming, GA	Office	2017 / NAP	$901,501	92,573	95.0%	$15,730,000
NASA/JPSS Headquarters	Lanham, MD	Office	1994 / NAP	$1,221,724	120,000	100.0%	$17,100,000
Dallas Market Center: Sheraton Suites	Dallas, TX	Hotel	1989 / 2017	$2,438,398	251	79.0%	$20,900,000
Dallas Market Center: Marriott Courtyard	Dallas, TX	Hotel	1989 / 2015	$2,254,686	184	72.0%	$27,300,000
The Buckler Apartments	Milwaukee, WI	Multifamily	1977 / 2016	$2,103,422	207	75.0%	$39,900,000
Lock-Up Self Storage Facility	Bloomington, MN	Self Storage	2008 / NAP	$754,685	104,000	84.0%	$13,800,000
Total:				$63,394,131			$714,450,000

(1)	The hotel occupancy rates shown are the average occupancy rates of the hotels for the 12 months ending December 31, 2016. Construction at Northside Forsyth Hospital Medical Center was recently completed and occupancy reflects pre-leased percentage as of December 31, 2016. The occupancy rate of The Buckler Apartments is as of March 15, 2017. The occupancy rate of Lock-Up Self Storage Facility is as of June 30, 2016.

(2)	The Fee Simple Appraised Value assumes the properties are unencumbered by the ground leases.

Hilton Salt Lake (499 keys, 24.4% of portfolio ALA, 17.8% of portfolio leased fee NOI). The Hilton Salt Lake, built in 1983 and renovated in 2012, is a 16-story full service hotel consisting of 499 keys located in Salt Lake City, Utah. The Hilton Salt Lake features 24,000 SF of meeting space, two restaurants, a Starbucks, an indoor pool and jacuzzi, a fitness center, business center, gift shop and on-site car rental services. The hotel is located across the street from the Salt Palace Convention Center and is one block from a Trax Light Rail stop which offers access to the surrounding Salt Lake City metropolitan statistical area.

DoubleTree Seattle Airport (850 keys, 17.6% of portfolio ALA, 29.0% of portfolio leased fee NOI). The DoubleTree Seattle Airport, built in 1969 and renovated in 2011, is a full service hotel consisting of 850 keys located on a 24.4 acre site in Seattle, Washington. According to the appraisal, the DoubleTree Seattle Airport is the third largest hotel property in the Pacific Northwest and is located at an intersection in the Seattle-Tacoma International Airport area. The DoubleTree Seattle Airport features 26 meeting and event rooms totaling 36,000 SF that accommodate up to 1,200 guests, a complimentary 24-hour airport shuttle, two restaurants, a cafe, an outdoor seasonal pool, two fitness centers and a business center. The hotel is located less than a mile from the Seattle-Tacoma International Airport. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, see “Ground Lease” section below.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

DoubleTree Mission Valley (300 keys, 16.8% of portfolio ALA, 9.6% of portfolio leased fee NOI). The DoubleTree Mission Valley, built in 1991 and renovated in 2012, is an 11-story full service hotel consisting of 300 keys in San Diego, California. The DoubleTree Mission Valley features 25,000 SF of meeting space, a cafe, an indoor and outdoor pool and a fitness center. The hotel is attached via a pedestrian bridge to the San Diego’s Fashion Valley Mall anchored by Neiman Marcus, Nordstrom, Bloomingdales and Macy’s.

One Ally Center (957,355 SF, 14.1% of portfolio ALA, 18.1% of portfolio leased fee NOI). One Ally Center, built in 1992, is a 43-story Class A office building consisting of 957,355 SF located in Detroit, Michigan. One Ally Center is the tallest office building in the state of Michigan, featuring 360-degree views and is occupied by a diverse tenant roster. The largest tenant, Ally Financial, occupies 13 floors of space and has over 1,500 Ally Financial employees onsite. Other notable tenants include Pricewaterhouse Coopers LLP, several law firms including Clark Hill, Dickinson Wright, Foley & Lardner, Kerr, Russel and Webber, and the Police and Fire and General Retirement Systems of the City of Detroit. Additionally, One Ally Center offers amenities such as a 10,000 SF fitness center, a cafe and bistro, as well as on-site parking with valet service.

DoubleTree Sonoma (245 keys, 8.5% of portfolio ALA, 6.3% of portfolio leased fee NOI). The DoubleTree Sonoma, built in 1987 and renovated in 2016, is a full service hotel consisting of 245 keys located on a 12.5 acre site in Rohnert Park, California. According to the appraisal, the DoubleTree Sonoma is located adjacent to U.S. 101 Freeway in Sonoma wine country, which provides access to over 400 wineries from downtown Sonoma to Healdsburg. The DoubleTree Sonoma features 18,000 SF of indoor space and 32,000 SF of exterior space including a large divisible ballroom that can accommodate meetings for 10-500 people. Additionally, the hotel features an airport shuttle to San Francisco and Oakland International Airports, an on-site restaurant Bacchus Restaurant & Wine Bar, a heated outdoor pool, tennis/sport court, fitness center and is adjacent to two championship golf courses.

Underwritten Net Cash Flow. The following table presents certain information relating to the underwritten net cash flow at the iStar Leased Fee Portfolio Properties:

Cash Flow Analysis

Property Name	U/W Base Rent(1)	Overage Rent(2)	U/W NOI	% of U/W NOI	U/W NOI DSCR	“Look Through” Fee Simple U/W NOI	“Look Through” Fee Simple U/W NOI DSCR
Hilton Salt Lake	$2,687,691	$613,015	$3,300,706	17.8%	1.55x	$9,778,443	4.59x
DoubleTree Seattle Airport	$4,503,580	$870,700	$5,374,280	29.0%	3.49x	$14,682,914	9.54x
DoubleTree Mission Valley	$1,122,198	$653,836	$1,776,034	9.6%	1.21x	$7,804,702	5.33x
One Ally Center	$3,353,970	$0	$3,353,970	18.1%	2.73x	$13,920,739	11.32x
DoubleTree Sonoma	$733,106	$424,764	$1,157,870	6.3%	1.56x	$4,153,633	5.59x
DoubleTree Durango	$860,668	$294,846	$1,155,514	6.2%	1.81x	$3,379,284	5.29x
Northside Forsyth Hospital Medical Center	$654,595	$0	$654,595	3.5%	2.25x	$901,501	3.09x
NASA/JPSS Headquarters	$472,292	$0	$472,292	2.6%	2.37x	$1,221,724	6.12x
Dallas Market Center: Sheraton Suites	$524,334	$0	$524,334	2.8%	3.28x	$2,438,398	15.27x
Dallas Market Center: Marriott Courtyard	$125,000	$172,000	$297,000	1.6%	2.07x	$2,254,686	15.68x
The Buckler Apartments	$312,186	$0	$312,186	1.7%	2.23x	$2,103,422	15.05x
Lock-Up Self Storage Facility	$132,615	$0	$132,615	0.7%	2.37x	$754,685	13.51x
Total:	$15,482,235	$3,029,161	$18,511,396	100.0%	2.12x	$63,394,131	7.26x

(1)	U/W Base Rent is inclusive of approximately $1,256,456 of straight line rent representing the present value of contractual rent increases through the term of each respective ground lease based on a 6.0% discount rate.

(2)	Overage Rent is based on 7.5% of gross sales over a breakpoint of $32,979,294 for DoubleTree Seattle Airport, $20,688,611 for Hilton Salt Lake, $12,392,794 for DoubleTree Mission Valley, $9,293,520 for DoubleTree Sonoma and $6,037,795 for DoubleTree Durango. Overage Rent for Dallas Market Center: Marriott Courtyard is calculated as 5.0% of gross room sales in excess of $125,000.

Appraisal. As of the appraisal valuation dates ranging from February 15, 2017 to February 27, 2017, the iStar Leased Fee Portfolio Properties valued individually reflect a cumulative “as-is” appraised value of $346,160,000. The appraiser also concluded to an appraised value of $360,100,000 for the portfolio if sold in its entirety to a single buyer, which would result in a Cut-off Date LTV Ratio of 63.0%. Additionally, the appraiser concluded to an estimated fee simple appraised value of $714,450,000 (i.e. assuming that the iStar Leased Fee Portfolio Properties were unencumbered by the ground leases), which would result in a Cut-off Date LTV Ratio of 31.8%.

Environmental Matters. According to the Phase I environmental site assessment for the DoubleTree Seattle Airport property dated February 23, 2017, a review of regulatory databases revealed four releases of petroleum and other hazardous materials at or in proximity to the DoubleTree Seattle Airport property from 2001 to 2011, all of which are considered recognized environmental conditions. The iStar Leased Fee Portfolio Borrowers obtained environmental liability insurance for the DoubleTree Seattle Airport property with a $2,000,000 coverage aggregate limit. According to the Phase I environmental site assessments dated January 23, 2017 to February 28, 2017, there are no recognized environmental conditions at any of the other iStar Leased Fee Portfolio Properties.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

Market Overview and Competition. The iStar Leased Fee Portfolio is comprised of 12 properties located in ten states and eleven distinct markets, listed below by descending Allocated Cut-off Date Loan Amount.

Property Name	Address	Estimated 2016 Population (five- mile radius)(1)	Estimated Average 2016 Household Income (five-mile radius)(1)
Hilton Salt Lake	255 South West Temple, Salt Lake City, UT	230,805	$69,217
DoubleTree Seattle Airport	18740 International Boulevard, Seattle, WA	219,802	$70,608
DoubleTree Mission Valley	7450 Hazard Center Drive, San Diego, CA	520,204	$75,313
One Ally Center	500 Woodward Avenue, Detroit, MI	189,959	$36,581
DoubleTree Sonoma	1 DoubleTree Drive, Rohnert Park, CA	118,400	$74,918
DoubleTree Durango	501 Camino Del Rio, Durango, CO	23,216	$72,938
Northside Forsyth Hospital Medical Center	4150 Deputy Bill Cantrell Memorial Road, Cumming, GA	98,372	$113,511
NASA/JPSS Headquarters	7700 and 7720 Hubble Drive, Lanham, MD	170,176	$101,951
Dallas Market Center: Sheraton Suites	2101 North Stemmons Freeway, Dallas, TX	351,125	$94,722
Dallas Market Center: Marriott Courtyard	2150 Market Center Boulevard, Dallas, TX	351,125	$94,722
The Buckler Apartments	401 West Michigan Street, Milwaukee, WI	457,329	$53,318
Lock-Up Self Storage Facility	221 American Boulevard West, Bloomington, MN	232,507	$97,793

(1)	Based on various appraisal reports for the iStar Leased Fee Portfolio Properties.

The Borrowers. The borrowers are RLH Partnership II LP, 500 Woodward LLC, Hubble Drive Lanham LLC, iStar North Old Atlanta Road LLC, iStar Dallas GL LP, 401 W Michigan Street - Milwaukee LLC and 221 American Boulevard - Bloomington LLC, (the “iStar Leased Fee Portfolio Borrowers”), each a single-purpose Delaware limited liability company or limited partnership structured to be bankruptcy-remote, with at least two independent directors. The iStar Leased Fee Portfolio Borrowers are currently owned by Safety, Income and Growth Inc. (“SAFE”). SAFE was formerly 100.0% owned by iStar Inc., but immediately after loan origination, was 49.0% owned by iStar Inc. and the remaining equity was owned by GIC (Realty) Private Limited and Lubert-Adler, L.P. Upon the completion of the SAFE Initial Public Offering (as defined below), the Concurrent iStar Placement (as defined below) and the formation transactions, iStar Inc. is anticipated to own approximately 27.6% of SAFE outstanding common stock, an affiliate of GIC (Realty) Private Limited is anticipated to own approximately 11.7% of SAFE outstanding common stock and an affiliate of Lubert-Adler, L.P. is anticipated to own approximately 4.1% of SAFE outstanding common stock. The guarantor of certain nonrecourse carveouts under the iStar Leased Fee Portfolio Whole Loan is iStar Inc.

The Borrower Sponsor. The borrower sponsor is iStar Inc., a public commercial real estate finance and investment company. As of December 31, 2016, iStar Inc. has total assets of approximately $4.8 billion and 196 employees in its New York City headquarters and its seven regional offices across the United States.

In April 2017, SAFE filed a preliminary prospectus to sell shares of its common stock and has received clearance to apply to have the common stock listed on the New York Stock Exchange with the intent to elect and qualify to be taxed as a real estate investment trust (the “SAFE Initial Public Offering”). SAFE will be externally managed by a wholly-owned subsidiary of iStar Inc. According to the June 2017 amended preliminary S-11 offering documents filed by Safety, Income and Growth, Inc., SAFE is expected to raise approximately $205,000,000 in common equity and it is anticipated that iStar Inc. will purchase $45.0 million in shares of SAFE’s common stockin a private placement at the same price as the initial public offer price per share (the “Concurrent iStar Placement”) . Upon the completion of SAFE becoming a public vehicle, the iStar Leased Fee Portfolio Whole Loan documents provide for SAFE to become the non-recourse carveout guarantor under the iStar Leased Fee Portfolio Whole Loan in lieu of iStar Inc., provided that SAFE has a market capitalization in excess of $500,000,000 or net worth in excess of $250,000,000. There can be no assurance as to whether, or when, any of these transactions will occur.

Escrows. During the continuance of a Trigger Period (as defined below) (and to the extent that a Borrower Reserve Period (as defined below) caused by a Tax Reserve Trigger Event (as defined below) or a Ground Lease Termination Event (as defined below) is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated tax payments with respect to each individual property for which a Borrower Reserve Period caused by a Tax Reserve Trigger Event or a Ground Lease Termination Event is continuing. During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by an Insurance Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the annual estimated insurance premiums (unless the iStar Leased Fee Portfolio Borrowers maintain an acceptable blanket policy) with respect to each individual property for which a Borrower Reserve Period caused by an Insurance Reserve Trigger Event or a Ground Lease Termination Event is continuing.  During the continuance of a Trigger Period (and to the extent that a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event (as defined below) or a Ground Lease Termination Event is continuing), the iStar Leased Fee Portfolio Borrowers are required to escrow monthly 1/12th of the amount that would be sufficient to pay the ground rent payable during the next 12 months with respect to each individual property for which a Borrower Reserve Period caused by a Ground Rent Reserve Trigger Event or a Ground Lease Termination Event is continuing.

A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default under the iStar Leased Fee Portfolio Whole Loan; (ii) the debt service coverage ratio for the immediately preceding four calendar quarters is less than 1.50x for two consecutive calendar quarters (a “DSCR Trigger Event”); (iii) the monthly payment date in October 2025 (unless on or prior to such date, cash or a letter of credit has been delivered to lender in an amount equal to $12,000,000 to be held as additional collateral for the iStar Leased Fee Portfolio Whole Loan (the “Loan Term Cash Collateral”)); and (iv) the iStar Leased Fee Portfolio Borrower’s failure to repay the iStar Leased Fee Portfolio Whole Loan before the ARD. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; with regard to clause (ii), upon the earlier of (a) the debt service coverage ratio for the immediately preceding four calendar quarters equaling or exceeding 1.55x for two consecutive calendar quarters or (b) the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

date that the borrowers have deposited cash or a letter of credit to lender in an amount equal to the amount that, if applied to the reduction of the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan, would result in a debt service coverage ratio for the immediately preceding four calendar quarters that equals or exceeds 1.55x; and with regard to clause (iii) the delivery of the Loan Term Cash Collateral.

A “Borrower Reserve Period” will commence upon the earlier of (i) the date that, as to any of the iStar Leased Fee Portfolio Properties, the applicable ground lease is no longer in effect or the title to or possession of all or any of the leasehold or subleasehold, as applicable, interest has been returned to the iStar Leased Fee Portfolio Borrowers (a “Ground Lease Termination Event”); and (ii) commencing on the date on which the tenant under the applicable ground lease at any of the iStar Leased Fee Portfolio Properties shall have failed to pay (a) all taxes and other charges under such lease when the same are due and payable (a “Tax Reserve Trigger Event”), (b) all insurance premiums under such lease when the same are due and payable (an “Insurance Reserve Trigger Event”) or (c) all ground rent for each ground tenant under such lease when the same are due and payable (a “Ground Rent Reserve Trigger Event”). A Borrower Reserve Period will expire upon the iStar Leased Fee Portfolio Borrowers entering into an approved replacement triple net ground lease with respect to the property which caused a Ground Lease Termination Event, a Tax Reserve Trigger Event, an Insurance Reserve Trigger Event or a Ground Rent Reserve Trigger Event.

Lockbox and Cash Management. The iStar Leased Fee Portfolio Whole Loan documents require a lender-controlled lockbox account, which is already in place, and that the borrower direct the ground tenants to pay all rents directly into such lockbox account. In the absence of a Trigger Period, the funds in the lockbox account will be subject to the direction of the borrower. During a Trigger Period, any transfers to the borrower are required to cease and sums on deposit in the lockbox account will be transferred on a daily basis to a cash management account controlled by the lender and applied to payment of all monthly amounts due under the iStar Leased Fee Portfolio Whole Loan documents with the remainder to be held in an excess cash flow account as additional collateral for the iStar Leased Fee Portfolio Whole Loan. Provided no event of default has occurred and is continuing, on each monthly payment date occurring after the ARD, all funds in the excess cash flow account are required to be applied first to reduce the outstanding principal balance of the iStar Leased Fee Portfolio Whole Loan with any remaining amounts to be applied toward the Accrued Interest. Provided no event of default has occurred and is continuing, any excess cash flow funds remaining in the excess cash flow account shall be disbursed to the iStar Leased Fee Portfolio Borrowers upon the expiration of any Trigger Period.

Assumption. The iStar Leased Fee Portfolio Borrowers have the one-time right to transfer the iStar Leased Fee Portfolio Properties provided that certain conditions are satisfied, including (i) no event of default has occurred and is continuing and (ii) the lender has received confirmation that such assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loan with respect to the ratings of such securities.

Partial Release. Following the lockout period and prior to April 6, 2027, the iStar Leased Fee Portfolio Borrowers are permitted to obtain the release of the iStar Leased Fee Portfolio Properties in connection with a partial release with (a) to the extent that the iStar Leased Fee Borrowers have not previously partially defeased the iStar Leased Fee Portfolio Whole Loan, the payment of the sum of a release price equal to 120% of the ALA with respect to such individual property (the “Release Price”) and the yield maintenance premium (a “Prepayment Partial Release”) and (b) to the extent that the iStar Leased Fee Borrowers have not previously partially prepaid the iStar Leased Fee Portfolio Whole Loan with a yield maintenance premium, for the period following the lockout period and prior to November 9, 2026, by delivering defeasance collateral equal to the Release Price, subject to certain conditions, including (i) no event of default has occurred and is continuing; (ii) the loan-to-value with respect to the remaining iStar Leased Fee Portfolio Properties will be no greater than the lesser of 65.6% or the loan-to-value ratio immediately prior to the release (but in no event, less than 63.0%); (iii) the amortizing debt service coverage ratio (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining iStar Leased Fee Portfolio Properties will be no less than the greater of 2.41x and the debt service coverage ratio immediately prior to the release (but in no event, greater than 2.43x); (iv) the net operating income debt yield (as calculated under the iStar Leased Fee Portfolio Whole Loan documents) with respect to the remaining properties will be no less than the greater of 9.2% and the debt yield immediately prior to the release (but in no event, greater than 9.35%), (v) the lender has received confirmation that the release will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates or similar ratings confirmations from each rating agency rating any securities backed by the iStar Leased Fee Portfolio Pari Passu Companion Loans with respect to the ratings of such securities; and (vi) satisfaction of REMIC requirements (collectively, the “Release Conditions”).

At any time prior to the ARD and provided no event of default has occurred and is continuing and the Northside Forsyth Hospital Medical Center ground lease is still in effect, the iStar Leased Fee Portfolio Borrowers may obtain the partial release of an undeveloped portion of the Northside Forsyth Hospital Medical Center defined in the related lease (the “Forsyth Partial Release Property”), without prepayment or defeasance, upon the satisfaction of the following conditions: (i) the Forsyth Partial Release Property is conveyed to a person other than the iStar Leased Fee Portfolio Borrowers or its affiliates, (ii) the iStar Leased Fee Portfolio Borrowers provide 20 days prior written notice of the proposed release, (iii) a separate tax identification number has been issued (or applied for) with respect to the Forsyth Partial Release Property, (iv) satisfaction of REMIC requirements, (v) a rating agency confirmation if reasonably required by the lender (provided rating agency confirmation will not be required if the tenant of the Forsyth Partial Release Property, following the conveyance, has agreed that it will not solicit subtenants of the Northside Forsyth Hospital Medical Center property to relocate to the Forsyth Partial Release Property and, in connection with such relocation, terminate their subleases or refuse to extend to renew such sublease), and (vi) satisfaction of any other requirements set forth in the iStar Leased Fee Portfolio Whole Loan documents.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

ISTAR LEASED FEE PORTFOLIO

Ground Lease. The DoubleTree Seattle Airport collateral is comprised of both a portion of the fee interest and a leasehold interest in the fee portion that is not collateral, which together are leased to HLT Operate DTWC LLC which operates the hotel. The portion of the collateral which consists of a leasehold interest is owned in fee by a third party and underlies the majority of the DoubleTree Seattle Airport hotel’s improvements. The fee collateral includes approximately a third of the hotel parking and one wing of rooms which contains a total of 180 rooms and the leasehold collateral includes the remainder of the property. The current ground rent for the DoubleTree Seattle Airport ground leased site totals $391,132 annually, which is required to be directly paid for by HLT Operate DTWC LLC, which is responsible for all property related expenses under their NNN ground lease from the iStar Leased Fee Portfolio Borrowers. The iStar Leased Fee Portfolio Borrower’s ground lease from the third party fee owner expires in January 2044.

Terrorism Insurance. The iStar Leased Fee Portfolio Borrowers are required to obtain insurance against acts of terrorism or other similar acts or events to the extent such insurance is available in form and substance reasonably satisfactory to the lender in an amount equal to 100.0% of the full replacement cost subject to a loss limit of $150,000,000 per occurrence. With respect to The Buckler Apartments, the iStar Leased Fee Portfolio Borrower’s obligation to maintain certain insurance coverage is suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole loan documents has occurred and is continuing with respect to such property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenant to maintain the insurance required by the ground lease as of the loan origination date.

With respect to One Ally Center, Northside Forsyth Hospital Medical Center, NASA/JPSS Headquarters, Dallas Market Center: Sheraton Suites, Dallas Market Center: Marriott Courtyard and Lock-Up Self-Storage Facility, the iStar Leased Fee Portfolio Borrower’s obligation to maintain the insurance coverage with respect to such properties is required to be suspended for so long as (i) no ground lease termination period as defined in the iStar Leased Fee Portfolio Whole Loan documents has occurred and is continuing with respect to such iStar Leased Fee Portfolio Property and (ii) the iStar Leased Fee Portfolio Borrowers are required to cause the tenants at each of such iStar Leased Fee Portfolio Properties to maintain the insurance required by its lease as of the loan origination date.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

224 VALLEY CREEK CORPORATE CENTER

Floor	Tenants
4	Autotrader.Com, Inc. 24,057 SF 12/2022
3	Autotrader.Com, Inc. 16,966 SF 12/2022; Autotrader.Com, Inc. 3,475 SF 12/2022; First Financial Networks 3,528 SF 1/2026
2	Titanium Metals Corporation 23,626 SF 9/2018
1	Medartis, Inc. 8,059 SF 10/2018; Vacant 1,785 SF; Comcast of Pennsylvania LLC 3,448 SF 7/2021; Softwareone, Inc. 1,684 SF 12/2018; Management Office Storage 430 SF; Vacant 3,859 SF

222 VALLEY CREEK CORPORATE CENTER

Floor	Tenants
3	Internet Pipeline, Inc. 27,127 SF 5/2025
2	Internet Pipeline, Inc. 19,721 SF 5/2025; Management Office 334 SF; Terranear PMC 7,406 SF 9/2018
1	People 2.0 Global, LLC 11,670 SF 6/2024; Vacant 6,835 SF; Perficient, Inc. 4,570 SF 7/2017

220 VALLEY CREEK CORPORATE CENTER

Floor	Tenants
4	Analytical Graphics, Inc. 24,057 SF 5/2022
3	Analytical Graphics, Inc. 23,969 SF 5/2022
2	Analytical Graphics, Inc. 23,626 SF 5/2022
1	Analytical Graphics, Inc. 19,265 SF 5/2022

Vacant | Building | 2017 – 2020 | 2021 – 2023 | 2024+

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Valley Creek Corporate Center
220, 222 and 224 Valley Creek Boulevard
Exton, PA 19341
EXTON
Chester Springs
Lionville
Aldham
Devault
Frazer
Malvern
Downingtown
West Goshen
West Chester
CHESTER COUNTY
Pennsylvania Turnpike
Philadelphia 25 miles
Micron Technologies
Janssen Biotech
Cerner Corporation
Microsoft Corp.
Siemens Healthcare
Penn State Great Valley
Lincoln Court Shopping Center
Chester Valley Golf Club
Immaculata College
SEPTA THORNDALE LINE
Marchwood Shopping Center
Lionville Shopping Center
Lionville Park
Fairfield Place Shopping Center
Exton Square Mall
Whiteland Towne Center
Whitford Country Club
Festival at Exton Shopping Ctr.
Main Street at Exton
EXTON
WHITFORD
MALVERN
SEPTA
Exton Bypass
Lincoln Hwy
Lancaster Ave
Swedesford Rd
Old Valley Rd
Valley Hill Rd
Conestoga Rd
Pickering Valley Golf Course
Hersheys Mill Golf Course
East Goshen Park
QVC Studio Park
Brandywine Airport
West Goshen Shopping Center
West Goshen Town Ctr.
Bradford Plaza
West Chester University of PA
Chester Bypass
Downingtown Pike
Gay St
Strasburg Rd
Copeland School Rd
Pottstown Pike
Phoenixville Pike
Greenhill Rd
Guthrie Rd
Boot Rd
King Rd
Paoli Pike
Sugartown Rd
Reading
Pottstown
PENNSYLVANIA
Norristown
King of Prussia
Phoenixville
Exton
Malvern
Downingtown
Coatesville
West Chester
Media
PHILADELPHIA
CAMDEN
Chester
NEW JERSEY
DELAWARE
WILMINGTON
Newark

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 9 – Valley Creek Corporate Center

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$34,000,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$34,000,000			Location:	Exton, PA
% of Initial Pool Balance:	2.9%			Size:	259,497 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$131.02
Borrower:	Pembroke TCM VC LLC			Year Built/Renovated:	2002/NAP
Borrower Sponsors:	Ten Capital Management; Pembroke IV LLC			Title Vesting:	Fee
Mortgage Rate:	4.3000%			Property Manager:	CBRE, Inc.
Note Date:	June 2, 2017			4th Most Recent Occupancy (As of)(2):	94.3% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(2):	92.0% (12/31/2014)
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy (As of)(2):	84.8% (12/31/2015)
IO Period:	60 months			Most Recent Occupancy (As of)(2):	89.6% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(2)(3):	93.4% (2/14/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of)(4):	$2,811,461 (12/31/2014)
Call Protection:	L(25),D(90),O(5)			3rd Most Recent NOI (As of)(4):	$2,183,776 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of)(4):	$2,898,726 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of)(4):	$3,888,698 (TTM 3/31/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$6,784,305
				U/W Expenses:	$2,706,626
				U/W NOI(4):	$4,077,679
Escrows and Reserves(1):				U/W NCF:	$3,587,694
				U/W NOI DSCR:	2.02x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR:	1.78x
Taxes	$402,070	$48,234	N/A	U/W NOI Debt Yield:	12.0%
Insurance	$0	Springing	N/A	U/W NCF Debt Yield:	10.6%
Replacement Reserves	$0	$4,325	N/A	As-Is Appraised Value:	$49,100,000
TI/LC Reserve	$0	$54,062	$2,600,000	As-Is Appraisal Valuation Date:	February 17, 2017
Common Charges Reserve	$0	$1,310	N/A	Cut-off Date LTV Ratio:	69.2%
				LTV Ratio at Maturity:	63.2%

(1)	See “Escrows” section.

(2)	See “Historical Occupancy” section.

(3)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate their space at lease expiration on July 31, 2017.

(4)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Valley Creek Corporate Center Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering the fee interest in three Class A office buildings located in Exton, Pennsylvania (the “Valley Creek Corporate Center Property”). The Valley Creek Corporate Center Mortgage Loan was originated on June 2, 2017 by Barclays Bank PLC. The Valley Creek Corporate Center Mortgage Loan had an original principal balance of $34,000,000, has an outstanding principal balance as of the Cut-off Date of $34,000,000 and accrues interest at an interest rate of 4.3000% per annum. The Valley Creek Corporate Center Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires interest-only payments for the first 60 payments following origination and thereafter requires payments of principal and interest based on a 30-year amortization schedule. The Valley Creek Corporate Center Mortgage Loan matures on June 6, 2027.

Following the lockout period, the borrower has the right to defease the Valley Creek Corporate Center Mortgage Loan in whole, but not in part, on any date before February 6, 2027. In addition, the Valley Creek Corporate Center Mortgage Loan is prepayable without penalty on or after February 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Sources and Uses

Sources			Uses
Original loan amount	$34,000,000	70.5%	Purchase price(1)	$46,495,067	91.9%
Borrower Sponsor’s new cash contribution	14,234,653	29.5	Closing costs	1,337,516	2.6
			Reserves	402,070	0.8

Total Sources	$48,234,653	100.0%	Total Uses	$48,234,653	100.0%

(1)	The Purchase Price includes an approximately $2.7 million prepayment penalty fee on the seller’s existing loan, which was required to be paid by the borrower sponsor in order to complete the transaction and is net of purchaser and seller credits.

The Property. The Valley Creek Corporate Center Property is comprised of three Class A office buildings located in Exton, Pennsylvania totaling 259,497 square feet. The Valley Creek Corporate Center Property is located at 220, 222 and 224 Valley Creek Boulevard. All three buildings were built in 2002. The building located at 220 Valley Creek Boulevard is four stories high and totals 90,917 square feet; the building located at 222 Valley Creek Boulevard is three stories high and totals 77,663 square feet; and the building located at 224 Valley Creek Boulevard is four stories high and totals 90,917 square feet. The Valley Creek Corporate Center Property is situated on approximately 18.4 acres and features a total of 1,027 parking spaces, reflecting an overall parking ratio of 4.0 spaces per 1,000 square feet of rentable area. The buildings are situated in a “U” type configuration centered around a common driveway and courtyard featuring a pond with a small waterfall and other natural elements. As of February 14, 2017 the Valley Creek Corporate Center Property was 93.4% occupied by 10 tenants, excluding Perficient, Inc., which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

The five largest tenants, Analytical Graphics, Inc. (“AGI”), Internet Pipeline, Inc. (“iPipeline”), Autotrader.com, Inc. (d/b/a HomeNet) (“Autotrader.com”), Titanium Metals Corporation (“TIMET”) and People 2.0 Global, LLC (“People 2.0”) are globally headquartered at the Valley Creek Corporate Center Property. Four of the five aforementioned tenants have signed renewals (except for TIMET), expansions or new leases within the past 24 months.

AGI leases 90,917 square feet (35.0% of net rentable area) at the Valley Creek Corporate Center Property and utilizes this space as its global headquarters. AGI fully occupies the 220 Valley Creek Boulevard building, which includes a dedicated full size cafeteria, a game area and a daycare center. Founded in 1989, AGI develops commercial modeling and analysis software for the aerospace, defense and intelligence industries. AGI supplies software applications and development tools for modeling, engineering and operations in the areas of space, cyberspace, aircraft, missile defense and electronic systems. AGI originally took occupancy of 66,860 square feet at the 220 Valley Creek Boulevard building in May 2004 and expanded its space by 24,057 square feet in June 2015; however, AGI is currently only utilizing approximately 6,014 square feet of the expansion space, but is paying rent on the entire fourth floor space.

iPipeline leases 46,848 square feet (18.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as its global headquarters. iPipeline occupies 60.3% of net rentable area at the 222 Valley Creek Boulevard building. iPipeline provides cloud-based software solutions for the insurance and financial services industries. iPipeline originally took occupancy of 27,127 square feet at the 222 Valley Creek Boulevard building in July 2012 and expanded its space by 19,721 square feet in May 2015.

Autotrader.com leases 44,498 square feet (17.1% net rentable area) at the Valley Creek Corporate Center Property and utilizes its space as the headquarters for HomeNet. Autotrader.com occupies 48.9% of net rentable area at the 224 Valley Creek Boulevard building. Autotrader.com acquired HomeNet in 2010 and serves as the guarantor under the lease. HomeNet provides online inventory management and merchandising solutions for the automotive retail industry. According to the borrower sponsor, Autotrader.com has spent approximately $1.0 million building out their own space. Autotrader.com originally took occupancy of 24,057 square feet at the 224 Valley Creek Boulevard building in January 2013 and expanded its space by 20,441 feet in February 2016.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to the tenancy at the Valley Creek Corporate Center Property:

Major Tenant

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent(2)	Lease Expiration Date

Major Tenant
AGI	NR/NR/NR	90,917	35.0%	$25.00	$2,272,925	38.0%	5/31/2022(3)(4)
iPipeline	NR/NR/NR	46,848	18.1%	$24.25	$1,136,064	19.0%	5/31/2025(5)
Autotrader.com	BBB+/Baa2/BBB	44,498	17.1%	$25.25	$1,123,575	18.8%	12/31/2022(6)
TIMET	AA-/Aa2/AA	23,626	9.1%	$24.50	$578,837	9.7%	9/30/2018(7)
People 2.0	NR/NR/NR	11,670	4.5%	$24.00	$280,080	4.7%	6/30/2024(8)(9)
Total Major Tenant		217,559	83.8%	$24.78	$5,391,481	90.1%

Non-Major Tenants		24,125	9.3%		$590,514	9.9%

Occupied Collateral Total		241,684	93.1%	$24.75	$5,981,995	100.0%

Management Space		764	0.3%

Vacant Space(10)		17,049	6.6%

Collateral Total		259,497	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through May 2018, totaling $209,559.

(3)	AGI has one five-year lease renewal option.

(4)	AGI has the one-time right to terminate its lease on May 31, 2020, with nine months’ notice (August 31, 2019) and an initial termination fee of $750,000, plus an additional $350,000, if the fourth floor space remains unimproved as of the date of the termination notice, for a total of $1,100,000. If the fourth floor has been improved in accordance with the lease, then the termination fee will exclude any money the tenant has spent improving the fourth floor. Currently, AGI is utilizing 6,014 square feet of 24,057 square feet of its space on the fourth floor; however, AGI is paying rent on the entire fourth floor space. See “Escrows” section for cash flow sweep related to AGI.

(5)	iPipeline, Inc. has two five-year lease renewal options.

(6)	Autotrader.com has one five-year lease renewal option.

(7)	TIMET has one five-year lease renewal option.

(8)	People 2.0 has one five-year lease renewal option.

(9)	People 2.0 has the one-time right to terminate its lease on 12/31/2021, with 9 months’ written notice and a termination fee equal to the unamortized tenant improvements and leasing costs, amortized over the original term of the lease at a 9% interest rate.

(10)	Vacant Space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to the lease rollover schedule at the Valley Creek Corporate Center Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	Total % of Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	4	40,775	15.7%	40,775	15.7%	$997,557	16.7%	$24.46
2019	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2020	0	0	0.0%	40,775	15.7%	$0	0.0%	$0.00
2021	1	3,448	1.3%	44,223	17.0%	$84,476	1.4%	$24.50
2022(4)	2	135,415	52.2%	179,638	69.2%	$3,396,500	56.8%	$25.08
2023	0	0	0.0%	179,638	69.2%	$0	0.0%	$0.00
2024	1	11,670	4.5%	191,308	73.7%	$280,080	4.7%	$24.00
2025	1	46,848	18.1%	238,156	91.8%	$1,136,064	19.0%	$24.25
2026	1	3,528	1.4%	241,684	93.1%	$87,318	1.5%	$24.75
2027	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	241,684	93.1%	$0	0.0%	$0.00
Management	0	764	0.3%	242,448	93.4%	$0	0.0%	$0.00
Vacant(5)	0	17,049	6.6%	259,497	100.0%	$0	0.0%	$0.00
Total/Weighted Average	10	259,497	100.0%			$5,981,995	100.0%	$24.75

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space and management space.

(4)	The roll in 2022 is driven by two tenants, AGI and Autotrader.com. See “Escrows” section for cash flow sweep related to AGI and Autotrader.com.

(5)	Vacant space includes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017 and has therefore been underwritten as vacant.

The following table presents historical occupancy percentages at the Valley Creek Corporate Center Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)(2)	12/31/2016(1)	2/14/2017(3)(4)
94.3%	92.0%	84.8%	89.6%	93.4%
(1)	Information obtained from the borrower.

(2)	The dip in occupancy in 2015 is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(3)	Information obtained from the underwritten rent roll.

(4)	Current Occupancy excludes one tenant, Perficient, Inc., occupying 4,570 square feet (1.8% of net rentable area), that has given notice to vacate its space at lease expiration on July 31, 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Valley Creek Corporate Center Property:

Cash Flow Analysis

	2014	2015(1)	2016	TTM 3/31/2017	U/W		% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$4,494,102	$3,935,351	$4,638,004	$5,533,806	$5,981,994		88.2%	$23.05
Grossed Up Vacant Space	0	0	0	0	446,790		6.6	1.72
Total Reimbursables	838,909	768,509	776,164	751,376	945,460		13.9	3.64
Other Income	0	0	0	0	0		0.0	0.00
Less Vacancy & Credit Loss	0	0	0	0	(589,940)	(3)	(8.7)	(2.27)
Effective Gross Income	$5,333,011	$4,703,860	$5,414,167	$6,285,182	$6,784,305		100.0%	$26.14

Total Operating Expenses	$2,521,552	$2,520,085	$2,515,441	$2,396,484	$2,706,626		39.9%	$10.43

Net Operating Income	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$4,077,679		60.1%	$15.71
TI/LC	0	0	0	0	438,086		6.5	1.69
Capital Expenditures	0	0	0	0	51,899		0.8	0.20
Net Cash Flow	$2,811,460	$2,183,776	$2,898,726	$3,888,698	$3,587,694		52.9%	$13.83

NOI DSCR	1.39x	1.08x	1.44x	1.93x	2.02	x
NCF DSCR	1.39x	1.08x	1.44x	1.93x	1.78	x
NOI DY	8.3%	6.4%	8.5%	11.4%	12.0%
NCF DY	8.3%	6.4%	8.5%	11.4%	10.6%

(1)	Base Rent figures for 2014, 2015 and 2016 are net of rent abatements. Inclusive of rent abatement amounts for each respective year, the Base Rent would be $5,475,655 for 2014, $4,807,495 for 2015 and $5,481,051 for 2016. The decrease in 2015 Net Operating Income is attributable to three tenants vacating their respective spaces at the Valley Creek Corporate Center Property.

(2)	Underwritten Base Rent includes contractual rent steps through May 2018, totaling $209,559.

(3)	The underwritten economic vacancy is 8.7%. The Valley Creek Corporate Center Property was 93.4% occupied as of February 14, 2017, excluding Perficient, Inc, which has provided notice of its intention to vacate its space upon lease expiration on July 31, 2017 and has thus been underwritten as vacant.

Appraisal. As of the appraisal valuation date of February 17, 2017, the Valley Creek Corporate Center Property had an “as-is” appraised value of $49,100,000.

Environmental Matters. According to the Phase I environmental site assessment dated February 28, 2017, there was no evidence of any recognized environmental conditions at the Valley Creek Corporate Center Property.

Market Overview and Competition. The Valley Creek Corporate Center Property is located in Exton, Pennsylvania, which is located within Chester County. Chester County is home to various major employers such as Vanguard, Teva, Siemens, Mars, Microsoft and Janssen. The Valley Creek Corporate Center Property is located approximately half a mile from Route 30, one mile from Route 202 and five miles from the Pennsylvania Turnpike Interchange (I-76). Public transportation to the Valley Creek Corporate Center Property is provided by the Southeastern Pennsylvania Transportation Authority (SEPTA), which has a train station located approximately three miles away, and Amtrak.

The Valley Creek Corporate Center Property is proximate to Exton Square Mall, Main Street at Exton, Whiteland Towne Center and Fairfield Place Shopping Center comprising over 2.3 million square feet of retail space. According to the appraisal, the estimated 2016 population within a three- and five-mile radius of the Valley Creek Corporate Center Property was 39,915 and 89,539, respectively. The 2016 median household income within the same radii was $96,222 and $98,952, respectively.

According to the appraisal, the Valley Creek Corporate Center Property is located within the Exton/Whitelands office submarket of the Philadelphia Metro office market. As of year-end 2016, the Exton/Whitelands office submarket had a total inventory of approximately 14.6 million square feet of office space, with a direct vacancy rate of 7.6% and average asking rents of $23.33 per square foot. As of year-end 2016, the Class A Exton/Whitelands office submarket had a total inventory of approximately 6.7 million square feet of Class A office space, with a direct vacancy rate of 5.5% and average asking rents of $24.81 per square foot.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

The following table presents certain information relating to comparable office properties for the Valley Creek Corporate Center Property:

Comparable Leases(1)

Property Name/Location	Year Built	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
1400 Liberty Ridge Drive Berwyn, PA	1978	104,818	NAV	8.0 miles	Confidential	Mar 2017/ 4.1 Yrs	4,884	$28.95	Gross
200 Berwyn Park Berwyn, PA	1987	75,025	NAV	8.3 miles	Post and Post	Oct 2016/ 3 Yrs	7,023	$27.53	Gross
600 Lee Road Wayne, PA	1987	41,486	NAV	8.5 miles	Egalet Corporation	Apr 2016/ 6.0 Yrs	19,797	$23.81	FSG
80 West Lancaster Avenue Devon, PA	1983	52,400	NAV	11.5 miles	McCausland Keen Buckman	Nov 2015/ 10.0 Yrs	13,200	$27.00	Gross
1200 Atwater Drive East Whiteland, PA	2002	151,447	NAV	5.2 miles	Entech Consulting	Sept 2014/ 5.4 Yrs	4,926	$22.00	Gross

(1)	Information obtained from the appraisal and third party research report.

The Borrower. The borrower is Pembroke TCM VC LLC, a Delaware limited liability company and single-purpose entity with one independent director. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Valley Creek Corporate Center Mortgage Loan. Pembroke IV LLC, TCM VC GP LLC, TCM Investor Series, LLC – Project Valley Creek Series, John B. Vander Zwaag, Richard C. Hamlin, Jeffrey J. Irmer and Benjamin Adams are the guarantors of certain non-recourse carveouts under the Valley Creek Corporate Center Mortgage Loan.

The Borrower Sponsors. The borrower sponsors are Ten Capital Management and Pembroke IV LLC. Ten Capital Management is a privately held real estate investment management company, which invests across various real estate strategies. The firm currently manages capital on behalf of high net worth individuals and institutions, including family offices and registered investment advisors. Pembroke IV LLC was founded in 2007 and invests in commercial real estate. Pembroke IV LLC owns a portfolio of seven office buildings located in Pennsylvania and Illinois.

Escrows. The loan documents provide for upfront reserves in the amount of $402,070 for real estate taxes. The loan documents also provide for ongoing monthly deposits of one-twelfth of the real estate taxes due (currently $48,234), $4,325 for replacement reserves and $1,310 for master development common charges, which are escrowed into the real estate tax reserve. On the payment date commencing in July 2017 and through the payment date occurring in June 2021, the borrower is required to escrow monthly deposits of $54,062 for TI/LCs and commencing on the payment date occurring in July 2021 through the remainder of the loan term, the borrower is required to escrow monthly deposits of $32,437 for TI/LCs, as well as any lease termination payments. The TI/LC reserve is capped at $2,600,000 (the “TI/LC Reserve Cap”).

Monthly deposits for insurance premiums are not required as long as: (i) the borrower delivers to the lender an acceptable blanket insurance policy that satisfies the requirements of the loan documents and such blanket insurance policy is in full force and effect and (ii) the borrower delivers to the lender periodic evidence in form and substance reasonably acceptable to the lender of acceptable renewals and timely-paid insurance premiums, which delivery is required to be made not less than 30 days prior to the expiration date of such policy.

Upon the occurrence and continuance of an AGI Trigger Event (as defined below), the borrower is required to deposit all AGI lease termination payments and any excess cash flow into the AGI Rollover Reserve Account.

Upon the occurrence and continuance of an Autotrader Trigger Event (as defined below), the borrower is required to deposit all Autotrader.com lease termination payments and any excess cash flow from the Valley Creek Corporate Center Property to the Autotrader Rollover Reserve Account; however, if an AGI Re-Tenanting Event (as defined below) has occurred, then the amounts on deposits in the Autotrader Rollover Reserve Account will be capped at $1,557,430, excluding any lease termination payments received (the “Autotrader Rollover Reserve Cap”). During the continuance of both an AGI Trigger Event and an Autotrader Trigger Event, the excess cash flow swept will be deposited into each of the AGI Rollover Reserve Account and the Autotrader Rollover Reserve Account on a pro-rata basis based on the occupied rentable square footage of AGI and Autotrader.com.

An “AGI Trigger Event” will mean one or more of the following has occurred, (i) the earlier of (a) AGI giving notice no later than August 31, 2019 of its intent to terminate its lease or (b) AGI giving written notice no later than May 31, 2021 of its intent not to renew the AGI lease, provided that, in (i), an AGI Re-Tenanting Event has not occurred, (ii) AGI has abandoned its leased space; (iii) AGI has filed for bankruptcy, (iv) the AGI lease has been terminated, provided an AGI Re-Tenanting Event has not occurred, or (v) AGI becomes delinquent under its lease.

An “AGI Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) AGI has not exercised its right to terminate its lease by August 31, 2019, (b) AGI has given notice to renew the AGI lease on or before May 31, 2021, provided that if the lease is extended for less than 10 years, such date will be extended to the date that is 12 months prior to the extended lease term expiration, (c) AGI has agreed to remain in possession of at least 75% of the AGI space at an annual rental rate greater than or equal to $24.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (d) the AGI space has been re-tenanted under one or more qualified replacement leases per the loan documents or (e) the AGI lease is affirmed by AGI in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Valley Creek Corporate Center

An “Autotrader Trigger Event” will mean one or more of the following has occurred, (i) Autotrader.com has provided written notice no later than December 31, 2021 of its intent to not renew its lease provided that an Autotrader Re-Tenanting Event (as defined below) has not then occurred, (ii) Autotrader.com has abandoned its space, (iii) Autotrader.com has filed for bankruptcy, (iv) Autotrader.com has terminated its lease, provided that a Autotrader Re-Tenanting Event has not then occurred, or (v) Autotrader.com becomes delinquent under its lease.

An “Autotrader Re-Tenanting Event” will occur when the borrower has delivered to the lender (i) evidence that (a) Autotrader.com has given notice to renew the Autotrader.com lease on or before December 31, 2021 and pursuant to such renewal, Autotrader.com has agreed to remain in possession of at least 75% of the Autotrader space at an annual rental rate greater than or equal to $25.00 per square foot and otherwise constitutes a qualified replacement lease per the loan documents, (b) the Autotrader space has been re-tenanted under one or more qualified replacement leases per the loan documents or (c) the Autotrader lease is affirmed by Autotrader in bankruptcy and (ii) tenant estoppels satisfactory to the lender.

Lockbox and Cash Management. The Valley Creek Corporate Center Mortgage Loan is structured with a hard lockbox and springing cash management. On the origination date, the borrower was required to deliver letters to all tenants at the Valley Creek Corporate Center Property, directing them to pay rents into a lender-controlled lockbox account. All funds in the lender-controlled lockbox account are required to be swept daily into the borrower’s operating account, unless a Triggering Event (as defined below) has occurred, in which event such funds are required to be swept each business day into the cash management account controlled by the lender and disbursed on the date immediately preceding each payment date in accordance with the loan documents.

A “Triggering Event” will commence upon the earliest occurrence of (i) an event of default, (ii) the debt service coverage ratio, as calculated under the loan documents, being less than 1.25x, and (iii) an AGI Trigger Event or an Autotrader Trigger Event. A Triggering Event (a) will expire upon, with respect to clause (i) the cure and acceptance by the lender, if applicable, of such event of default, (b) with respect to (ii) the debt service coverage ratio is equal to or greater than 1.30x for two consecutive calendar quarters and (c) with respect to clause (iii) the occurrence of an AGI Re-Tenanting Event with respect to an AGI Trigger Event and the occurrence of an Autotrader Re-Tenanting Event with respect to an Autotrader Trigger Event.

Property Management. The Valley Creek Corporate Center Property is managed by CBRE, Inc.

Assumption. The borrower has a one-time right to transfer the Valley Creek Corporate Center Property, provided that certain conditions are satisfied, including (i) no default or event of default has occurred and is continuing, (ii) the identity, experience, financial condition and creditworthiness of the proposed transferee and guarantor are satisfactory to the lender, (iii) an assumption fee equal to 0.5% of the then outstanding principal balance of the Valley Creek Corporate Center Mortgage Loan and (iv) the lender has received confirmation from Fitch, KBRA and Moody’s that such transfer will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 Certificates.

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Master Development. The Valley Creek Corporate Center Property is part of a larger master development with a park association. The development consists of six parcels, one of which is owned by the borrower and the remaining parcels are owned by a developer, as construction of the master development is not yet complete. The borrower has 7.34% of the voting rights in the park association. Although most decisions can be made without the borrower’s consent, any modification or amendment to the declaration requiring the consent of any owner will require the prior written consent of each mortgagee of such owner.

Terrorism Insurance. The Valley Creek Corporate Center Mortgage Loan documents require that the “all risk” insurance policy required to be maintained by the borrowers provide coverage for terrorism in an amount equal to (i) the full replacement cost of the Valley Creek Corporate Center Property and (ii) 100% of the projected gross income from the Valley Creek Corporate Center Property for a period of 18 months, or that if the Terrorism Risk Insurance Program Reauthorization Act is no longer in effect and such policies contain an exclusion for acts of terrorism, the borrower will obtain, to the extent available, a stand-alone policy that provides the same coverage as the policies would have if such exclusion did not exist.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

amazon fulfillment
Visitors / Associates
All Trucks
1760 County Line Road

amazonPrime
IFCO

amazon fulfillment

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Amazon Lakeland
1760 County Line Road
Lakeland, FL 33811
Lower Green Swamp Preserve
Kathleen
Gibsonia
Orlando 48 miles
Lake Galloway
Lake Gibson
Meadow View Lake
Wedgewood Country Club
Lakeland Square Mall
Lakeland Park Center
Highland Fairways Golf Club
POLK COUNTY
HILLSBOROUGH COUNTY
Knights Griffin Rd.
Griffin Rd.
Town and Country Square
McKesson Corporation
Pepperidge Farm
Mission Foods
Bella Vista St.
Kathleen Rd.
N. Florida Ave.
Lake Parker Park
Joker Merchant Stadium
Lakeland Regional Medical Ctr.
Lake Parker
W. 10th St.
W. Memorial Blvd.
Henley Field/ Bryant Stadium
Midway Rd.
Walker Rd.
Harrelson Rd.
Galloway Rd.
Kathleen Rd.
Wilder Rd.
Swindell Rd.
Butter Krust Bakery
Lone Palms Golf Course
Publix Manufacturing
Chestnut Rd.
Wabash Ave.
Lake Bonnet
Publix Corporate Office
LAKELAND AMTRAK
Downtown
Tampa 23 miles
WellDyne
Swindell Rd.
GTECH Printing Corporation
AMTRAK
RP Funding Center
Century Plaza
Florida Southern College
Lake Hunter
Winston
Highland St.
Old Tampa Hwy.
Central Ave.
Otis M. Andrews Sports Complex
Burris Logistics Refrigeration/ Cold Storage
Carpenter
Advanced Auto Parts Distribution Center
Southern Wine & Spirits
Ariana St.
Lake Hollingsworth
Hillsborough Community College- Plant City Campus
New Tampa Hwy.
AMTRAK
Rooms To Go Florida
LAKELAND
Beacon Rd.
Plant City
Publix Warehouse
Ruthven Industrial Park
O'Reilly Auto Parts
County Line Rd.
Airport Rd.
Grasslands Golf and Country Club
Harden Blvd.
Lincoln Ave.
S. Florida Ave.
Cleveland Heights Golf and Country Club
Gordon Food Service
Coronet Rd.
Publix Corporate Office Headquarters
Polk Parkway
Lakeside Village
Oakbridge Square
Merchants Walk
Drane Field Rd.
C&S
LMS Intellibound
Wiggins Rd.
Lakeland-Linder Regional Airport
Waring Rd.
Medulla Rd.
Draken International
Florida Technical Coll. Lakeland Campus
Cleveland Heights Blvd.
Pipkin Rd.
Pipkin Rd.
Lake Miriam Square
Yates Rd.
Medulla
Florida Ave.
Lakeland Highlands
Ewell Rd.
Ewell Rd.
Imperial Christina Plaza
Shepherd Rd.
Club at Eaglebrooke
Carter Rd.
Imperial Lakes Golf Club
TOLL 570
582
700
98
4
33
92
572
600
553
37
563
Ocala
Daytona Beach
Atlantic Ocean
Deltona
Sanford
Winter Park
ORLANDO
Winter Garden
Kissimmee
Melbourne
Palm Bay
Spring Hill
New Port Richey
Palm Harbor
Clearwater
Lakeland
TAMPA
Winter Haven
Brandon
ST. PETERSBURG
FLORIDA
Bradenton
Sarasota
Port St. Lucie
Gulf of Mexico
Lake Okeechobee
Port Charlotte
Cape Coral
Ft. Myers

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 10 – Amazon Lakeland

Loan Information	Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association	Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR	Property Type:	Industrial
Original Principal Balance(1):	$33,360,000	Specific Property Type:	Warehouse
Cut-off Date Balance(1):	$33,360,000	Location:	Lakeland, FL
% of Initial Pool Balance:	2.9%	Size:	1,016,080 SF
Loan Purpose(2):	Acquisition	Cut-off Date Balance Per SF(1):	$62.36
Borrowers Name:	Jim Amazon, LLC; New Amazon, LLC; SFLC Amazon, LLC	Year Built/Renovated:	2014/NAP
Borrower Sponsor:	Jonathan Tratt	Title Vesting:	Fee
Mortgage Rate:	4.570%	Property Manager:	Self-managed
Note Date:	June 6, 2017	4th Most Recent Occupancy(4):	NAP
Anticipated Repayment Date:	NAP	3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	July 5, 2026	2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	108 months	Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	108 months	Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	0 months
Amortization Term (Original):	NAP	Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360	4th Most Recent NOI (As of)(5):	$4,882,117 (Annualized 5 12/31/2014)
Call Protection:	L(24),D(80),O(4)	3rd Most Recent NOI (As of):	$5,009,600 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management	2nd Most Recent NOI (As of):	$4,375,825 (12/31/2016)
Additional Debt(1):	Yes	Most Recent NOI (As of):	$4,151,320 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu	U/W Revenues:	$6,742,925
U/W Expenses:	$1,784,404
U/W NOI:	$4,958,522
U/W NCF:	$4,856,914
U/W NOI DSCR(1):	1.69x
U/W NCF DSCR(1):	1.65x
U/W NOI Debt Yield(1):	7.8%
Escrows and Reserves(3):	U/W NCF Debt Yield(1):	7.7%
Type:	Initial	Monthly	Cap (If Any)	As-Is Appraised Value:	$88,000,000
Taxes	$614,503	$68,070	NAP	As-Is Appraisal Valuation Date:	August 31, 2016
Insurance	$164,696	$54,921	NAP	Cut-off Date LTV Ratio(1):	72.0%
Replacement Reserves	$101,608	$8,467	$304,824	LTV Ratio at Maturity(1):	72.0%

(1)	See “The Mortgage Loan” section. All statistical financial information related to balance per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the funded outstanding principal balance of Amazon Lakeland Whole Loan (as defined below).

(2)	See “Sources and Uses” section.

(3)	See “Escrows” section.

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The Mortgage Loan. The mortgage loan (the “Amazon Lakeland Mortgage Loan”) is part of a whole loan (the “Amazon Lakeland Whole Loan”) that is evidenced by two pari passu promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering an industrial property located in Lakeland, Florida (the “Amazon Lakeland Property”). The Amazon Lakeland Whole Loan was originated on June 6, 2017 by Wells Fargo Bank, National Association. The Amazon Lakeland Whole Loan had an original principal balance of $63,360,000, has an outstanding principal balance as of the Cut-off Date of $63,360,000 and accrues interest at an interest rate of 4.570% per annum. Amazon Lakeland Whole Loan had an initial term of 108 months, has a remaining term of 108 months as of the Cut-off Date and requires interest-only payments. The Amazon Lakeland Whole Loan matures on July 5, 2026.

Note A-1, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $33,360,000, has an outstanding principal balance as of the Cut-off Date of $33,360,000 and represents the controlling interest in the Amazon Lakeland Whole Loan. The non-controlling Note A-2, which had an original principal balance of $30,000,000, is expected to be contributed to a future securitization trust or trusts. The lender provides no assurances that any non-securitized pari passu note will not be split further. See “Description of the Mortgage Pool—The Whole Loans—The Serviced Whole Loans—Amazon Lakeland Whole Loan” in the Preliminary Prospectus.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$33,360,000	WFCM 2017-C38	Yes
A-2	$30,000,000	Wells Fargo Bank, National Association	No
Total	$63,360,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, the borrower has the right to defease Amazon Lakeland Whole Loan in whole, but not in part, on any date before April 5, 2026. In addition, Amazon Lakeland Whole Loan is prepayable without penalty on or after April 5, 2026. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last note to be securitized and (ii) August 5, 2021.

Sources and Uses

Sources			Uses
Original whole loan amount	$63,360,000	100.0%	Loan payoff(1)	$60,584,576	95.6%
			Reserves	880,807	1.4
			Closing costs	516,437	0.8
			Return of equity	1,378,180	2.2
Total Sources	$63,360,000	100.0%	Total Uses	$63,360,000	100.0%

(1)	The Amazon Lakeland borrower sponsor purchased the Amazon Lakeland Property in December 2016 for approximately $88.0 million. After origination of the Amazon Lakeland Whole Loan, the Amazon Lakeland borrower sponsor has approximately $28.8 million of equity remaining.

The Property. The Amazon Lakeland Property is a class A state-of-the-art industrial distribution facility totaling 1,016,080 square feet and located in Lakeland, Florida, approximately 27.9 miles east of Tampa and 59.5 miles southwest of Orlando. The Amazon Lakeland Property is 100% leased to Amazon.com.dedc, LLC (“Amazon”) through July 31, 2029 on a triple-net lease with four, five-year renewal options. The lease is guaranteed by the Amazon parent company, Amazon.com, Inc (NYSE: AMZN) (rated Baa1/AA- by Moody’s/S&P, respectively). Built in 2014, the Amazon Lakeland Property is situated on a 116.8-acre site and features a 32-foot ceiling height, a fully secured 330-foot-deep truck court with guard house and perimeter fence, 88 dock-high doors (all equipped with 40,000-pound mechanical dock levelers), 2 drive-in doors with ramped, motorized and high lift capabilities and 189 trailer parking spaces. The Amazon Lakeland Property comprises grade-level office space totaling 44,147 square feet (4.3% of net rentable area) and 971,933 square feet (95.7% of net rentable area) of warehouse and distribution space. Not included in the net rentable area of the Amazon Lakeland Property is 453,965 square feet of structured mezzanine space, which features 125-pound-per-square-foot of floor load, 7,190 square feet of equipment storage space and 17,166 square feet of office space. This mezzanine space was not included in the original development of the Amazon Lakeland Property and was constructed by the tenant at a cost of approximately $25.8 million. Amazon employs approximately 800 people at the Amazon Lakeland Property.

The Amazon Lakeland Property operates as a highly-automated Kiva Non-Sort fulfillment center. Kiva robotics technology enables Amazon warehouse workers to pick faster than filling orders manually and has had positive implications for a variety of elements of Amazon’s cost structure, making their warehouses more productive, scalable, safer and efficient. According to a third party report, Amazon’s “click to ship” cycle used to be approximately 60-75 minutes when employees had manually to sift through the stacks, pick the product, pack it, and ship it. Now, Kiva robots handle the same job in 15 minutes. These robots are not only more efficient but they also take up less space than their human counterparts, meaning warehouse design can be modified to have more shelf space and less wide aisles.

Amazon is a multi-national online retailer and electronic commerce company. The company primarily operates through its retail website. In 2015, Amazon surpassed Wal-Mart Stores, Inc. as the most valuable retailer in the United States by market capitalization. Amazon is the fourth most valuable public company in the world and the largest internet company by revenue in the world. Amazon is the leading e-retailer in the United States with 136.0 billion U.S. dollars in 2016 net sales. The majority of the company’s revenues are generated through e-retail sales of electronics and other products, followed by third-party seller revenues, subscription services and Amazon Web Services activities. As of March 2017, the e-retailer reported approximately 80.0 million Amazon Prime members, the company’s paid subscription service.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

The following table presents certain information relating to the tenancy at Amazon Lakeland Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Amazon	NR/Baa1/AA-(2)	1,016,080	100.0%	$5.09	$5,167,181	100.0%	7/31/2029(3)
Total Major Tenants		1,016,080	100.0%	$5.09	$5,167,181	100.0%

Vacant Space		0	0.0%

Collateral Total		1,016,080	100.0%

(1)	Annual U/W Base Rent and Annual U/W Base Rent PSF represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon current rental rate is $4.72 per square foot.

(2)	Amazon.com, Inc., the rated entity, guarantees the lease.

(3)	Amazon has four, five-year lease extension options.

The following table presents certain information relating to the lease rollover schedule at Amazon Lakeland Property:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	1,016,080	100.0%	1,016,080	100.0%	$5,167,181	100.0%	$5.09
Vacant	0	0	0.0%	1,016,080	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	1,016,080	100.0%			$5,167,181	100.0%	$5.09

(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at Amazon Lakeland Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAP	100.0%	100.0%	100.0%	100.0%
(1)	The Amazon Lakeland Property was constructed in 2014 with the Amazon lease commencing August 1, 2014.

(2)	Information obtained from the Amazon lease.

(3)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at Amazon Lakeland Property:

Cash Flow Analysis

	2015	2016	TTM 13/31/2017	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$5,092,611	$4,396,047	$4,146,514	$5,012,165(1)	74.3%	$4.93
Grossed Up Vacant Space	0	0	0	155,015	2.3	0.15
Total Reimbursables	1,150,545	1,246,148	1,290,526	1,730,760	25.7	1.70
Less Vacancy & Credit Loss	0	0	0	(155,015)(2)	(2.3)	(0.15)
Effective Gross Income	$6,243,155	$5,642,195	$5,437,040	$6,742,925	100.0%	$6.64

Total Operating Expenses	$1,233,556	$1,266,370	$1,285,720	$1,784,404	26.5%	$1.76

Net Operating Income	$5,009,600	$4,375,825	$4,151,320	$4,958,522	73.5%	$4.88
TI/LC	0	0	0	0	0.0	0.00
Capital Expenditures	0	0	0	101,608	1.5	0.10
Net Cash Flow	$5,009,600	$4,375,825	$4,151,320	$4,856,914	72.0%	$4.78

NOI DSCR(3)	1.71x	1.49x	1.41x	1.69x
NCF DSCR(3)	1.71x	1.49x	1.41x	1.65x
NOI DY(3)	7.9%	6.9%	6.6%	7.8%
NCF DY(3)	7.9%	6.9%	6.6%	7.7%

(1)	U/W Base Rent represent Amazon’s average rent over the term of the Amazon Lakeland Whole Loan. As of July 1, 2017, Amazon’s current rental rate is $4.72 per square foot.

(2)	The underwritten economic vacancy is 3.0%. The Amazon Lakeland Property was 100.0% occupied as of July 1, 2017.

(3)	The debt service coverage ratios and debt yields are based on Amazon Lakeland Whole Loan.

Appraisal. As of the appraisal valuation date of August 31, 2016, the Amazon Lakeland Property had an “as-is” appraised value of $88,000,000, which equates to an “as-is” Cut-off Date LTV Ratio of 72.0%. The appraiser also concluded to a dark value of $74,200,000, which equates to a loan-to-dark value ratio of 85.4%.

Environmental Matters. According to a Phase I environmental site assessment dated September 14, 2016, there was no evidence of any recognized environmental conditions at Amazon Lakeland Property.

Market Overview and Competition. The Amazon Lakeland Property is located in Lakeland, Florida, approximately 0.5 miles south of Highway 92 and 1.1 miles south of Interstate 4. Situated along the Interstate 4 corridor, Lakeland’s location between Tampa and Orlando makes it ideally located for manufacturing and distribution. Lakeland’s central location within the state and proximity to ports, two international airports (Tampa International Airport and Orlando International Airport) and existing rail and highway infrastructure has made Lakeland and Polk County a transport and logistics hub for Florida and the southeastern United States. There are approximately 9.0 million people within 100 miles of the Amazon Lakeland Property.

The area surrounding the Amazon Lakeland Property is comprised of large-scale industrial use facilities such as O’Reilly Auto Parts (387,165 square feet built in 2014), Rooms To Go (1,750,000 square feet built in 1999), Advance Discount Auto Parts (552,796 square feet built in 1984), C & S Wholesale Grocers (836,771 square feet built in 1991), Burris Logistics Refrigeration/Cold Storage (89,260 square feet built in 2000), and Southern Wine & Spirits (653,000 square feet built in 2006), all of which are located within five miles of the Amazon Lakeland Property.

According to a third-party market research report, the Amazon Lakeland Property is located within the Southwest Lakeland submarket of the Lakeland industrial market. As of the first quarter or 2017, the submarket reported an inventory of 107 buildings totaling approximately 12.3 million square feet with a 2.4% vacancy rate and an asking rental rate of $6.09 per square foot, triple net.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

The following table presents certain information relating to comparable office leases for Amazon Lakeland Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Tenant Name	Total SF	Distance to Subject	Clear Height (ft)	Dock Doors	Lease Date / Term	Rent PSF	Lease Type
Amazon Lakeland Property (Subject) Lakeland, FL	2014/NAP	Amazon	1,016,080	--	32	88	Aug. 2014 / 15 Yrs.	$5.09	NNN
NW Quadrant of U.S. Highway 27 and I-4, Davenport, FL	2015/NAP	Federal Express	310,438	30.4 miles	30	97	May 2016 / 5 Yrs.	$4.85	NNN
Boice Pond Road, Orlando, FL	2016/NAP	Freeman, Expositions Inc.	451,823	52.9 miles	25	NAP	Oct. 2015 / 15 Yrs.	$5.25	NNN
10300 Boggy Creek Road, Orlando, FL	2001/NAP	Daimler Chrysler	490,000	58.4 miles	25	30	Sep. 2015 / 10 Yrs.	$5.96	NNN
2000 East Landstreet Road, Orlando, FL	1997/NAP	U.S. Post Office	355,732	56.9 miles	30	43	May 2014 / 3 Yrs.	$4.65	NNN
305 Deen Still Road, Davenport, FL	1999/NAP	Amazon	367,425	33.0 miles	36	102	March 2014 / 5 Yrs.	$3.95	NNN

(1)	Information obtained from the appraisal and underwritten rent roll.

The Borrower. The borrower comprises three tenants in common: are Jim Amazon, LLC; New Amazon, LLC and SFLC Amazon, LLC, each a Delaware limited liability company and single purpose entity with two independent directors, collectively. Legal counsel to the borrower delivered a non-consolidation opinion in connection with the origination of the Amazon Lakeland Whole Loan. Tratt Properties, LLC and Jonathan Tratt are the guarantors of certain nonrecourse carveouts under the Amazon Lakeland Whole Loan.

The Borrower Sponsors. The borrower sponsor is Jonathan Tratt, founder and Managing Principal of Tratt Properties, LLC (“Tratt”), a real estate development and investments company founded in 1992 that specializes in warehouse and distribution properties. Over the past 15 years, Tratt has developed and acquired over 6.0 million square feet of institutional grade logistics properties in key markets across the United States.

Escrows. The Amazon Lakeland Whole Loan documents provide for upfront reserves at origination in the amount of $614,503 for real estate taxes, $164,696 for insurance and $101,608 for replacement reserves.

The Amazon Lakeland Whole Loan documents provide for ongoing monthly escrows of $68,070 for real estate taxes, $54,921 for insurance and $8,467 for replacement reserves (subject to a cap of $304,824 so long as no event of default has occurred and is continuing, and the Amazon Lakeland Property is adequately being maintained, as determined by the lender).

Lockbox and Cash Management. The Amazon Lakeland Whole Loan requires a lender-controlled lockbox account, which is in place, and that the borrower directs the tenant to pay its rents directly into such lockbox account. The Amazon Lakeland Whole Loan documents also require that all rents received by the borrower or the property manager be deposited into the lockbox account within one business day of receipt. Prior to the occurrence of a Cash Trap Event Period (as defined below), all excess cash flow is required to be distributed to the borrower. During a Cash Trap Event Period, all excess funds are required to be swept to a lender-controlled cash management account.

A “Cash Trap Event Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; (ii) the net cash flow debt yield falling below 6.5% (tested quarterly); or (iii) the occurrence of a Rating Trigger Event Period (as defined below).

A Cash Trap Event Period will end, with respect to clause (i), upon the cure of such event of default; with respect to clause (ii), upon the net cash flow debt yield being equal to or greater than 6.75% for two consecutive calendar quarters; and with respect to clause (iii), upon the termination of the Rating Trigger Event Period.

A “Rating Trigger Event Period” means a period commencing upon the date Amazon’s credit rating is downgraded below “BBB” or equivalent by two of Moody’s, S&P and Fitch for greater than 90 days and ending upon the date that Amazon’s credit rating is equal to or greater than “BBB” or equivalent by two of Moody’s, S&P and Fitch for two consecutive calendar quarters.

Property Management. Amazon Lakeland Property is managed by an affiliate of the borrower.

Assumption. The borrower has the two-time right to transfer Amazon Lakeland Property provided that certain conditions are satisfied, including (i) no event of default under the Amazon Lakeland Whole Loan documents has occurred and is continuing; (ii) the lender reasonably determines that the proposed transferee and guarantor satisfy the lender’s credit review and underwriting standards, taking into consideration the transferee’s experience, financial strength and general business standing; and (iii) if requested by lender, rating agency confirmation that the sale and assumption will not result in a downgrade, withdrawal or qualification of the respective ratings assigned to the Series 2017-C38 certificates and similar confirmations from each rating agency rating any securities backed by Amazon Lakeland Companion Loan with respect to the ratings of such securities.

Right of First Offer and Right of First Refusal. Amazon has a right of first offer (“ROFO”) to purchase the Amazon Lakeland Property and right of first refusal (“ROFR”) to purchase Amazon Lakeland Property if the borrower receives an offer to purchase the Amazon Lakeland Property it is otherwise prepared to accept. The ROFO and ROFR are not extinguished by a foreclosure of the Amazon Lakeland Property; however the ROFO and ROFR do not apply to a foreclosure or deed-in-lieu thereof.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

AMAZON LAKELAND

Partial Release. Not permitted.

Real Estate Substitution. Not permitted.

Subordinate and Mezzanine Indebtedness. Not permitted.

Ground Lease. None.

Terrorism Insurance. The Amazon Lakeland Whole Loan documents require that the “all risk” insurance policy required to be maintained by the borrower provide coverage for terrorism in an amount equal to the full replacement cost of the Amazon Lakeland Property, as well as loss of rents and/or business interruption insurance for a period no less than 18 months following the occurrence of a casualty event together with a six-month extended period of indemnity.

Windstorm and Flood Insurance. The Amazon Lakeland Whole Loan documents require windstorm and flood insurance covering the full replacement cost of Amazon Lakeland Property during the loan term. At the time of loan closing, Amazon Lakeland Property had windstorm insurance coverage and flood insurance in the maximum limit available under the National Flood Insurance Program together with excess coverage.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 11 – ExchangeRight Net Leased Portfolio #16

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Portfolio
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Retail
Original Principal Balance:	$32,722,000			Specific Property Type:	Single Tenant
Cut-off Date Balance:	$32,722,000			Location(5):	Various
% of Initial Pool Balance:	2.8%			Size:	260,099 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF:	$125.81
Borrower Name(1):	ExchangeRight Net Leased Portfolio 16 DST			Year Built/Renovated(5):	Various
Borrower Sponsors:	ExchangeRight Real Estate, LLC			Title Vesting:	Fee
Mortgage Rate:	3.9779%			Property Manager:	Self-managed
Note Date:	May 30, 2017			4th Most Recent Occupancy(6):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy(6):	NAV
Maturity Date:	June 6, 2027			2nd Most Recent Occupancy(6):	NAV
IO Period:	120 months			Most Recent Occupancy(6):	NAV
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	1 month
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI(7):	NAV
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI(7):	NAV
Additional Debt:	None			Most Recent NOI(7):	NAV
Additional Debt Type:	NAP
				U/W Revenues:	$3,584,008
				U/W Expenses:	$370,974
				U/W NOI:	$3,213,034
				U/W NCF:	$3,143,621
Escrows and Reserves(2):				U/W NOI DSCR:	2.43x
				U/W NCF DSCR:	2.38x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.8%
Taxes	$97,996	$21,391	NAP	U/W NCF Debt Yield:	9.6x
Insurance(3)	$0	Springing	NAP	As-Is Appraised Value(8):	$55,240,000
Replacement Reserves	$207,686	$2,306	NAP	As-Is Appraisal Valuation Date(8):	Various
TI/LC Reserve(4)	$600,000	Springing	NAP	Cut-off Date LTV Ratio:	59.2%
Deferred Maintenance	$68,679	$0	NAP	LTV Ratio at Maturity:	59.2%

(1)	At origination of the ExchangeRight Net Leased Portfolio #16 Mortgage Loan (as defined below), the ExchangeRight Net Leased Portfolio #16 Properties (as defined below) were conveyed and assumed from ExchangeRight Net Leased Portfolio 16, LLC to and by the borrower. The borrower has leased the ExchangeRight Net Leased Portfolio #16 Properties to ExchangeRight NLP 16 Master Lessee, LLC, a Delaware limited liability company (the “Master Lessee”), which is affiliated with the borrower sponsors. The Master Lessee’s interest in all tenant rents are assigned to the borrower, which in turn assigned its interest to the lender. The lender has the ability to cause the borrower to terminate the master lease. The master lease is subordinate to the ExchangeRight Net Leased Portfolio #16 Mortgage Loan.

(2)	Escrows and Reserves do not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller of the Tractor Supply – Kuna, ID property at origination to be held by the title company for benefit of the lender.

(3)	Ongoing monthly reserves for insurance premiums are not required as long as the ExchangeRight Net Leased Portfolio #16 Properties are insured via an acceptable blanket insurance policy.

(4)	Ongoing monthly TI/LC reserves are not required so long as an event of default has not occurred and is continuing.

(5)	See “The Properties” section.

(6)	See “Historical Occupancy” section.

(7)	See “Cash Flow Analysis” section. The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(8)	Each of the ExchangeRight Net Leased Portfolio #16 Properties was valued individually. The effective date of the appraisals are from March 2, 2017 to May 1, 2017.

The mortgage loan (the “ExchangeRight Net Leased Portfolio #16 Mortgage Loan”) is evidenced by a single promissory note secured by a first mortgage encumbering 19 cross-collateralized, single-tenant retail properties located in Texas, Missouri, Pennsylvania, Indiana, Ohio, Idaho, Illinois, Louisiana and Florida (the “ExchangeRight Net Leased Portfolio #16 Properties”). On May 30, 2017, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan was originated by Barclays Bank PLC, with an original principal balance of $32,722,000. As of the Cut-off Date, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan has an outstanding principal balance of $32,722,000 and accrues interest at an interest rate of 3.9779% per annum. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan had an initial term of 120 months, has a remaining term of 119 months as of the Cut-off Date and requires payments of interest-only through the loan term. The ExchangeRight Net Leased Portfolio #16 Mortgage Loan matures on June 6, 2027.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

Following the lockout period, the borrower has the right to defease the ExchangeRight Net Leased Portfolio #16 Mortgage Loan in whole, but not in part, on any date before March 6, 2027. In addition, the ExchangeRight Net Leased Portfolio #16 Mortgage Loan is prepayable without penalty on or after March 6, 2027.

Sources and Uses

Sources			Uses
Original loan amount	$32,722,000	59.1%	Purchase Price	$53,537,992	96.7%
Borrower sponsor’s new cash contribution	22,662,338	40.9	Reserves(1)	974,361	1.8
			Closing costs	871,985	1.6
Total Sources	$55,384,338	100.0%	Total Uses	$55,384,338	100.0%
(1)	Reserves does not include an escrow in the amount of $191,250 for free rent for the Tractor Supply – Kuna, ID property which was funded by the seller at origination to be held by the title company for benefit of the lender.

The Properties. The ExchangeRight Net Leased Portfolio #16 Properties are comprised of 19 cross-collateralized, single-tenant, retail properties totaling 260,099 square feet located in Texas (three properties), Missouri (two properties), Pennsylvania (four properties), Indiana (two properties), Ohio (one property), Idaho (one property), Illinois (three properties), Louisiana (two properties) and Florida (one property). Built between 1946 and 2017, the ExchangeRight Net Leased Portfolio #16 Properties range in size from 6,500 square feet to 55,000 square feet. The borrower sponsors acquired the ExchangeRight Net Leased Portfolio #16 Properties between February 2016 and April 2017 for a combined purchase price of approximately $53.5 million. As of July 1, 2017, the ExchangeRight Net Leased Portfolio #16 Properties were 100.0% occupied.

The ExchangeRight Net Leased Portfolio #16 Properties include nationally recognized credit-tenants, such as Dollar General (rated Baa2/BBB by Moody’s/S&P), Walgreens (rated BBB/Baa2/BBB by Fitch/Moody’s/S&P), Advance Auto Parts (rated Baa2/BBB- by Moody’s/S&P), Sherwin Williams (rated BBB/Baa3/BBB by Fitch/Moody’s/S&P) and Family Dollar (rated Ba1/BB+ by Moody’s/S&P). Credit rated tenants occupy 16 of the 19 properties, representing 71.7% of underwritten base rent (leases are directly with rated entities or are guaranteed by such entities), while investment grade-rated tenants occupy 15 of the 19 properties representing 69.3% of the underwritten base rent. Leases representing approximately 76.6% of the net rentable area and 74.9% of the underwritten base rent expire after the ExchangeRight Net Leased Portfolio #16 Mortgage Loan maturity date. No individual property within the ExchangeRight Net Leased Portfolio #16 Properties accounts for more than 13.0% of the underwritten base rent. The largest property, Hobby Lobby – Mansfield, TX, comprises approximately 55,000 square feet (21.1% of the total net rentable area) and $441,100 of the underwritten base rent (13.0% of underwritten base rent). Other than Hobby Lobby – Mansfield, TX, no individual property accounts for more than 8.5% of the net rentable area.

The following table presents certain information relating to the ExchangeRight Net Leased Portfolio #16 Properties:

Tenant Name	City, State	Allocated Cut-off Date Balance	% of Portfolio Cut-off Date Balance	Occupancy	Year Built / Renovated	Net Rentable Area (SF)	Allocated Cut-off Date LTV	Appraised Value
Walgreens	Saint Louis, MO	$4,175,000	12.8%	100.0%	2001/NAP	15,120	58.8%	$7,100,000
Hobby Lobby	Mansfield, TX	$3,850,250	11.8%	100.0%	2017/NAP	55,000	51.3%	$7,500,000
Walgreens	North Ridgeville, OH	$3,500,000	10.7%	100.0%	2005/NAP	14,490	62.5%	$5,600,000
Walgreens	Hammond, IN	$2,835,000	8.7%	100.0%	1998/NAP	13,905	55.3%	$5,125,000
Tractor Supply	Royse City, TX	$2,550,000	7.8%	100.0%	2017/NAP	21,930	55.4%	$4,600,000
Tractor Supply	Kuna, ID	$2,400,000	7.3%	100.0%	2016/NAP	21,999	61.5%	$3,900,000
Walgreens	Baytown, TX	$2,100,000	6.4%	100.0%	1999/NAP	13,905	54.7%	$3,840,000
Dollar General	Washington, PA	$1,490,000	4.6%	100.0%	2017/NAP	10,542	69.8%	$2,135,000
Dollar General	Tampa, FL	$1,450,000	4.4%	100.0%	2013/NAP	9,100	67.1%	$2,160,000
Dollar General	Butler, PA	$1,175,000	3.6%	100.0%	2015/NAP	9,100	70.1%	$1,675,000
Dollar General	Jermyn, PA	$1,121,750	3.4%	100.0%	2015/NAP	9,002	71.2%	$1,575,000
Dollar General	Leesport, PA	$875,000	2.7%	100.0%	2015/NAP	9,026	60.3%	$1,450,000
Dollar General	Evansville, IN	$850,000	2.6%	100.0%	2009/NAP	9,014	66.1%	$1,285,000
Family Dollar	Baton Rouge, LA	$850,000	2.6%	100.0%	2017/NAP	8,320	70.8%	$1,200,000
Sherwin Williams	Peoria, IL	$775,000	2.4%	100.0%	1987/NAP	9,520	52.5%	$1,475,000
Dollar General	Baton Rouge, LA	$750,000	2.3%	100.0%	2017/NAP	9,026	55.6%	$1,350,000
Advance Auto Parts	Normal, IL	$725,000	2.2%	100.0%	2003/NAP	7,000	60.4%	$1,200,000
Advance Auto Parts	Zion, IL	$725,000	2.2%	100.0%	1992/NAP	6,500	60.4%	$1,200,000
Advance Auto Parts	Saint Louis, MO	$525,000	1.6%	100.0%	1946/1997	7,600	60.3%	$870,000
Total/Weighted Average		$32,722,000	100.0%	100.0%		260,099	59.2%	$55,240,000

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the tenancy at the ExchangeRight Net Leased Portfolio #16 Properties:

Major Tenants(1)

Tenant Name	Credit Rating (Fitch/Moody’s/ S&P)(2)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Dollar General	NR/Baa2/BBB	64,810	24.9%	$11.97	$775,833	22.8%	Various(3)
Walgreens	BBB/Baa2/BBB	57,420	22.1%	$21.92	$1,258,879	37.0%	Various(4)
Hobby Lobby	NR/NR/NR	55,000	21.1%	$8.02	$441,100	13.0%	5/1/2032(5)
Tractor Supply	NR/NR/NR	43,929	16.9%	$11.93	$524,001	15.4%	Various(6)
Advance Auto Parts	NR/Baa2/BBB-	21,100	8.1%	$10.48	$221,029	6.5%	Various(7)
Sherwin Williams	BBB/Baa3/BBB	9,520	3.7%	$10.98	$104,496	3.1%	5/31/2027(8)
Family Dollar	NR/Ba1/BB+	8,320	3.2%	$9.49	$78,986	2.3%	3/31/2032(9)
Occupied Collateral Total		260,099	100.0%	$13.09	$3,404,324	100.0%

Vacant Space		0	0.0%

Collateral Total		260,099	100.0%

(1)	Tenants are not required to report sales information.

(2)	Certain ratings are those of the parent company whether or not the parent company guarantees the lease.

(3)	Dollar General is a tenant at seven of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 10,542 square feet at the Dollar General - Washington, PA property under a lease that expires on March 17, 2032 and has two, five-year and one, four-year 11 month lease renewal options; (ii) 9,100 square feet at the Dollar General - Tampa, FL property under a lease that expires on August 31, 2028 and has three, five-year lease renewal options; (iii) 9,100 square feet at the Dollar General - Butler, PA property under a lease that expires on August 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (iv) 9,026 square feet at the Dollar General - Leesport, PA property under a lease that expires on May 31, 2030 and has two, five-year and one, four -year 11 month lease renewal options; (v) 9,026 square feet at the Dollar General - Baton Rouge, LA property under a lease that expires on March 31, 2032 and has three, five –year lease renewal options; (vi) 9,014 square feet at the Dollar General - Evansville, IN property under a lease that expires on October 31, 2026 and has five, five –year lease renewal options and (vii) 9,002 square feet at the Dollar General - Jermyn, PA property under a lease that expires on January 31, 2031 and has two, five-year and one, four -year 11 month lease renewal options.

(4)	Walgreens is a tenant at four of the ExchangeRight Net Leased Portfolio #16 Properties and leases: (i) 15,120 square feet at the Walgreens - St. Louis, MO property under a lease that expires on May 30, 2028 and has seven, five-year lease renewal options; (ii) 14,490 square feet at the Walgreens - North Ridgeville, OH property under a lease that expires on November 30, 2030 and has ten, five-year lease renewal options; (iii) 13,905 square feet at the Walgreens - Hammond, IN property under a lease that expires on September 1, 2026 and has eight, five-year lease renewal options and (iv) 13,905 square feet at the Walgreens - Baytown, TX property under a lease that expires on March 31, 2027 and has seven, five-year lease renewal options.

(5)	Hobby Lobby has three, 5-year lease renewal options for the Hobby Lobby – Mansfield, TX property.

(6)	Tractor Supply is a tenant at two of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 21,999 square feet at the Tractor Supply - Kuna, ID property under a lease that expires on March 31, 2032 and has four, five-year lease renewal options and (ii) 21,930 square feet at the Tractor Supply - Royse City, TX property under a lease that expires on October 14, 2031 and has four, five-year lease renewal options.

(7)	Advance Auto Parts is a tenant at three of the ExchangeRight Net Leased Portfolio #16 Properties and leases (i) 7,600 square feet at the Advance Auto Parts - St. Louis, MO property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options; (ii) 7,000 square feet at the Advance Auto Parts - Normal, IL property under a lease that expires on December 31, 2026 and has two, five-year lease renewal options and (iii) 6,500 square feet at the Advance Auto Parts - Zion, IL property under a lease that expires on December 31, 2027 and has four, five-year lease renewal options.

(8)	Sherwin Williams has one, 5-year lease renewal option for the Sherwin Williams – Peoria, IL property.

(9)	Family Dollar has six, 5-year lease renewal options for the Family Dollar – Baton Rouge, LA property.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

EXCHANGERIGHT NET LEASED PORTFOLIO #16

The following table presents certain information relating to the lease rollover schedule at the ExchangeRight Net Leased Portfolio #16 Properties:

Lease Expiration Schedule(1)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	4	37,519	14.4%	37,519	14.4%	$529,195	15.5%	$14.10
2027	3	29,925	11.5%	67,444	25.9%	$403,609	11.9%	$13.49
Thereafter	12	192,655	74.1%	260,099	100.0%	$2,471,520	72.6%	$12.83
Vacant	0	0	0.0%	260,099	100.0%	$0	0.0%	$0.00
Total/Weighted Average	19	260,099	100.0%			$3,404,324	100.0%	$13.09
(1)	Information obtained from the underwritten rent roll.

The following table presents historical occupancy percentages at the ExchangeRight Net Leased Portfolio #16 Properties:

Historical Occupancy

12/31/2013(1)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)	7/1/2017(2)
NAV	NAV	NAV	NAV	100.0%
(1)	The ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical occupancy information to the borrower.

(2)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the ExchangeRight Net Leased Portfolio #16 Properties:

Cash Flow Analysis(1)

	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent(2)	$3,404,324	95.0%	$13.09
Total Reimbursables(3)	288,848	8.1	1.11
Less Vacancy & Credit Loss	(109,164)	(3.0)	(0.42)
Effective Gross Income	$3,584,008	100.0%	$13.78

Total Operating Expenses	$370,974	10.4%	$1.43

Net Operating Income	$3,213,034	89.6%	$12.35
TI/LC	41,738	1.2	0.16
Capital Expenditures	27,675	0.8	0.11
Net Cash Flow	$3,143,621	87.7%	$12.09

NOI DSCR	2.43x
NCF DSCR	2.38x
NOI DY	9.8%
NCF DY	9.6%
(1)	Historical cash flows are unavailable as the ExchangeRight Net Leased Portfolio #16 Properties were acquired by the borrower sponsors between February 2016 and April 2017. The sellers of the ExchangeRight Net Leased Portfolio #16 Properties did not provide historical operating statements to the borrower.

(2)	UW Base Rent is based on in-place rent per lease and ($19,500) of rent steps for Advance Auto Parts – Zion, IL through January 2018.

(3)	Total Reimbursables are underwritten based on tenant leases. There are no reimbursements at eight of the properties as the tenants pay for the respective property expenses directly. All of the other tenants pay either: property taxes, insurance, operating expenses, parking maintenance, or some combination of the four.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 12 – Raleigh Marriott City Center

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Hospitality
Original Principal Balance(1):	$30,000,000			Specific Property Type:	Full Service
Cut-off Date Balance(1):	$30,000,000			Location:	Raleigh, NC
% of Initial Pool Balance:	2.6%			Size:	400 Rooms
Loan Purpose:	Refinance			Cut-off Date Balance Per Room(1):	$170,000
Borrower Name:	CWI Raleigh Hotel, LLC			Year Built/Renovated:	2008/2017
Borrower Sponsor:	Carey Watermark Investors Incorporated			Title Vesting:	Fee & Leasehold
Mortgage Rate:	4.940%			Property Manager:	Noble-Interstate Management Group, LLC
Note Date:	May 25, 2017			4th Most Recent Occupancy (As of):	71.8% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	73.4% (12/31/2014)
Maturity Date:	June 1, 2022			2nd Most Recent Occupancy (As of):	74.8% (12/31/2015)
IO Period:	24 months			Most Recent Occupancy (As of):	75.3% (12/31/2016)
Loan Term (Original):	60 months			Current Occupancy (As of):	75.5% (3/31/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI (As of):	$7,694,779 (12/31/2014)
Call Protection:	L(25),D(31),O(4)			3rd Most Recent NOI (As of):	$8,895,001 (12/31/2015)
Lockbox Type:	Hard/Springing Cash Management			2nd Most Recent NOI (As of):	$9,501,406 (12/31/2016)
Additional Debt(1):	Yes			Most Recent NOI (As of):	$9,428,166 (TTM 3/31/2017)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$26,770,637
				U/W Expenses:	$17,395,651
				U/W NOI:	$9,374,986
				U/W NCF:	$8,304,161
				U/W NOI DSCR(1):	2.15x
Escrows and Reserves:				U/W NCF DSCR(1):	1.91x
				U/W NOI Debt Yield(1):	13.8%
Type:	Initial	Monthly	Cap (If Any)	U/W NCF Debt Yield(1):	12.2%
Taxes	$372,351	$62,059	NAP	As-Is Appraised Value:	$108,000,000
Insurance(2)	$0	Springing(2)	NAP	As-Is Appraisal Valuation Date:	March 30, 2017
FF&E Reserve	$0	$89,235	NAP	Cut-off Date LTV Ratio(1):	63.0%
PIP Reserve	$12,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	60.1%

(1)	The Raleigh Marriott City Center Whole Loan (as defined below), which had an original principal balance of $68,000,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $30,000,000, has an outstanding principal balance of $30,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $38,000,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the Raleigh Marriott City Center Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) Raleigh Marriott City Center Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

The Raleigh Marriott City Center mortgage loan is part of a whole loan (the “Raleigh Marriott City Center Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) secured by a first mortgage encumbering the fee and leasehold interests in a 400-room full service hotel located in Raleigh, North Carolina (the “Raleigh Marriott City Center Property”). The Raleigh Marriott City Center Property was built in 2008 and is situated on a 2.9-acre site. The Raleigh Marriott City Center Property comprises of 195 standard double queen guestrooms, 189 standard king guestrooms, 8 ADA king guestrooms, 5 ADA double queen guestrooms and 3 suites. All guestrooms include a flat-screen television with premium channels, telephone, desk with chair, dresser, nightstand, lamps and lounge chair. Amenities at the Raleigh Marriott City Center Property include a restaurant and lounge, a Starbucks retail store, approximately 15,000 square feet of meeting space, indoor pool and fitness center. The Raleigh Marriott City Center Property is in downtown Raleigh and is connected to the Raleigh Convention Center (“RCC”) via an underground walkway and parking garage, sits atop a Raleigh-operated 900 space parking garage (“Garage”). The Raleigh Marriott City Center Property is subject (along with the Garage beneath) to a 99-year ground lease with the City of Raleigh, a leasehold condominium and sub-leasehold condominium. Raleigh built the Garage and operates it through a Reciprocal Easement, Construction, Parking, Operating and Use Agreement. The Raleigh Marriott City Center Property has exclusive use of 176 spaces with the right to have exclusive use of an additional 24 spaces in the Garage upon 30-days’ notice. The RCC is a 500,000 square foot building, containing a 150,000 square foot exhibit hall, 20 meeting rooms and a 32,000 square foot ballroom. According to the appraisal, the market segmentation at the Raleigh Marriott City

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

RALEIGH MARRIOTT CITY CENTER

Center Property is 55% transient and 45% meeting & group. The franchise agreement with Marriott International, Inc. expires in July 2038.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$38,000,000	Wells Fargo Bank, National Association	Yes
A-2	$30,000,000	WFCM 2017-C38	No
Total	$68,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$68,000,000	100.0%	Loan payoff	$48,539,938	71.4%
			Reserves	12,372,351	18.2
			Closing costs	616,458	0.9
			Return of equity	6,471,253	9.5
Total Sources	$68,000,000	100.0%	Total Uses	$68,000,000	100.0%

Subject and Market Historical Occupancy, ADR and RevPAR(1)

	Competitive Set			Raleigh Marriott City Center			Penetration Factor
Year	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR	Occupancy	ADR	RevPAR
TTM 3/31/2017	65.5%	$146.20	$95.77	75.5%	$161.32	$121.76	115.2%	110.3%	127.1%
TTM 3/31/2016	61.9%	$144.00	$89.13	75.1%	$156.11	$117.22	121.3%	108.4%	131.5%
TTM 3/31/2015	67.5%	$136.30	$92.07	73.7%	$149.20	$109.95	109.1%	109.5%	119.4%

(1)	Information obtained from a third party hospitality report dated April 18, 2017. The competitive set includes the following hotels: Holiday Inn Raleigh Downtown, Marriott Raleigh Crabtree Valley, Sheraton Hotel Raleigh, Doubletree Raleigh Brownstone University, Embassy Suites Raleigh Durham Research Triangle and Renaissance Raleigh North Hills Hotel.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the Raleigh Marriott City Center Property:

Cash Flow Analysis

	2014	2015	2016	TTM 3/31/2017	U/W	% of U/W Total Revenue	U/W $ per Room
Occupancy	73.4%	74.8%	75.3%	75.5%	75.5%
ADR	$148.60	$153.69	$160.34	$161.32	$161.32
RevPAR	$109.06	$114.95	$120.79	$121.76	$121.76

Room Revenue	$15,923,064	$16,782,212	$17,684,112	$17,776,566	$17,776,566	66.4%	$44,441
F&B Revenue	6,562,963	8,247,560	8,407,749	8,236,897	8,236,897	30.8	20,592
Other Revenue	911,714	860,493	682,131	757,174	757,174	2.8	1,893
Total Revenue	$23,397,741	$25,890,265	$26,773,992	$26,770,637	$26,770,637	100.0%	$66,927

Total Department Expenses	8,530,005	9,031,623	8,908,275	8,957,039	8,957,039	33.5	22,393
Gross Operating Profit	$14,867,736	$16,858,642	$17,865,717	$17,813,598	$17,813,598	66.5%	$44,534

Total Undistributed Expenses	6,346,321	7,151,823	7,444,595	7,444,369	7,449,512	27.8	18,624
Profit Before Fixed Charges	$8,521,415	$9,706,819	$10,421,122	$10,369,229	$10,364,086	38.7%	$25,910

Total Fixed Charges	826,636	811,818	919,716	941,063	989,100	3.7	2,473

Net Operating Income	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$9,374,986	35.0%	$23,437
FF&E	0	0	0	0	1,070,825	4.0	2,677
Net Cash Flow	$7,694,779	$8,895,001	$9,501,406	$9,428,166	$8,304,161	31.0%	$20,760

NOI DSCR(1)	1.77x	2.04x	2.18x	2.17x	2.15x
NCF DSCR(1)	1.77x	2.04x	2.18x	2.17x	1.91x
NOI DY(1)	11.3%	13.1%	14.0%	13.9%	13.8%
NCF DY(1)	11.3%	13.1%	14.0%	13.9%	12.2%

(1)	The debt service coverage ratios and debt yields are based on Raleigh Marriott City Center Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 13 – 2851 Junction

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$28,000,000			Specific Property Type:	Suburban
Cut-off Date Balance(1):	$28,000,000			Location:	San Jose, CA
% of Initial Pool Balance:	2.4%			Size:	155,613 SF
Loan Purpose:	Acquisition			Cut-off Date Balance Per SF(1):	$373.14
Borrower Name:	LL 2851 Junction, LLC			Year Built/Renovated:	2002/2014
Borrower Sponsor:	Farshid Steve Shokouhi; Brett Michael Lipman			Title Vesting:	Fee
Mortgage Rate:	4.140%			Property Manager:	Self-managed
Note Date:	May 9, 2017			4th Most Recent Occupancy(4):	NAV
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of):	100.0% (12/31/2014)
Maturity Date:	May 11, 2027			2nd Most Recent Occupancy (As of):	100.0% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of):	100.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	100.0% (7/1/2017)
Seasoning:	2 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(5):	NAV
Call Protection:	L(26),D(87),O(7)			3rd Most Recent NOI(5):	NAV
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$1,736,791 (Annualized 7 12/31/2015
Additional Debt(1):	Yes			Most Recent NOI (As of):	$4,475,902 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$6,414,224
				U/W Expenses:	$1,611,174
				U/W NOI:	$4,803,050
Escrows and Reserves:				U/W NCF:	$4,771,927
				U/W NOI DSCR(1):	1.97x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.96x
Taxes	$273,525	$91,175	NAP	U/W NOI Debt Yield(1):	8.3%
Insurance(2)	$0	Springing	NAP	U/W NCF Debt Yield(1):	8.2%
Replacement Reserves	$0	$0	NAP	As-Is Appraised Value:	$83,000,000
TI/LC Reserve	$0	$0	NAP	As-Is Appraisal Valuation Date:	April 24, 2017
TSMC Rent Concession Reserve(3)	$0	Springing	$1,556,130	Cut-off Date LTV Ratio(1):	70.0%
TSMC Letter of Credit	$2,000,000	$0	NAP	LTV Ratio at Maturity or ARD(1):	70.0%

(1)	The 2851 Junction Whole Loan (as defined below), which had an original principal balance of $58,065,000, is comprised of two pari passu notes (Notes A-1 and A-2). The non-controlling Note A-2 had an original principal balance of $28,000,000, has an outstanding principal balance of $28,000,000 as of the Cut-Off Date and will be contributed to the WFCM 2017-C38 Trust. The controlling Note A-1 had an original principal balance of $30,065,000 and will be contributed to a future trust. All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 2851 Junction Whole Loan. The lender provides no assurances that any non-securitized pari passu note will not be split further.

(2)	Ongoing monthly reserves for insurance are not required so long as (i) no event of default has occurred and is continuing; (ii) 2851 Junction Property is insured via an acceptable blanket insurance policy; and (iii) the borrower provides the lender with evidence of renewal of the insurance policies and timely proof of payment of insurance premiums.

(3)	Ongoing springing monthly reserves deposit of $222,304 (subject to a cap of $1,556,130) are required on October 11, 2026, unless lender has received evidence that TSMC has exercised its 7 year renewal option on terms and conditions acceptable to the lender

(4)	See “Historical Occupancy” section.

(5)	See “Cash Flow Analysis” section.

The 2851 Junction mortgage loan is part of a whole loan (the “2851 Junction Whole Loan”) that is evidenced by two promissory notes (Notes A-1 and A-2) is secured by a first mortgage encumbering the borrower’s fee interest in a four-story, class A office building totaling 155,613 square feet and located in San Jose, California (the “2851 Junction Property”), located within Silicon Valley’s “Golden Triangle”. Constructed in 2002 and renovated in 2014 for TSMC North America (“TSMC-NA”), a wholly owned subsidiary of Taiwan Semiconductor Manufacturing Company, Limited (rated NR/A1/A+ by Fitch/Moody’s/S&P, respectively), which fully guarantees the lease. The renovation was completed at a cost of $6 million ($38.56 PSF) plus an additional $3 million ($19.28 PSF) in tenant build-out work. TSMC-NA has funded an additional $6 million to complete improvements including a state of the art data center and a backup power system. The 2821 Junction Property is situated on a 6.3-acre site and contains 470 surface parking spaces, resulting in a parking ratio of 3.0 spaces per 1,000 square feet of rentable area. The 2016 estimated population within a one-, three- and five-mile radius of the 2851 Junction Property was 15,305, 108,723 and 424,973, respectively; while the 2016 estimated average household income within the same radii was $162,659, $137,917 and $122,524, respectively. As of July 1, 2017 the 2851 Junction Property was 100.0% leased to a single tenant, TSMC-NA. According to a third party market research report, the

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

2851 Junction Property is located in the North San Jose submarket of the South Bay/San Jose office market, which, as of the first quarter of 2017, contained a total inventory of approximately 16.0 million square feet with a 13.3% vacancy rate. As of the first quarter of 2017 the North San Jose class A office submarket reported an average asking rental rate of $36.25 per square foot, full service gross.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$30,065,000	Wells Fargo Bank, National Association	Yes
A-2	$28,000,000	WFCM 2017-C38	No
Total	$58,065,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Sources and Uses

Sources			Uses
Original loan amount	$58,065,000	69.2%	Acquisition Price	$82,000,000	97.7%
Borrower Equity	25,885,000	30.8	Closing Costs	1,950,000	2.3
Total Sources	$83,950,000	100.0%	Total Uses	$83,950,000	100.0%

The following table presents certain information relating to the tenancies at the 2851 Junction Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(1)	Annual U/W Base Rent(1)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
TSMC-NA(2)	NR/A1/A+(3)	155,613	100.0%	$31.82	$4,951,598	100.0%	9/18/2029(4)
Total Major Tenants		155,613	100.0%	$31.82	$4,951,598	100.0%

Non-Major Tenants		0	0.0%	$0.00	$0	0.0%

Occupied Collateral Total		155,613	100.0%	$31.82	$4,951,598	100.0%

Vacant Space		0	0.0%

Collateral Total		155,613	100.0%

(1)	Annual U/W Base Rent PSF and Annual U/W Base Rent includes the average rent over the 10-year loan term. As of July 1, 2017, TSMN-NA is paying a current rent of $28.80 per square foot annually.

(2)	TSMC-NA subleases 6,878 square feet (4.4% of the net rentable area) to Global Unichip Corporation – NA for $24.19 per square foot annually on a sublease expiring in March 2020.

(3)	Taiwan Semiconductor Manufacturing Company, Limited, the rated entity, guaranties the lease.

(4)	TSMC-NA has one, seven-year lease extension option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

The following table presents certain information relating to the lease rollover schedule at the 2851 Junction Property Loan:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF
MTM	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2017	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2018	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2019	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2020	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2021	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2022	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2023	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2024	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2025	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2026	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
2027	0	0	0.0%	0	0.0%	$0	0.0%	$0.00
Thereafter	1	155,613	100.0%	155,613	100.0%	$4,951,598	100.0%	$31.82
Vacant	0	0	0.0%	155,613	100.0%	$0	0.0%	$0.00
Total/Weighted Average	1	155,613	100.0%			$4,951,598	100.0%	$31.82

(1)	Information obtained from the underwritten rent roll.

(2)	There are no existing lease termination options that are exercisable prior to the originally stated expiration date of the subject lease.

The following table presents historical occupancy percentages at the 2851 Junction Property:

Historical Occupancy

12/31/2013(1)	12/31/2014(2)	12/31/2015(2)	12/31/2016(2)	7/1/2017(3)
NAV	100.0%	100.0%	100.0%	100.0%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property prior to 2014 is not available.

(2)	Information obtained from the borrower.

(3)	Information obtained from the underwritten rent roll.

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the 2851 Junction Property:

Cash Flow Analysis

	2014(1)	2015 (7 Months Annualized)(2)	2016	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	NAV	$2,034,154	$4,481,654	$4,951,598(3)	77.2%	$31.82
Grossed Up Vacant Space	NAV	0	0	0	0.0	0.00
Total Reimbursables	NAV	1,304,431	1,592,099	1,611,174	25.1	10.35
Less Vacancy & Credit Loss	NAV	0	0	(148,548)(4)	(2.3)	(0.95)
Effective Gross Income	NAV	$3,338,585	$6,073,753	$6,414,224	100.0%	$41.22

Total Operating Expenses	NAV	$1,601,794	$1,597,851	$1,611,174	25.1%	$10.35

Net Operating Income	NAV	$1,736,791	$4,475,902	$4,803,050	74.9%	$30.87
TI/LC	NAV	0	0	0	0.0	0.00
Capital Expenditures	NAV	0	0	31,123	0.5	0.20
Net Cash Flow	NAV	$1,736,791	$4,475,902	$4,771,927	74.4%	$30.67

NOI DSCR(5)	NAV	0.71x	1.84x	1.97x
NCF DSCR(5)	NAV	0.71x	1.84x	1.96x
NOI DY(5)	NAV	3.0%	7.7%	8.3%
NCF DY(5)	NAV	3.0%	7.7%	8.2%

(1)	The 2851 Junction Whole Loan represents acquisition financing. Due to the change in ownership, historical performance for the 2851 Junction Property for 2014 is not available.

(2)	TSMC-NA signed a lease in September 2014 and was provided free rent from September 2014 through June 2015. TSMC-NA was paying partially abated rent through December 2015 and commenced full rental payments as of January 1, 2016.

(3)	Annual U/W Base Rent includes the average rent over the 10-year loan term.

(4)	The underwritten economic vacancy is 97.0%. The 2851 Junction Property is 100.0% physically occupied as of July 1, 2017.

(5)	The debt service coverage ratios and debt yields are based on 2851 Junction Whole Loan.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

2851 Junction

The following table presents certain information relating to comparable office leases for the 2851 Junction Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Total Occupancy	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
2851 Junction Property San Jose, CA (Subject)	2002/2014	4	155,613	100%	--	Taiwan Semiconductor Manufacturing Company, Limited	September 2014 / 15.0 Yrs	155,613	$28.80	NNN
Great American Business Park 5150 Great American Parkway and 5155 Old Ironsides Drive Santa Clara, CA	1979/2015	2	50,946	100%	3.7 miles	LG	April 2017 / 6.5 Yrs	50,946	$28.80	NNN
3250 & 3300 Olcott Street San Jose, CA	1979/2011	2 & 3	151,560	100%	3.0 miles	Gigamon Systems, LLC	February 2017 / 5.0 Yrs	105,664	$31.08	NNN
2300 Orchard Parkway San Jose, CA	1997/2017	2	116,000	100%	2.0 miles	Cavium Networks	January 2017 / 10.0 Yrs	116,000	$30.24	NNN
1740 Technology Drive San Jose, CA	1986/2011	6	210,000	100%	2.8 miles	Nutanix, Inc.	September 2016 / 3.0 Yrs	210,000	$39.36	FSG
1700 Technology Drive San Jose, CA	2001/NAP	8	194,800	100%	3.2 miles	Qualcomm	May 2016 / 5.0 Yrs	194,800	$34.20	NNN
(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 14 – 123 William Street

Loan Information				Property Information
Mortgage Loan Seller:	Barclays Bank PLC			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance(1):	$27,500,000			Specific Property Type:	CBD
Cut-off Date Balance(1):	$27,500,000			Location:	New York, NY
% of Initial Pool Balance:	2.4%			Size:	545,216 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF(1):	$256.78
Borrower Name:	ARC NYC123WILLIAM, LLC			Year Built/Renovated:	1912/2016
Borrower Sponsor:	American Realty Capital New York City REIT			Title Vesting:	Fee
Mortgage Rate:	4.666%			Property Manager:	Talpiot Management, LLC, d/b/a East End Realty
Note Date:	March 6, 2017			4th Most Recent Occupancy (As of)(6):	53.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(6):	71.1% (12/31/2014)
Maturity Date:	March 6, 2027			2nd Most Recent Occupancy (As of)(6):	94.7% (12/31/2015)
IO Period:	120 months			Most Recent Occupancy (As of)(6):	98.3% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of)(6):	91.7% (1/31/2017)
Seasoning:	4 months
Amortization Term (Original):	NAP			Underwriting and Financial Information:
Loan Amortization Type:	Interest-only, Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI(7):	NAV
Call Protection:	GRTR 1% or YM(28),GRTR 1% or YM or D(88),O(4)			3rd Most Recent NOI (As of)(7):	$3,447,351 (12/31/2014)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of)(7):	$4,944,963 (12/31/2015)
Additional Debt(1):	Yes			Most Recent NOI (As of)(7):	$9,478,769 (12/31/2016)
Additional Debt Type(1):	Pari Passu
				U/W Revenues:	$22,111,086
				U/W Expenses:	$10,391,444
				U/W NOI:	$11,719,642
Escrows and Reserves:				U/W NCF:	$10,340,702
				U/W NOI DSCR(1):	1.77x
Type:	Initial	Monthly	Cap (If Any)	U/W NCF DSCR(1):	1.56x
Taxes(2)	$0	Springing	NAP	U/W NOI Debt Yield(1):	8.4%
Insurance(3)	$0	Springing	NAP	U/W NCF Debt Yield(1):	7.4%
Replacement Reserves(2)	$0	Springing	NAP	As-Is Appraised Value:	$290,000,000
TI/LC Reserve(2)	$0	Springing	NAP	As-Is Appraisal Valuation Date:	February 1, 2017
Outstanding TI/LC and Free Rent Reserves(4)	$4,819,755	$0	NAP	Cut-off Date LTV Ratio(1):	48.3%
DYCD Reserve(5)	$20,000,000	$0	NAP	LTV Ratio at Maturity(1):	48.3%

(1)	All statistical financial information related to balances per square foot, loan-to-value ratios, debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan (as defined below).

(2)	The loan documents do not require ongoing monthly escrows for real estate taxes, TI/LCs or replacement reserves as long as no Trigger Period (as defined below) is in effect. A “Trigger Period” will commence upon the earlier of (i) the occurrence and continuance of an event of default; and (ii) the debt service coverage ratio for the trailing 12-month period falling below 1.10x at the end of any calendar quarter. A Trigger Period will expire, with regard to clause (i), upon the cure of such event of default; and with regard to clause (ii), upon the debt service coverage ratio being equal to or greater than 1.12x for two consecutive calendar quarters.

(3)	The loan documents do not require ongoing monthly escrows for insurance premiums as long as (i) no Trigger Period is in effect and (ii) borrower provides the lender with evidence that the 123 William Street Property is insured via an acceptable blanket insurance policy and such policy is in full force and effect.

(4)	The loan documents provide for an upfront escrow at closing in the amount of $4,819,755 for outstanding tenant TI/LCs and free rent consisting of (i) $1,510,269 for outstanding TI/LCs associated with two tenants, (ii) $1,309,486 for outstanding free rent related to four tenants and (iii) $2,000,000 allocable to the TI/LCs and free rent for DYCD (as defined below) or an approved replacement tenant or tenants.

(5)	The loan documents provide for an upfront escrow at closing in the amount of $20,000,000 for a reserve related to DYCD which will be released to the borrower (less the amount equal to the aggregate cost of TI/LCs and free rent under the DYCD lease in excess of $2,000,000) upon the execution of a lease with DYCD for the existing DYCD premises for an initial term of at least ten years with a net effective rent at least equal to the net effective rent under DYCD’s current license agreement. Additionally, the reserve related to DYCD will be released to the borrower proportional to the percentage of leased space (less the sum of (a) the amount equal to the aggregate cost of TI/LCs and free rent under the replacement tenant or tenant’s lease in excess of $2,000,000 and (b) the amount equal to the amount that the loan would have to be prepaid in order for the debt yield as calculated in accordance with the loan documents to be equal to or greater than 8.2%) upon the execution and occupancy of one or more approved replacement leases of not less than 10,000 square feet.

(6)	See “Historical Occupancy” section. In 2011, the largest and second largest tenants at the 123 William Street Property vacated when their lease expired. In 2013, a new owner acquired the 123 William Street Property and proceeded to lease up the 123 William Street Property through the borrower sponsor’s acquisition in March 2015. Over $11.9 million in capital expenditures were invested in the property from 2014-2016, including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration. Since the borrower’s acquisition, eight new or renewal leases have been executed for 146,006 SF (26.8% of net rentable area).

(7)	See “Cash Flow Analysis” section. Historical cash flow information prior to 2014 was not available for the 123 William Street Property due to acquisition financing. The increase from 3rd Most Recent NOI to Most Recent NOI is primarily attributable to the increase in Occupancy from 12/31/2013 to 1/31/2017 and increases in base rent due to the recent capital expenditures invested in the 123 William Street Property. The increase from Most Recent NOI to U/W NOI is primarily attributable to U/W Base Rent including contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

The mortgage loan (the “123 William Street Mortgage Loan”) is part of a whole loan (the “123 William Street Whole Loan”) that is evidenced by three pari passu promissory notes (Note A-1, Note A-2 and Note A-3) secured by a first mortgage encumbering the fee interest in a class A office building located in New York, New York (the “123 William Street Property”). The 123 William Street Whole Loan was originated on March 6, 2017 by Barclays Bank PLC. The 123 William Street Whole Loan had an original principal balance of $140,000,000, has an outstanding principal balance as of the Cut-off Date of $140,000,000 and accrues interest at an interest rate of 4.666% per annum. The 123 William Street Whole Loan had an initial term of 120 months, has a remaining term of 116 months as of the Cut-off Date and requires payments of interest only through the term of the 123 William Street Whole Loan. The 123 William Street Whole Loan matures on March 6, 2027.

Note A-3, which will be contributed to the WFCM 2017-C38 Trust, had an original principal balance of $27,500,000, has an outstanding principal balance as of the Cut-off Date of $27,500,000 and represents a non-controlling interest in the 123 William Street Whole Loan. Note A-1, which had an original principal balance of $62,500,000 and has an outstanding principal balance as of the Cut-off Date of $62,500,000, was contributed to the WFCM 2017-RB1 Trust and represents the controlling interest in the 123 William Street Whole Loan. The non-controlling Note A-2, which had an original principal balance of $50,000,000 and has an outstanding principal balance as of the Cut-off Date of $50,000,000, was contributed to the MSC 2017-H1 Trust. See “Description of the Mortgage Pool—The Whole Loans—The Non-Serviced Whole Loans—123 William Street Whole Loan” in the Prospectus.

Note Summary(1)

Notes	Original Balance	Note Holder	Controlling Interest
A-1	$62,500,000	WFCM 2017-RB1	Yes
A-2	$50,000,000	MSC 2017-H1	No
A-3	$27,500,000	WFCM 2017-C38	No
Total	$140,000,000

(1)	The lender provides no assurances that any non-securitized pari passu note will not be split further.

Following the lockout period, on any date before December 6, 2026, the borrower has the right to defease the 123 William Street Whole Loan in whole, but not in part. The lockout period will expire on the earlier to occur of (i) two years after the closing date of the securitization that includes the last 123 William Street Whole Loan note to be securitized and (ii) March 6, 2020. In addition, at any time prior to December 6, 2026, the borrower has the right to prepay the 123 William Street Whole Loan in whole, as long as such prepayment is accompanied with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid. The 123 William Street Whole Loan may be partially prepaid with the payment of the greater of a yield maintenance premium or 1.0% of the amount being prepaid in order to achieve a debt service coverage ratio of at least 1.12x if a Trigger Period (as defined below) is in effect. The 123 William Street Whole Loan is prepayable without penalty on or after December 6, 2026.

Sources and Uses(1)

Sources			Uses
Original whole loan amount	$140,000,000	100%	Loan payoff	$96,056,570	68.6%
			Reserves	24,819,755	17.7
			Return of equity	16,168,024	11.5
			Closing costs	2,955,651	2.1
Total Sources	$140,000,000	100.0%	Total Uses	$140,000,000	100.0%

(1)	The borrower purchased the 123 William Street Property in March 2015 for approximately $253.0 million and reported a total cost basis of $279.3 million as of December 31, 2016. Assuming the DYCD holdback is returned to the borrower, the borrower as of the loan closing date had approximately $147.0 million of equity remaining in the 123 William Street Property.

The 123 William Street Property is a 27-story office tower located in New York, New York within Downtown Manhattan. Constructed in 1912 and most recently renovated in 2016, the 123 William Street Property totals 545,216 square feet and is comprised of 525,753 square feet of office space (96.4% of the net rentable area) and 19,463 square feet of ground floor retail space (3.6% of the net rentable area). Office floor plates at the 123 William Street Property range in size from approximately 12,658 to approximately 26,566 square feet and offer both office intensive and open floor plan layouts. The higher floors at the 123 William Street Property feature views of the World Trade Center, the Brooklyn Bridge, City Hall and the Empire State Building. The 123 William Street Property is located between John Street and Fulton Street directly across from the Fulton Street subway station. The Fulton Street subway station provides immediate access to 11 subway lines and connects to the PATH train, which connects New York and New Jersey. The Fulton Street subway station connects to the larger Fulton Center complex, a $1.4 billion retail and transportation hub which opened in 2014. According to a third party report, the surrounding area of Manhattan’s financial district has been spurred by over $30.0 billion in public and private investment over the last 10 years. Since 2014, approximately $11.9 million ($21.83 per square foot) has been invested in capital upgrades at the 123 William Street Property including a redesigned lobby and building main entrance, elevator cab modernization, new windows throughout the entire building, a retail space renovation and a facade restoration.

The 123 William Street Property is leased to 29 tenants in a variety of industries including governmental, non-profit, private and retail. The largest tenants include Planned Parenthood (13.3% of U/W base rent), U.S. Social Security Administration (9.4% of U/W base rent) and NYC Department of Youth & Community Development (“DYCD”) (8.3% of U/W base rent). Five tenants leasing 167,679 SF (31.7% of U/W base rent) are investment-grade rated tenants.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

Planned Parenthood recently executed a 15-year lease that commenced February 2016 and expires July 2031 with no termination options and a five year extension option. Planned Parenthood moved its headquarters to the 123 William Street Property from its previous location on West 33rd Street in Manhattan and utilizes its space exclusively as an office. Planned Parenthood provides healthcare, educational programs and outreach to over 2.5 million people through approximately 650 health centers across the country. The U.S. Social Security Administration leases 48,221 SF at the property through June 2022 with no termination options. The U.S. Social Security Administration is an independent agency of the United States federal government that administers the Social Security program.

NYC Department of Youth & Community Development (“DYCD”) currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a month-to-month basis. According to the borrower sponsor, the City of New York met in March 2017 and provided approval for DYCD to enter into a long term lease (20-year lease term at a proposed annual rent of $2,071,111 or $51.00 PSF) and the lease is currently being drafted. At closing, $20.0 million of the loan amount was reserved and is releasable pursuant to the loan documents back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement. See “Escrows” section below. DYCD, established in 1996, provides programs for New York City youth and their families by funding a wide range of community development programs administrating city, state and federal funds. Other than Planned Parenthood, U.S. Social Security Administration and NYS Licensing, no other tenant accounts for more than 7.5% of net rentable area of the 123 William Street Property. As of January 31, 2017, the 123 William Street Property was 91.7% occupied by 29 tenants.

The following table presents certain information relating to the tenancy at the 123 William Street Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/Moody’s/S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
Planned Parenthood (Corporate)	NR/NR/NR	65,242(3)	12.0%	$41.82	$2,728,420	13.3%	7/31/2031(4)
U.S. Social Security Administration	AAA/Aaa/AA+	48,221	8.8%	$39.94	$1,926,086	9.4%	6/28/2022
NYC Department of Youth & Community Development (“DYCD”)	AA/Aa2/AA	40,610	7.4%	$42.00	$1,705,620	8.3%	MTM(5)
NYS Licensing	AA+/Aa1/AA+	45,313	8.3%	$34.56	$1,565,964(6)	7.6%	7/31/2022(7)
Securities Training Corporation	NR/NR/NR	32,356	5.9%	$34.00	$1,100,104	5.4%	6/30/2025
McAloon Friedman	NR/NR/NR	25,316	4.6%	$42.73	$1,081,710	5.3%	10/31/2019
Urban Justice Center	NR/NR/NR	20,305	3.7%	$46.00	$934,030	4.6%	12/31/2027(8)
Institute for Career Development	NR/NR/NR	26,459	4.9%	$30.23	$799,856	3.9%	8/31/2024(9)
NYC Rent Stabilization Association(10)	NR/NR/NR	17,811	3.3%	$43.00	$765,873	3.7%	1/31/2028(11)
NYC Administration Services (DCAS)	AA/Aa2/AA	20,877	3.8%	$32.00	$668,064	3.3%	4/30/2030(12)
Total Major Tenants		342,510	62.8%	$38.76	$13,275,727	64.8%

Non-Major Tenants		157,370	28.9%	$45.91	$7,225,186	35.2%

Occupied Collateral Total		499,880	91.7%	$41.01	$20,500,913	100.0%

Vacant Space		45,336	8.3%

Collateral Total		545,216	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 31, 2018 totaling $486,228.

(3)	Planned Parenthood’s net rentable area does not include 5,212 square feet of space on the 9th floor which Planned Parenthood subleases from Single Stop USA Inc. through December 2025.

(4)	Planned Parenthood has one, five-year renewal option.

(5)	DYCD currently leases 40,610 square feet on the 17th and 18th floors under a license agreement on a MTM basis. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 per square foot. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or replacement tenants, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current lease/license agreement.

(6)	Rent for NYS Licensing has been straight lined through lease expiration as these suites are leased to the State of New York, an investment grade tenant.

(7)	NYS Licensing has one, five-year renewal option.

(8)	Urban Justice Center has one, five-year renewal option.

(9)	Institute for Career Development has one, five-year renewal option.

(10)	NYC Rent Stabilization Association entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Information presented reflects the terms of the new lease.

(11)	NYC Rent Stabilization Association has one, five-year renewal option.

(12)	NYC Administration Services (DCAS) has the right to terminate its lease on or after May 2020 with 270 days written notice and one, five-year renewal option.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

The following table presents certain information relating to the lease rollover schedule at the 123 William Street Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	1	40,610	7.4%	40,610	7.4%	$1,705,620	8.3%	$42.00
2017(5)	1	0	0.0%	40,610	7.4%	$6,615	0.0%	$0.00
2018	1	12,658	2.3%	53,268	9.8%	$577,838	2.8%	$45.65
2019	4	32,198	5.9%	85,466	15.7%	$1,458,636	7.1%	$45.30
2020	1	4,548	0.8%	90,014	16.5%	$195,908	1.0%	$43.08
2021	1	7,746	1.4%	97,760	17.9%	$406,897	2.0%	$52.53
2022	3	98,445	18.1%	196,205	36.0%	$3,679,798	17.9%	$37.38
2023	0	0	0.0%	196,205	36.0%	$0	0.0%	$0.00
2024	2	37,980	7.0%	234,185	43.0%	$1,221,639	6.0%	$32.17
2025	8	112,749	20.7%	346,934	63.6%	$4,819,374	23.5%	$42.74
2026	2	19,000	3.5%	365,934	67.1%	$932,202	4.5%	$49.06
2027	1	20,305	3.7%	386,239	70.8%	$934,030	4.6%	$46.00
Thereafter	4	113,641	20.8%	499,880	91.7%	$4,562,357	22.3%	$40.15
Vacant	0	45,336	8.3%	545,216	100.0%	$0	0.0%	$0.00
Total/Weighted Average	29	545,216	100.0%			$20,500,913	100.0%	$41.01

(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	DYCD is currently MTM. DYCD and the borrower sponsor are in the process of finalizing a new 20-year lease to DYCD at a proposed annual base rent of $2,071,111 or $51.00 PSF. According to the borrower sponsor, the City of New York is meeting in March to review the proposal. At closing, $20.0 million of the loan amount was held back, which will be releasable back to the borrower upon the execution of the DYCD lease or a replacement tenant, both with an initial term of not less than ten years and a net effective rent, as reasonably determined by Lender, at least equal to the net effective rent under the current license agreement.

(5)	2017 includes Light Tower Fiber Networks which has no attributable net rentable area.

The following table presents historical occupancy percentages at the 123 William Street Property:

Historical Occupancy

12/31/2013(1)(2)(3)	12/31/2014(1)(3)(4)	12/31/2015(1)(4)	12/31/2016(1)(5)	1/31/2017(5)(6)
53.0%	71.1%	94.7%	98.3%	91.7%

(1)	Information obtained from the borrower.

(2)	12/31/2013 Occupancy is lower due to the largest and second largest tenants vacating the 123 William Street Property in 2011, totaling approximately 49.0% of the net rentable area.

(3)	The increase from 12/31/2013 Occupancy to 12/31/2014 Occupancy is primarily due to six tenants signing new leases totaling 88,549 square feet.

(4)	The increase from 12/31/2014 Occupancy to 12/31/2015 Occupancy is due to nine tenants signing new leases totaling 129,109 square feet.

(5)	The decrease from 12/31/2016 Occupancy to 1/31/2017 Occupancy is due to the expiration of NYS Office of Court Administration’s lease for 24,901 square feet on 12/31/2016.

(6)	Information obtained from the underwritten rent roll. Reflects NYC Rent Stabilization Association’s new lease of 17,811 square feet on the 12th Floor, which will commence in June 2017. NYC Rent Stabilization Association is currently in occupancy of 20,745 square feet on the 14th Floor. Based on NYC Rent Stabilization Association’s currently occupied space, current Occupancy is 92.2%.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

123 William Street

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and underwritten net cash flow at the 123 William Street Property:

Cash Flow Analysis

	2014(1)	2015(1)	2016(1)	U/W	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$10,255,831	$12,645,631	$18,150,854	$20,500,913(2)	92.7%	$37.60
Grossed Up Vacant Space	0	0	0	2,225,261	10.1	4.08
Total Reimbursables	847,404	1,155,488	1,521,125	1,540,393	7.0	2.83
Other Income	197,074	40,307	72,393	69,780	0.3	0.13
Less Vacancy & Credit Loss	0	0	0	(2,225,261)(3)	(10.1)	(4.08)
Effective Gross Income	$11,300,309	$13,841,425	$19,744,372	$22,111,086	100.0%	$40.55

Total Operating Expenses	$7,852,958	$8,896,462	$10,265,603	$10,391,444	47.0%	$19.06

Net Operating Income	$3,447,351	$4,944,963	$9,478,769	$11,719,642	53.0%	$21.50
TI/LC	0	0	0	1,269,897	5.7	2.33
Capital Expenditures	0	0	0	109,043	0.5	0.20
Net Cash Flow	$3,447,351	$4,944,963	$9,478,769	$10,340,702	46.8%	$18.97

NOI DSCR(4)	0.52x	0.75x	1.43x	1.77x
NCF DSCR(4)	0.52X	0.75x	1.43x	1.56x
NOI DY(4)	2.5%	3.5%	6.8%	8.4%
NCF DY(4)	2.5%	3.5%	6.8%	7.4%

(1)	Net Operating Income increased from 2014 to 2016 due to increases in base rent and occupancy corresponding with a period in which approximately $11.9 million in capital expenditures was invested in the 123 William Street Property.

(2)	U/W Base Rent includes contractual rent steps through March 31, 2018 totaling $486,228, approximately $53,916 of straight-line rent attributable to NYS Licensing, an investment grade-rated tenant and $765,873 of signed but not occupied rent, related to NYC Rent Stabilization Association which entered into a new lease relocating to a portion of the 12th Floor which will commence in June 2017.

(3)	The underwritten economic vacancy is 9.2%. The 123 William Street Property is currently 92.2% physically occupied and 91.7% leased as of January 31, 2017 based on the NYC Rent Stabilization’s new lease.

(4)	The debt service coverage ratios and debt yields are based on the 123 William Street Whole Loan.

The following table presents certain information relating to comparable office leases for the 123 William Street Property:

Comparable Leases(1)

Property Name/Location	Year Built/ Renovated	Number of Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date/Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
140 Broadway New York, NY	1967/NAV	51	1,141,266	0.3 miles	Sirius Insurance	Jan 2017 / 7.0 Yrs	8,371	$57.43	Gross

1 Liberty Plaza New York, NY	1972/NAV	54	2,126,437	0.3 miles	The Solomon R. Guggenheim Foundation	Sep 2016 / 15.0 Yrs	45,558	$53.25	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	Cohen Seglias Pallas Greenhall & Furman PC	Aug 2016 / 7.0 Yrs	5,386	$52.30	Gross

55 Broadway New York, NY	1983/NAV	32	295,000	0.6 miles	ZaZoom Media Group	May 2016 / 10.0 Yrs	10,557	$48.18	Gross

88 Pine Street New York, NY	1971/NAV	32	624,000	0.4 miles	AmWins Group	May 2016 / 10.0 Yrs	21,760	$44.61	Gross

180 Maiden Lane New York, NY	1983/NAV	41	982,089	0.3 miles	MidVentures	Jul 2016 / 10.0 Yrs	20,768	$46.13	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Siebert Brandford & Shank	May 2016 / 10.0 Yrs	7,150	$51.91	Gross
100 Wall Street New York, NY	1968/NAV	29	457,622	0.4 miles	Aflac	Apr 2016 / 10.0 Yrs	12,352	$50.11	Gross

(1)	Information obtained from the appraisal.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

No. 15 – Banner Bank

Loan Information				Property Information
Mortgage Loan Seller:	Wells Fargo Bank, National Association			Single Asset/Portfolio:	Single Asset
Credit Assessment (Fitch/KBRA/Moody’s):	NR/NR/NR			Property Type:	Office
Original Principal Balance:	$25,500,000			Specific Property Type:	Suburban
Cut-off Date Balance:	$25,466,724			Location:	Boise, ID
% of Initial Pool Balance:	2.2%			Size:	176,149 SF
Loan Purpose:	Refinance			Cut-off Date Balance Per SF:	$144.57
Borrower Name:	T&B Land Holding, LLC			Year Built/Renovated:	2006/NAP
Borrower Sponsor:	Gary F. Christensen; Nancy A. Christensen; William Beck; Michael R. Lindstrom; The Gary Christensen Descendants’ Trust; The Nancy Christensen Descendants’ Trust			Title Vesting:	Fee
Mortgage Rate:	4.550%			Property Manager:	Self-managed
Note Date:	June 8, 2017			4th Most Recent Occupancy (As of)(3):	78.0% (12/31/2013)
Anticipated Repayment Date:	NAP			3rd Most Recent Occupancy (As of)(3):	85.0% (12/31/2014)
Maturity Date:	June 11, 2027			2nd Most Recent Occupancy (As of):	92.0% (12/31/2015)
IO Period:	None			Most Recent Occupancy (As of):	88.0% (12/31/2016)
Loan Term (Original):	120 months			Current Occupancy (As of):	83.7% (5/1/2017)
Seasoning:	1 month
Amortization Term (Original):	360 months			Underwriting and Financial Information:
Loan Amortization Type:	Amortizing Balloon
Interest Accrual Method:	Actual/360			4th Most Recent NOI:	$2,041,314 (12/31/2014)
Call Protection:	L(25),D(91),O(4)			3rd Most Recent NOI (As of):	$2,270,961 (12/31/2015)
Lockbox Type:	Hard/Upfront Cash Management			2nd Most Recent NOI (As of):	$2,338,271 (12/31/2016)
Additional Debt:	None			Most Recent NOI (As of):	$2,345,182 (TTM 2/28/2017)
Additional Debt Type:	NAP
				U/W Revenues:	$3,447,069
				U/W Expenses:	$1,094,017
				U/W NOI:	$2,353,052
				U/W NCF:	$2,287,022
Escrows and Reserves:				U/W NOI DSCR:	1.51x
				U/W NCF DSCR:	1.47x
Type:	Initial	Monthly	Cap (If Any)	U/W NOI Debt Yield:	9.2%
Taxes	$63,742	$31,871	NAP	U/W NCF Debt Yield:	9.0%
Insurance(1)	$0	Springing	NAP	As-Is Appraised Value:	$42,500,000
Replacement Reserves	$0	$3,679	$132,444	As-Is Appraisal Valuation Date:	April 6, 2017
TI/LC Reserve	$1,000,000	$22,073	$700,000	Cut-off Date LTV Ratio:	59.9%
Tenant Specific TI/LC Reserve(2)	$456,175	$0	NAP	LTV Ratio at Maturity or ARD:	48.6%

(6)	Ongoing monthly reserves for insurance are not required unless (i) an event of default; (ii) blanket policy unacceptable to lender; or (iii) borrower does not provide lender with evidence of renewal and payment.

(7)	The Tenant Specific TI/LC Reserve represents outstanding tenant improvements and leasing commissions related to the Banner Bank and HQ Global Workspaces LLC tenants.

(8)	See “Historical Occupancy” section.

The Banner Bank mortgage loan is evidenced by a single promissory note that is secured by a first mortgage encumbering the borrower’s fee interest in an 11-story, class A, Platinum LEED designated office building totaling 176,149 square feet and located in Boise, Idaho (the “Banner Bank Property”), within the Boise central business district (“CBD”). Constructed in 2006, the Banner Bank Property is situated on a 0.4-acre site and licenses 464 parking spaces in a parking garage across the street, resulting in a parking ratio of 2.6 spaces per 1,000 square feet of rentable area. The Boise metropolitan statistical area (“MSA”) has a 2016 estimated population of 684,357; while the 2016 estimated average household income is $68,252. As of May 1, 2017 the Banner Bank Property was 83.7% occupied by 26 tenants. According to a third party research report, the Banner Bank Property is located in the Boise office market and the Boise downtown office submarket. As of the second quarter of 2017, the Boise office market contained a total inventory of 29.8 million square feet with a vacancy rate of 7.4% and an average asking rental rate of $15.96 per square foot, full service gross. As of the second quarter of 2017 the Boise downtown office submarket contained a total inventor of 6.6 million square feet with a vacancy rate of 7.0% and an average asking rental rate of $18.24 per square foot, full service gross.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

Banner Bank

Sources and Uses

Sources			Uses
Original loan amount	$25,500,000	98.3%	Loan payoff(1)	$23,899,038	92.1%
Equity contribution	453,854	1.7	Closing costs	534,8990	2.1
			Reserves	1,519917	5.9

Total Sources	$25,953,854	100.0%	Total Uses	$25,953,854	100.0%

(1)	The Banner Bank Property was previously securitized in MSC 2007-IQ16.

The following table presents certain information relating to the tenancies at the Banner Bank Property:

Major Tenants

Tenant Name	Credit Rating (Fitch/ Moody’s/ S&P)(1)	Tenant NRSF	% of NRSF	Annual U/W Base Rent PSF(2)	Annual U/W Base Rent(2)	% of Total Annual U/W Base Rent	Lease Expiration Date

Major Tenants
NYK Lines, North America	NR/Baa3/NR	16,570	9.4%	$28.07	$465,159	13.7%	8/31/2018(3)
Banner Bank	NR/NR/NR	14,641	8.3%	$27.70	$405,525	12.0%	9/30/2021(4)
Regus	NR/NR/NR	16,570	9.4%	$22.50	$372,825	11.0%	4/30/2023(5)
Little Morris	NR/NR/NR	11,079	6.3%	$22.50	$249,278	7.3%	10/31/2023(6)
Impact Sales + Expansion	NR/NR/NR	9,650	5.5%	$23.50	$226,775	6.7%	11/30/2021(7)
Total Major Tenants		68,510	38.9%	$25.10	$1,719,562	50.7%

Non-Major Tenants		78,882	44.8%	$21.21	$1,672,885	49.3%

Occupied Collateral Total		147,392	83.7%	$23.02	$3,392,447	100.0%

Vacant Space		28,757	16.3%

Collateral Total		176,149	100.0%

(1)	Certain ratings are those of the parent company whether or not the parent guarantees the lease.

(2)	Annual U/W Base Rent PSF and Annual U/W Base Rent include contractual rent steps through March 2018 totaling $405,617.

(3)	NYK Lines, North America has two, 5-year lease renewal options.

(4)	Banner Bank has two, 5-year lease renewal option.

(5)	Regus has two, 5-year lease renewal options.

(6)	Little Morris has two, 5-year lease renewal options.

(7)	Impact Sales + Expansion has one, 5-year lease renewal options.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANNER BANK

The following table presents certain information relating to the lease rollover schedule at the Banner Bank Property:

Lease Expiration Schedule(1)(2)

Year Ending December 31,	No. of Leases Expiring	Expiring NRSF	% of Total NRSF	Cumulative Expiring NRSF	Cumulative % of Total NRSF	Annual U/W Base Rent	% of Total Annual U/W Base Rent	Annual U/W Base Rent PSF(3)
MTM(4)	2	2,737	1.6%	2,737	1.6%	$28,598	0.8%	$10.45
2017	1	2,350	1.3%	5,087	2.9%	$48,175	1.4%	$20.50
2018	7	33,246	18.9%	38,333	21.8%	$826,671	24.4%	$24.87
2019	3	7,630	4.3%	45,963	26.1%	$167,476	4.9%	$21.95
2020	5	28,130	16.0%	74,093	42.1%	$599,872	17.7%	$21.32
2021	4	31,600	17.9%	105,693	60.0%	$788,499	23.2%	$24.95
2022	2	12,825	7.3%	118,518	67.3%	$280,734	8.3%	$21.89
2023	2	27,649	15.7%	146,167	83.0%	$622,103	18.3%	$22.50
2024	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2025	0	0	0.0%	146,167	83.0%	$0	0.0%	$0.00
2026	1	1,225	0.7%	147,392	83.7%	$30,319	0.9%	$24.75
2027	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Thereafter	0	0	0.0%	147,392	83.7%	$0	0.0%	$0.00
Vacant	0	28,757	16.3%	176,149	100.0%	$0	0.0%	$0.00
Total/Weighted Average	27	176,149	100.0%			$3,392,447	100.0%	$23.02
(1)	Information obtained from the underwritten rent roll.

(2)	Certain tenants may have lease termination options that are exercisable prior to the originally stated expiration date of the subject lease and that are not considered in the Lease Expiration Schedule.

(3)	Weighted Average Annual U/W Base Rent PSF excludes vacant space.

(4)	MTM tenants include 1,342 square feet of conference room space with no Annual U/W Base Rent.

The following table presents historical occupancy percentages at the Banner Bank Property:

Historical Occupancy

12/31/2013(1)(2)	12/31/2014(1)	12/31/2015(1)	12/31/2016(1)(3)	5/1/2017(4)
78.0%	85.0%	92.0%	88.0%	83.7%

(4)	Information obtained from the borrower.

(5)	Decreased occupancy is due to Idaho Power vacating two floors in 2013.

(6)	Decreased occupancy is due to Clearwater vacating the 10th floor in 2016.

(7)	Information obtained from the underwritten rent roll.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

BANNER BANK

Operating History and Underwritten Net Cash Flow. The following table presents certain information relating to the historical operating performance and the underwritten net cash flow at the Banner Bank Property:

Cash Flow Analysis

	2014	2015	2016	TTM 2/28/2017	U/W(1)	% of U/W Effective Gross Income	U/W $ per SF
Base Rent	$3,094,152	$3,281,759	$3,460,765	$3,463,587	$4,039,478	117.2%	$22.93
Grossed Up Vacant Space	0	0	0	0	0	0.0	0.00
Total Reimbursables	0	42,567	36,444	33,293	40,000	1.2	0.23
Less Vacancy & Credit Loss	0	0	0	0	(647,033)	(18.8)	(3.67)
Other Income	62,217	35,979	13,295	14,624	14,624(2)	0.4	0.08
Effective Gross Income	$3,156,368	$3,360,305	$3,510,505	$3,511,503	$3,447,069	100.0%	$19.57

Total Operating Expenses	$1,115,054	$1,089,344	$1,172,235	$1,166,320	$1,094,017	31.7%	$6.21

Net Operating Income	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,353,052	68.3%	$13.36
TI/LC	0	0	0	0	30,800	0.9	0.17
Capital Expenditures	0	0	0	0	35,230	1.0	0.20
Net Cash Flow	$2,041,314	$2,270,961	$2,338,271	$2,345,182	$2,287,022	66.3%	$12.98

NOI DSCR	1.31x	1.46x	1.50x	1.50x	1.51x
NCF DSCR	1.31x	1.46x	1.50x	1.50x	1.47x
NOI DY	8.0%	8.9%	9.2%	9.2%	9.2%
NCF DY	8.0%	8.9%	9.2%	9.2%	9.0%
(1)	U/W Base Rent includes contractual rent steps through March 2018 totaling $405,617.

(2)	The underwritten economic vacancy is 16.0%. The Banner Bank Property is 83.7% physically occupied as of May 1, 2017.

The following table presents certain information relating to comparable Office leases for the Banner Bank Property:

Comparable Office Leases(1)

Property Name/Location	Year Built/ Renovated	Stories	Total GLA (SF)	Distance from Subject	Tenant Name	Lease Date / Term	Lease Area (SF)	Annual Base Rent PSF	Lease Type
Banner Bank Property Boise, ID	2006/NAP	11	176,149	--	NYK Lines, North America	September 2007 / 11.0 Yrs	16,570	$28.07	MG

One Front Street Center 251 E. Front Street Boise, ID	2001/NAP	5	70,722	1.2 miles	United States of America	March 2017 / 5.0 Yrs	5,278	$25.98	MG

C.W. Moore Plaza 250 S. 5th Street Boise, ID	1999/NAP	8	106,258	0.9 miles	Boise Chamber of Commerce	January 2017 / 2.0 Yrs	10,262	$24.50	MG

Key Financial Center 702 W Idaho Street Boise, ID	1965/1975	12	100,468	0.4 miles	Key Bank	July 2017 / 3.0 Yrs	28,510	$22.00	MG

One Capital Center 999 W Main Street Boise, ID	1975/NAP	14	230,400	0.2 miles	Moffatt Thomas	January 2016 / 10.0 Yrs	18,000	$22.00	MG

Wells Fargo Center 877 W Main Street Boise, ID	1988/NAP	11	188,237	0.2 miles	Helbling Benefits	January 2016 / 3.0 Yrs	1,200	$23.00	MG
(1)	Information obtained from the appraisal and a third party research report.

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.

I.       Transaction Contact Information

Questions regarding this Structural and Collateral Term Sheet may be directed to any of the following individuals:

Wells Fargo Securities, LLC

Brigid Mattingly	Tel. (312) 269-3062

A.J. Sfarra	Tel. (212) 214-5613

Alex Wong	Tel. (212) 214-5615

Barclays Capital Inc.

Daniel Vinson	Tel. (212) 528-8224

Brian Wiele	Tel. (212) 412-5780

Brian La Belle	Tel. (212) 526-1809

UBS Securities LLC

David Schell	Tel. (212) 713-3375

Nicholas Galeone	Tel. (212) 713-8832

Siho Ham	Tel. (212) 713-1278

THE INFORMATION IN THIS STRUCTURAL AND COLLATERAL TERM SHEET IS NOT COMPLETE AND MAY BE AMENDED PRIOR TO THE TIME OF SALE. THIS TERM SHEET IS NOT AN OFFER TO SELL THESE SECURITIES AND IT IS NOT A SOLICITATION OF AN OFFER TO BUY THESE SECURITIES IN ANY JURISDICTION WHERE THE OFFER OR SALE IS NOT PERMITTED.